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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cotiviti Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.001 per share.
(2)	Aggregate number of securities to which transaction applies:
98,861,318 shares of common stock subject to the transaction consisting of (i) 94,027,266 shares of common stock, comprising 93,292,686 shares of common stock issued and outstanding and 734,580 contingently issuable restricted shares of common stock outstanding; (ii) 4,099,112 shares of common stock underlying stock options with exercise prices below $44.75; and (iii) 734,940 shares of common stock underlying restricted stock unit awards, in each case outstanding as of July 6, 2018.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined by multiplying 0.0001245 by the underlying value of the transaction of $4,352,965,378.42, which has been calculated as the sum of (i) 94,027,266 shares of common stock, comprising 93,292,686 shares of common stock issued and outstanding and 734,580 contingently issuable restricted shares of common stock outstanding, multiplied by $44.75 per share; (ii) 4,099,112 shares of common stock issuable upon exercise of stock options with exercise prices below $44.75, multiplied by $27.41, which is the excess of $44.75 over $17.34, the weighted-average exercise price of such stock options; and (iii) 734,940 shares of common stock underlying restricted stock unit awards, multiplied by $44.75 per share.
	(4)	Proposed maximum aggregate value of transaction: $4,352,965,378.42
	(5)	Total fee paid: $541,944.19
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Cotiviti Holdings, Inc.

NOTICE & PROXY STATEMENT
Special Meeting of Stockholders

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION DATED JULY 11, 2018

COTIVITI HOLDINGS, INC. ONE GLENLAKE PARKWAY, SUITE 1400, ATLANTA, GA 30328

[             ], 2018

To Our Stockholders:

You are cordially invited to attend a special meeting of the stockholders (the "Special Meeting") of Cotiviti Holdings, Inc., a Delaware corporation ("Cotiviti," the "Company," "we," "us" or "our"), to be held on [             ], 2018, at 9:00 a.m., Eastern Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/COTV2018SM.

On June 19, 2018, we entered into an Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement") with Verscend Technologies, Inc., a Delaware corporation ("Verscend"), and Rey Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Verscend ("Merger Sub"). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Cotiviti (the "Merger"), with Cotiviti continuing as the surviving corporation and a wholly owned subsidiary of Verscend.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the "Merger Proposal"). The affirmative vote of the holders of a majority of the shares of Cotiviti common stock outstanding and entitled to vote as of the close of business on [             ], 2018, the record date for the determination of stockholders entitled to vote at the Special Meeting (the "Record Date"), is required to approve the Merger Proposal.

At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to Cotiviti's named executive officers in connection with the Merger (the "Executive Compensation Proposal"), and to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the "Adjournment Proposal").

If the Merger is consummated, you will be entitled to receive $44.75 in cash (the "Merger Consideration"), without interest and less any applicable withholding taxes, for each share of Cotiviti common stock that you own (unless you do not vote in favor of the Merger Proposal and you are entitled to demand and have properly made a demand for appraisal and do not thereafter fail to perfect, or do not effectively withdraw or otherwise lose your right to appraisal under Delaware law with respect to such shares). The Merger Consideration represents a premium of approximately 12.2% over the Cotiviti common stock closing price of $39.89 per share on June 18, 2018, the last trading day before the public announcement that Cotiviti entered into the Merger Agreement, and a premium of approximately 31.8% over the Cotiviti common stock closing price of $33.95 per share on June 4, 2018 (the last day before news reports suggested that the Company was engaged in a transaction process).

The Board of Directors of Cotiviti (the "Board") has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cotiviti and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board unanimously recommends that Cotiviti stockholders vote "FOR" the Merger Proposal. In addition, the Board unanimously recommends that Cotiviti stockholders vote "FOR" the Executive Compensation Proposal and "FOR" the Adjournment Proposal.

On June 19, 2018, certain direct and indirect stockholders of Cotiviti representing ownership of approximately 44% of the outstanding shares of Cotiviti common stock as of the date of the Merger Agreement, entered into a voting and support agreement with Verscend pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed to vote their shares of Cotiviti common stock in favor of the Merger Proposal and the Adjournment Proposal.

As an analytics-driven technology services company, we are excited to embrace the latest technology for our Special Meeting. We believe that hosting a virtual meeting enables increased stockholder attendance and improves communications and participation by providing access to stockholders from any location around the world.

The Notice of Meeting and Proxy Statement on the following pages further describe the matters to be presented at the Special Meeting and provide details regarding how to attend the meeting online. We encourage you to read the accompanying proxy statement and its appendices, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about Cotiviti from documents we file with the Securities and Exchange Commission from time to time.

Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the Special Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Instructions on how to vote your shares are included in the accompanying proxy statement and proxy card. If you decide to attend the Special Meeting, you will be able to vote online at the Special Meeting even if you have previously submitted your proxy, as your proxy is revocable at your option.

Thank you for your support.

Sincerely,

David L. Swift	J. Douglas Williams
Chairman of the Board of Directors	Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [             ], 2018 and, together with the enclosed form of proxy card, is first being mailed to stockholders of Cotiviti Holdings, Inc. on or about [             ], 2018.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [ ], 2018

The special meeting of the stockholders (the "Special Meeting") of Cotiviti Holdings, Inc., a Delaware corporation ("Cotiviti," the "Company," "we," "us" or "our"), will be held at 9:00 a.m., Eastern Time, on [             ], 2018, for the following purposes:

  •
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated June 19, 2018, by and among the Company, Verscend Technologies, Inc., a Delaware corporation ("Verscend"), and Rey Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Verscend ("Merger Sub"), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into Cotiviti (the "Merger"), with Cotiviti continuing as the surviving corporation and a wholly owned subsidiary of Verscend (the "Merger Proposal");

  •
  To consider and vote on a proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to Cotiviti's named executive officers in connection with the Merger (the "Executive Compensation Proposal"); and

  •
  To consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the "Adjournment Proposal").

In addition, we will consider the transaction of any other business properly brought at the Special Meeting or any adjournment or postponement thereof. However, under the Merger Agreement, the Merger Proposal will be the only matter (other than matters of procedure and matters required by applicable law to be voted on by the Company's stockholders in connection with the Merger Proposal) that the Company shall propose to be acted on by the stockholders of the Company at the Special Meeting.

The Special Meeting will be held online at www.virtualshareholdermeeting.com/COTV2018SM. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting. Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

Holders of record of our common stock, $0.001 par value per share (the "Common Stock"), at the close of business on [                  ], 2018 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or any continuation, postponement or adjournment of the Special Meeting by visiting www.virtualshareholdermeeting.com/COTV2018SM.

To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

The Special Meeting will begin promptly at 9:00 a.m., Eastern Time. Online check-in will begin at 8:30 a.m., Eastern Time, and you should allow ample time for the online check-in procedures. A list of stockholders of record will be available online at the Special Meeting at www.virtualshareholdermeeting.com/COTV2018SM and, during the ten days preceding the Special Meeting, at our principal executive offices at One Glenlake Parkway, Suite 1400, Atlanta, GA 30328.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Special Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet as described in the enclosed proxy materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares online at the Special Meeting if you desire to do so, as your proxy is revocable at your option.

The affirmative vote of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the close of business on the Record Date is required to approve the Merger Proposal. The affirmative vote of a majority of the votes cast (excluding abstentions) at the Special Meeting is required to approve the Executive Compensation Proposal and the Adjournment Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote electronically at the Special Meeting will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee on how to vote your shares of Common Stock will result in a "broker non-vote" of such shares and will have the same effect as a vote "AGAINST" the Merger Proposal but will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal. Abstentions by you or your bank, broker or other nominee will have the same effect as a vote "AGAINST" the Merger Proposal but will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal.

The presence at the Special Meeting, by remote communication or represented by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the close of business on the Record Date will constitute a quorum for the transaction of business at the meeting. Abstentions, if any, will be counted as present for purposes of determining the existence of a quorum. Broker non-votes will not be counted as present for purposes of determining the existence of a quorum.

Under Delaware law, stockholders who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their shares of our Common Stock as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the accompanying proxy statement.

You may revoke your proxy at any time before the vote at the Special Meeting by following the procedures outlined in the accompanying proxy statement.

The Board unanimously recommends that you vote:

  1.
  "FOR" the Merger Proposal;

  2.
  "FOR" the Executive Compensation Proposal; and

  3.
  "FOR" the Adjournment Proposal.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

By Order of the Board of Directors,

Jonathan Olefson
Senior Vice President, General Counsel and Secretary

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement

PROXY SUMMARY

MEETING INFORMATION:
Date and Time [ ], 2018 at 9:00 a.m., Eastern Time Location www.virtualshareholdermeeting.com/COTV2018SM
Even if you currently plan to attend the Special Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Submitting your proxy via internet, mobile device, telephone or mail does not affect your right to vote at the Special Meeting.

HOW TO VOTE:
Each stockholder is entitled to one vote for each share of Common Stock held by them on all matters presented at the Special Meeting. Shares may be voted by the following procedures:

If you attend the virtual Special Meeting, shares held directly in your name as the stockholder of record or that you beneficially own may be voted electronically at the Special Meeting.	Shares may be voted via the internet. Your voting instructions will be accepted until 11:59 p.m., Eastern Time, on [ ], 2018. Have your proxy card in hand when you access the website and follow the instructions given.	Shares may be voted via any touch-tone telephone
by following the instructions on your proxy card. Your voting instructions will be accepted until 11:59 p.m., Eastern Time, on [             ], 2018. Have your proxy card in hand when you call or scan the barcode from your smartphone and follow the instructions given.
Shares may be voted via mail by marking, signing and dating your proxy card and returning it in the postage-paid envelope found in your proxy package.

THE FOLLOWING ITEMS OF BUSINESS WILL BE ADDRESSED:
1	Approval of the Merger Proposal	2	Approval of the Executive Compensation Proposal	3	Approval of the Adjournment Proposal
	See page 122		See page 123		See page 127

Only stockholders of record on [                           ], 2018, will be entitled to vote at the Special Meeting, and each share will be entitled to one vote. At the close of business on the record date, there were approximately [                           ] shares of our Common Stock entitled to vote at the Special Meeting, comprising [                           ] shares of Common Stock issued and outstanding and [                           ] contingently issuable restricted shares of Common Stock outstanding.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement

PROXY STATEMENT

COTIVITI HOLDINGS, INC.
ONE GLENLAKE PARKWAY, SUITE 1400, ATLANTA, GEORGIA 30328

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board") of Cotiviti Holdings, Inc., a Delaware corporation ("Cotiviti," the "Company," "we," "us" or "our") of proxies to be voted at the Special Meeting of Stockholders (the "Special Meeting") to be held online at www.virtualshareholdermeeting.com/COTV2018SM on [             ], 2018, at 9:00 a.m., Eastern Time, and at any continuation, postponement or adjournment of the Special Meeting. Holders of record of shares of our common stock, $0.001 par value per share (the "Common Stock"), at the close of business on [             ], 2018 (the "Record Date"), will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement, or adjournment of the Special Meeting. As of the Record Date, there were approximately [             ] shares of Common Stock entitled to vote at the Special Meeting, comprising [             ] shares of Common Stock issued and outstanding and [             ] contingently issuable restricted shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Special Meeting.

PROPOSALS

At the Special Meeting, our stockholders will be asked:

  •
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated June 19, 2018, by and among the Company, Verscend Technologies, Inc., a Delaware corporation ("Verscend"), and Rey Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Verscend ("Merger Sub"), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into Cotiviti (the "Merger"), with Cotiviti continuing as the surviving corporation and a wholly owned subsidiary of Verscend (the "Merger Proposal");

  •
  To consider and vote on a proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to Cotiviti's named executive officers in connection with the Merger (the "Executive Compensation Proposal"); and

  •
  To consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the "Adjournment Proposal").

In addition, we will consider the transaction of any other business properly brought at the Special Meeting or any adjournment or postponement thereof. However, under the Merger Agreement, the Merger Proposal will be the only matter (other than matters of procedure and matters required by applicable law to be voted on by the Company's stockholders in connection with the Merger Proposal) that the Company shall propose to be acted on by the stockholders of the Company at the Special Meeting.

We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company's proxy card will vote your shares in accordance with their best judgment.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	1

PROXY STATEMENT

RECOMMENDATIONS OF THE BOARD

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted at the discretion of the proxy holders.

The Board of Directors unanimously recommends that you vote:

  •
  "FOR" the Merger Proposal;

  •
  "FOR" the Executive Compensation Proposal; and

  •
  "FOR" the Adjournment Proposal.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this Proxy Statement. You received these proxy materials because the Board is soliciting your proxy to vote your shares at the Special Meeting. As a stockholder, you are invited to participate in the Special Meeting via live webcast and to vote on the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the United States Securities and Exchange Commission (the "SEC") and that is designed to assist you in voting your shares.

Householding. The SEC's rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. Alternatively, stockholders sharing an address who are receiving multiple copies of the proxy materials may request to receive a single copy of such materials in the future. Instructions for making these requests are provided below under "Questions and Answers about the Special Meeting and Merger."

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	2

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

The following questions and answers are intended to briefly address some commonly asked questions you may have regarding the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of Cotiviti. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

WHY AM I RECEIVING THESE PROXY MATERIALS?

On June 19, 2018, Cotiviti entered into the Merger Agreement with Verscend and Merger Sub. The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Cotiviti, which we refer to as the Merger, with Cotiviti continuing as the surviving corporation and a wholly owned subsidiary of Verscend. Cotiviti is holding the Special Meeting of its stockholders in order to obtain stockholder approval of the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal. We cannot complete the Merger and the other transactions contemplated by the Merger Agreement unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the close of business on the Record Date.

This proxy statement includes important information about the Merger and the Special Meeting. Cotiviti stockholders should read this information carefully and in its entirety. A copy of the Merger Agreement is attached as Appendix A to this proxy statement.

Your vote is very important—we urge you to submit your proxy as soon as possible. Please follow the instructions set forth on the enclosed proxy card (or voting instruction form provided by the record holder if your shares are held in the name of a bank, broker or other nominee).

WHAT IS THE PROPOSED TRANSACTION?

The proposed transaction is the acquisition of Cotiviti by Verscend through the merger of Merger Sub with and into Cotiviti, with Cotiviti continuing as the surviving corporation and a wholly owned subsidiary of Verscend. Following the date and time the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later date and time as Cotiviti and Verscend may agree and specify in the certificate of merger) (the "Effective Time"), Cotiviti will be privately held as a wholly owned subsidiary of Verscend. If the Merger is consummated, each share of Common Stock (other than shares owned by stockholders who did not vote in favor of the Merger Proposal and who are entitled to demand and have properly made a demand for appraisal and do not thereafter fail to perfect, or do not effectively withdraw, or otherwise lose their appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") ("Dissenting Shares")) will automatically be cancelled and you will not own any shares of the capital stock of the surviving corporation or Verscend.

WHAT WILL I RECEIVE IF THE MERGER IS CONSUMMATED?

Upon consummation of the Merger, you will be entitled to receive $44.75 in cash (the "Merger Consideration"), without interest, and less any applicable withholding taxes, for each share of Common Stock that you own, unless you do not vote in favor of the Merger Proposal and you are entitled to demand and have properly made a demand for appraisal and do not thereafter fail to perfect, or do not effectively withdraw or otherwise lose your right to appraisal in accordance with Section 262 of the DGCL with

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

respect to such shares. You will not be entitled to receive shares in the surviving corporation or in Verscend as a result of the Merger.

HOW DOES THE MERGER CONSIDERATION COMPARE TO THE MARKET PRICE OF OUR COMMON STOCK PRIOR TO THE PUBLIC ANNOUNCEMENT OF THE MERGER AGREEMENT AND AS OF A RECENT TRADING DATE?

The Merger Consideration represents a premium of approximately 12.2% over the closing price of our Common Stock on the New York Stock Exchange of $39.89 per share on June 18, 2018, the last trading day before the public announcement that Cotiviti entered into the Merger Agreement, and a premium of approximately 31.8% over the closing price of our Common Stock on the New York Stock Exchange of $33.95 per share on June 4, 2018 (the last day before news reports suggested that the Company was engaged in a transaction process). On [             ], 2018, the last practicable day before the printing of this proxy statement, the closing price of our Common Stock on the New York Stock Exchange was $[             ] per share. You are encouraged to obtain current market quotations for our Common Stock.

WHAT FACTORS DID THE BOARD CONSIDER IN DECIDING TO ENTER INTO THE MERGER AGREEMENT AND RECOMMENDING THE APPROVAL OF THE MERGER PROPOSAL, THE EXECUTIVE COMPENSATION PROPOSAL AND ADJOURNMENT PROPOSAL?

In reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and to recommend our stockholders approve the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal, the Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as other alternatives. For a more detailed description of these factors, see the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement.

WHAT AM I BEING ASKED TO VOTE ON AT THE SPECIAL MEETING?

  •
  To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, which we refer to as the Merger Proposal;

  •
  To approve, on an advisory non-binding basis, the compensation that may be paid or become payable to Cotiviti's named executive officers in connection with the Merger, which we refer to as the Executive Compensation Proposal; and

  •
  To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the Adjournment Proposal.

WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

Stockholders of record as of the close of business on [             ], 2018 (the Record Date for the Special Meeting) are entitled to cast one vote per share of Common Stock on all items being voted on at the Special Meeting. You may vote all shares owned by you as of that time, including (a) shares held directly in your name as the stockholder of record, and (b) shares held for you as the beneficial owner through a bank, broker or other nominee. At the close of business on the Record Date, there were [             ] shares of Common Stock entitled to vote at the Special Meeting, comprising [             ] shares of Common Stock

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	4

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

issued and outstanding and [             ] contingently issuable restricted shares of Common Stock outstanding.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL TO ADOPT THE MERGER AGREEMENT?

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the Merger Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote electronically at the Special Meeting will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee on how to vote your shares of Common Stock will result in a "broker non-vote" of such shares and will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal. Abstentions by you or your bank, broker or other nominee will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal.

Pursuant to a voting and support agreement entered into on June 19, 2018 with Verscend (the "Voting Agreement"), certain stockholders of Cotiviti agreed, subject to certain conditions, among other things, to vote a total of 41,433,699 shares of our Common Stock, or approximately 44% of the outstanding shares of our Common Stock entitled to vote at the Special Meeting as of the Record Date, "FOR" the Merger Proposal and the Adjournment Proposal and against any alternative proposal (including an Acquisition Proposal, as defined in the Merger Agreement and described in this proxy statement) or any other action, agreement or transaction intended to impede or interfere with the Merger or the other transactions contemplated by the Merger Agreement or the performance of the stockholders under the Voting Agreement.

WHAT VOTE IS REQUIRED TO APPROVE THE EXECUTIVE COMPENSATION PROPOSAL AND THE ADJOURNMENT PROPOSAL?

The affirmative vote of a majority of the votes cast (excluding abstentions) at the Special Meeting is required to approve the Executive Compensation Proposal and the Adjournment Proposal.

The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote electronically at the Special Meeting will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee on how to vote your shares will result in a broker non-vote and will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal. Abstentions will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal.

WHAT IS AN ABSTENTION AND HOW WILL ABSTENTIONS BE TREATED?

An "abstention" represents a stockholder's affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum at the Special Meeting. Abstentions by you or your bank, broker or other nominee will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters.

Broker non-votes will not be counted as present and entitled to vote for purposes of determining a quorum at the Special Meeting. Additionally, broker non-votes will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal.

WHAT IS A QUORUM AND HOW MANY SHARES ARE NEEDED TO CONSTITUTE QUORUM?

A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, by remote communication or represented by proxy, of the holders of a majority of the voting power of the Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum. If a quorum is not present at the scheduled time of the Special Meeting, the chairperson of the Special Meeting may adjourn the Special Meeting.

If you submit a signed proxy card or grant a proxy electronically over the Internet or by telephone (regardless of whether you indicate how you wish to vote), your shares of Common Stock will be counted for purposes of determining the presence of a quorum. If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee on how to vote your shares of Common Stock will result in a broker non-vote and such shares will not be counted for purposes of determining the presence of a quorum. Abstentions by you or your bank, broker or other nominee will be counted for purposes of determining the presence of a quorum.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board, after considering the various factors described under the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cotiviti and its stockholders, and directed that the Merger Agreement be submitted to our stockholders for their adoption.

The Board unanimously recommends that you vote "FOR" the Merger Proposal, "FOR" the Executive Compensation Proposal and "FOR" the Adjournment Proposal.

HOW DO I VOTE?

Even if you plan to attend the virtual Special Meeting online, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Special Meeting.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

There are three ways to submit your proxy:

VIA THE INTERNET
Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

BY TELEPHONE
Stockholders of record (that is, each stockholder whose shares are registered in his or her own name with our transfer agent, American Stock Transfer & Trust Company ("AST")) who live in the United States or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting.

Most stockholders who are beneficial owners of their shares (that is, who hold their shares through a bank, broker or other nominee) living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their bank, broker or other nominee. Those stockholders should check the voting instruction card for telephone voting availability.

BY MAIL
Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and returning it in the accompanying pre-addressed envelope.

Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on [             ], 2018.

You can also vote by attending the virtual Special Meeting online and voting electronically. You will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. This control number is designed to verify your identity and allow you to vote your shares of Common Stock and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares of Common Stock by proxy as soon as possible.

WHAT IS THE DIFFERENCE BETWEEN BEING A "RECORD HOLDER" AND HOLDING SHARES IN "STREET NAME" AS A BENEFICIAL OWNER?

A record holder holds shares in his or her own name, and such shares are registered with our transfer agent, AST. Shares held in "street name" means that the shares are held in the name of a bank, broker or other nominee on a person's behalf. If your shares are held in "street name" you are considered the "beneficial owner" of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote. You may also vote your shares electronically during the Special Meeting. Most of our stockholders are beneficial owners who hold their shares in street name rather than directly in their own name.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

Yes. If you are a beneficial owner whose shares are held in street name you have the right to direct your bank, broker or other nominee how to vote your shares, and the nominee is required to vote your shares in accordance with your instructions. You may also vote your shares electronically during the Special Meeting by attending the virtual Special Meeting online and voting your shares at that time.

WILL MY SHARES OF COMMON STOCK HELD IN "STREET NAME" OR ANOTHER FORM OF RECORD OWNERSHIP BE COMBINED FOR VOTING PURPOSES WITH SHARES I HOLD AS THE STOCKHOLDER OF RECORD?

No. Because any shares of Common Stock you may hold in "street name" will be deemed to be held by a different stockholder than any shares of Common Stock you hold as the stockholder of record, any shares of Common Stock held in "street name" will not be combined for voting purposes with shares of Common Stock you hold as the stockholder of record. Similarly, if you own shares of Common Stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Common Stock because they are held in a different form of record ownership. Shares of Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Common Stock held in an individual retirement account must be voted under the rules governing the account.

IF I HOLD MY SHARES OF COMMON STOCK IN "STREET NAME," WILL MY BROKER, TRUSTEE OR OTHER NOMINEE VOTE MY SHARES FOR ME ON THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING?

Not without your direction. Your bank, broker or other nominee is only permitted to vote your shares of Common Stock on "non-routine" proposals if you instruct such nominee on how to vote. Under applicable stock exchange rules, brokers, trustees or other nominees only have the discretion to vote your shares on routine matters if you do not instruct such nominee on how to vote your shares with respect to such matters. Each of the proposals in this proxy statement are non-routine matters, and therefore brokers, trustees and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your bank, broker or other nominee on how you wish to vote your shares.

You should follow the procedures provided by your bank, broker or other nominee to instruct them, as applicable, to vote your shares of Common Stock. Without such instructions, a broker non-vote will result, and your shares will not be voted at the Special Meeting. A broker non-vote will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal.

WHAT HAPPENS IF I DO NOT VOTE?

The required vote to approve the Merger Proposal is based on the total number of shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date, not just the shares that are voted at the Special Meeting. If you do not vote, it will have the same effect as a vote "AGAINST" the Merger Proposal.

The required vote to approve each of the Executive Compensation Proposal and the Adjournment Proposal is based on the total number of shares that are voted at the Special Meeting. As a result, if you do not vote, it will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR OTHERWISE SUBMITTED MY VOTE BY PROXY?

Yes. If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (2) providing a written notice of revocation to the Secretary at our offices at Cotiviti Holdings, Inc., One Glenlake Parkway, Suite 1400, Atlanta, GA 30328, prior to your shares being voted at the Special Meeting; or (3) attending the virtual Special Meeting online and voting your shares electronically during the Special Meeting. Participation in the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or affirmatively vote your shares at the Special Meeting.

For shares you hold beneficially in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee, or by attending the virtual Special Meeting online and electronically voting your shares during the Special Meeting.

WHAT IS THE DEADLINE FOR VOTING MY SHARES?

If you hold shares as the stockholder of record, your vote must be received before the polls close during the Special Meeting. Internet and telephone voting by proxy will close at 11:59 p.m., Eastern Time, on [                           ], 2018, the day before the Special Meeting.

If you are the beneficial owner of shares held through a bank, broker or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

WHAT IS A PROXY?

A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Common Stock is called a "proxy card." The Board has designated J. Douglas Williams, Bradley Ferguson and Jonathan Olefson, each of them with full power of substitution, as proxies for the Special Meeting.

IF A STOCKHOLDER GIVES A PROXY, HOW ARE THE SHARES VOTED?

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, known as your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process, or when filling out your proxy card, you may specify whether your shares should be voted "FOR" or "AGAINST" or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly submit a proxy but do not indicate how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" each of the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal, in accordance with the recommendations of the Board.

IS MY VOTE CONFIDENTIAL?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

of votes and certification of the votes; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to management.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you properly submit a proxy but do not indicate how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" each of the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal, in accordance with the recommendations of the Board.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE SPECIAL MEETING?

We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company's proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes
PROPOSAL 1 The Merger Proposal	Majority of the shares of Common Stock outstanding and entitled to vote.	Abstentions and broker non-votes will have the same effect as a vote "AGAINST" this proposal.

PROPOSAL 2 The Executive Compensation Proposal	Majority of the votes cast.	Abstentions and broker non-votes will not have an effect on this proposal.

PROPOSAL 3 The Adjournment Proposal	Majority of the votes cast.	Abstentions and broker non-votes will not have an effect on this proposal.

WHO WILL COUNT THE VOTES OBTAINED AT THE SPECIAL MEETING?

A representative of Broadridge Financial Solutions, Inc. ("Broadridge"), our inspector of election, will tabulate and certify the votes.

MAY I ATTEND THE SPECIAL MEETING AND VOTE IN PERSON?

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the virtual Special Meeting only if you were a stockholder as of the close of business on [                           ], 2018, or if you hold a valid proxy for the Special Meeting.

You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/COTV2018SM. You also will be able to vote your shares electronically at the Special Meeting.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 9:00 a.m., Eastern Time on [                           ], 2018. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

WHY A VIRTUAL MEETING?

We are excited to embrace technology for our Special Meeting that will provide expanded access, improved communication and cost savings for our stockholders and the Company. Hosting a virtual meeting also will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. We believe that the virtual meeting is aligned with our vision and values as an analytics-driven technology services company.

You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/COTV2018SM. You also will be able to vote your shares electronically at the Special Meeting.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-855-449-0991 (Toll free – US and Canada)
1-720-378-5962 (Toll line – International)

WHAT HAPPENS IF I SELL OR OTHERWISE TRANSFER MY SHARES OF COMMON STOCK BEFORE CONSUMMATION OF THE MERGER?

If you sell or transfer your shares of our Common Stock before consummation of the Merger, you will have transferred your right to receive the Merger Consideration, without interest and less any applicable withholding taxes, in the Merger. In order to receive the Merger Consideration, without interest and less any applicable withholding taxes, you must hold your shares of our Common Stock through consummation of the Merger.

The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your shares of Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Cotiviti in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, if the Merger is consummated, to the person to whom you sell or transfer your shares of our Common Stock, but you will have retained your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Common Stock after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or vote your shares via the Internet or telephone.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

WHEN DO YOU EXPECT THE MERGER TO BE CONSUMMATED?

We currently anticipate that the Merger will be consummated no later than the fourth quarter of 2018, assuming satisfaction or waiver of all of the conditions to the Merger. However, because the Merger is subject to certain conditions, it is possible that factors outside the control of Cotiviti and Verscend could result in the Merger being consummated at a later time or not at all.

WHAT EFFECTS WILL THE MERGER HAVE ON COTIVITI?

Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on New York Stock Exchange under the symbol "COTV." If the Merger is consummated, Cotiviti will cease to be a publicly traded company and will become a wholly owned subsidiary of Verscend, and our Common Stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act.

WHAT HAPPENS IF THE MERGER IS NOT CONSUMMATED?

If the Merger Proposal is not approved by our stockholders or if the Merger is not consummated for any other reason, Cotiviti stockholders will retain their shares of our Common Stock and will not receive any payment for such shares. Instead, Cotiviti will remain a publicly traded company, our Common Stock will continue to be listed and traded on the New York Stock Exchange and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is possible the price of our Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Common Stock would return to the price at which it trades as of the date of this proxy statement.

Under specified circumstances, we may be required to pay Verscend a termination fee upon the termination of the Merger Agreement as described under the section entitled "The Merger Agreement—Termination Fees" of this proxy statement.

DO ANY DIRECTORS OR EXECUTIVE OFFICERS HAVE INTERESTS IN THE MERGER THAT MAY DIFFER FROM THOSE OF COTIVITI STOCKHOLDERS GENERALLY?

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger and in recommending that the Merger Proposal be approved by our stockholders. For a description of the interests of our directors and executive officers in the Merger, see "The Merger—Interests of the Directors and Executive Officers of Cotiviti in the Merger."

WILL I BE SUBJECT TO U.S. FEDERAL INCOME TAX UPON THE EXCHANGE OF COMMON STOCK FOR CASH PURSUANT TO THE MERGER?

The exchange of our Common Stock for cash pursuant to the Merger generally will require a "U.S. Holder" (as defined below under the section entitled "The Merger—U.S. Federal Income Tax Consequences of the Merger" of this proxy statement) to recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received by such U.S. Holder pursuant to the Merger (determined before deduction for any applicable withholding taxes) and

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

such U.S. Holder's adjusted tax basis in the shares of our Common Stock surrendered pursuant to the Merger. A "Non-U.S. Holder" (as defined below under the section entitled "The Merger—U.S. Federal Income Tax Consequences of the Merger" of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of our Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. We recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction or other tax laws. A more complete description of the U.S. federal income tax consequences of the Merger is provided under "The Merger—U.S. Federal Income Tax Consequences of the Merger."

WHAT WILL THE HOLDERS OF COTIVITI STOCK OPTIONS, RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS AND THE PARTICIPANTS IN COTIVITI EMPLOYEE STOCK PURCHASE PLAN RECEIVE IN THE MERGER?

Immediately prior to the Effective Time, each option to purchase shares of our Common Stock that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will vest in full (to the extent unvested) and will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration, net of the applicable per share exercise price, and the aggregate number of shares of our Common Stock subject to the option, subject to applicable withholding taxes or other amounts required by applicable law to be withheld. Options with a per share exercise price equal to or exceeding the Merger Consideration will be cancelled without payment.

Immediately prior to the Effective Time, each award of restricted stock and restricted stock units covering shares of our Common Stock that is outstanding immediately prior to the Effective Time will vest in full (to the extent unvested) and will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares of our Common Stock subject to the award (and subject to applicable withholding taxes or other amounts required by applicable law to be withheld).

The most recent offering period in effect under the Cotiviti Employee Stock Purchase Plans (the "ESPP") ended as scheduled on June 29, 2018 and all outstanding rights to purchase options under the ESPP were exercised on such date. Thereafter, additional offering periods will be suspended until further notice. Subject to the consummation of the Merger, the ESPP will terminate as of immediately prior to the Effective Time. Participants who purchased shares of our Common Stock under the ESPP, and who continue to hold such shares as of the Effective Time, will receive the same Merger Consideration in the same manner as other stockholders for each such share the participant holds as of the Effective Time

AM I ENTITLED TO APPRAISAL RIGHTS INSTEAD OF RECEIVING THE MERGER CONSIDERATION FOR MY SHARES OF COMMON STOCK UNDER THE DGCL?

Yes. As a holder of Common Stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, stockholders who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Cotiviti before the vote on the adoption of the Merger Agreement and must not vote or otherwise submit a proxy in favor of

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

adoption of the Merger Agreement. Failure to follow exactly the procedures and requirements specified under the DGCL will result in the loss of appraisal rights. The discussion of appraisal rights contained in this proxy statement is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Appendix D. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See the section entitled "The Merger—Appraisal Rights" of this proxy statement.

WHAT DO I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

If you receive more than one set of voting materials, it means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card or voting instruction form in the enclosed envelope.

I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS. HOW MAY I OBTAIN AN ADDITIONAL COPY?

If you share an address with another stockholder, you may receive only one paper copy of the proxy materials, unless you have provided contrary instructions. If you are a beneficial owner and wish to receive a separate set of proxy materials now, please request the additional copy by contacting your individual bank, broker or other nominee. If you are a stockholder of record and wish to receive a separate set of the proxy materials now, please request the additional copy by contacting Broadridge at:

By Internet: www.proxyvote.com
By telephone: 1-800-579-1639
By e-mail: sendmaterial@proxyvote.com

If you request a separate set of the proxy materials by e-mail, please be sure to include your control number in the subject line. A separate set of proxy materials will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate set of proxy materials in the future, please contact our transfer agent, American Stock Transfer & Trust Company, at the following address: American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, Attn: Shareholder Services, or call AST at 1-800-937-5449.

If you are the beneficial owner of shares held through a bank, broker or other nominee and you wish to receive a separate set of proxy materials in the future, please contact Broadridge by phone at (866) 540-7095, or by writing to them at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

In addition, all stockholders also may write to us at the address below to request a separate set of proxy materials, as applicable:

Cotiviti Holdings, Inc.
One Glenlake Parkway, Suite 1400
Atlanta, GA 30328
Attn: Secretary

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER AND WE RECEIVED MORE THAN ONE PAPER COPY OF THE PROXY MATERIALS. HOW DO WE OBTAIN A SINGLE COPY IN THE FUTURE?

Stockholders of record sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of such materials in the future may contact our transfer agent, AST, at the following address: American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, Attn: Shareholder Services, or call AST at 1-800-937-5449.

Beneficial owners of shares held through a bank, broker or other nominee sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of such materials in the future may contact Broadridge by phone at (866) 540-7095, or by writing to them at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

WHERE CAN I FIND THE VOTING RESULTS OF THE SPECIAL MEETING?

We intend to publish the final results of the Special Meeting in a Current Report on Form 8-K that we will file with the SEC following the Special Meeting. All reports that we file with the SEC are publicly available when filed. See the section entitled "Where You Can Find More Information" of this proxy statement.

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SUMMARY

This summary discusses the material information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms, you should read carefully this entire proxy statement, the appendices, including the Merger Agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled "Where You Can Find More Information" of this proxy statement. The Merger Agreement is attached as Appendix A to this proxy statement.

THE COMPANIES (PAGE 32)

Cotiviti Holdings, Inc.

Cotiviti is a Delaware corporation with principal executive offices located at One Glenlake Parkway, Suite 1400, Atlanta, Georgia 30328, telephone number (770) 379-2800. Cotiviti is a leading provider of payment accuracy and analytics-driven solutions that helps payers, other risk-bearing healthcare organizations and retailers achieve their business objectives. Through a combination of analytics, technology and deep industry expertise, our solutions create insights that unlock value from the complex interactions between clients and their stakeholders. Cotiviti's integrated solutions review claims for accuracy with respect to billing accuracy, contract compliance, payment responsibility and clinical appropriateness before and after claims are paid. Our Common Stock is listed on the New York Stock Exchange under the symbol "COTV." See the section entitled "The Companies—Cotiviti Holdings, Inc." of this proxy statement. Additional information about Cotiviti is contained in certain of its public filings that are incorporated by reference herein. See the section entitled "Where You Can Find More Information" of this proxy statement.

Verscend Technologies, Inc.

Verscend is a Delaware corporation with principal executive offices located at 201 Jones Road, 4th Floor, Waltham, MA 02451, telephone number (781) 693-3700. Verscend drives better healthcare outcomes through data analytics, supporting payers' financial performance and quality improvement initiatives. Verscend's Payment Accuracy, Risk Adjustment, and Quality and Performance solutions help organizations utilize their data so they can efficiently and cost-effectively succeed in the new era of healthcare. See the section entitled "The Companies—Verscend Technologies Inc." of this proxy statement.

Rey Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Verscend, with principal executive offices located at 201 Jones Road, 4th Floor, Waltham, MA 02451, telephone number (781) 693-3700. It was formed on June 18, 2018 solely for the purpose of entering into the Merger Agreement and effecting the transactions contemplated thereby, including the Merger. See the section entitled "The Companies—Rey Merger Sub, Inc." of this proxy statement.

THE SPECIAL MEETING (PAGE 33)

This proxy statement is furnished in connection with the solicitation by the Board of proxies to be voted at a Special Meeting of Cotiviti stockholders to be held on [             ], 2018, at 9:00 a.m., Eastern Time.

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SUMMARY

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Executive Compensation Proposal and (iii) the Adjournment Proposal.

THE MERGER PROPOSAL (PAGE 122)

You will be asked to consider and vote upon the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Cotiviti, with Cotiviti continuing as the surviving corporation and a wholly owned subsidiary of Verscend, and that at the Effective Time and as a result of the Merger, each share of our Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Cotiviti, Verscend, any subsidiary of Verscend or any stockholder who properly exercises and perfects appraisal of his, her or its shares under the DGCL) will be automatically cancelled and converted into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes.

Following the Merger, our Common Stock will no longer be publicly traded, and existing Cotiviti stockholders will cease to have any ownership interest in Cotiviti.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM (PAGE 33)

You are entitled to receive notice and to vote at the Special Meeting if you owned shares of our Common Stock as of the close of business on [             ], 2018, the Record Date for the Special Meeting.

A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, by remote communication or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date at the Special Meeting will constitute a quorum at the Special Meeting, permitting Cotiviti to transact business at the Special Meeting.

VOTE REQUIRED TO APPROVE THE MERGER PROPOSAL (PAGE 34)

Each share of Common Stock issued and outstanding and each contingently issuable restricted share of Common Stock outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date. Failure to vote your shares, an abstention from voting your shares or a broker non-vote will have the same effect as a vote "AGAINST" the Merger Proposal.

As of the Record Date, there were approximately [             ] shares of our Common Stock outstanding and entitled to vote at the Special Meeting, comprising [             ] shares of Common Stock issued and outstanding and [             ] contingently issuable restricted shares of Common Stock outstanding.

RECOMMENDATION OF THE BOARD AND REASONS FOR THE MERGER (PAGE 59)

The Board, after considering various factors described under the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cotiviti and its stockholders, and directed that the Merger Agreement be submitted to our stockholders for their adoption.

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SUMMARY

The Board unanimously recommends that you vote "FOR" the Merger Proposal. In addition, the Board unanimously recommends that you vote "FOR" each of the Executive Compensation Proposal and the Adjournment Proposal.

VOTING AGREEMENT (PAGE 88)

On June 19, 2018, certain direct and indirect stockholders of Cotiviti representing ownership of approximately 44% of the outstanding shares of our Common Stock as of the date of the Merger Agreement entered into the Voting Agreement with Verscend, pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed to vote their shares of Common Stock in favor of the Merger Proposal and Adjournment Proposal and against any alternative proposal (including an Acquisition Proposal) or any other action, agreement or transaction intended to impede or interfere with the Merger or the other transactions contemplated by the Merger Agreement or the performance of the stockholders under the Voting Agreement. In addition, each stockholder party to the Voting Agreement waived its appraisal rights under the DGCL. The Voting Agreement terminates upon the earliest to occur of (i) mutual consent by the stockholders party to the Voting Agreement and Verscend; (ii) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time; (iii) the Cotiviti Board changing its recommendation that Cotiviti's stockholders adopt the Merger Agreement in accordance with the terms of and to the extent permitted by the Merger Agreement; (iv) the Effective Time; and (v) in the event the Merger Agreement is amended without the prior written consent of the stockholders party to the Voting Agreement and such amendment, among other things, decreases the amount or changes the form of Merger Consideration or otherwise is materially adverse to the stockholders party to the Voting Agreement relative to the other stockholders of Cotiviti.

FAIRNESS OPINION OF COTIVITI'S FINANCIAL ADVISOR: GOLDMAN SACHS & CO. LLC (PAGE 64)

At the meeting at which the Board voted to approve the proposed transaction, Goldman Sachs & Co. LLC ("Goldman Sachs") rendered to the Board its oral opinion, subsequently confirmed in writing, to the effect that, as of June 19, 2018, and based upon and subject to the factors and assumptions set forth in Goldman Sachs' written opinion, the $44.75 in cash per share to be paid to the holders (other than Verscend and its affiliates) of the shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated June 19, 2018, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Appendix B. Goldman Sachs' advisory services and opinion were provided for the information and assistance of the Board in connection with its consideration of the proposed transaction and the opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote with respect to the proposed transaction or any other matter.

Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee of approximately $32.3 million, all of which is contingent upon consummation of the transaction.

See Appendix B and the section entitled "The Merger—Fairness Opinion of Cotiviti's Financial Advisor: Goldman Sachs & Co LLC" of this proxy statement.

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SUMMARY

FAIRNESS OPINION OF COTIVITI'S FINANCIAL ADVISOR: WILLIAM BLAIR & COMPANY, L.L.C. (PAGE 73)

William Blair & Company, L.L.C. ("William Blair") was retained to act as financial advisor to the Board in connection with the possible sale of the Company. As part of its engagement, the Board requested that William Blair render an opinion to the Board as to whether the Merger Consideration to be received by the holders of Common Stock (other than holders of Dissenting Shares or Cancelled Shares, as such terms are defined in this proxy statement) was fair to such stockholders, from a financial point of view. On June 19, 2018, William Blair delivered its oral opinion to the Board and subsequently confirmed in writing that, as of June 19, 2018 and based upon and subject to the assumptions, qualifications and limitations stated therein, the Merger Consideration to be received by the holders of Common Stock (other than holders of Dissenting Shares or Cancelled Shares) was fair to such stockholders, from a financial point of view.

The full text of William Blair's written opinion, dated June 19, 2018, is attached as Appendix C to this proxy statement and incorporated herein by reference. You are urged to read the entire opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. The analysis performed by William Blair should be viewed in its entirety; none of the methods of analysis should be viewed in isolation. William Blair's fairness opinion was directed to the Board for its benefit and use in evaluating the fairness of the Merger Consideration to be received pursuant to the Merger Agreement and relates only to the fairness, as of the date of William Blair's fairness opinion and from a financial point of view, of the Merger Consideration to be received by the holders of Common Stock (other than holders of Dissenting Shares or Cancelled Shares) in the proposed Merger pursuant to the Merger Agreement. William Blair's fairness opinion does not address any other aspects of the proposed transaction or any related transaction, and does not constitute a recommendation to any of the holders of Common Stock as to how that stockholder should vote or otherwise act with respect to the Merger Agreement or the proposed transaction. William Blair did not address the merits of the underlying decision by the Company to engage in the proposed transaction.

See Appendix C and the section entitled "The Merger—Fairness Opinion of Cotiviti's Financial Advisor: William Blair & Company, L.L.C." of this proxy statement.

CERTAIN EFFECTS OF THE MERGER ON COTIVITI (PAGE 42)

Upon the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Cotiviti, with Cotiviti continuing as the surviving corporation and a wholly owned subsidiary of Verscend.

The Effective Time will occur, if it occurs, upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Verscend may agree and specify in the certificate of merger). If the Merger is consummated, you will no longer own any shares of the capital stock of Cotiviti as of the Effective Time.

Our Common Stock is currently registered under the Exchange Act and is listed on the New York Stock Exchange under the symbol "COTV." If the Merger is consummated, Cotiviti will cease to be a publicly traded company and will become a wholly owned subsidiary of Verscend, and our Common Stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act.

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SUMMARY

EFFECT ON COTIVITI IF THE MERGER IS NOT CONSUMMATED (PAGE 42)

If the Merger Proposal is not approved by Cotiviti stockholders or if the Merger is not consummated for any other reason, Cotiviti stockholders will continue to hold their shares of Common Stock and will not receive any payment for such shares. Instead, Cotiviti will remain a public company, our Common Stock will continue to be listed and traded on the New York Stock Exchange and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, Cotiviti may be required to pay Verscend a termination fee or reimburse Verscend for transaction expenses, as described under the section entitled "The Merger Agreement—Termination Fees" of this proxy statement.

Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is possible the price of our Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Common Stock would return to the price at which it trades as of the date of this proxy statement.

Under specified circumstances, Cotiviti may be required to pay Verscend a termination fee upon termination of the Merger Agreement, as described under the section entitled "The Merger Agreement—Termination Fees" of this proxy statement.

MERGER CONSIDERATION (PAGE 43)

Upon consummation of the Merger, at the Effective Time, by virtue of the Merger and without any action on the part of Verscend, Merger Sub or Cotiviti or their respective stockholders, each outstanding share of our Common Stock (including shares of Common Stock that were issued as restricted Common Stock that have vested on or prior to the date of the consummation of the Merger, but excluding (i) shares held by Verscend or any subsidiary of Verscend (including Merger Sub) immediately prior to the Effective Time ("Cancelled Shares") and (ii) Dissenting Shares), will be converted into the right to receive $44.75 in cash, which we refer to as the Merger Consideration, without interest and less any applicable withholding taxes. From and after the Effective Time, all of the shares of Common Stock converted into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate and each holder of a non-certificated share of Common Stock represented by book-entry (each, a "Book-Entry Share"), in each case, outstanding immediately prior to the Effective Time previously representing any such shares of Common Stock will thereafter cease to have any rights with respect to such securities other than the right to receive, upon surrender of such certificates and Book-Entry Shares, the Merger Consideration, without interest and less any applicable withholding taxes. As described further under the section entitled "The Merger Agreement—Payment for Common Stock" of this proxy statement, prior to the Effective Time, Verscend will deposit or cause to be deposited, with a nationally recognized financial institution as paying agent, cash in an amount necessary to pay the aggregate Merger Consideration payable to all of the holders of Common Stock including Common Stock represented by a Book-Entry Share outstanding immediately prior to the Effective Time, other than the Cancelled Shares, restricted shares pursuant to a Cotiviti restricted stock award and except for any Dissenting Shares (and which shall not include any amounts payable to the holders of Cotiviti options, restricted stock unit awards and restricted stock awards, which will be paid through Cotiviti's payroll system). Promptly following the Effective Time and in any event no later than the second business day following the Effective Time, you will receive a letter of transmittal instructing you to send your Book-Entry Shares to the paying agent in order to receive the Merger Consideration, without interest and less any applicable withholding taxes, for each share of our Common Stock represented by such Book-Entry Shares.

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SUMMARY

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, but you will no longer have any rights as a Cotiviti stockholder as a result of the Merger (except with respect to Dissenting Shares), nor will you be entitled to receive any shares in Verscend or the surviving corporation.

TREATMENT OF EQUITY AWARDS; ESPP (PAGE 100)

Under the Merger Agreement, immediately prior to the Effective Time, each option to purchase shares of our Common Stock that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will vest in full (to the extent unvested) and will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration, net of the applicable per share exercise price, and the aggregate number of shares of our Common Stock subject to the option, subject to applicable withholding taxes or other amounts required by applicable law to be withheld. Options with a per share exercise price equal to or exceeding the Merger Consideration will be cancelled without payment.

The Merger Agreement also provides that, immediately prior to the Effective Time, each award of restricted stock and restricted stock units covering shares of our Common Stock that is outstanding immediately prior to the Effective Time, whether vested or unvested, will vest in full (to the extent unvested) and will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares of our Common Stock subject to the award (and subject to applicable withholding taxes or other amounts required by applicable law to be withheld).

The most recent offering period in effect under the ESPP ended as scheduled on June 29, 2018 and all outstanding rights to purchase options under the ESPP were exercised on such date. Thereafter, additional offering periods will be suspended until further notice. Subject to the consummation of the Merger, the ESPP will terminate as of immediately prior to the Effective Time. Participants who purchased shares of our Common Stock under the ESPP and who continue to hold such shares as of the Effective Time will receive the same Merger Consideration in the same manner as other stockholders for each such share the participant holds as of the Effective Time.

INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS OF COTIVITI IN THE MERGER (PAGE 84)

When considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger and in recommending that the Merger Proposal be approved by our stockholders. These interests include the following:

  •
  certain of our directors and executive officers hold outstanding Common Stock, stock options and restricted stock unit awards that will be cancelled and converted into the right to receive the Merger Consideration, net of any applicable exercise price (and subject to applicable tax withholding);

  •
  our executive officers are parties to arrangements with Cotiviti that provide for severance benefits in the event of certain qualifying terminations of employment in connection with the Merger;

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SUMMARY

  •
  certain of our executive officers may receive transaction or retention cash bonuses in connection with the Merger; and

  •
  consummation of the Merger Agreement provides for continued indemnification and directors' and officers' liability insurance to be provided by the surviving corporation.

If the Merger Proposal is approved by our stockholders and the Merger closes, any shares of our Common Stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our Common Stock held by all other Cotiviti stockholders entitled to receive the Merger Consideration.

FINANCING OF THE MERGER (PAGE 88)

The Merger Agreement is not conditioned upon receipt of financing by Verscend. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $4.9 billion, including the estimated funds needed to (i) pay our stockholders the Merger Consideration due to them under the Merger Agreement; (ii) make payments in respect of outstanding Cotiviti stock options, restricted stock unit awards and restricted stock awards pursuant to the Merger Agreement; and (iii) pay the outstanding net indebtedness of Cotiviti.

Verscend has obtained financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement, including the Merger, and paying related fees and expenses (the "Financing"). The Veritas Capital Fund VI, L.P. has committed to capitalize Verscend, immediately prior to the Effective Time, with an aggregate equity contribution of up to $790 million, subject to the terms and conditions set forth in an equity commitment letter. JPMorgan Chase Bank, N.A. (together with certain of its affiliates, the "Lenders") has agreed to provide Verscend and Verscend Holding Corp. (Verscend's immediate parent) with debt financing in an aggregate principal amount of up to $4,615 million on the terms set forth in a debt commitment letter. Additionally, Verscend and Verscend Holding Corp. have received a preferred equity commitment in an amount of up to $575 million on the terms set forth in a preferred equity commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter, and the obligations of the preferred investors to provide preferred equity financing under the preferred equity commitment letter, in each case, are subject to customary terms and conditions. The Merger Agreement provides that Verscend and Verscend Holding Corp. will use reasonable best efforts to do all things necessary or advisable to arrange and obtain and consummate the Financing on or prior to the Effective Time.

APPRAISAL RIGHTS (PAGE 89)

Pursuant to Section 262, stockholders who do not vote in favor of adoption of the Merger Agreement and who comply fully with and properly demand appraisal under the applicable requirements of Section 262 and do not otherwise withdraw or lose the right to appraisal under the DGCL, have the right to seek appraisal of the fair value of their shares, as determined by the Delaware Court of Chancery, if the Merger is consummated. The "fair value" of shares as determined by the Delaware Court of Chancery may be more than, less than, or equal to the value of the Merger Consideration that the stockholders would otherwise be entitled to receive under the terms of the Merger Agreement. Stockholders also should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, "fair value" under Section 262. Stockholders who wish to preserve any appraisal rights they may have, must so advise Cotiviti by submitting a written demand for appraisal prior to the vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, and must otherwise follow fully the procedures prescribed by Section 262. For a description of the rights of such holders and of the procedures to be followed in order to assert such rights and obtain

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SUMMARY

payment of the fair value of their shares of Common Stock, see the section entitled "The Merger—Appraisal Rights" of this proxy statement and the text of Section 262, which is reproduced in its entirety as Appendix D to this proxy statement.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 94)

The receipt of cash by a U.S. Holder in exchange for such U.S. Holder's shares of Common Stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference between the cash such U.S. Holder receives in the Merger (determined before deduction for any applicable withholding taxes) and such U.S. Holder's adjusted tax basis in the shares of Common Stock surrendered in the Merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of our Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion under the section entitled "The Merger—U.S. Federal Income Tax Consequences of the Merger" of this proxy statement and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction or other tax laws.

REGULATORY APPROVALS REQUIRED FOR THE MERGER (PAGE 96)

Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), has expired or been terminated. Cotiviti and Verscend and their respective affiliates filed their respective HSR Act notifications on July 2, 2018. On [             ], 2018, the Federal Trade Commission notified Cotiviti and Verscend that their request for early termination of the applicable waiting period was granted.

NO SOLICITATION; ACQUISITION PROPOSALS (PAGE 105)

From June 19, 2018 until the earlier of the Effective Time or the date the Merger Agreement is validly terminated by its terms, Cotiviti is generally not permitted to (and will cause its subsidiaries and its and their respective directors, officers and employees generally not to, and will use reasonable best efforts to cause its representatives generally not to):

  •
  solicit, initiate, seek, or knowingly facilitate or knowingly encourage any inquiry, discussion, offer or request relating to, or that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement);

  •
  enter into, continue or otherwise participate in any negotiations or discussions with, or furnish any non-public information relating to Cotiviti and its subsidiaries to, or afford access to the properties, books or records or employees of Cotiviti and its subsidiaries to, any third party with respect to or that could reasonably be expected to lead to any Acquisition Proposal, except that Cotiviti may grant a waiver of or terminate any "standstill" or similar agreement or obligation of any third party with respect to Cotiviti and its subsidiaries to allow such third party to submit an Acquisition Proposal;

  •
  approve, endorse, recommend or enter into (or publicly propose to approve, endorse, recommend or enter into) any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal (other than an acceptable confidentiality agreement); or

  •
  agree, propose or resolve to take, or take, any of the foregoing actions.

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SUMMARY

However, if before obtaining the Required Company Stockholder Approval (as defined and described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement), Cotiviti receives a bona fide unsolicited written Acquisition Proposal from a third-party that did not result from a breach of the non-solicitation provisions of the Merger Agreement (other than any breach that is both immaterial and unintentional) and the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal (as defined and described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement) and the failure to take the action immediately below would be inconsistent with the Board's fiduciary duties to Cotiviti's stockholders under applicable law, Cotiviti and its representatives may:

  •
  furnish non-public information, and afford access to the books and records or officers of Cotiviti and its subsidiaries to such third party and its representatives pursuant to an acceptable confidentiality agreement; and

  •
  engage in discussions and negotiations with such third party concerning the Acquisition Proposal.

Except as described below, neither the Board nor any committee of the Board is permitted to take any action constituting an Adverse Recommendation Change (as defined and described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement) or to adopt or approve, or cause or permit Cotiviti to enter into or otherwise resolve or agree to any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal (other than an acceptable confidentiality agreement).

Before obtaining the Required Company Stockholder Approval and after first complying with the non-solicitation and related provisions of the Merger Agreement, the Board, in response to a Superior Proposal received by Cotiviti or the Board that did not result from a breach of the non-solicitation and related provisions of the Merger Agreement (other than any breach that is both immaterial and unintentional), may authorize and cause Cotiviti to:

  •
  effect an Adverse Recommendation Change; and

  •
  validly terminate the Merger Agreement and substantially concurrently with such termination enter into a definitive agreement providing for such Superior Proposal (subject to first complying with Cotiviti's obligations in the non-solicitation and related provisions of the Merger Agreement and satisfaction of the termination fee obligations of Cotiviti described below).

However, the Board is not permitted to take the actions described in the bullet points immediately above unless, among other things, (i) the Board determines in good faith, after consultation with its financial and outside legal advisor, that the failure to take such action would be inconsistent with the Board's fiduciary duties to the stockholders under applicable law; (ii) at least three business days elapse after Cotiviti provides Verscend with written notice that it intends to effect an Adverse Recommendation Change and terminate the Merger Agreement, which such written notice includes written notice of the material terms of the Superior Proposal; and (iii) in such three-business day period, Cotiviti and its representatives have discussed and negotiated with Verscend in good faith (to the extent Verscend so desires to negotiate) any proposed modifications to the terms and conditions of the Merger Agreement (as described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation;

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SUMMARY

Acquisition Proposals" of this proxy statement). If any material term or condition of the Superior Proposal is amended in such negotiating period, Cotiviti is required to deliver a new written notice of its intent to effect an Adverse Recommendation Change and terminate the Merger Agreement and a new two-business day negotiating period is triggered from the date of such new notice.

In addition, before obtaining the Required Company Stockholder Approval, the Board, in response to an Intervening Event (as defined and described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement), may authorize and cause Cotiviti to effect an Adverse Recommendation Change.

However, the Board is not permitted to effect an Adverse Recommendation Change for an Intervening Event unless, among other things, (i) the Board determines in good faith, after consultation with its financial and outside legal advisor, that the failure to take such action would be inconsistent with the Board's fiduciary duties to the stockholders under applicable law; (ii) at least three business days elapse after Cotiviti provides Verscend with written notice that it intends to effect an Adverse Recommendation Change; and (iii) in such three-business day period, Cotiviti and its representatives have discussed and negotiated with Verscend in good faith (to the extent Verscend so desired) any proposed modifications to the terms and conditions of the Merger Agreement (as described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement).

For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties, the limitations on Adverse Recommendation Changes and approving or recommending a Superior Proposal, see the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement.

CONDITIONS TO THE MERGER (PAGE 114)

The respective obligations of Cotiviti, Verscend and Merger Sub to consummate the Merger and the transactions contemplated by the Merger Agreement are subject to the satisfaction (or written waiver by all parties, if permissible under applicable law) at or prior to the Effective Time of each of the following conditions:

  •
  Cotiviti will have obtained the "Required Company Stockholder Approval" (as defined and described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement);

  •
  the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act; and

  •
  (i) the consummation of the Merger shall not then be enjoined, made illegal or otherwise prohibited by any governmental order (whether temporary, preliminary or permanent), (ii) no law will have been adopted or promulgated, or will be in effect, enjoining, making illegal or otherwise prohibiting the consummation of the Merger and (iii) no legal proceeding will have been brought by any governmental authority, and remain pending, that seeks a governmental order that would enjoin, make illegal or otherwise prohibit the consummation of the Merger.

The obligations of Verscend and Merger Sub to consummate the Merger and the transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Verscend and Merger

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Sub, if permissible under applicable law) at or prior to the Effective Time, of the following additional conditions:

  •
  certain specified fundamental representations and warranties made by Cotiviti shall be true and correct in all material respects, other than the representations and warranties made by Cotiviti in respect of its capitalization, which will be true and correct in all respects (other than de minimis inaccuracies), in each case, as of the date of the Merger Agreement and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement (as if made on and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement), except for those specified fundamental representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date;

  •
  each of the other representations and warranties made by Cotiviti in the Merger Agreement shall be true and correct (without giving effect to any references to any "Company Material Adverse Effect" or other "materiality" qualifications) in all respects as of the date of the Merger Agreement and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement (as if made on and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement), in each case, (A) except for such representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a "Company Material Adverse Effect" (as defined under the section entitled "The Merger Agreement—Representations and Warranties" of this proxy statement);

  •
  Cotiviti's performance of and compliance with each of its covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the consummation of the Merger and the other transactions contemplated by the Merger Agreement, in all material respects;

  •
  since the date of the Merger Agreement, there will not have occurred any "Company Material Adverse Effect" (as defined under the section entitled "The Merger Agreement—Representations and Warranties" of this proxy statement); and

  •
  Verscend will have received a certificate executed on behalf of Cotiviti by its authorized representative to the effect that the conditions described in the four preceding bullet points have been satisfied.

The obligations of Cotiviti to consummate the Merger and the transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Cotiviti, if permissible under applicable law), at or prior to the Effective Time, of the following additional conditions:

  •
  certain specified fundamental representations and warranties made by Verscend and Merger Sub will be true and correct in all respects as of the date of the Merger Agreement and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement (as if made on and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement), except for those specified fundamental representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date;

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	26

SUMMARY

  •
  each of the other representations and warranties made by Verscend and Merger Sub in the Merger Agreement (without giving effect to any references to materiality qualifications) will be true and correct in all respects as of the date of the Merger Agreement and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement (as if made on and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement), in each case, (A) except for such representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Verscend and Merger Sub to consummate the Merger or perform their respective obligations under the Merger Agreement on a timely basis;

  •
  Verscend's and Merger Sub's performance of and compliance with each of their respective covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the consummation of the Merger and the other transactions contemplated by the Merger Agreement, in all material respects; and

  •
  Cotiviti will have received a certificate duly executed on behalf of Verscend by its authorized representative to the effect that the conditions described in the three preceding bullet points have been satisfied.

TERMINATION (PAGE 116)

The Merger Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted), only as follows:

  •
  by mutual written agreement of Verscend and Cotiviti.

  •
  by either Verscend or Cotiviti:

  o
  if the Merger is not consummated on or before 5:00 p.m. (Eastern time) on March 19, 2019, which is the End Date, whether such date is before or after the date of the receipt of Required Company Stockholder Approval, so long as the terminating party's failure to perform or comply with any covenant or obligation under the Merger Agreement is not the principal cause of, or resulted in, the failure to so consummate the Merger on or before the End Date;

  o
  if any governmental authority has issued any final and non-appealable order or taken any other action, or any applicable law has been enacted or promulgated, in each case, that has the effect of permanently enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, so long as the terminating party's failure to perform any covenant or obligation under the Merger Agreement has not been the principal cause of, or resulted in, the issuance of such order, decree or ruling; or

  o
  if the Special Meeting (including any adjournments and postponements thereof) is held and completed and the Merger Agreement has not been adopted at such Special Meeting (and was not adopted at any adjournment or postponement thereof) by the Required Company Stockholder Approval.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	27

SUMMARY

  •
  by Cotiviti:

  o
  if Verscend or Merger Sub has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement in a manner that would reasonably be expected, individually or in the aggregate, to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement, except that, if such breach is curable by Verscend or Merger Sub on or prior to the date that is three business days prior to the End Date, then such termination will become effective only if the breach is not cured on or prior to the date that is three business days prior to the End Date, and Cotiviti will only have this termination right so long as it is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement;

  o
  before receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, so long as Cotiviti has complied with the non-solicitation and related provisions in the Merger Agreement described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement and Cotiviti pays to Verscend the termination fee described below substantially concurrently with such termination; or

  o
  if (i) the mutual conditions to the Merger to the benefit of Cotiviti, Verscend and Merger Sub and the conditions to the Merger to the benefit of Verscend and Merger Sub have been and continue to be satisfied or waived at the time the Merger is required to have occurred under to the terms of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the satisfaction or waiver of such conditions and at all relevant times such conditions were capable of being satisfied), (ii) Verscend failed to consummate the Merger on the date required under the terms of the Merger Agreement, (iii) Verscend fails to consummate the Merger by the earlier of (x) three business days after written notice is delivered by Cotiviti to Verscend that the events referenced in (i) and (ii) above have occurred and (y) the End Date, and (iv) the Cotiviti has irrevocably confirmed to Verscend in writing that it is prepared to consummate the Merger and that at all times during the three business day period referenced in clause (iii) above Cotiviti stood ready, willing and able to consummate the Merger.

  •
  by Verscend:

  o
  if Cotiviti has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement such that either (i) the mutual conditions to the Merger to the benefit of Cotiviti, Verscend and Merger Sub or (ii) the conditions to the Merger to the benefit of Verscend and Merger Sub cannot be satisfied at the consummation of the Merger, except that, if such breach is curable by Cotiviti on or prior to the date that is three business days prior to the End Date, then such termination will become effective only if the breach is not cured on or prior to the date that is three business days prior to the End Date, and Verscend will only have this termination right if neither Verscend nor Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement; or

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	28

SUMMARY

    o
    if prior to receipt of the Required Company Stockholder Approval, the Board makes an Adverse Recommendation Change.

EFFECT OF TERMINATION (PAGE 117)

Except as described in the section entitled "The Merger Agreement—Termination Fees" of this proxy statement, in the event the Merger Agreement is terminated under the terms thereof (see the section entitled "The Merger Agreement—Termination" of this proxy statement), the Merger Agreement will become void and have no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or stockholders, other than liability of Cotiviti, Verscend or Merger Sub resulting from any intentional and willful breach or intentional and willful failure to perform the provisions of the Merger Agreement occurring prior to such termination.

TERMINATION FEES (PAGE 118)

Cotiviti must pay to Verscend a termination fee of $100 million if, but only if, the Merger Agreement is terminated:

  •
  by (i) Verscend or Cotiviti if (x) the Merger has not been consummated on or before the End Date, so long as the terminating party's failure to perform or comply with any covenant or obligation under the Merger Agreement has not been the principal cause of, or resulted in, the failure of the Merger to have been consummated on or before the End Date or (y) the Special Meeting (including any adjournments and postponements thereof) is held and completed and the Merger Agreement has not been adopted at such Special Meeting (or any adjournment or postponement thereof) by the Required Company Stockholder Approval or (ii) Verscend if Cotiviti has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement such that either (A) the mutual conditions to the Merger to the benefit of Cotiviti, Verscend and Merger Sub or (B) the conditions to the Merger to the benefit of Verscend and Merger Sub cannot be satisfied at the consummation of the Merger, except that, if such breach is curable by Cotiviti on or prior to the date that is three business days prior to the End Date, then such termination will become effective only if the breach is not cured on or prior to the date that is three business days prior to the End Date, and Verscend will only have this termination right if neither Verscend nor Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, and:

  o
  an Acquisition Proposal has been made to Cotiviti after the date of the Merger Agreement and prior to the termination of the Merger Agreement (or, in the case of termination by Verscend in accordance with clause (i)(y) above, prior to the Special Meeting (including any adjournments and postponements thereof);

  o
  such Acquisition Proposal was publicly disclosed or communicated to the stockholders of the Cotiviti prior to the Special Meeting (including any adjournments and postponements thereof); and

  o
  within 12 months of the termination of the Merger Agreement, Cotiviti enters into a definitive agreement with respect to any Acquisition Proposal (regardless of when made or the counterparty thereto) or consummated any Acquisition Proposal (regardless of when made or the counterparty thereto) (with references to "20%" in the definition of Acquisition Proposal deemed to be references to "50%" for the purposes of this bullet);

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SUMMARY

  •
  by Verscend if prior to receipt of the Required Company Stockholder Approval, the Board makes an Adverse Recommendation Change; or

  •
  by Cotiviti prior to receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, so long as Cotiviti has complied with the non-solicitation and related provisions in the Merger Agreement described in No Solicitation; Acquisition Proposals" of this proxy statement (such termination conditioned on the substantially concurrent payment by Cotiviti to Verscend of the termination fee described above).

Generally, subject to the remedies of specific performance described in the Merger Agreement, Verscend's right to receive from Cotiviti the termination fee referenced above will, solely in circumstances in which the fee is owed, constitute the sole and exclusive remedy of Verscend and Merger Sub against Cotiviti and certain of its related parties and representatives. See the section entitled "The Merger Agreement—Termination Fees" of this proxy statement.

Verscend must pay to Cotiviti a termination fee of $217.5 million if, but only if, the Merger Agreement is validly terminated:

  •
  by Cotiviti if if Verscend or Merger Sub has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement in a manner that would reasonably be expected, individually or in the aggregate, to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement, except that, if such breach is curable by Verscend or Merger Sub on or prior to the date that is three business days prior to the End Date, then such termination will become effective only if the breach is not cured on or prior to the date that is three business days prior to the End Date, and Cotiviti will only have this termination right so long as it is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement;

  •
  by Cotiviti if (i) the mutual conditions to the Merger to the benefit of Cotiviti, Verscend and Merger Sub and the conditions to the Merger to the benefit of Verscend and Merger Sub have been and continue to be satisfied or waived at the time the Merger is required to have occurred under to the terms of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the satisfaction or waiver of such conditions and at all relevant times such conditions were capable of being satisfied), (ii) Verscend failed to consummate the Merger on the date required under the terms of the Merger Agreement, (iii) Verscend fails to consummate the Merger by the earlier of (x) three business days after written notice is delivered by Cotiviti to Verscend that the events referenced in (i) and (ii) above have occurred and (y) the End Date, and (iv) the Cotiviti has irrevocably confirmed to Verscend in writing that it is prepared to consummate the Merger and that at all times during the three business day period referenced in clause (iii) above Cotiviti stood ready, willing and able to consummate the Merger; or

  •
  by Verscend or Cotiviti if (i) the Merger has not been consummated on or before the End Date, so long as the terminating party's failure to perform or comply with any covenant or obligation under the Merger Agreement has not been the principal cause of, or resulted in, the failure of the Merger to have been consummated on or before the End Date and (ii) the Merger Agreement is terminable by Cotiviti pursuant to either of the two preceding bullet points.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	30

SUMMARY

Generally, subject to (x) Verscend's indemnification and reimbursement obligations in connection with Cotiviti's cooperation obligations in respect of Verscend's financing efforts under the Merger Agreement and (y) an order of specific performance as and only to the extent expressly permitted under the terms of the Merger Agreement, Cotiviti's right to terminate the Merger Agreement under the terms of the Merger Agreement and receive from Verscend the termination fee referenced above will, in the event Verscend and Merger Sub fail to consummate the Merger or otherwise breach the Merger Agreement or fail to perform thereunder (whether willful, intentional or otherwise), constitute the sole and exclusive remedy of Cotiviti against Verscend, Merger Sub and and certain of its related parties and representatives. See the section entitled "The Merger Agreement—Termination Fees" of this proxy statement.

Generally, if Cotiviti actually receives the foregoing termination fee, Verscend will have no further liability to Cotiviti under the Merger Agreement.

EXPENSES GENERALLY (PAGE 120)

Generally, whether or not the Merger is consummated, Cotiviti and Verscend are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

MARKET PRICES AND DIVIDEND DATA (PAGE 41)

Our Common Stock is listed on the New York Stock Exchange under the symbol "COTV." On June 4, 2018 (the last day before news reports suggested that the Company was engaged in a transaction process), the closing price of our Common Stock on the New York Stock Exchange was $33.95 per share. On June 18, 2018, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of our Common Stock on the New York Stock Exchange was $39.89 per share. On [                           ], 2018, the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on the New York Stock Exchange was $[                           ] per share. You are encouraged to obtain current market quotations for Common Stock.

Prior to the consummation of our initial public offering, we paid a special cash dividend of $150.0 million or $1.94 per share of common stock outstanding, to holders of record of our Common Stock on May 24, 2016. Since then, we have not declared or paid any cash dividends on our capital stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Verscend, any cash dividends on our capital stock in the foreseeable future.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	31

THE COMPANIES

Cotiviti Holdings, Inc.

Cotiviti is a Delaware corporation with principal executive offices located at One Glenlake Parkway, Suite 1400, Atlanta, Georgia 30328, telephone number (770) 379-2800. Cotiviti is a leading provider of payment accuracy and analytics-driven solutions that helps payers, other risk-bearing healthcare organizations and retailers achieve their business objectives. Through a combination of analytics, technology and deep industry expertise, our solutions create insights that unlock value from the complex interactions between clients and their stakeholders. Cotiviti's integrated solutions review claims for accuracy with respect to billing accuracy, contract compliance, payment responsibility and clinical appropriateness before and after claims are paid. Our Common Stock is listed on the New York Stock Exchange under the symbol "COTV."

For additional information about Cotiviti and our business, see the section entitled "Where You Can Find More Information" of this proxy statement.

Verscend Technologies, Inc.

Verscend is a Delaware corporation with principal executive offices located at 201 Jones Road, 4th Floor, Waltham, MA 02451, telephone number (781) 693-3700. Verscend drives better healthcare outcomes through data analytics, supporting payers' financial performance and quality improvement initiatives. Verscend's Payment Accuracy, Risk Adjustment, and Quality and Performance solutions help organizations utilize their data so they can efficiently and cost-effectively succeed in the new era of healthcare.

Rey Merger Sub, Inc.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Verscend, with principal executive offices located at 201 Jones Road, 4th Floor, Waltham, MA 02451, telephone number (781) 693-3700. It was formed on June 18, 2018 solely for the purpose of entering into the Merger Agreement and effecting the transactions contemplated thereby, including the Merger.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	32

THE SPECIAL MEETING

We are furnishing this proxy statement to the Cotiviti stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof. This proxy statement provides the Cotiviti stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.

DATE AND TIME OF THE SPECIAL MEETING

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on [             ], 2018 at 9:00 a.m., Eastern Time, or at any adjournment or postponement thereof. The Special Meeting will be held online at www.virtualshareholdermeeting.com/COTV2018SM.

PURPOSE OF THE SPECIAL MEETING

At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Executive Compensation Proposal and (iii) Adjournment Proposal. If our holders of Common Stock fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Appendix A, and the material provisions of the Merger Agreement are described under the section entitled "The Merger Agreement" of this proxy statement.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [             ], 2018.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

Only stockholders of record as of the close of business on [             ], 2018, the Record Date for the Special Meeting, are entitled to notice and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our offices located at One Glenlake Parkway, Suite 1400, Atlanta, Georgia 30328, during regular business hours for a period of at least 10 days before the Special Meeting and at the place of the Special Meeting during the meeting.

As of the Record Date, there were approximately [             ] shares of our Common Stock outstanding and entitled to vote at the Special Meeting, comprising [             ] shares of Common Stock issued and outstanding and [             ] contingently issuable restricted shares of Common Stock outstanding.

A quorum of stockholders is necessary to transact business at the Special Meeting. Our Amended and Restated Bylaws (the "Bylaws") provide that the presence at the Special Meeting, by remote communication or represented by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote at the meeting ([             ] shares) will constitute a quorum for Cotiviti to transact business at a Special Meeting. In general, shares of our Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. Shares represented by proxies received but marked "ABSTAIN" will be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining a quorum. Broker non-votes will not be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining a quorum.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	33

THE SPECIAL MEETING

In the event that a quorum is not present at the Special Meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

VOTE REQUIRED; ABSTENTIONS AND BROKER NON-VOTES

Each share of Common Stock issued and outstanding and each contingently issuable restricted share of Common Stock outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the Record Date. Adoption of the Merger Agreement by our stockholders is a condition to the closing of the Merger.

Approval of each of the Executive Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of our Common Stock representing a majority of the votes cast (excluding abstentions) on the matter at the Special Meeting.

If a Cotiviti stockholder fails to vote or abstains from voting, it will have the same effect as if the stockholder voted "AGAINST" the Merger Proposal. If a Cotiviti stockholder fails to vote or abstains from voting, it will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal.

If you hold your shares in "street name," the failure to instruct your bank, broker or other nominee on how to vote your shares will result in a broker non-vote. Broker non-votes will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal.

SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

As of the close of business on the Record Date, directors and executive officers of Cotiviti and their affiliates beneficially owned and were entitled to vote, in the aggregate, [             ] shares of our Common Stock, which represented approximately [         ]% of the shares of our Common Stock that would have been entitled to vote at the special meeting if held as of that date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Common Stock (i) "FOR" the Merger Proposal; (ii) "FOR" the Executive Compensation Proposal and (iii) "FOR" the Adjournment Proposal, although none of them is obligated to do so.

On June 19, 2018, certain direct and indirect stockholders of Cotiviti representing ownership of approximately 44% of the outstanding shares of our Common Stock as of the date of the Merger Agreement, entered into the Voting Agreement with Verscend, pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed to vote their shares of our Common Stock in favor of the Merger Proposal and Adjournment Proposal and against any alternative proposal (including an Acquisition Proposal) or any other action, agreement or transaction intended to impede or interfere with the Merger or the other transactions contemplated by the Merger Agreement or the performance of the stockholders under the Voting Agreement.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	34

THE SPECIAL MEETING

VOTING; PROXIES

Attendance

All holders of shares of Common Stock as of the close of business on the Record Date, including stockholders of record and beneficial owners of Common Stock registered in the "street name" of a bank, broker or other nominee, are invited to attend the virtual Special Meeting. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/COTV2018SM. You also will be able to vote your shares electronically at the Special Meeting.

To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 9:00 a.m., Eastern Time on [             ], 2018. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Providing Voting Instructions by Proxy

To ensure that your shares of Common Stock are voted at the Special Meeting, we recommend that you provide voting instructions by proxy as soon as possible, whether or not you plan to attend the virtual Special Meeting.

Shares of Common Stock Held by a Record Holder

If you are a stockholder of record and your shares of Common Stock are registered in your name with our transfer agent, AST, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares of Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the Special Meeting, your shares of Common Stock will be voted in the manner directed by you on your proxy card.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted "FOR" each of the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. If you fail to return your proxy card and you are a holder of record as of the close of business on the Record Date, the effect of such failure to vote will be that your shares of Common Stock will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting,

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THE SPECIAL MEETING

will have the same effect as a vote "AGAINST" the Merger Proposal, and will not have an effect on the vote regarding the Executive Compensation Proposal or the Adjournment Proposal.

Shares of Common Stock Held in "Street Name"

If your shares of Common Stock are held in "street name" through a bank, broker or other nominee, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares. You may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or over the Internet or by telephone through your bank, broker or other nominee if such a service is provided by them to you. To vote via the Internet or telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or other nominee.

Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote your shares on "routine" matters if you fail to instruct your bank, broker or other nominee on how to vote your shares with respect to such matters. Each of the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal are "non-routine" matters, and your bank, broker and other nominee therefore cannot vote on these proposals without your instructions. Accordingly, if you do not return your voting form to your bank, broker or other nominee and do not vote via the Internet or telephone through your bank, broker or other nominee, if applicable, such actions will result in a "broker non-vote." Broker non-votes will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, will have the same effect as a vote "AGAINST" the Merger Proposal and will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

  •
  granting a new proxy bearing a later date (which automatically revokes the earlier proxy);

  •
  providing a written notice of revocation to the Secretary at our offices at Cotiviti Holdings, Inc., One Glenlake Parkway, Suite 1400, Atlanta, GA 30328, prior to your shares being voted; or

  •
  attending the virtual Special Meeting online and voting your shares electronically during the Special Meeting.

Please note, however, that only your last-dated proxy will count. Participating in the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Cotiviti or by sending a written notice of revocation to Cotiviti, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Cotiviti before the Special Meeting. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the Special Meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on [             ], 2018.

If you hold your shares of Common Stock in "street name," you should contact your bank, broker or other nominee for instructions regarding how to change your vote or submit new voting instructions. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will

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THE SPECIAL MEETING

allow Cotiviti stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

ABSTENTIONS

An abstention occurs when a stockholder attends a meeting, either by remote communication or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the Merger Proposal but will not have an effect on the Executive Compensation Proposal or the Adjournment Proposal.

ADJOURNMENTS AND POSTPONEMENTS

Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Under our Bylaws, the Special Meeting may be adjourned or postponed by the Board at any time in advance of the meeting, or by the chairperson of the Special Meeting if a quorum is not present. If the Board fixes a new record date for the adjourned meeting, or if the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting as of such new record date. In addition, the Board could postpone the Special Meeting before it commences. If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as so adjourned or postponed.

In the event that there is present at the Special Meeting, by remote communication or represented by proxy, sufficient favorable voting power to secure the vote of our stockholders necessary to adopt the Merger Agreement by approving the Merger Proposal, we do not anticipate that we will adjourn or postpone the Special Meeting.

BOARD RECOMMENDATION

The Board, after considering various factors described under the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cotiviti and its stockholders, and directed that the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, be submitted to the stockholders of Cotiviti for their adoption.

The Board unanimously recommends that you vote (i) "FOR" the Merger Proposal; (ii) "FOR" the Executive Compensation Proposal and (iii) "FOR" the Adjournment Proposal.

SOLICITATION OF PROXIES

The Board is soliciting your proxy, and we will bear the cost of this solicitation of proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our Common Stock.

Proxies may be solicited by mail, personal interview, e-mail, telephone, facsimile or via the Internet, without additional compensation, by certain of Cotiviti' directors, officers and employees.

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THE SPECIAL MEETING

ANTICIPATED DATE OF CONSUMMATION OF THE MERGER

We currently anticipate that the Merger will be consummated no later than the fourth quarter of 2018, assuming satisfaction or waiver of all of the conditions to the Merger. However, because the Merger is subject to certain conditions, it is possible that factors outside the control of Cotiviti and Verscend could result in the Merger being consummated at a later time or not at all.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominees may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement for the Special Meeting may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of our proxy statement to any stockholder upon written or oral request to Cotiviti Holdings, Inc., Attention: Corporate Secretary, One Glenlake Parkway, Suite 1400, Atlanta, Georgia 30328, telephone: (770) 379-2800. Any stockholder who wants to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder's bank, broker or other nominee, or the stockholder may contact Cotiviti at the above address and phone number.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain "forward-looking statements" that do not directly or exclusively relate to historical facts. Forward-looking statements can usually be identified by the use of terminology such as "anticipate," "believe," "continue," "could," "estimate," "evolve," "expect," "forecast," "intend," "looking ahead," "project," "may," "opinion," "plan," "possible," "potential," "project," "should," "will" and similar words or expressions. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

  •
  the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement or failure to satisfy the other conditions to the consummation of the Merger, including the termination or expiration of any waiting period applicable to the Merger under the HSR Act and any mandatory waiting period or receipt of any required consent, approval or other authorization;

  •
  the risk that the Merger Agreement may be terminated in circumstances requiring us to pay Verscend a termination fee of $100 million;

  •
  risks that the proposed Merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

  •
  the effect of the announcement or pendency of the Merger on our business relationships (including, without limitation, customers and suppliers), operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

  •
  risks related to diverting the attention of our management and employees from ongoing business operations;

  •
  the risk that our stock price may decline significantly if the Merger is not consummated;

  •
  risks related to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates or credit ratings, changes in tax laws, regulations, rates and policies or competitive development;

  •
  the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals during the pendency of the Merger;

  •
  the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against us and others;

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

  •
  the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes; and

  •
  the fact that our stockholders would forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company.

Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the headings "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q (see the section entitled "Where You Can Find More Information" of this proxy statement). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Our stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

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MARKET PRICES AND DIVIDEND DATA

Our Common Stock has been traded on the New York Stock Exchange under the symbol "COTV" since May 26, 2016. Prior to that time, there was no public market for our shares. The table below sets forth, for the periods indicated, the range of high and low closing prices per share of our Common Stock as reported by the New York Stock Exchange.

	High	Low
2018
3rd Quarter (through July 6, 2018)	$44.39	44.12
2nd Quarter	$44.20	$32.77
1st Quarter	$36.79	$31.72

	High	Low
2017
4th Quarter	$36.08	$30.90
3rd Quarter	$44.60	$34.26
2nd Quarter	$42.45	$36.93
1st Quarter	$41.63	$33.21

	High	Low
2016
4th Quarter	$35.93	$29.79
3rd Quarter	$33.68	$21.09
2nd Quarter (starting May 26, 2016)	$21.13	$17.11

As of the Record Date, there were [             ] shares of our Common Stock outstanding, held by approximately [             ] stockholders of record. The actual number of stockholders is considerably greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Prior to the consummation of our initial public offering, we paid a special cash dividend of $150.0 million or $1.94 per share of common stock outstanding, to holders of record of our Common Stock on May 24, 2016. Since then, we have not declared or paid any cash dividends on our capital stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Verscend, any cash dividends on our capital stock in the foreseeable future.

On June 4, 2018 (the last day before news reports suggested that the Company was engaged in a transaction process), the closing price of our Common Stock on the New York Stock Exchange was $33.95 per share. On June 18, 2018, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of our Common Stock on the New York Stock Exchange was $39.89 per share. On [             ], 2018, the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on the New York Stock Exchange was $[             ] per share. You are encouraged to obtain current market quotations for Common Stock.

Our Common Stock is currently registered under the Exchange Act. If the Merger is consummated, Cotiviti will cease to be a publicly traded company and will become a wholly owned subsidiary of Verscend, and our Common Stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act.

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THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

CERTAIN EFFECTS OF THE MERGER ON COTIVITI

If the Merger Agreement is adopted by the Cotiviti stockholders and all other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will merge with and into Cotiviti, with Cotiviti continuing as the surviving corporation and a wholly owned subsidiary of Verscend.

At the Effective Time, each share of our Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes. If the Merger is consummated, you will no longer own any shares of capital stock of Cotiviti as of the Effective Time.

Our Common Stock is currently registered under the Exchange Act and is listed on the New York Stock Exchange under the symbol "COTV." If the Merger is consummated, Cotiviti will cease to be a publicly traded company and will become a wholly owned subsidiary of Verscend, and our Common Stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act.

EFFECT ON COTIVITI IF THE MERGER IS NOT CONSUMMATED

If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, Cotiviti stockholders will continue to hold their shares of Common Stock and will not receive any payment for such shares of Common Stock. Instead, Cotiviti will remain a public company, our Common Stock will continue to be listed and traded on the New York Stock Exchange and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is possible that the price of our Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our Common Stock. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Cotiviti will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, under specified circumstances, we may be required to pay Verscend a termination fee upon the termination of the Merger Agreement, as described under the section entitled "The Merger Agreement—Termination Fee" of this proxy statement.

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THE MERGER

MERGER CONSIDERATION

Upon consummation of the Merger, at the Effective Time, by virtue of the Merger and without any action on the part of Verscend, Merger Sub or Cotiviti or their respective stockholders, each outstanding share of our Common Stock (including shares of Common Stock that were issued as restricted Common Stock that have vested on or prior to the date of the consummation of the Merger, but excluding Cancelled Shares and Dissenting Shares), will be converted into the right to receive $44.75 in cash, which we refer to as the Merger Consideration, without interest and less any applicable withholding taxes. From and after the Effective Time, all of the shares of Common Stock converted into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate and each holder of a Book-Entry Share, in each case, outstanding immediately prior to the Effective Time previously representing any such shares of Common Stock will thereafter cease to have any rights with respect to such securities other than the right to receive, upon surrender of such certificates and Book-Entry Shares, the Merger Consideration, without interest and less any applicable withholding taxes. As described further under the section entitled "The Merger Agreement—Payment for Common Stock" of this proxy statement, prior to the Effective Time, Verscend will deposit or cause to be deposited, with a nationally recognized financial institution as paying agent, cash in an amount necessary to pay the aggregate Merger Consideration payable to all of the holders of Common Stock including Common Stock represented by a Book-Entry Share outstanding immediately prior to the Effective Time, other than the Cancelled Shares, restricted shares pursuant to a Cotiviti restricted stock award and except for any Dissenting Shares (and which shall not include any amounts payable to the holders of Cotiviti options, restricted stock unit awards and restricted stock awards, which will be paid through Cotiviti's payroll system). Promptly following the Effective Time and in any event no later than the second business day following the Effective Time, you will receive a letter of transmittal instructing you to send your Book-Entry Shares to the paying agent in order to receive the Merger Consideration, without interest and less any applicable withholding taxes, for each share of our Common Stock represented by such Book-Entry Shares.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, but you will no longer have any rights as a Cotiviti stockholder as a result of the Merger (except with respect to Dissenting Shares), nor will you be entitled to receive any shares in Verscend or the surviving corporation.

BACKGROUND OF THE MERGER

The Company was incorporated in Delaware on June 4, 2012 and operated as a privately held company until May 26, 2016, when it completed an initial public offering of its common stock. The Board, together with Company senior management, regularly reviews and assesses the Company's performance, stock price, risks, opportunities and strategy in light of the current business and economic environment, as well as evolving industry dynamics as they may affect the Company's long-term strategic goals and plans. As a matter of practice, the Board and Company senior management, together with their legal and financial advisors, regularly review and evaluate a wide range of the Company's strategic opportunities for business combinations, acquisitions and other financial and strategic alternatives, including continuing as a standalone company, with a view to maximizing shareholder value. Additionally, the Board and Company senior management have identified, and from time to time discussed and evaluated, the significant costs and risks associated with operating as an independent, standalone public company, including costs associated with transitioning from managing a privately held company to managing a public company, risks associated with the evolving healthcare regulatory environment across the

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THE MERGER

Company's businesses, and the increasing competitive intensity of the healthcare and retail sectors in which the Company operates.

During 2017, through several registered secondary public offerings, affiliates of Advent International Corporation ("Advent") sold a portion of their shares of the Company's common stock such that since August 7, 2017, Advent and its affiliates have held less than 50% of the Company's outstanding common stock. As of the date of this proxy statement, Advent and its affiliates hold an aggregate of approximately 44% of the combined voting power of the Common Stock.

Between late November 2017 and early 2018, the Company received, either directly or through financial advisors, expressions of interest from potential counterparties regarding a possible transaction with the Company. These expressions of interest were promptly conveyed to senior management and the Board, but did not progress or result in any specific proposals.

On February 11, 2018, representatives of a potential counterparty ("Private Equity Firm A") and one of its portfolio companies ("Party A") submitted to Mr. Doug Williams, Chief Executive Officer of the Company and a member of the Board, and David Swift, the Chairman of the Board, a written non-binding proposal (the "February 2018 Proposal"), based on publicly available information, to acquire the Company for $39 per share in cash, which represented a 21% premium over the Company's closing stock price of $32.33 per share on February 9, 2018.

On February 13, 2018 and February 14, 2018, the Board held a regularly scheduled in-person meeting, at which Bradley Ferguson, Chief Financial Officer of the Company, and Jonathan Olefson, General Counsel of the Company, were present. At the meeting, Mr. Olefson informed the Board of the Company's receipt of the February 2018 Proposal and discussed the contents of the proposal, and reminded the Board of the various parties which had previously expressed interest in transactions involving the Company. The Board discussed the February 2018 Proposal and the strategic and financial position of the Company, macro-economic conditions, the factors and variables that impact growth rates and value creation for the Company, and several other related matters. The Board determined to undertake a comprehensive review of the Company's available strategic opportunities, including a potential sale, strategic acquisitions, recapitalizations, share repurchases, and other strategic and financial arrangements. The Board also determined to undertake a comprehensive review of the standalone plan for the Company, and certain risks and opportunities associated therewith. Mr. Olefson reviewed with the directors their fiduciary duties, including in the context of considering strategic alternatives.

At the Board's direction, Company management subsequently retained Latham & Watkins LLP ("Latham") as the Company's outside legal advisor in connection with the evaluation and negotiation of a potential strategic transaction on the basis of Latham's history with the Company, expertise advising companies in the healthcare and technology industries, and its expertise in mergers and acquisitions.

On February 14, 2018, the Board unanimously resolved to form a Strategy Committee, composed of directors Mr. John Maldonado, Mr. James Parisi and Mr. Halsey Wise, to assist the Board in fulfilling its responsibilities relating to the review, evaluation, and negotiation of potential strategic decisions that could be available to the Company, including the review of the Company's standalone plan. The Board discussed the possibility of a Strategy Committee comprised solely of members of the Board who were not affiliated with Advent, but determined that Advent's interests with respect to a potential transaction appeared to be aligned with those of the other shareholders, that given his knowledge and expertise Mr. Maldonado would provide invaluable contributions to the review process, and that if potential conflicts of interest arose then that issue could be revisited and addressed. The Strategy Committee subsequently appointed Mr. Wise as chairman due to his management and mergers and acquisitions experience. The

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THE MERGER

Board also authorized the Strategy Committee to independently engage legal, financial and other advisors and consultants.

On February 15, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of Latham were present. The Strategy Committee and Latham reviewed the responsibilities and authority of the members of the Strategy Committee and the directors' fiduciary duties in the context of evaluating the Company's long-term strategic plan, including considering strategic alternatives. The Strategy Committee also discussed the importance of evaluating existing and potential conflicts of interest, including the importance of considering personal and financial relationships of the members of the Strategy Committee, and the Board generally, and whether there might be differing interests as between Advent and the other shareholders of the Company. The Strategy Committee also discussed that members of Company management could have different interests from the Company's shareholders, and that those interests would need to be monitored in the strategic review.

The members of the Strategy Committee then discussed the potential retention of a financial advisor to the Company. Following discussion, the Strategy Committee determined that the Company should retain Goldman Sachs to assist with the evaluation of broad-based strategic alternatives, including the February 2018 Proposal, as well as the Company's standalone plan, based on Goldman Sachs' experience and expertise as a financial adviser in a wide variety of transactions and due to its familiarity with the healthcare industry and the Company.

After consideration and discussion with management and the Company's financial and legal advisors, the Strategy Committee authorized a letter to Private Equity Firm A and Party A in response to the February 2018 Proposal (which was subsequently delivered on February 17, 2018) explaining that the Board intended to evaluate the strategic alternatives available to the Company and would not be responding to the February 2018 Proposal until that review was completed.

On February 22, 2018, the Company entered into a customary confidentiality agreement with Goldman Sachs in connection with the Company's potential retention of Goldman Sachs as a financial advisor to the Company.

On February 23, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of Latham and Goldman Sachs were present, to discuss the Company's standalone plan in view of consolidation in the sector. During this meeting, the Strategy Committee and management also discussed potential interests that management (including Mr. Williams) and members of the Board might have with various counterparties to potential transactions involving the Company, and concluded that no such interests adversely impacted the process at that stage.

Also on February 23, 2018, a representative of an investment bank ("Bank A") left a voicemail with Mr. Williams, indicating that Bank A had been approached by a representative of a potential counterparty ("Party B") to discuss Party B's possible retention of Bank A in connection with a bid to acquire the Company. In the voicemail, the Bank A representative explained that Bank A would prefer to represent the Company in a potential strategic transaction. The Company did not respond to this expression of interest.

On February 27, 2018, a representative of Veritas Capital Fund Management, L.L.C. ("Veritas Capital") called Mr. Maldonado to discuss the Company's business and a potential strategic transaction involving the Company. Mr. Maldonado subsequently informed the other members of the Strategy Committee and Goldman Sachs about Veritas Capital's expression of interest.

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THE MERGER

On March 2, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham and Goldman Sachs were present. Representatives of Goldman Sachs reviewed with the Strategy Committee a number of illustrative strategic alternatives, including continuing on the Company's standalone plan, exploring the Company's expansion through an acquisition or merger, and pursuing a sale of the Company. Representatives of Latham then reviewed Goldman Sachs' relationships with Advent, which are summarized below under the section entitled "The Merger—Fairness Opinion of Cotiviti's Financial Advisor: Goldman Sachs & Co. LLC" of this proxy statement. The Strategy Committee determined that, based on the information then provided, such relationships would not preclude Goldman Sachs from effectively advising the Company.

On March 9, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham and Goldman Sachs were present, to discuss recent strategic transactions in the industry, public market perspectives on the Company, and Goldman Sachs' preliminary financial analyses relating to the Company. Members of Company management then discussed the Company's business model, including related risks and opportunities.

On March 12, 2018, a representative of Veritas Capital contacted Mr. Maldonado to express Veritas Capital's continued interest in engaging with the Company in a potential strategic transaction. Mr. Maldonado reminded Veritas Capital that any such interest would be subject to consideration by the full Board. Mr. Maldonado subsequently informed the other members of the Strategy Committee and Goldman Sachs about Veritas Capital's outreach.

On March 14, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of Latham were present, to discuss the status of management's preliminary projections.

On March 16, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham and Goldman Sachs were present, to discuss Goldman Sachs' preliminary financial analyses of the Company, which contained analytics relating to a variety of strategic alternatives involving the Company. Representatives of Goldman Sachs provided an overview of potential strategic alternatives involving the Company, including share repurchases, bolt-on and other strategic acquisitions, and a merger or sale of the Company, as well as an overview of recent transactions in the healthcare industry. Representatives of Goldman Sachs then reviewed with the Strategy Committee potential strategic partners who had expressed an interest or which Goldman Sachs believed might have an interest in acquiring the Company (including three potential counterparties who had recently contacted the Company or Goldman Sachs expressing interest in a potential transaction with the Company, which are referred to as "Private Equity Firm B", "Private Equity Firm C" and "Private Equity Firm D"). Representatives of Goldman Sachs discussed the financial strength, capital structures, and risks involved with gauging interest from such parties, including that a broad transaction process could also increase the likelihood of leaks that could be disruptive to the Company's ongoing business. The Strategy Committee discussed methods to mitigate these risks. Representatives of Goldman Sachs and the Strategy Committee discussed the process of engaging with potential strategic partners and the importance of crafting a transaction process that would permit the Board to pursue strategic opportunities that would provide the most value to the Company's shareholders, should the Board decide to initiate a transaction process, and the advantages and disadvantages of engaging with financial sponsors as opposed to strategic counterparties. The Strategy Committee also discussed market activity and timing for the Company to explore a potential strategic transaction. The Strategy Committee concluded that it was an opportune time for the Company to consider strategic alternatives.

On March 20, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham and Goldman Sachs were present, to discuss

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THE MERGER

Goldman Sachs' updated preliminary financial analyses, as well as potential strategic alternatives involving the Company, including the Company's standalone plan with potential for bolt-on opportunities and/or share repurchases, strategic acquisitions, and a merger or sale of the Company, and the potential impact of illustrative share repurchase activity on the Company's price per share. Representatives of Goldman Sachs also discussed potential counterparties and illustrative transaction process structures. The Strategy Committee and Latham also discussed, among other things, the healthcare and equity markets, the Company's trajectory as a public company, and the Company's relative strengths and weaknesses as a potential acquirer and the risks of integrating businesses.

On March 27, 2018, the Board held a special telephonic meeting, at which members of Company management and representatives of each of Latham and Goldman Sachs were present. Latham reviewed the directors' fiduciary duties, including in the context of evaluating the Company's strategic alternatives. Latham also provided a summary of financial and personal relationships as between Mr. Williams and each member of the Strategy Committee, on the one hand, and various potential participants in a strategic transaction, on the other hand. The Board concluded that these relationships were immaterial. Mr. Wise then presented to the Board the work conducted by the Strategy Committee, including: (1) a discussion of the process to review and test the standalone plan of the Company; (2) a discussion of the broad scope of ideas explored and weighed, including potential acquisitions, mergers of equals, divestitures of units, recapitalizations, a sale of the Company and other alternatives, including to continue the standalone plan; (3) a discussion of Advent's position and how its interests and investment horizon could potentially be different than those of other shareholders of the Company; (4) different ways of structuring a transaction process for the Company; (5) Company-specific issues and macro issues that might impact the Company's strategy; and (6) the use of regular executive sessions to ensure a thorough review of all alternatives to maximize value for all of the Company's shareholders. The Board then reviewed and discussed Company management's standalone plan and its underlying assumptions. Representatives of Goldman Sachs then provided a summary of the work conducted by Goldman Sachs in conjunction with the Strategy Committee, as well as an overview of various strategic alternatives. Representatives of Goldman Sachs also discussed the contents of the relationship disclosure letter it had delivered to the Company the previous week. The Board discussed the Company's various strategic alternatives and potential benefits and risks to the Company's shareholders associated with those alternatives, including general market risk, the possibility of upcoming consolidation in the industry (and whether the Company's shareholders would better benefit from receiving cash as compared to the risks of integration by combining with other companies), the Company's current and potential performance, and other factors. The Board also discussed the potential for conflicts, including as related to Advent (such as a different investment horizon and/or the desire to invest in a transaction) and management, how a transaction process could be conducted, how conflicts should be monitored, and the risks associated with a failed transaction process. The Board determined that it was in the best interests of the shareholders to run a process designed to determine whether there was a strategic transaction that would maximize value to shareholders. After extensive discussion about the Strategy Committee (including whether to have a committee comprised entirely of members of the Board who were not affiliated with Advent), the Board unanimously determined to reconstitute and further empower the Strategy Committee, to be comprised of four Board members - Messrs. Wise, Parisi, Maldonado and Kenneth Goulet. The Strategy Committee was also instructed (i) to retain a financial advisor for the Board, which could include Goldman Sachs, and a financial advisor for the Strategy Committee, to provide additional input and perspective, (ii) to design and conduct a process to explore a sale of the Company (and the Board determined that it would then evaluate, based on the results of that process, whether a sale of the Company would be in the best interests of the Company's shareholders), and (iii) to regularly monitor for potential conflicts and evaluate the appropriate manner to address those conflicts.

In late March 2018, at the recommendation of Latham, Company management retained Richards, Layton & Finger, P.A. ("RLF"), to serve as Delaware counsel to the Company based on RLF's expertise in Delaware law and governance matters.

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THE MERGER

On March 30, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham and Goldman Sachs were present, to discuss how to design a transaction process that would maximize shareholder value, identify and mitigate conflicts of interest and avoid undue harm to the Company if such process was not successful. The Strategy Committee reviewed a list of potential counterparties prepared by Goldman Sachs, including a mix of strategic and financial counterparties. The Strategy Committee determined, after consultation with Goldman Sachs, that a focused solicitation should be pursued to minimize risks of public disclosure and potential customer disruption, and instructed Goldman Sachs to contact a limited number of counterparties that, based on their financial capacity and experience in the Company's industry, were most likely to be feasible counterparties.

            Between April 2, 2018 and April 9, 2018, as directed by the Strategy Committee and Company management, representatives of Goldman Sachs contacted seven potential strategic counterparties, five financial sponsors, and four private equity-backed strategic counterparties, to gauge their interest in a potential transaction involving the Company. The counterparties contacted by Goldman Sachs included all of the counterparties that had previously expressed an interest in a transaction with the Company that the Strategy Committee, in consultation with its legal and financial advisors, determined constituted or could constitute feasible counterparties and whose presence would aid a transaction process, including by increasing competition. Private Equity Firm A and Party A, which had submitted the February 2018 Proposal, were invited to participate in the process and informed that the Company would not otherwise be responding to the February 2018 Proposal.

            In furtherance of the Board's decision to reconstitute and further empower the Strategy Committee, the Strategy Committee's charter was amended and restated as of April 5, 2018 (as so amended and restated, the "Amended and Restated Charter of the Strategy Committee") to modify the Strategy Committee's mandate, authority and composition. Under its initial charter, the Strategy Committee's mandate was to review the Company's long-term strategic plan, strategies and all strategic transactions available to the Company, as well as other related matters. Under the Amended and Restated Charter of the Strategy Committee, the Strategy Committee's mandate was expanded to (i) explore the potential for one or more strategic transactions, including any sale, merger or business combination of the Company or any disposition of all or substantially all of the assets of the Company, which might reasonably be in the best interests of the Company's shareholders; (ii) if no such strategic transaction existed or if the Strategy Committee determined that no such strategic transaction is reasonably available or is in the best interests of the Company's shareholders, to work with Company management on the Company's standalone plan to preserve and enhance shareholder value on a standalone basis; and (iii) if one or more strategic transactions could reasonably be believed to be in the best interests of the Company's shareholders, then to negotiate the terms and conditions thereof on behalf of the Company. In furtherance of this mandate, the Board empowered the Strategy Committee to, among other things: (1) oversee, review and evaluate communications, inquiries, expressions of interest and proposals for a strategic transaction and enter into, negotiate and/or recommend confidentiality, standstill and related or similar agreements with such parties in connection with any proposed strategic transaction; (2) review and evaluate the terms and conditions and determine the advisability of any strategic transaction and consider, pursue and/or recommend any alternatives thereto; (3) negotiate the terms and conditions of any strategic transaction, including the terms and conditions of a definitive or other agreement with respect thereto, or to negotiate any alternative thereto, and cause the Company to enter into agreements related thereto, subject to the approval by the Board as may be required under applicable law; (4) conduct any investigation the Strategy Committee deems necessary or appropriate to fulfill its duties; and (5) make recommendations to the Board with respect to whether the Strategy Committee believed any strategic transaction should be pursued or could be advisable and in the best interests of the Company and its shareholders. The Strategy Committee was also authorized to

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independently engage legal, financial and other advisors and consultants as appropriate to perform its duties under the Amended and Restated Charter. Furthermore, under the Amended and Restated Charter of the Strategy Committee, if a member of the Strategy Committee or of the Board were to determine that a real or potential conflict of interest exists for such member or any other member, such member shall disclose such real or potential conflict of interest to the other members of the Strategy Committee and excuse himself or herself from the meeting, not take part in any discussions regarding such real or potential conflict of interest, and recuse himself or herself from voting on matters that relate to such real or potential conflict of interest. At each meeting of the Strategy Committee (both before and after the Strategy Committee's charter was restated), the members thereof met in various executive sessions with representatives of Company management, Goldman Sachs, William Blair (beginning on April 13, 2018) and Latham and monitored and discussed any potential conflicts of interest of Advent, management, Goldman Sachs, William Blair or Latham with respect to potential counterparties, as applicable. As part of this ongoing process, Mr. Maldonado would excuse himself from any discussion of potential conflicts relating to Advent. The Strategy Committee did not find that any conflicts existed or materialized during the process that gave rise to any concern.

            On April 5, 2018, representatives of a potential counterparty ("Private Equity Firm E"), who was not at the time a participant in the transaction process, contacted representatives of Goldman Sachs to express interest in a potential strategic transaction involving the Company, which Goldman Sachs promptly reported to the Strategy Committee.

            On April 6, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham and Goldman Sachs were present, to discuss the status of the process and preliminary feedback received on potential buyer interest. At this meeting representatives of Goldman Sachs provided an overview of its relationships in the industry and with potential participants in a transaction. The members of the Strategy Committee determined that none of the relationships summarized by representatives of Goldman Sachs would unduly impact its ability to serve as an advisor.

            On April 9, 2018, Mr. Williams contacted a representative of William Blair, which served as an underwriter in the Company's initial public offering and follow-on offerings, about potentially serving as a financial advisor to the Strategy Committee in connection with a possible transaction, based on William Blair's expertise in the healthcare and technology industries and William Blair's prior experience in mergers and acquisitions. Subsequently, on April 12, 2018, the Company entered into a customary confidentiality agreement with William Blair in connection with the Strategy Committee's potential retention of William Blair as a financial advisor to the Strategy Committee.

Also on April 9, 2018, Goldman Sachs was informed that Party A, Private Equity Firm A, Private Equity Firm B and a division of Private Equity Firm D were interested in partnering as a single bidder (collectively, "Consortium A").

On April 11, 2018, Goldman Sachs was informed by two potential counterparties, "Private Equity Firm F" and "Party C" (which is backed by a private equity firm ("Private Equity Firm G")), that they were interested in partnering together as a single bidder (collectively, "Consortium B").

On April 13, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham, Goldman Sachs and William Blair were present, to discuss Goldman Sachs' outreach to various potential counterparties to a potential strategic transaction with the Company, including each potential counterparty's level of interest, experience in the Company's industry and financial capacity. The Strategy Committee and members of Company management

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discussed their views relating to inviting Private Equity Firm E and another potential counterparty ("Private Equity Firm H") into the evaluation process. The Strategy Committee determined to invite Private Equity Firm E and Private Equity Firm H into the process in light of their deep industry expertise and financial capacity. The Strategy Committee also discussed the mixes of consideration that the pool of potential counterparties could be expected to offer in a possible transaction, the inclusion of strategic companies in the evaluation process and whether such companies' balance sheets would support an acquisition of a business with the Company's market value.

Between April 6, 2018 and April 19, 2018 the Company negotiated and entered into customary confidentiality agreements with each of Veritas Capital, Party A, Party C, Private Equity Firm C, Private Equity Firm E, Private Equity Firm F, and two other potential counterparties ("Private Equity Firm I" and "Private Equity Firm J," respectively). Other potential counterparties who had expressed interest in a potential transaction or who were previously contacted by Goldman Sachs at the direction of the Strategy Committee, declined to participate in the process. Company management held introductory calls, attended by representatives of Goldman Sachs, with representatives of such parties between April 12, 2018 and April 20, 2018 to provide an overview of the Company and its business.

On April 16, 2018, at the direction of the Strategy Committee, representatives of Goldman Sachs contacted representatives of Private Equity Firm H to invite Private Equity Firm H to participate in the process. Private Equity Firm H declined to participate in the process on April 17, 2018.

On April 20, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham, Goldman Sachs and William Blair were present, to discuss the outreach that Goldman Sachs had conducted to potential counterparties and the introductory management calls that had occurred. A representative of Goldman Sachs noted that, other than the pre-approved groups of bidders, the potential counterparties (or groups of counterparties, including Consortium A, Consortium B, and Party E and its private equity sponsor (collectively, "Consortium C")) were not permitted to partner with any other potential counterparties in connection with the submission of their respective preliminary indications of interest, in order to foster competition and increase the Company's options in terms of selecting the best possible strategic partner in a possible transaction. Latham then provided an update on the status of the negotiation of a confidentiality agreement with a potential counterparty ("Party D") and reported that Party D would not agree to customary provisions of the confidentiality agreement, including a "standstill" provision. The Strategy Committee instructed Goldman Sachs to convey to Party D the Company's views on the key terms of the confidentiality agreement. Following Goldman Sachs' discussion with Party D, Party D subsequently chose not to resume its participation in the process. William Blair provided an overview of its relationships in the industry and with potential participants in a transaction. The Strategy Committee and Latham reviewed the contents of William Blair's relationship disclosure letter. The members of the Strategy Committee determined that none of the relationships summarized by William Blair would unduly impact its ability to serve as the Strategy Committee's financial advisor. William Blair was asked to recommend to the Strategy Committee whether any additional potential counterparties should be invited to participate in the process. Messrs. Williams and Ferguson also provided a status update on a proposed retention plan for certain employees of the Company in connection with the Company's process in exploring a possible strategic transaction. Throughout the strategic review process, any and all decisions or actions related to retention plans were reviewed and authorized by the Compensation Committee of the Board (the "Compensation Committee").

Between April 24, 2018 and April 26, 2018, at the direction of the Strategy Committee, Goldman Sachs provided the current market perspective on levels of leverage to each of Consortium A, Consortium B, Veritas Capital, Private Equity Firm C, Private Equity Firm E, Private Equity Firm I, and Private Equity

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Firm J in an effort to assist such parties with formulating their proposals. Goldman Sachs did not, however, offer to provide financing to any such party in connection with any transaction.

On April 26, 2018, a representative of a potential counterparty ("Private Equity Firm K") called Mr. Maldonado to express Private Equity Firm K's interest in engaging in a potential strategic transaction with the Company. Mr. Maldonado subsequently informed Goldman Sachs about Private Equity Firm K's expression of interest.

On April 27, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham, Goldman Sachs and William Blair were present, during which representatives of William Blair provided an overview of the independent analysis they had undertaken in order to determine whether the Strategy Committee should consider inviting any other potential counterparties to participate in the process. Representatives of William Blair noted that two potential counterparties ("Private Equity Firm L" and "Private Equity Firm M," respectively), could constitute reasonable candidates for further outreach regarding a potential strategic transaction based on, among other things, such parties' past investments in analogous businesses. Mr. Williams explained that Private Equity Firm L is a current investor in a current bidder ("Party E"), and as such was indirectly involved in the bid process through its current investment. After a full discussion, it was the sense of the Strategy Committee determined that there would be overlap with both Private Equity Firm L and Private Equity Firm M given the then-current mix of bidders, and that including them in the process did not offer advantages that would outweigh the incremental risk of leaks.

Mr. Maldonado informed the other members of the Strategy Committee of his contact the previous day with Private Equity Firm K. The Strategy Committee members and representatives of Goldman Sachs discussed that Private Equity Firm K had previously reviewed the Company in a prior transaction process involving iHealth Technologies, Inc. (a predecessor entity of the Company), and consistently offered the lowest valuation for the Company out of all of the potential counterparties, and would likely not be a competitive bidder. The Strategy Committee determined not to invite Private Equity Firm K to participate in the process. Representatives of Goldman Sachs then provided an overview of the management presentations that had occurred. The Strategy Committee and Latham also discussed the viability of Consortium B as a competitive bidder group.

That same day, the Compensation Committee held a telephonic meeting, at which members of Company management and a representative of Latham were present, to discuss a proposed employee retention program in light of the Company's process in exploring a possible transaction involving the Company, and the risks to the Company of departures associated with that information. Following discussion, the Compensation Committee approved a retention program. The Compensation Committee noted at that time that an additional plan may be in the best interests of the Company's shareholders, but that the Compensation Committee would need to continue to evaluate such a plan through the transaction process.

Also on April 27, 2018, the Company negotiated and entered into a customary confidentiality agreement with Party E.

Between April 19, 2018 and April 27, 2018, at the direction of the Strategy Committee, Goldman Sachs distributed a first round process letter to Veritas Capital, Consortium A, Consortium B, Consortium C, Private Equity Firm C, Private Equity Firm E, Private Equity Firm I and Private Equity Firm J, requesting that such parties submit to Goldman Sachs a non-binding written indication of interest regarding a potential acquisition of the Company by May 1, 2018.

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On May 1, 2018, the Company received preliminary, non-binding proposals from six potential counterparties (or groups of counterparties) regarding an acquisition of all of the shares of the Company. Private Equity Firm E proposed to acquire all of the outstanding equity of the Company at a per-share price of $39, to be financed with a combination of debt and equity capital from a partnership between funds affiliated with Private Equity Firm E and a third-party source, and that Private Equity Firm E expected to provide the Company's senior management with an equity rollover. Private Equity Firm E was the only bidder that explicitly stated a need to partner with a third-party equity financing source. Veritas Capital proposed to acquire all of the outstanding equity of the Company at a per-share price in the range of $41 to $44, to be financed with a combination of debt and equity capital from Veritas Capital. Veritas Capital would effectuate the acquisition through a combination of the Company and Verscend, a portfolio company of Veritas Capital. Veritas Capital and Verscend's proposal did not propose a possible equity rollover or reinvestment by Company management. Consortium A proposed to acquire all of the outstanding equity of the Company at a per-share price of $40 (an increase from the per-share price of $39 previously proposed in the February 2018 Proposal), requested a 14-day exclusivity period, and indicated that Company management would be offered the opportunity to reinvest in the combined business. The joint proposal also indicated that the merger consideration would be financed with a combination of debt and equity capital from Private Equity Firm A and a fund managed by Private Equity Firm B, and that the merger would be effectuated through a combination between the Company and Party A. Consortium C proposed to acquire all of the outstanding equity of the Company at a per-share price of $44, to be financed with a combination of debt and equity capital from investors behind Party E, led by a fund managed by Party E's private equity sponsor. Consortium C's proposal did not propose a possible equity rollover or reinvestment by Company management. Private Equity Firm J proposed to acquire all of the outstanding equity of the Company at a per-share price of $41, to be financed with a combination of debt and equity capital from a fund affiliated with Private Equity Firm J. Private Equity Firm J's proposal did not propose a possible equity rollover or reinvestment by Company management. Consortium B proposed to acquire all of the outstanding equity of the Company at a per-share price in the range of $41 to $43, to be financed with a combination of debt and equity capital from funds affiliated with Private Equity Firm F and Private Equity Firm G, and one or more large limited partners in existing funds. The proposal from Consortium B indicated that the parties would effectuate the merger through a combination between the Company and Party C, and did not propose a possible equity rollover or reinvestment by Company management. None of the proposals offered any different terms for Advent relative to all other shareholders of the Company. Of the potential counterparties then remaining, Private Equity Firm C and Private Equity Firm I declined to submit proposals. Private Equity Firm C opted out because they believed that they were at a competitive deficit relative to other perceived potential counterparties, and Private Equity Firm I had decided to focus its strategic efforts elsewhere. The closing price of the common stock of the Company on May 1, 2018 was $34.94 per share.

On May 3, 2018, Company management, accompanied by representatives of Goldman Sachs, held an introductory call with representatives of Party E to provide an overview of the Company and its business.

On May 4, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham, Goldman Sachs and William Blair were present, to discuss the preliminary non-binding proposals submitted to the Company on May 1, 2018 and the per-share price offers reflected in the proposals, which ranged from $39 to $44, and the premiums associated therewith. Representatives of Goldman Sachs and William Blair also provided their perspectives on the preliminary proposals and the nature of the counterparties as potential transaction partners. Mr. Williams then provided an overview of his analysis of the preliminary proposals in terms of potential strategic combination value and solutions synergies with each bidder having a strategic combination, and a preliminary view of the likelihood of these proposed prices holding firm through further diligence. Representatives of Goldman Sachs then discussed that Private Equity Firm E offered the

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lowest per-share price, and that Private Equity Firm E would likely require an additional equity financing source. The Strategy Committee determined, based on its review of the risks and opportunities presented by the bidders' preliminary proposals, that all bidders other than Private Equity Firm E would be invited to participate in the next round. Messrs. Wise and Williams confirmed that they informed the entire Board of the status of the indications of interest.

Between May 7, 2018 and May 10, 2018, Company management conducted in-person due diligence meetings with representatives of Consortium A, Veritas Capital and Verscend, Consortium C, Private Equity Firm B and Consortium B. Representatives of Goldman Sachs and William Blair were present for the presentation.

Between May 11, 2018 and May 25, 2018, the Company provided the remaining bidders with access to its online data room.

On May 11, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham, Goldman Sachs and William Blair were present. Representatives of Goldman Sachs and William Blair provided an overview of the Company management presentations with the bidders that had occurred to date. A representative of Latham then reviewed the key terms of the transaction agreements to be distributed as part of the auction, and noted that Latham had received input from the management and the Board.

Also on May 11, 2018, at the direction of Company management, Goldman Sachs provided each of the remaining bidders who had submitted requests for financing sources with consent to engage with such financing sources.

On May 14, 2018, the Company negotiated and entered into a confidentiality agreement with Verscend.

On May 15, 2018, a representative of an investment bank ("Bank B") called Mr. Maldonado on behalf of a potential counterparty ("Party F") to express Party F's interest in participating in a possible strategic transaction involving the Company. The representative of Bank B indicated to Mr. Maldonado that Party F would need a period of time to arrange the required financing if it were to participate in such a transaction. Mr. Maldonado subsequently informed Mr. Olefson and Goldman Sachs of his contact with Party F, and this was promptly reported to the Strategy Committee.

Between May 15, 2018 through May 25, 2018, the Company negotiated and entered into customary clean team confidentiality agreements with each of Veritas Capital, Party C, Party E and Private Equity Firm F, and opened the "clean room" of the Company's online data room, in order to share additional highly confidential information of the Company with a limited pool of recipients.

Between May 16, 2018 and June 13, 2018, representatives of Company management held various due diligence and business calls with Consortium A, Consortium B, Consortium C, Veritas Capital and Verscend, and Private Equity Firm J. Representatives of Goldman Sachs were in attendance for each of the calls.

On May 18, 2018, the Strategy Committee held a telephonic meeting (without Mr. Maldonado, who could not attend), at which members of Company management and representatives of each of Latham, Goldman Sachs and William Blair were present. Mr. Olefson informed the Strategy Committee of Bank B's contact with Mr. Maldonado on behalf of Party F. Following discussion of the nature of Party F's outreach and its need for additional time and financing, the Strategy Committee determined not to invite Party F to participate in the process at that time. Representatives of Goldman Sachs then provided an update on the management meetings and due diligence process to date. A representative of Latham then

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summarized the key terms of the auction draft of the merger agreement that Latham had drafted in preparation for a possible strategic transaction. The Strategy Committee also discussed a potential compensation plan for certain senior-level employees in connection with the Company's exploration of a potential transaction in order to ensure retention through closing, as well as the risks associated with the potential nonrenewal of certain of the Company's contracts.

On May 19, 2018, Mr. Williams spoke with a representative of Private Equity Firm A and Party A (members of Consortium A) regarding Party A's practice of targeting and attempting to hire employees of the Company. During that discussion, the representative of Private Equity Firm A and Party A told Mr. Williams that Consortium A had decided to no longer continue in the process in any event.

On May 20, 2018, the Strategy Committee held a special telephonic meeting, at which a representative of Latham was present, to discuss the decision of Consortium A to no longer continue in the process. The Strategy Committee determined that Mr. Williams, along with Mr. Swift, should contact Consortium A to reaffirm that it was welcome to remain in the process, notwithstanding Party A's attempts to solicit Company employees. During that call, Consortium A reaffirmed that it did not desire to continue in the process.

At the direction of the Strategy Committee, representatives of Goldman Sachs also contacted representatives of Consortium A, and Consortium A explained that it did not desire to continue in the process primarily due to an impression of an inability to pay enough to outbid other potential strategic buyers. Notwithstanding Consortium A's desire to not continue in the process, on May 22, 2018, a representative of Private Equity Firm B called a representative of Goldman Sachs and separately Mr. Maldonado to express an interest in pursuing an acquisition of the Company on a standalone basis, independent of Consortium A.

Also on May 23, 2018, the Compensation Committee held an in-person meeting, at which members of Company management and representatives of Latham and AON plc, the Compensation Committee's independent compensation consultant, were present, to discuss, among other things, the retention of key employees and executives in light of a possible transaction involving the Company. The Compensation Committee discussed the fact that retention plans could be an important tool in incentivizing management to work towards closing a transaction, even if management would not have a long-term role with the Company after the closing.

On May 24, 2018, the Board held a regularly-scheduled in-person meeting, with members of Company management and representatives of each of Latham, Goldman Sachs, and William Blair present. The Board broadly discussed the status of the process, the terms of the proposed definitive transaction documentation, the desire to assess potential synergies from counterparties that might indicate an ability to pay more in the process, and whether to consider potentially acquiring any of the parties that had failed to continue in the process (to which the Board reaffirmed its desire to continue with the process). The Board also discussed whether there were any potential conflicts of interest and determined that no conflicts of interest existed that would adversely impact the process or the independence of the members of the Board. The Board discussed the importance of being efficient in the process to maintain leverage and avoid distraction. The Board also discussed the recent departure of Private Equity Firm B from Consortium A, and the interest of Private Equity Firm B in entering the process without the rest of that consortium, which the Board supported after careful analysis, consideration and discussion. The Strategy Committee noted that all members of the Board continued to be welcome to join the regular Strategy Committee teleconferences and/or to confer about status of the process.

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On May 25, 2018, representatives of Private Equity Firm B confirmed that Private Equity Firm B was not contractually restricted from participating in the process on a standalone basis as a result of its prior participation with Consortium A, and the Company subsequently negotiated and entered into a confidentiality agreement with Private Equity Firm B.

On May 31, 2018, representatives of Party C met with representatives of the Company to discuss potential synergies.

On June 1, 2018, at the direction of the Strategy Committee, representatives of Goldman Sachs made available to the prospective bidders an initial auction draft of the merger agreement and related disclosure schedules prepared by Latham for an acquisition of all of the outstanding equity of the Company. At the direction of the Strategy Committee, representatives of Goldman Sachs also distributed a second round process letter to Veritas Capital and Verscend, Consortium C and Private Equity Firm B, requesting that mark-ups of the auction draft of the merger agreement and related disclosure schedules be submitted by June 15, 2018 and that definitive, binding proposals be submitted by June 21, 2018. Also on June 1, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Latham, Goldman Sachs and William Blair were present, to discuss the due diligence process to date. Mr. Williams then provided his perspective with respect to potential synergies between the Company and the remaining bidders so that the Strategy Committee could further assess the ability of bidders to pay additional consideration.

The Strategy Committee and representatives of Goldman Sachs also discussed Private Equity Firm J's ability to finance a transaction with the Company on a standalone basis, as well as the possibility of Private Equity Firm J teaming with a strategic buyer.

On June 5, 2018, a news article relating to the process was published, based on unnamed sources, suggesting that the Company was in advanced stages of exploring a sale. The closing price of the common stock of the Company rose from $33.95 per share on June 4, 2018 (the last day before the news article was published) to $39.87 on June 5, 2018.

On June 8, 2018, the Strategy Committee held a telephonic meeting (without Mr. Parisi, who was unable to attend), at which Elizabeth Connolly Alexander, Vice Chair of the Board, members of Company management and representatives of each of Latham, Goldman Sachs and William Blair were present. Representatives of Goldman Sachs provided an update on the due diligence process to date, including with respect to the diligence calls and meetings between Company management and bidders that had occurred over the course of the week. Representatives of Goldman Sachs also noted that Consortium B had decelerated its due diligence efforts and was no longer expected to submit a bid in connection with a potential strategic transaction with the Company. Mr. Williams then discussed the June 5, 2018 article.

On June 14, 2018, representatives of Party E separately contacted Mr. Williams and representatives of Goldman Sachs to indicate that they were no longer interested in proceeding with a potential transaction with the Company.

On June 15, 2018, the Strategy Committee held a telephonic meeting, with members of Company management and representatives of each of Goldman Sachs, William Blair and Latham present, to discuss the status of the process and next steps. The Strategy Committee and Latham reviewed the Strategy Committee's and the Board's continuing roles, responsibilities and fiduciary duties in respect of a potential transaction. The Strategy Committee reminded Company management that there should be no discussions between Company management and potential counterparties regarding employment or compensation in connection with any possible transaction until after a definitive agreement had been executed, if any.

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Also on June 15, 2018, Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"), Verscend's outside legal counsel, submitted mark-ups of the merger agreement and related disclosure schedules, as requested by the second round process letter.

Later that afternoon, representatives of Private Equity Firm B contacted representatives of Goldman Sachs and each of Mr. Williams and Mr. Maldonado to preview with them that, in lieu of only providing a revised draft of the merger agreement, Private Equity Firm B would be delivering a "complete" acquisition proposal at a price of $40.50 per share, which was an accelerated, preemptive bid before the established process bid date. Private Equity Firm B indicated that $40.50 per share was its best price and an improvement over the $40 per-share price that Consortium A had offered as part of that consortium's preliminary proposal. Representatives of Goldman Sachs discussed that Private Equity Firm B reiterated that $40.50 per share represented its best offer after representatives of Goldman Sachs probed representatives of Private Equity Firm B on price.

Shortly thereafter, representatives of Private Equity Firm B submitted a proposal, which Private Equity Firm B characterized as its "final proposal," to acquire 100% of the outstanding stock of the Company for $40.50 per fully diluted common share in cash, together with a mark-up of the auction draft of the merger agreement and related disclosure schedules, executed debt and equity financing commitment letters, a limited guaranty in favor of the Company, and a form of voting agreement to be executed by certain shareholders of the Company. Private Equity Firm B's offer was also contingent on executing a definitive agreement by 5:00 PM Eastern Time on June 17, 2018, at which time the offer would expire and Private Equity Firm B would no longer pursue the proposed transaction.

That evening, the Strategy Committee (without Mr. Maldonado, who was unable to attend) held a telephonic meeting, at which members of Company management and representatives of each of Goldman Sachs, William Blair, Latham, and RLF, were present, to discuss Private Equity Firm B's final proposal and Verscend's mark-up of the merger agreement and related disclosure schedules. The Strategy Committee discussed the contrast between the mark-ups submitted by each of Verscend and Private Equity Firm B, and characterized Private Equity Firm B's mark-up as providing greater shareholder certainty. The Strategy Committee discussed that condensing the timeline was in the best interest of the Company's shareholders, and that in order to maximize optionality and value for the Company's shareholders, the Company should notify Veritas Capital and Verscend that the process timing had accelerated and if they wanted to have a chance to acquire the Company, they would need to deliver a complete and significantly improved proposal by the morning of June 17, 2018 (rather than on June 21, 2018). Messrs. Wise and Olefson subsequently briefed the other members of the Board about the Strategy Committee's determination.

Later that evening, at the direction of the Strategy Committee, representatives of Goldman Sachs contacted Veritas Capital and requested that it and Verscend submit an improved mark-up of the merger agreement and a "complete" proposal, together with its best possible price, for consideration by the Board.

On June 16, 2018, the Strategy Committee held a telephonic meeting, at which members of Company management and representatives of each of Goldman Sachs, William Blair, Latham and RLF were present. Latham provided an overview of the key issues raised by each of Private Equity Firm B's and Verscend's mark-ups of the Company's auction draft of the merger agreement. It was determined that further engagement with both Private Equity Firm B and Verscend would be advantageous to the process.

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Later that day, Latham held telephone conferences with outside legal counsel for each of Verscend and Private Equity Firm B to discuss their mark-ups of the merger agreement and related documentation. Latham indicated the importance of certainty in evaluating the relative offers.

The afternoon of June 16, 2018, the Compensation Committee held a telephonic meeting, at which members of Company management and a representative of Latham were present, to discuss potential transaction bonus payments to senior management in light of a possible transaction involving the Company. The Compensation Committee meeting was adjourned without any such awards being granted at that time.

The evening of June 16, 2018, Private Equity Firm B's outside legal counsel circulated to representatives of Latham revised drafts of the merger agreement and related documentation.

The morning of June 17, 2018, representatives of Veritas Capital delivered a complete proposal, including revised drafts of the merger agreement and related disclosure schedules, as well as debt, equity, and preferred equity commitment letters, to Goldman Sachs. Verscend proposed to acquire all the issued and outstanding shares of common stock of the Company for a purchase price per share in cash of $44.50, requested a two business day exclusivity period to finalize definitive documentation, and indicated that Verscend would expect to enter into a customary voting agreement with Advent. Neither Verscend's nor Private Equity Firm B's bid included a management rollover condition or any different terms for Advent relative to all other shareholders of the Company.

Later in the morning of June 17, 2018, the Strategy Committee held a telephonic meeting, at which Mr. Swift, members of Company management and representatives of each of Goldman Sachs, William Blair, Latham and RLF were present, to discuss Verscend's bid. Latham reviewed Verscend's revised proposal, and specifically the revised merger agreement, noting that Verscend had removed or modified to the benefit of the Company certain key provisions from its earlier mark-up of the merger agreement relating to certainty of closing, including, among others, by removing an appraisal condition and absence of litigation condition, accepting a general "hell or high water" antitrust divestiture obligation, and removing a requirement that closing conditions be satisfied prior to the commencement of its marketing efforts to obtain debt financing.

Shortly after the meeting, Latham circulated revised drafts of the merger agreement and ancillary documentation to Private Equity Firm B's outside legal counsel.

Later in the day of June 17, 2018, the Board held a special telephonic meeting (without Ms. Alexander, who was unable to attend), at which members of Company management and representatives of each of Goldman Sachs, William Blair, Latham and RLF were present, to discuss the Strategy Committee's review of strategic alternatives, and in particular the Strategy Committee's evaluation of the acquisition proposals submitted by Verscend and Private Equity Firm B. Mr. Olefson confirmed that he had briefed Ms. Alexander regarding recent developments. Latham reviewed with the members of the Board their fiduciary duties, including in the context of a strategic transaction, various process alternatives, and conflict monitoring and mitigation approaches. During this meeting, on behalf of the Strategy Committee, Mr. Wise briefed the Board on the dynamics, risks and opportunities in the process, actions the Strategy Committee had taken to maximize value for all shareholders, actions the Strategy Committee took to monitor and address any perceived conflicts of interest, and the views of the members of the Strategy Committee that it would be in the best interest of the Company's shareholders to continue to push forward with Verscend's bid, and to negotiate for improved economic and legal terms in the transaction documentation. The members of the Board determined that the Board was in unanimous agreement with the Strategy Committee's views. The Board unanimously agreed that Goldman Sachs, William Blair and

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Latham should continue to evaluate Verscend's proposal, seek increased consideration for all of the Company's shareholders, and provide feedback on the transaction documents, consistent with the approach discussed with the Board.

Later on June 17, 2018, representatives of Latham contacted Skadden to provide feedback on Verscend's mark-up of certain key terms and conditions of the merger agreement, particularly focused on provisions relating to certainty of closing. In response to continued negotiations for additional value, a representative of Veritas Capital indicated to representatives of Goldman Sachs that Verscend would be willing to increase its price from $44.50 to $44.75 per share, which Veritas Capital characterized as Verscend's best and final offer.

The evening of June 17, 2018, the Board (except for Ms. Alexander, who was unable to attend) convened a second special meeting, at which members of Company management and representatives of each of Goldman Sachs, William Blair, Latham and RLF were present. Latham summarized discussions with Skadden on key terms and conditions in the merger agreement and informed the Board that Skadden had delivered a draft exclusivity agreement to Latham in connection with Verscend's final bid. The meeting participants then discussed Verscend's revised price, including in comparison to the current trading price, the stock price prior to the publication of the June 5, 2018 article, and the Company's 52-week high closing stock price of $44.60 per share. The Board also discussed with its financial advisors that no additional offers or indications of interest had been received following the publication of the June 5, 2018 article. Following such discussion, the Board approved of the Company's entry into a 24-hour exclusivity period with Verscend to allow the advisors to finalize the terms and the transaction documents. Mr. Williams also confirmed that Company management would refrain from engaging in compensation discussions with Verscend until authorized by the Board to do so.

Following the meeting, the Company executed (i) an engagement letter with each of Goldman Sachs and William Blair and (ii) an exclusivity agreement with Verscend granting it exclusivity until 9:00 PM Eastern Time on June 18, 2018, in each case, on the terms presented to the Board.

The morning of June 18, 2018, Latham sent revised drafts of the merger agreement and related documentation to Skadden, including a draft voting agreement. Latham and Skadden continued to negotiate and exchange revised drafts of all of the transaction documentation throughout the day.

Shortly following the expiration of Verscend's exclusivity period on June 18, 2018, Private Equity Firm B contacted Goldman Sachs to re-engage in the transaction process and indicated that it was prepared to increase its offer from $40.50 per share to $41.50 per share, and that such amount represented its best and final price. Messrs. Wise and Maldonado discussed with representatives of Goldman Sachs whether there was a realistic possibility of Private Equity Firm B presenting a further superior proposal above $44.75 per share, and representatives of Goldman Sachs advised that in its reasoned judgment and experience, along with the fact that Private Equity Firm B had stated that it was not able to further increase the price, it was unlikely that further negotiation would result in a higher offer from Private Equity Firm B. The Company extended Verscend's exclusivity period until 7:00 AM Eastern Time the following morning, in an effort to continue negotiations with Verscend and Veritas Capital toward a possible transaction at a price of $44.75 per share.

Over the course of the evening of June 18, 2018, Latham and Skadden continued to negotiate the terms and conditions of the merger agreement. The Board also convened a special meeting on June 18, 2018, at which members of Company management and representatives of each of Latham, Goldman Sachs, William Blair and RLF were present, for a status update on Latham's negotiation of the transaction documentation with Skadden. Mr. Olefson confirmed that he briefed Ms. Alexander regarding recent

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developments earlier that day. At this meeting, representatives of each of Goldman Sachs and William Blair described in detail the process that their respective firms used to evaluate the fairness of the consideration to be paid by Verscend in the proposed transaction.

On the morning of June 19, 2018, prior to commencement of trading hours, the Compensation Committee held a telephonic meeting, at which members of Company management and a representative of Latham were present, to discuss the potential transaction bonuses to senior management under consideration by the Compensation Committee. Following discussion, the Compensation Committee resolved to recommend to the Board that the Board approve a form of transaction bonus agreement in connection with the grant of transaction bonuses to certain members of senior management in order to incentivize them to remain with the Company to execute the closing, noting, in addition, that the Company (and Company management) and Verscend had no substantive discussion to date regarding plans, including retention and other employment related matters, for Company management following consummation of the Merger.

Shortly after the Compensation Committee meeting on June 19, 2018, the Board convened a special meeting, at which all members of the Board, certain members of Company management and representatives of each of Latham, Goldman Sachs, William Blair and RLF were present. The Board discussed the key terms of the merger agreement that had been negotiated since the previous meeting of the Board. Representatives of each of Goldman Sachs and William Blair then informed the Board that there were no changes from the valuation analyses described during the June 18, 2018 Board meeting. Representatives of each of Goldman Sachs and William Blair then rendered to the Board the separate oral opinions of their respective firms (which were subsequently confirmed in writing by delivery of written opinions dated June 19, 2018) that, as of June 19, 2018 and based on and subject to the factors and assumptions set forth in the written opinions, the $44.75 in cash per share to be paid by Verscend to the holders (other than Verscend and its affiliates) of shares of Common Stock pursuant to the merger agreement was fair, from a financial point of view, to the Company's shareholders. The Board discussed the proposed transaction and the presentations and, following such discussion, the Board determined that it would be far more favorable for the Company's shareholders to accept $44.75 per share, which represented a significant premium to the Company's trading price before news reports suggested the Company was engaged in a transaction process, than to continue as a standalone public company or continue other alternatives. The Board unanimously (i) adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and our stockholders, (iii) approved the execution, delivery and performance by the Company of the Merger Agreement, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of our stockholders and (v) resolved to make the Company Recommendation. The Board also approved transaction bonus awards for certain executives of the Company. A more detailed description of such transaction bonuses is included under the section entitled "Interests of the Directors and Executive Officers of Cotiviti in the Merger—Director and Executive Officer Compensation Agreements" of this proxy statement.

The morning of June 19, 2018, before the commencement of trading hours, the Company and Verscend executed the merger agreement, finalized the related documentation, and issued a joint press release announcing the transaction.

RECOMMENDATION OF THE BOARD AND REASONS FOR THE MERGER

The Board evaluated, with the assistance of its legal and financial advisors, the Merger Agreement and the Merger and unanimously determined that the Merger Agreement and the transactions contemplated

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thereby, including the Merger, are advisable and in the best interests of Cotiviti and its stockholders and unanimously approved the Merger Agreement and the Merger and unanimously recommends that you vote "FOR" the Merger Proposal and "FOR" the Adjournment Proposal.

On June 19, 2018, the Board unanimously (i) adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Cotiviti and our stockholders, (iii) approved the execution, delivery and performance by Cotiviti of the Merger Agreement, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of our stockholders and (v) resolved to make the Company Recommendation.

In recommending that our stockholders vote their shares of our Common Stock in favor of the Merger Proposal, the Board considered a number of reasons, including the following (not necessarily in order of relative importance):

  •
  Attractive Value. The Board's belief that the Merger Consideration represents an attractive value for the shares of our Common Stock, taking into account the Board's familiarity with our business, operations, assets, operating results, financial condition, prospects and business strategy, and the Board's belief, based on the course and history of the negotiations between Verscend and Cotiviti, that the Merger Consideration represented the highest consideration that Verscend was willing to pay.

  •
  Best Alternative for Maximizing Stockholder Value. The Board considered that the Merger Consideration was more favorable to our stockholders than the potential value that might result from other alternatives reasonably available to Cotiviti, including the potential stockholder value based on our business plan that could be expected to be generated from remaining an independent public company, the possibility of being acquired by other companies, the possibility of acquisitions or mergers with other companies and other transactions, as well as the potential benefits, risks and uncertainties associated with such alternatives.

  •
  Timing. The Board considered current market activity and timing for the Company to explore a potential strategic transaction in light of recent trends toward industry consolidation. The Board concluded that it was an opportune time for the Company to consider a sale of the Company in light of these market trends and in order to capitalize on the numerous indications of interest that were received by the Board and the Company.

  •
  Risks Relating to Remaining a Stand-Alone Company. The Board reviewed our business, operations, assets, operating results, financial condition, prospects, business strategy, competitive position, and industry, including the potential impact (which cannot be quantified numerically) of those factors on the trading price of our Common Stock, to assess the prospects and risks associated with remaining an independent, stand-alone public company. The Board believed that the acquisition of Cotiviti by Verscend for $44.75 per share in cash was more favorable to our stockholders than the value of remaining an independent public company, after accounting for the risks and uncertainties associated with achieving and executing upon our business and financial plans in the short- and long-term as a stand-alone company.

  •
  Certainty of Value. The Merger Consideration consists solely of cash, which provides immediate liquidity and certainty of value to our stockholders compared to remaining an independent stand-alone company or any transaction in which our stockholders would

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    receive shares of an acquirer's stock. The Board weighed the certainty of realizing a compelling value for shares of our Common Stock by virtue of the Merger against the uncertain prospect that the trading value for our Common Stock would approach the per share Merger Consideration in the foreseeable future, as well as the risks and uncertainties associated with our business, including those described above, as well as the other risks and uncertainties discussed in Cotiviti's public filings with the SEC. See the section entitled "Where You Can Find More Information" of this proxy statement.

  •
  Historical Value. The Board considered the value represented by the Merger Consideration compared against the current and historical trading prices of our Common Stock, including the market performance of our Common Stock relative to those of other participants in Cotiviti's industry and general market indices, and the fact that the Merger Consideration represented a premium of approximately 12.2% over the Cotiviti common stock closing price of $39.89 per share on June 18, 2018, the last trading day before the public announcement that Cotiviti entered into the Merger Agreement, and a premium of approximately 31.8% over the Common Stock closing price of $33.95 per share on June 4, 2018 (the last day before news reports suggested that the Company was engaged in a transaction process).

  •
  Comprehensive Review Process. The Board considered the fact that the Board consisted of a majority of independent directors who unanimously approved the transaction following extensive discussions with Cotiviti's management team, representatives of financial advisers and outside legal counsel and a comprehensive strategic review and transaction process undertaken by the Board's Strategy Committee, and also took into consideration the financial expertise and prior industry experience held by a number of directors. In particular, the Board contacted or responded to inbound interest from the most feasible potential strategic and financial buyers (underscored by the fact that no new potential buyers came forward following news reports suggesting that the Company was engaged in a transaction process) and engaged in an extensive competitive transaction and due diligence process with multiple potential buyers.

  •
  Ability to Respond to Acquisition Proposals. The Board considered the "fiduciary out" provisions of the Merger Agreement, which, subject to the terms and conditions thereof, permit Cotiviti to furnish information to and conduct negotiations with third parties that make Acquisition Proposals under certain circumstances, to change its recommendation to stockholders regarding the Merger Agreement and to terminate the Merger Agreement in order to approve a Superior Proposal, subject to payment of a termination fee in favor of Verscend. The Board further considered the fact that the $100.0 million termination fee (approximately 2.0% of the transaction value) payable by Cotiviti (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger and (ii) would not preclude another party from making a competing proposal.

  •
  Terms of the Merger Agreement. The Board considered all of the terms and conditions of the Merger Agreement, including the structure of the transaction, the all-cash form of the Merger Consideration, the limited scope of the conditions to closing and the customary nature of the representations, warranties, and the covenants and agreements of the parties. The Board further considered the course and nature of negotiations with Verscend, which were conducted at arm's length and during which the Strategy Committee and the Board were advised by independent legal and financial advisors. These negotiations ultimately resulted in terms that (i) provide for a significant premium over the trading price of our Common Stock and (ii) provide robust provisions to increase certainty of the consummation of the Merger,

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    absent certain prohibitive events or the submission of a Superior Proposal. The Board believed, based on these negotiations, that these were the most favorable terms available to Cotiviti and our stockholders on which Verscend, or an alternative purchaser, would be willing to transact.

  •
  Voting Agreements. The Board viewed favorably the willingness of certain stockholders, who together hold approximately 44% of the shares of our Common Stock outstanding as of the date of the Merger Agreement, to commit to vote in favor of the Merger Proposal by entry into the Voting Agreement. The Board also considered the fact that the Voting Agreement terminates upon an Adverse Recommendation Change by the Board and upon any termination of the Merger Agreement, including upon Cotiviti's termination to accept a Superior Proposal, such that the existence of the Voting Agreement would not be likely to deter or inhibit a Superior Proposal.

  •
  Fairness Opinions. The financial analyses presented to the Board by Goldman Sachs and William Blair and the opinions of Goldman Sachs and William Blair rendered to the Board to the effect that, as of June 19, 2018 and based on and subject to the factors and assumptions set forth in Goldman Sachs' and William Blair's written opinions, respectively, the $44.75 in cash per share to be paid to the holders (other than Verscend and its affiliates) of the shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. For more information, see the sections entitled "The Merger—Fairness Opinion of Cotiviti's Financial Advisor: Goldman Sachs & Co. LLC" and "The Merger—Fairness Opinion of Cotiviti's Financial Advisor: William Blair & Company, L.L.C." of this proxy statement.

  •
  Likelihood of Consummation. The likelihood that the Merger will be consummated, based on, among other things, the limited number of conditions to the Merger, the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, the remedies available under the Merger Agreement to Cotiviti in the event of various breaches by Verscend, and Verscend's and Veritas Capital's reputations, their financial capacity to complete an acquisition of this size and their prior track record of successfully completing acquisitions, which the Board believed supported the conclusion that a transaction with Verscend could be completed relatively quickly and in an orderly manner.

  •
  Stockholder Approval; Appraisal Rights. The Board considered that the Merger would be subject to the approval of our stockholders, that stockholders would be free to reject the Merger, other than those who entered into the Voting Agreement, and that stockholders who do not vote to adopt the Merger Agreement and who follow certain prescribed procedures are entitled to dissent from the Merger and receive the appraised fair value of their shares, as provided under Delaware law.

The Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the Merger and the transactions contemplated by the Merger Agreement, including the following (not necessarily in order of relative importance):

  •
  No Stockholder Participation in Future Earnings or Growth. The Board considered the fact that Cotiviti will no longer exist as an independent company, and accordingly, our stockholders will no longer participate in any future growth Cotiviti may experience or any potential future appreciation in the value of shares of our Common Stock, and will not participate in any potential future sale of Cotiviti's business to a third party.

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  •
  Inability to Solicit Other Takeover Proposals. The Board considered that the Merger Agreement includes a covenant prohibiting Cotiviti from directly or indirectly soliciting, initiating, seeking or knowingly facilitating or encouraging any inquiry, discussion, offer or request relating to, or that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. The Board also considered, but did not consider preclusive, the fact that the right afforded to Verscend under the Merger Agreement to re-negotiate the terms of the Merger Agreement in response to a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Cotiviti.

  •
  Transaction Process. In exchange for restricting the time frame and scope of its market check, the Board negotiated more favorable terms for Cotiviti and, in light of the improved terms and attractive price agreed to by Verscend, determined that proceeding with the Merger was in the best interests of our stockholders. Accordingly, though the Merger Agreement permits Cotiviti to consider unsolicited proposals, the Board considered the fact that Cotiviti's ability to actively market itself was and will be restricted.

  •
  Termination Fee. The Board considered the fact that Cotiviti may be required to pay a termination fee of $100.0 million (approximately 2.0% of the transaction value) if the Merger Agreement is terminated under certain circumstances, including to accept a Superior Proposal, and that the amount of the termination fee is comparable to termination fees in transactions of a similar size, was reasonable, would not likely deter competing bids and would not likely be required to be paid unless Cotiviti entered into a more favorable transaction. The Board also recognized that the provisions in the Merger Agreement relating to these fees were insisted upon by Verscend as a condition to entering into the Merger Agreement.

  •
  Effect of Public Announcement. The Board considered the effect of the public announcement of Cotiviti entering into the Merger Agreement on our operations, including our relationships with customers, vendors and employees, as well as our ability to attract and retain key personnel while the proposed transaction is pending and the potential adverse effects on our financial results as a result of that disruption, as well as the possibility of any suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated thereby, including the Merger.

  •
  Opportunity Costs and Interim Operating Covenants. The Board considered that the focus and resources of our management may become diverted from other important business opportunities and operational matters while working to implement the Merger, which could adversely affect our business. The Board also considered the restrictions on the conduct of our business during the pendency of the Merger, which may delay or prevent Cotiviti from undertaking potential business opportunities that may arise or may negatively affect our ability to attract, retain and motivate key personnel.

  •
  Risk the Merger May Not Be Consummated. The Board considered the fact that consummation of the Merger is subject to the satisfaction of certain closing conditions that are not within our control, including receipt of the necessary regulatory clearances and approvals and that no Company Material Adverse Effect on Cotiviti has occurred. There can be no assurance that all conditions to the parties' obligations to consummate the Merger will be satisfied, and as a result, it is possible that the Merger may not be consummated even if the Merger is approved by our stockholders. The Board considered the fact that if the Merger is not consummated (i) we will have incurred significant transaction and opportunity costs,

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    including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships; (ii) the trading price of our Common Stock could be adversely affected; and (iii) the market's perceptions of our prospects could be adversely affected.

  •
  Transaction Costs. The Board considered the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.

  •
  Potential Differing Interests of Directors and Officers. The Board considered the risk that certain of our directors and executive officers may have interests in the transactions contemplated by the Merger Agreement, including the Merger, as individuals that are in addition to, or that may be different from, the interests of our stockholders. See the section entitled "The Merger—Interests of the Directors and Executive Officers of Cotiviti in the Merger" of this proxy statement.

  •
  Tax Treatment. The Board considered the fact that the Merger will be a taxable transaction to our stockholders that are U.S. Holders for U.S. federal income tax purposes; and, therefore, such stockholders generally will be required to pay U.S. federal income tax on any gains they recognize as a result of the Merger.

The Board believed that, overall, the risks and uncertainties associated with the Merger were outweighed by the potential benefits of the Merger to our stockholders.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but summarizes the material factors considered by the Board. In light of the variety of factors considered in connection with their evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determinations. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, our senior management and outside financial advisor and legal counsel. The Board unanimously recommends that you vote "FOR" the Merger Proposal. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" of this proxy statement.

FAIRNESS OPINION OF COTIVITI'S FINANCIAL ADVISOR: GOLDMAN SACHS & CO. LLC

At the meeting at which the Board voted to approve the proposed transaction, Goldman Sachs rendered to the Board its oral opinion, subsequently confirmed in writing, to the effect that, as of June 19, 2018, and based upon and subject to the factors and assumptions set forth in Goldman Sachs' written opinion, the $44.75 in cash per share to be paid to the holders (other than Verscend and its affiliates) of the shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated June 19, 2018, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Appendix B. Goldman Sachs' advisory services and opinion were provided for the information

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and assistance of the Board in connection with its consideration of the proposed transaction and the opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote with respect to the proposed transaction or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the Merger Agreement;
  •
  annual reports to stockholders and Annual Reports on Form 10-K of the Company for the two years ended December 31, 2017;
  •
  the Company's Registration Statement on Form S-1, including the prospectus contained therein dated May 25, 2016 relating to the shares of Common Stock;
  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;
  •
  certain other communications from the Company to its stockholders;
  •
  certain publicly available research analyst reports for the Company; and
  •
  certain internal financial analyses and forecasts for the Company prepared by its management, as approved for Goldman Sachs' use by the Company, which are referred to as the "Company Forecasts" and which are summarized under the section entitled "Certain Financial Forecasts" of this proxy statement.

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the shares of Common Stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the healthcare information technology industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of the Board, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Board that the Company Forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the proposed transaction would be obtained without any adverse effect on the expected benefits of the proposed transaction in any way meaningful to its analysis. Goldman Sachs assumed that the proposed transaction would be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs' opinion does not address the underlying business decision of the Company to engage in the proposed transaction, or the relative merits of the proposed transaction as compared to any strategic alternatives that may have been available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the holders (other than Verscend and its affiliates) of shares of Common Stock, as of June 19, 2018, the

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date of its opinion, of the $44.75 in cash per share to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement, the proposed transaction or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the proposed transaction, including, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the proposed transaction, whether relative to the $44.75 in cash per share to be paid to the holders (other than Verscend and its affiliates) of shares of Common Stock pursuant to the Merger Agreement or otherwise. Goldman Sachs does not express any opinion as to the impact of the proposed transaction on the solvency or viability of Company or Verscend or the ability of the Company or Verscend to pay their respective obligations when they come due. Goldman Sachs's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of the date of its opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of the opinion. Goldman Sachs's advisory services and its opinion were provided for the information and assistance of the Board in connection with its consideration of the proposed transaction and the opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote with respect to the proposed transaction or any other matter. Goldman Sachs's opinion was approved by a fairness committee of Goldman Sachs.

Summary of Financial Analyses

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 18, 2018, the day prior to the date of Goldman Sachs' opinion, and is not necessarily indicative of current market conditions.

Implied Premia and Multiple Analyses

Goldman Sachs calculated the $44.75 in cash per share to be paid to the holders of shares of Common Stock pursuant to the Merger Agreement in relation to:

  •
  the closing price per share of Common Stock of $39.86 on June 15, 2018, the next to last completed trading day before Goldman Sachs rendered its opinion to the Board;
  •
  the closing price per share of Common Stock of $33.95 as of June 4, 2018, the last completed trading day before the first reported rumor of a potential acquisition of the Company, which is referred to as the "Undisturbed Closing Price";
  •
  the volume weighted average price for the shares of Common Stock of $33.85 over the thirty-day period ended June 15, 2018, which is referred to as the "30-day VWAP"; and
  •
  the highest closing price for the shares of Common Stock of $44.60 over the 52-week period ended June 15, 2018, which is referred to as the "52-week high".

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The results of these calculations are as follows:

Reference Price Per Share	Implied Premium Represented by $44.75 Per Share
Closing Price as of June 15, 2018 of $39.86	12.3%
Undisturbed Closing Price of $33.95	31.8%
30-day VWAP of $33.85	32.2%
52-week high of $44.60	0.3%

Goldman Sachs calculated the implied equity value of the Company, which is referred to as the "Implied Equity Value," by multiplying the $44.75 per share of Merger Consideration to be paid pursuant to the Merger Agreement by the total number of fully diluted shares of Common Stock outstanding as of June 15, 2018, taking into account the Company's outstanding equity awards that are expected to vest as a result of the proposed transaction, calculated using information provided by the Company's management. Goldman Sachs then calculated the implied enterprise value for the Company, which is referred to as the "Implied Enterprise Value," by adding to the Implied Equity Value the Company's net debt (defined for this purpose as the Company's debt less cash) as of March 31, 2018, as set forth in the Company's public filings.

Using that information, Goldman Sachs calculated the following with respect to the Company:

  •
  the Implied Enterprise Value as a multiple of the Company's earnings before interest expense, income taxes, depreciation and amortization and stock-based compensation expense, or "Adjusted EBITDA," for the twelve-month period ended March 31, 2018, which is referred to as "LTM Adjusted EBITDA," as provided by the Company's management;
  •
  the Implied Enterprise Value as a multiple of the estimates of the Adjusted EBITDA of the Company for 2018 and 2019, as reflected in the Company Forecasts;
  •
  the $44.75 per share of Merger Consideration to be paid pursuant to the Merger Agreement as a multiple of the estimates of the earnings per share, adjusted by adding back tax-affected amortization and stock-based compensation expenses, or "Adjusted EPS," of the Company for 2018 and 2019, as reflected in the Company Forecasts;
  •
  the Implied Enterprise Value as a multiple of the median analyst estimate of the Adjusted EBITDA of the Company for 2018 and 2019, as published by The Institutional Brokers' Estimate System, or " I/B/E/S" as of June 15, 2018; and
  •
  the $44.75 per share of Merger Consideration to be paid pursuant to the Merger Agreement as a multiple of the median analyst estimate of the Adjusted EPS of the Company for 2018 and 2019, as published by I/B/E/S as of June 15, 2018.

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The results of these calculations were as follows:

Multiples
Implied Enterprise Value as a Multiple of:
LTM Adjusted EBITDA	18.0x
Multiples Based on Company Forecasts:
Implied Enterprise Value as a Multiple of:
2018E Adjusted EBITDA	16.4x
2019E Adjusted EBITDA	14.9x
Merger Consideration of $44.75 per Share as a Multiple of:
2018E Adjusted EPS	23.1x
2019E Adjusted EPS	21.0x
Multiples Based on I/B/E/S Estimates:
Implied Enterprise Value as a Multiple of:
2018E Adjusted EBITDA	16.3x
2019E Adjusted EBITDA	14.7x
Merger Consideration of $44.75 per Share as a Multiple of:
2018E Adjusted EPS	23.6x
2019E Adjusted EPS	21.4x

Illustrative Present Value of Future Share Price Analyses

Goldman Sachs performed an illustrative analysis to derive a range of illustrative present values per share of Common Stock as of March 31, 2018, based on theoretical future prices calculated by Goldman Sachs for the shares of Common Stock.

Using the Company Forecasts, Goldman Sachs derived a range of theoretical future values per share of Common Stock as of December 31 of each year starting 2018 through 2021, by applying a range of illustrative multiples of share price / EPS for the next twelve-month period, which is referred to as "NTM EPS," of 18.0x to 22.0x to an estimate of the Company's Adjusted EPS for the following year, as reflected in the Company Forecasts. The range of illustrative multiples was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account the historical average share price/NTM EPS multiples for the Company over the period from July 14, 2016, the first day that NTM EPS estimates for the Company were published by I/B/E/S, and ended June 4, 2018, the last completed trading day before the first reported rumor of a potential acquisition of the Company as well as over the three month, six month and one year periods ended June 4, 2018. Using a discount rate of 8.5%, reflecting an estimate of the Company's cost of equity, Goldman Sachs discounted to present value as of March 31, 2018, the range of theoretical future values per share of Common Stock it derived as of December 31 of each year

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starting 2018 through 2021. Goldman Sachs derived the discount rate of 8.5% that it used by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. These calculations yielded a range of illustrative present values per share of Common Stock of $36.10 to $53.90.

Illustrative Discounted Cash Flow Analyses

Using the Company Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on the Company to derive a range of illustrative present values per share of Common Stock as of March 31, 2018.

Using discount rates ranging from 8.0% to 9.0%, reflecting estimates of the Company's weighted average cost of capital, and a mid-year convention, Goldman Sachs derived a range of illustrative enterprise values for the Company as of March 31, 2018, by discounting to present value as of March 31, 2018 (a) the estimates of the unlevered free cash flow to be generated by the Company for the period from April 1, 2018 to December 31, 2022, as reflected in the Company Forecasts, and (b) a range of illustrative terminal values for the Company as of December 31, 2022, calculated by applying perpetuity growth rates ranging from 2.0% to 3.0% to the estimate of the terminal year unlevered free cash flow of the Company as reflected in the Company Forecasts (which analysis implied a range of multiples of enterprise value / estimated terminal year earnings before interest expense, income taxes, depreciation and amortization, or "EBITDA," of 9.8x to 13.8x). Goldman Sachs derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the U.S. financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Company Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. For purposes of this analysis, unlevered free cash flow was defined as Adjusted EBITDA (i) less stock-based compensation expense, depreciation and amortization, (ii) less taxes (applying a 22.5% cash tax rate assumption as provided by the Company to the calculated amount thus far), (iii) plus depreciation and amortization, (iv) less capital expenditures, and (v) adjusted for changes in net working capital.

Goldman Sachs derived ranges of illustrative enterprise values for the Company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for the Company the Company's net debt (defined for this purpose as the Company's debt less cash) as of March 31, 2018, as set forth in the Company's public filings, to derive a range of illustrative equity values for the Company. Goldman Sachs then divided the range of illustrative equity values by the fully diluted shares of Common Stock outstanding on a standalone basis as of June 15, 2018, calculated using information provided by the Company's management to derive a range of illustrative present values per share of Common Stock of $39.85 to $56.55.

Selected Transactions Analysis

Goldman Sachs analyzed certain publicly available information relating to acquisition transactions announced since 2014 involving target companies in the healthcare technology industry.

While none of the target companies in the selected transactions are directly comparable to the Company and none of the selected transactions are directly comparable to the proposed transaction, the target companies in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company's results, market size and product profile.

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Using publicly available information, for each of the selected transactions, Goldman Sachs calculated the implied enterprise value of the applicable target company based on the consideration paid in the applicable transaction, as a multiple of the target company's EBITDA for the twelve-month period ended prior to announcement of the applicable transaction, which is referred to as "LTM EBITDA." The results of this analysis are set forth below.

Announcement Date	Target	Acquirer	Enterprise Value / LTM EBITDA
September 15, 2014	TriZetto Corporation	Cognizant Technology Solutions Corporation	14.2x
July 6, 2015	Altegra Health, Inc.	Emdeon Inc.	15.4x
February 18, 2016	Truven Health Analytics Inc.	International Business Machines Corporation	17.3x
April 28, 2016	Verisk Analytics, Inc. (Healthcare Business)	Veritas Capital Fund Management, L.L.C.	10.1x
May 3, 2016	Quintiles Transnational Holdings Inc.	IMS Health Holdings, Inc.	16.1x
August 9, 2016	Press Ganey Holdings, Inc.	EQT Partners Inc.	18.2x
March 13, 2017	Eliza Corporation	HMS Holdings Corp.	14.2x
May 17, 2017	Global Healthcare Exchange, LLC	Temasek	—
July 24, 2017	WebMD Health Corp.	Internet Brands, Inc.	12.5x
August 29, 2017	The Advisory Board Company	OptumInsight, Inc.	12.0x
March 7, 2018	ABILITY Network	Inovalon Holdings, Inc.	16.6x
Median			14.8x

Based on the results of the foregoing calculations and Goldman Sachs' analyses of the various transactions and its professional judgment and experience, Goldman Sachs applied a reference range of LTM EBITDA multiples of 12.0x to 18.0x to the Company's Adjusted LTM EBITDA for the twelve-month period ended March 31, 2018, as provided by the Company's management, to derive a range of implied enterprise values for the Company. Goldman Sachs subtracted from this range of implied enterprise values the Company's net debt (defined for this purpose as the Company's debt less cash) as of March 31, 2018, as set forth in the Company's public filings, and divided the result by the total number of fully diluted shares of Common Stock outstanding as of June 15, 2018, calculated using information provided by the Company's management, to derive a range of implied values per share of Common Stock of $28.05 to $44.75.

Premia Paid Analysis

Goldman Sachs reviewed and analyzed, using Thomson Reuters data, the premia paid in all cash acquisitions of publicly traded companies in the United States in the healthcare industry, other than

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biotech transactions, from June 2008 through June 15, 2018, in which the target company had an implied enterprise value of over $1 billion based on the consideration paid in the applicable transaction. Goldman Sachs also reviewed and analyzed, using Thomson Reuters data, the premia paid in all acquisitions, regardless of the form of consideration, of publicly traded companies in the United States in the healthcare industry, other than biotech transactions, from June 2008 through June 15, 2018, in which the target company had an implied enterprise value of over $1 billion based on the consideration paid in the applicable transaction. For the entire period, Goldman Sachs calculated the median and mean premia reflected by the respective prices paid in the transactions as compared to the last closing prices of the target companies' shares prior to the announcement of the transaction. The following shows a summary of the results of the review:

	All Cash	Any Consideration

Median	37.0%	32.6%
Mean	40.4%	36.9%

Based on its review of the foregoing data and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of 20% to 40% to the closing price per share of Common Stock as of June 4, 2018, the last completed trading day before the first reported rumor of a potential acquisition of the Company. This analysis resulted in a range of implied values from $40.75 to $47.55 per share of Common Stock.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the proposed transaction.

Goldman Sachs prepared these analyses for purposes of providing its opinion to the Board as to the fairness from a financial point of view to the holders (other than Verscend and its affiliates) of shares of Common Stock, as of the date of the opinion, of the $44.75 in cash per share to be paid to such holders pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The $44.75 in cash per share to be paid to the holders of Common Stock pursuant to the Merger Agreement was determined through arm's-length negotiations between the Company and Verscend and was approved by the Board. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or

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its board or that any specific amount of consideration constituted the only appropriate consideration for the proposed merger.

As described above, Goldman Sachs' opinion was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the delivery of its fairness opinion to the Board and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Appendix B to this proxy statement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Verscend, any of their respective affiliates and third parties, including Advent International Corporation, which we refer to as Advent, and its affiliates and portfolio companies, affiliates of which are significant stockholders of the Company, and Veritas Capital Fund Management, L.L.C., which we refer to as Veritas Capital, and its affiliates and portfolio companies, an affiliate of which is a significant stockholder of Verscend, or any currency or commodity that may be involved in the proposed transaction. Goldman Sachs has acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the proposed transaction. Goldman Sachs expects to receive fees for its services in connection with the proposed transaction, all of which are contingent upon consummation of the proposed transaction, and the Company has agreed to reimburse certain of Goldman Sachs' expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of Goldman Sachs' engagement. Goldman Sachs has provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which its Investment Banking Division has received, and may receive, compensation, including acting as a joint bookrunner in connection with a Term Loan A (aggregate principal amount $250,000,000), a Term Loan B (aggregate principal amount $550,000,000) and a revolving credit facility (aggregate principal amount $100,000,000) of a subsidiary of the Company in September 2016. During the two-year period ended June 19, 2018, Goldman Sachs recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to the Company or its affiliates of approximately $1.7 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Advent and/or its affiliates and portfolio companies from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as a joint bookrunner with respect to a credit facility (aggregate principal amount $2,400,000,000) of Serta Simmons Bedding, LLC, a portfolio company of Advent, in October 2016; as a joint bookrunner in connection with a credit facility (aggregate principal amount $1,730,000,000) of inVentiv Health, Inc., a portfolio company of Advent, in November 2016; as a joint bookrunner in connection with a credit facility (aggregate principal amount $2,265,000,000) of Oberthur Technologies, a portfolio company of Advent, in December 2016; as bookrunner in connection with a public offering by Advent and certain other stockholders of the Company of 8,420,000 shares of Common Stock in March 2017; as a joint bookrunner with respect to a credit facility (aggregate principal amount $1,900,000,000) of TransUnion, LLC, a former portfolio company of Advent, in March 2017; as financial advisor to inVentiv Health, Inc., a portfolio company of Advent, in connection with its merger with INC Research Holdings, Inc. in August 2017; as financial advisor to Brammer Limited, a portfolio company of Advent, in connection with its acquisition of IPH France SAS in September 2017; and as financial advisor to AI Ladder Ltd, a portfolio company of Advent, in connection with its acquisition of Laird PLC in March 2018. During the two year period ended June 19, 2018, Goldman Sachs recognized compensation for financial advisory and/or underwriting services provided by its Investment

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Banking Division to Advent or its affiliates of approximately $63.5 million. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Veritas Capital and/or its affiliates and portfolio companies from time to time for which its Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to CPI International, Inc., a former portfolio company of Veritas Capital, in connection with its sale in July 2017; as a joint bookrunner with respect to a private placement of 7.750% Debentures due 2025 (aggregate principal amount $515,000,000) of APTIM Corp., a portfolio company of Veritas Capital, in August 2017; as financial advisor to Excelitas Technologies Corp., a former portfolio company of Veritas Capital, in connection with its sale in December 2017; as financial advisor to Veritas Capital in connection with its acquisition of Vector Aerospace Corporation in November 2017; and as financial advisor to Veritas Capital in connection with its pending acquisition of GE Healthcare's Value-Based Care Division announced in April 2018. During the two-year period ended June 19, 2018 Goldman Sachs recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Veritas Capital or its affiliates of approximately $39.9 million. During the two-year period ended June 19, 2018, the Investment Banking Division of Goldman Sachs has not been engaged by Verscend or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Company, Verscend, Advent, Veritas Capital and their respective affiliates and portfolio companies, as applicable, for which its Investment Banking Division may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Advent and its affiliates or Veritas Capital and its affiliates from time to time and may have invested in limited partnership units of affiliates of Advent and affiliates of Veritas Capital from time to time and may do so in the future.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the proposed transaction. Pursuant to an engagement letter dated June 17, 2018, the Company engaged Goldman Sachs to act as its financial advisor in connection with the proposed transaction. The engagement letter between the Company and Goldman Sachs provides for a transaction fee that is estimated, based on information available as of the date of announcement, at approximately $32.3 million, all of which is contingent upon consummation of the proposed transaction. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including reasonable attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

FAIRNESS OPINION OF COTIVITI'S FINANCIAL ADVISOR: WILLIAM BLAIR & COMPANY, L.L.C.

William Blair was retained to act as financial advisor to the Board in connection with the possible sale of the Company. As part of its engagement, the Board requested that William Blair render an opinion to the Board as to whether the Merger Consideration to be received by the holders of Common Stock (other than holders of Dissenting Shares or Cancelled Shares) was fair to such stockholders, from a financial point of view. On June 19, 2018, William Blair delivered its oral opinion to the Board and subsequently confirmed in writing that, as of June 19, 2018 and based upon and subject to the assumptions, qualifications and limitations stated therein, the Merger Consideration to be received by the holders of Common Stock (other than holders of Dissenting Shares or Cancelled Shares) was fair to such stockholders, from a financial point of view.

The full text of William Blair's written opinion, dated June 19, 2018, is attached as Appendix C to this proxy statement and incorporated herein by reference. You are urged to read the entire opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering

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its opinion. The analysis performed by William Blair should be viewed in its entirety; none of the methods of analysis should be viewed in isolation. William Blair's fairness opinion was directed to the Board for its benefit and use in evaluating the fairness of the Merger Consideration to be received pursuant to the Merger Agreement and relates only to the fairness, as of the date of William Blair's fairness opinion and from a financial point of view, of the Merger Consideration to be received by the holders of Common Stock (other than holders of Dissenting Shares or Cancelled Shares) in the proposed Merger pursuant to the Merger Agreement. William Blair's fairness opinion does not address any other aspects of the proposed transaction or any related transaction, and does not constitute a recommendation to any of the holders of Common Stock as to how that stockholder should vote or otherwise act with respect to the Merger Agreement or the proposed transaction. William Blair did not address the merits of the underlying decision by the Company to engage in the proposed transaction. The following summary of William Blair's fairness opinion is qualified in its entirety by reference to the full text of William Blair's fairness opinion attached as Appendix C to this proxy statement and incorporated herein by reference.

In connection with William Blair's fairness opinion, William Blair examined or discussed, among other things:

  •
  a draft of the Merger Agreement dated June 17, 2018;

  •
  audited historical financial statements of the Company for the three fiscal years ended December 31, 2017, 2016 and 2015;

  •
  unaudited financial statements of the Company for the three months ended March 31, 2018 and 2017;

  •
  certain internal business, operating and financial information and forecasts of the Company prepared by the senior management of the Company for the fiscal years ended December 31, 2018 through December 31, 2022, which are referred to as the "Company Forecasts" and which are summarized under the section entitled "Certain Financial Forecasts" of this proxy statement;

  •
  certain information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

  •
  the financial position and operating results of the Company compared with those of certain other publicly traded companies William Blair deemed relevant;

  •
  the current and historical market prices and trading volumes of the shares of Common Stock; and

  •
  certain other publicly available information on the Company.

William Blair also held discussions with members of the senior management of the Company to discuss the foregoing, considered other matters that it deemed relevant to its inquiry and took into account such accepted financial and investment banking procedures and considerations as it deemed relevant

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of William Blair's fairness opinion including, without limitation, the Company Forecasts prepared and provided by the senior management of the Company, and William Blair assumed

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no responsibility or liability therefor. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of the Company. William Blair was advised by the senior management of the Company that the Company Forecasts examined by William Blair were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, William Blair assumed, with the consent of the Board, that (i) the Company Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company's financial statements or other information made available to William Blair. William Blair expressed no opinion with respect to the Company Forecasts or the estimates and judgments on which they were based. William Blair did not consider and expressed no opinion as to the amount or nature of the compensation to any of the Company's officers, directors or employees (or any class of such persons) relative to the Merger Consideration payable to the holders of Common Stock. In addition, William Blair was not asked to consider, and its opinion did not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. William Blair's fairness opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, the date of the fairness opinion. Although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm William Blair's fairness opinion. William Blair relied as to all legal matters related to the Merger on advice of counsel to the Company and assumed in rendering its opinion that the Merger would be consummated on the terms described in the Merger Agreement draft dated June 17, 2018, without any waiver of any material terms or conditions by the Company.

William Blair's investment banking services and its opinion were provided for the use and benefit of the Strategy Committee and, at its direction, the Board in connection with its consideration of the transactions contemplated by the Merger Agreement, including the Merger. William Blair's opinion was limited to the fairness, from a financial point of view, to the holders of Common Stock (other than holders of Dissenting Shares or Cancelled Shares) of the Merger Consideration in connection with the Merger, and William Blair did not address the merits of the underlying decision by the Company to engage in the Merger and William Blair's fairness opinion does not constitute a recommendation to any holder of Common Stock as to how such stockholder should vote with respect to the proposed Merger.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the Board the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at William Blair's fairness opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by William Blair, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by William Blair. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by William Blair. The order of the summaries of the analyses described below does not represent the relative importance or weight given to those analyses by William Blair.

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Selected Public Company Analysis

William Blair reviewed and compared certain financial information relating to the Company to corresponding financial information, ratios and public market multiples for 14 publicly traded companies within the healthcare technology and data driven technology and services sectors with similar business models and end markets that William Blair deemed relevant. The companies selected by William Blair in the healthcare technology sector were: (i) Allscripts, (ii) athenahealth, (iii) Cerner, (iv) HMS Holdings, (v) Inovalon and (vi) IQVIA. The companies selected by William Blair in the data driven technology and services sector were (i) Equifax, (ii) Experian, (iii) Gartner, (iv) IHS Markit, (v) Nielsen, (vi) Thomson Reuters, (vii) TransUnion and (viii) Verisk Analytics.

Among the information William Blair considered were revenue, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), and net income. In calculating adjusted EBITDA, William Blair adjusted for certain non-recurring, non-operating and non-cash items, as applicable. William Blair considered the enterprise value as a multiple of revenue and adjusted EBITDA for each company for the last 12-month period ended March 31, 2018 ("LTM") for which results were publicly available. William Blair also considered the enterprise value as a multiple of CY 2018E and CY 2019E revenue and adjusted EBITDA for each company for which estimates were publicly available. William Blair also considered the market capitalization ("price") as a multiple of calendar year 2018 ("CY 2018E") and 2019 ("CY 2019E") estimated adjusted net income ("earnings") for each company. The operating results and the corresponding derived multiples for the selected public companies were based on each company's most recent publicly available financial information and closing share prices as of June 15, 2018. William Blair then used the implied enterprise value based on the terms of the proposed transaction to derive implied valuation multiples for the Company based on revenue and adjusted EBITDA for the LTM period, CY 2018E and CY 2019E. William Blair also used the implied equity value based on the terms of the proposed transaction to derive implied valuation multiples for the Company based on adjusted net income for CY 2018E and CY 2019E. William Blair then compared the multiples implied for the Company based on the terms of the proposed transaction to the range of trading multiples for the selected public companies. Although William Blair compared the trading multiples of the selected public companies to those implied for the Company, none of the selected public companies is directly comparable to the Company. Accordingly, any analysis of the selected public companies involves considerations and judgments concerning the differences in financial and operating characteristics and other factors that

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would affect the analysis of trading multiples of the selected public companies. Information regarding the multiples derived from William Blair's selected public company analysis is set forth in the following table:

	Implied Transaction Multiple	Low	Mean	Median	High

Enterprise Value/ LTM Revenue	7.1x	2.6x	5.0x	4.4x	9.6x
Enterprise Value / CY2018E Revenue	6.7x	2.5x	4.7x	4.2x	8.9x
Enterprise Value / CY 2019E Revenue	6.0x	2.4x	4.4x	3.8x	8.3x
Enterprise Value/ LTM Adjusted EBITDA	18.0x	9.6x	16.7x	16.9x	23.6x
Enterprise Value / CY2018E Adjusted EBITDA	16.4x	9.6x	15.4x	15.4x	20.6x
Enterprise Value / CY2019E Adjusted EBITDA	14.9x	8.8x	14.0x	14.0x	18.2x
CY2018E Price / Earnings ("P/E")	25.0x	12.6x	26.4x	24.7x	37.9x
CY2019E P/E	21.0x	11.1x	23.1x	22.0x	32.1x

William Blair noted for the Board that, as shown in the above chart, the implied multiple for the proposed transaction was within the ranges of revenue, adjusted EBITDA and P/E multiples for the selected public companies.

Selected Precedent Transactions Analysis

William Blair performed an analysis of selected precedent transactions consisting of 12 transactions closed since 2015 within the healthcare technology and data driven technology sectors with enterprise values in excess of $400 million that involved the acquisition of companies with similar business models and end markets that William Blair deemed relevant. William Blair's analysis was based on publicly available information regarding such transactions. William Blair did not take into account any announced or consummated transaction whereby relevant financial information was not publicly disclosed and available. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries.

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of the target as a multiple of its revenue and adjusted EBITDA for the LTM period prior to the announcement of the respective transaction. William Blair compared the resulting range of transaction multiples of revenue and adjusted EBITDA for the selected transactions to the implied transaction multiples of LTM revenue and adjusted EBITDA for the Company based on the terms of the proposed transaction.

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The transactions that were examined were:

Date Closed	Target	Buyer	Enterprise Value / LTM Revenue		Enterprise Value / LTM EBITDA
April 2018	ABILITY Network	Inovalon	8.6	x	16.6	x
April 2017	The Corporate Executive Board	Gartner	3.5	x	13.3	x
October 2016	Press Ganey	EQT Partners	7.0	x	18.3	x
September 2016	Imprivata	Thoma Bravo	3.8	x	NMF
October 2016	Quintiles	IMS Health	3.0	x	15.5	x
July 2016	ExamWorks	Leonard Green & Partners	2.5	x	14.6	x
June 2016	Verisk Analytics (healthcare division)	Veritas Capital	2.7	x	10.2	x
April 2016	Brightree	ResMed	7.1	x	18.9	x
July 2016	Markit	IHS	6.4	x	14.4	x
April 2016	Truven Health Analytics	IBM	4.3	x	17.4	x
August 2015	Altegra Health	Emdeon	4.3	x	15.7	x
May 2015	Wood Mackenzie	Verisk Analytics	8.1	x	17.3	x

The following table presents the results of this analysis:

	Implied Transaction Multiple	Min.	Mean	Median	Max.
Enterprise Value/ LTM Revenue	7.1x	2.5x	5.1x	4.3x	8.6x
Enterprise Value/ LTM Adjusted EBITDA	18.0x	10.2x	15.7x	15.7x	18.9x

William Blair noted for the Board that, as shown in the above chart, the implied revenue and adjusted EBITDA multiples for the proposed transaction were within the range of revenue and adjusted EBITDA multiples for the selected precedent transactions.

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of the Company, none of these transactions or associated companies is identical to the Company or the Merger contemplated by the Merger Agreement. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of the Company versus the values of the companies in the selected transactions.

Discounted Cash Flow Analysis

Based solely on the Company Forecasts, information and assumptions provided by management of the Company, William Blair performed a discounted cash flow analysis of the Company's projected free cash

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flows for CY 2018E through CY 2022E. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for the Company. In this analysis, William Blair calculated the assumed terminal value of the Company by (i) multiplying projected adjusted EBITDA in CY 2022E by exit multiples ranging from 12.0x to 15.0x and (ii) utilizing perpetuity growth rates ranging from 2.5% to 3.5% of free cash flow for future periods after CY 2022E. To discount the projected free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 9.0% to 11.0%. The terminal value exit multiple range was derived from long-term ranges of relevant precedent transactions and public company trading multiples, and the range of perpetuity growth rates was selected based on long term industry growth rates. The discount rate range was derived based upon a weighted average cost of capital of the Company and selected public companies using the capital asset pricing model.

William Blair aggregated the present value of the free cash flows over the applicable forecast period with the present value of the range of terminal values to arrive at an implied enterprise value range. William Blair then derived a range of implied equity values per share by deducting the Company's net debt as of March 31, 2018 and dividing such amount by the Company's total diluted outstanding shares as of May 31, 2018. This analysis resulted in a range of implied equity values of $35.02 to $57.46 per share, as compared to the Merger Consideration of $44.75 per share of the Company's Common Stock.

Leveraged Buyout Analysis

Based solely on the Company Forecasts, William Blair performed a leveraged buyout analysis and projected illustrative implied purchase prices as which a leveraged buyout of the Company could occur and yield for a potential investor. In this analysis, William Blair estimated a terminal value by utilizing a range of CY 2022E EBITDA multiples of 12.0x to 15.0x and assumed internal rate of returns ranging from 16.0% to 20.0%. The terminal value exit multiple range was derived from long-term ranges of relevant precedent transactions and public company trading multiples. The internal rate of return was derived by William Blair utilizing its professional judgment and experience. This analysis resulted in a range of implied purchase prices of $34.56 to $45.41 per share of Common Stock, as compared to the Merger Consideration of $44.75 per share of Common Stock.

M&A Premia Paid Analysis

William Blair reviewed data from 592 public U.S. target transactions occurring after January 1, 2014 in which 100% of the target's equity was acquired at an equity value greater than $250 million. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price each of one day, one week, one month, 60 days, 90 days and 180 days prior to the announcement of each transaction. William Blair compared the range of resulting per share stock price premia for the reviewed transactions to the premia implied by the Merger Consideration pursuant to the Merger Agreement based on the share price of the Common Stock one day, one week, one month, 60 days, 90 days and 180 days prior to June 4, 2018 (the last full trading day prior to public news reports that Company was in advanced

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stages of a sale process). Information regarding the premia from William Blair's analysis of selected transactions is set forth in the following table:

Premia Paid Relative to June 4, 2018

			Premia Paid Data Percentile
Period	REY Share Price	Premia at $44.75/ Share	10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	$33.95	31.8%	1.9%	6.8%	12.4%	17.2%	22.3%	27.7%	34.7%	42.0%	55.5%

One Week Prior	$33.64	33.0%	3.2%	11.1%	15.7%	19.3%	25.3%	30.2%	36.5%	43.8%	57.4%

One Month Prior	$33.50	33.6%	6.2%	14.0%	18.4%	24.7%	29.7%	35.2%	41.3%	49.8%	63.3%

60-Days Prior	$33.72	32.7%	5.0%	14.3%	20.4%	27.2%	31.9%	37.5%	44.0%	53.9%	67.1%

90-Days Prior	$34.50	29.7%	5.3%	16.4%	22.9%	28.7%	34.5%	40.1%	46.6%	58.2%	72.1%

180-Days Prior	$31.70	41.2%	1.3%	13.1%	20.9%	28.0%	36.7%	42.5%	50.3%	60.2%	91.0%

William Blair noted for the Board that, as shown in the above chart, the premia of the per share Merger Consideration to the Company's closing stock (i) one day and one week prior to June 4, 2018 was above the 60th percentile and below the 70th of the analyzed precedent public transactions; (ii) one month and 60 days prior to June 4, 2018 was above the 50th percentile and below the 60th percentile of the analyzed precedent public transactions; (iii) 90 days prior to June 4, 208 was above the 40th percentile and below the 50th percentile of the analyzed precedent public transactions; and (iv) 180 days prior to June 4, 2018 was above the 50th percentile and below the 60th percentile of the analyzed precedent public transactions.

General

This summary is not a complete description of the analysis performed by William Blair, but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the proposed acquisition and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the Merger Consideration to be received by the holders of Common Stock. Rather, in rendering its oral opinion on June 19, 2018 (subsequently confirmed in writing) to the Board, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, as to whether the Merger Consideration to be received by the holders of Common Stock (other

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than holders of Dissenting Shares or Cancelled Shares) was fair to such stockholders, from a financial point of view, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair's fairness opinion considered each valuation method equally and did not place any particular reliance on a specific analysis. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the proposed transaction. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of its business, William Blair may from time to time trade the securities of the Company for its own account and for the accounts of its customers, and accordingly may at any time hold a long or short position in such securities.

Fees

The Board selected William Blair as its financial advisor given, among other things, William Blair's reputation, knowledge of the Company and the industry, public company experience and experience with transactions similar to those contemplated by the Board. Pursuant to an engagement letter dated June 17, 2018, the Company has agreed to pay William Blair an aggregate fee estimated, based on information available as of the date of announcement, at approximately $3.6 million, of which (i) $2.1 million is contingent upon consummation of the proposed transaction and (ii) $1.5 million is an opinion fee previously paid upon delivery of the fairness opinion. No portion of the fees payable to William Blair was contingent on the conclusions reached by William Blair in William Blair's fairness opinion. In addition, the Company agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel and any other independent experts retained by William Blair) reasonably incurred by it in connection with its services and to indemnify William Blair against potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws.

William Blair served as a co-manager for a public offering of 10,000,000 shares of Common Stock in August 2017 and a book-running manager for a public offering of 9,683,000 shares of Common Stock in March 2017, for which it received aggregate underwriting fees of approximately $1.3 million from the Company. In addition, William Blair has provided certain financial advisory services to Veritas Capital and/or its affiliates and portfolio companies from time to time for which William Blair may receive compensation, including having acted as financial advisor to Veritas Capital in connection with its acquisition of GE Healthcare's Value-Based Care Division announced in April 2018. William Blair expects to receive compensation for such services of approximately $2.0 million. William Blair has also provided certain financial advisory and/or underwriting services to Advent and/or its affiliates and portfolio companies from time to time for which William Blair may receive compensation, including having acted as a book-running manager for a public offering of 6,000,000 shares of common stock of Bojangles Inc., a portfolio company of Advent, in November 2016. William Blair has received compensation for such services of approximately of approximately $300,000. Other than as set forth above, during the prior two year period ended June 19, 2018, William Blair has not been engaged by, or received fees from, the

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Company, Veritas Capital or any of its portfolio companies (including Verscend), or Advent or any of its portfolio companies. William Blair may provide investment banking and other services to or with respect to the Company or Verscend or their respective affiliates in the future, for which it may receive compensation. William Blair and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement, including the Merger.

CERTAIN FINANCIAL FORECASTS

The Company's senior management prepares projections of the Company's expected financial performance as part of its ongoing management of the business. Other than guidance in connection with its regularly-scheduled earnings releases, as a matter of course, these projections are not publicly disclosed due to the inherent unpredictability of the underlying assumptions and estimates. However, the Company is including certain unaudited prospective financial information, which we refer to as the "Company Forecasts," in this proxy statement in order to provide stockholders access to a summary of certain nonpublic unaudited prospective financial information that was made available to the Board in connection with its consideration of the Merger, and was also provided by the Company's senior management to Goldman Sachs and William Blair in connection with the rendering of their respective opinions to the Board and performing their related financial analyses.

In connection with the Board's review of Cotiviti's strategic alternatives, including the consideration and evaluation of a potential transaction with Verscend, the Company's senior management prepared and provided to the Board, Goldman Sachs and William Blair the Company Forecasts. The Company Forecasts were reviewed by the Board and shared with Goldman Sachs and William Blair. At the direction of the Board, Goldman Sachs and William Blair used and relied upon the Company Forecasts in connection with their financial analyses for purposes of their respective opinions, as summarized in the sections entitled "The Merger—Fairness Opinion of Cotiviti's Financial Advisor: Goldman Sachs & Co. LLC" and "The Merger—Fairness Opinion of Cotiviti's Financial Advisor: William Blair & Company, L.L.C." of this proxy statement. The Company Forecasts were not prepared with a view toward public disclosure and reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and frequent revisions based on actual results and business developments.

The Company Forecasts were made available to the Board, Goldman Sachs and William Blair, and the Company Forecasts were used and relied upon by Goldman Sachs and William Blair in connection with their financial analyses for their respective opinions. The Company Forecasts were also provided to Verscend in connection with its consideration of the potential transaction. For these reasons, the Company has elected to summarize the Company Forecasts in this proxy statement.

The Company's internal financial forecasts, like the Company Forecasts, and the assumptions upon which the Company Forecasts were based, are subjective in many respects and thus subject to interpretation. Although presented with numerical specificity, the Company Forecasts are forward-looking statements and are based upon a variety of estimates and numerous assumptions made by the Company's senior management with respect to, among other matters, industry performance, general business, economic, market and financial conditions and other matters, including the factors described under the section entitled "Cautionary Statement Regarding Forward-Looking Statements" of this proxy statement and other risk factors described in the Company's filings with the SEC, many of which are difficult to predict, are inherently uncertain, are beyond the Company's control, are subject to significant

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economic and competitive uncertainties and may not reflect current prospects for the Company's business, changes in general business, economic, market and financial conditions and other matters, transactions or events that have occurred or that may occur and that were not anticipated when the Company Forecasts were prepared. In addition, since the Company Forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the estimates and assumptions made in preparing the Company Forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected. In addition, the Company Forecasts do not take into account the Merger or any of the transactions contemplated by the Merger Agreement, including the Merger, that might also cause actual results to differ materially. The Company's stockholders are urged to review the Company's filings with the SEC for a description of the Company's actual reported results of operations and financial condition.

The Company Forecasts are not intended to comply with, and include financial metrics that were not prepared in accordance with, GAAP, the published guidelines of the SEC regarding financial projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled measures used by other companies. Neither KPMG LLP, the Company's independent registered public accounting firm, nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the Company Forecasts, and, accordingly, neither KPMG LLP nor any other public accounting firm expresses an opinion or any other form of assurance with respect to the Company Forecasts. Reports by KPMG LLP incorporated by reference into this proxy statement relate solely to the Company's historical financial information. They do not extend to the prospective financial information and should not be read to do so.

The Company defines "Adjusted EBITDA" as net income before depreciation and amortization, interest expense, other non-operating (income) expense such as foreign currency translation, income tax expense (benefit), transaction-related expenses and other, stock-based compensation and other one-time expenses. Management believes Adjusted EBITDA is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to our financing methods, capital structure or other items that we believe are not indicative of our ongoing operating performance.

No one has made or makes any representation regarding the information included in the Company Forecasts. Stockholders and other readers of this proxy statement are cautioned not to rely unduly, if at all, on the Company Forecasts. Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or effects, may have changed since the date the Company Forecasts were prepared. The Company has not updated or otherwise revised, and does not intend to update or otherwise revise, the Company Forecasts to reflect circumstances existing after the date when prepared or to reflect the occurrence or non-occurrence of events after the date when prepared, even if any or all of the assumptions on which the Company Forecasts were based are shown to be inaccurate. Subject to the foregoing qualifications, set forth below is a summary of the Company Forecasts.

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Company Forecasts

	For the Fiscal Year Ended December 31,

	(in millions, rounded)(4)
	2017A	2018E(5)	2019E	2020E	2021E	2022E

Healthcare Revenue	$605	$673	$754	$830	$925	$1,037
Retail & Other Revenue	$73	$68	$63	$67	$71	$71
Total Revenue(1)	$679	$741	$817	$896	$996	$1,108
Operating Expense & Other	$411	$440	$487	$514	$557	$606
Adjusted EBITDA(2)	$268	$301	$330	$382	$439	$502
Operating Cash Flow	$175	$222	$237	$279	$331	$383
Total CAPEX	($37)	($42)	($32)	($35)	($39)	($43)
Free Cash Flow(3)	$138	$180	$204	$243	$292	$339
(1)
The Total Revenue projections reflect a contingency which did not reflect the potential upside of $23 million for 2019, $48 million for 2020, $77 million for 2021 and $110 million for 2022 reflected in a bottom-up revenue build (which would be paired with a proportional increase in Operating Expense & Other).

 Although the Board considered this upside case in the context of the transaction, it ultimately determined that the Company Forecasts reflected the best currently available estimates and judgments of the management of the Company and, as a result, determined that the Company Forecasts should be relied upon by Goldman Sachs and William Blair in preparing their respective fairness opinions.

(2)
Adjusted EBITDA is defined as net income before depreciation and amortization, interest expense, other non-operating (income) expense such as foreign currency translation, income tax expense (benefit), transaction-related expenses and other, stock-based compensation and other one-time expenses.

(3)
Free Cash Flow represents Adjusted EBITDA less cash taxes, interest expense and capital expenditure.

(4)
Assumes tax rate of 25% throughout projection period.

(5)
An initial version of the Company Forecasts for 2018 presented Healthcare Revenue at $684 million, Total Revenue at $752 million, Operating Expense & Other at $452 million and Adjusted EBITDA at $300 million. This initial version was provided to potential bidders early in the transaction process. The updated Company Forecasts as set forth in the table above were subsequently provided to a subset of remaining bidders, including Veritas and Verscend, as well as the Board, Goldman Sachs and William Blair.

INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS OF COTIVITI IN THE MERGER

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger and in recommending that the Merger Proposal be approved by our stockholders. See the sections entitled "The Merger—Background of the Merger" and "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement. You should take these interests into account in deciding whether to vote "FOR" the Merger Proposal.

These interests are described in more detail below and are also quantified under the section entitled "Executive Compensation Proposal" of this proxy statement. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur. Note that, in accordance with SEC rules we are required to include this information on behalf of any individual who was an executive officer of Cotiviti at any time since January 1, 2017, and therefore includes information with respect to Adrienne Calderone, who previously was an

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executive officer but currently is not, and Steven Senneff and Damian Creavin, each of whom is no longer with Cotiviti.

Treatment of Cotiviti Equity Awards in the Merger

Certain of our directors and executive officers hold outstanding Cotiviti stock options and Cotiviti restricted stock unit awards. Under the Merger Agreement, immediately prior to the Effective Time, each option to purchase shares of our Common Stock that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will vest in full (to the extent unvested) and will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration, net of the applicable per share exercise price, and the aggregate number of shares of our Common Stock subject to the option, subject to applicable withholding taxes or other amounts required by applicable law to be withheld. Options with a per share exercise price equal to or exceeding the Merger Consideration (if any) will be cancelled without payment.

The Merger Agreement also provides that, immediately prior to the Effective Time, each award of restricted stock and restricted stock units covering shares of our Common Stock that is outstanding immediately prior to the Effective Time, whether vested or unvested, will vest in full (to the extent unvested) and will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares of our Common Stock subject to the award (and subject to applicable withholding taxes or other amounts required by applicable law to be withheld).

The following table sets forth for each required individual the aggregate number of shares of our Common Stock owned or subject to vested and unvested Cotiviti stock options with an exercise price that does not exceed the Merger Consideration and unvested Cotiviti restricted stock unit awards, in each case as of July 6, 2018. None of our current or former directors or executive officers hold outstanding restricted stock awards.

Name	Vested Stock Options (#)	Value of Vested Stock Options (1)	Unvested Stock Options (#)	Value of Unvested Stock Options	Unvested RSUs (#)	Value of Unvested RSUs (1)	Shares of Common Stock (#)	Value of Common Stock (1)
Current or Former Non-Employee Directors
Mala Anand	0	$0	0	$0	4,708	$210,683	6,127	$274,183
Elizabeth Connolly Alexander	195,200	$7,513,248	0	$0	4,708	$210,683	3,131,458 (2)	$140,132,746
Kenneth Goulet	17,210	$532,822	7,374	$228,299	4,708	$210,683	9,108	$407,583
Ruben J. King-Shaw Jr.	0	$0	0	$0	4,708	$210,683	7,878	$352,541
James Parisi	19,668	$657,305	4,916	$164,293	4,708	$210,683	12,308 (3)	$546,084
R. Haley Wise	0	$0	0	$0	4,708	$210,683	2,483	$111,114
J. Lawrence Connolly	0	$0	0	$0	0	$0	5,248,676 (4)	$234,878,251
Douglas Present (5)	0	$0	0	$0	0	$0	N/A	N/A
David Swift (6)	0	$0	0	$0	0	$0	$0	$0
John Maldonado (6)	0	$0	0	$0	0	$0	$0	$0
Christopher Pike (6)	0	$0	0	$0	0	$0	$0	$0
Current or Former Executive Officers
J. Douglas Williams	436,615	$12,562,638	301,444	$3,666,938	85,965	$3,846,934	2,781,940 (7)	$124,491,815
Bradley Ferguson	0	$0	39,625	$398,231	31,267	$1,399,198	—	$—
Steven Senneff (8)	239,238	$3,353,249	0	$0	0	$0	N/A	N/A
Adrienne Calderone	43,533	$1,440,607	17,422	$381,992	5,697	$254,941	19,456	$870,656
David Beaulieu	180,862	$5,523,175	147,921	$2,955,098	26,777	$1,198,271	39,814	$1,781,677
Nord Samuelson	0	$0	7,204	$72,400	94,933	$4,248,252	0	$0
Jonathan Olefson	64,738	$2,309,574	61,457	$1,081,985	14,422	$645,385	5,325 (9)	238,294
Damien Creavin (10)	0	$0	0	$0	0	$0	N/A	N/A
(1)
Dollar values are calculated based on the merger consideration of $44.75 per share.

(2)
Includes 1,618,602 shares held by Ms. Alexander directly, 1,207,109 shares held in three family irrevocable trusts, the trustees of which are in each case an institution and Ms. Alexander's spouse; and 305,747 shares owned by Milton Harbor View, LLC, of which Ms. Alexander and her spouse are the sole managers and of which Ms. Alexander and her children are members.

(3)
Includes 7,308 shares held by Mr. Parisi directly and 5,000 shares held in a family revocable trust of which Mr. Parisi and his spouse serve as trustees.

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(4)
Includes 4,919 shares held by Mr. Connolly directly, 2,599,431 shares held by JL Connolly LLC of which Mr. Connolly is a member and the sole manager and 2,644,326 shares held in two family irrevocable trusts of which Mr. Connolly serves as trustee. Mr. Connolly no longer serves on Cotiviti's Board; accordingly information as to Mr. Connolly's current ownership is based solely on the Schedule 13G/A filed by Mr. Connolly with the SEC on February 7, 2018.

(5)
Mr. Present no longer provides services to our Company; therefore, his current ownership of Common Stock is not readily determinable.

(6)
Messrs. Swift, Maldonado and Pike hold no shares of Common Stock, options or restricted stock unit awards directly; however, each is associated with Advent International Corporation, which manages funds that collectively own 41,433,699 shares of Common Stock.

(7)
Includes 2,756,934 shares held by Mr. Williams directly and 25,006 shares held by a charitable foundation of which Mr. Williams, his spouse and his children serve as trustees.

(8)
Mr. Senneff is no longer employed by us; accordingly, information related to Mr. Senneff's current ownership of Common Stock is not readily determinable.

(9)
Includes 1,009 shares held by Mr. Olefson directly and 4,316 shares held in a family irrevocable trust of which Mr. Olefson serves as trustee.

(10)
Mr. Creavin is no longer employed by us; accordingly, information related to Mr. Creavin's current ownership of Common Stock is not readily determinable.

Director and Executive Officer Compensation Arrangements

Employment Agreements

Each of Messrs. Williams, Ferguson, Beaulieu, Samuelson, and Olefson has entered into an employment agreement with Cotiviti (the "Employment Agreement") that provides the executive with the following payments and benefits if the executive's employment is terminated by Cotiviti without "cause" or by the executive for "good reason" (as such terms are defined in the applicable agreement, subject to the timely execution and non-revocation of a general release of claims) and continued compliance with certain restrictive covenants:

  •
  a lump-sum payment in an amount equal to 12 months' (24 months' for Mr. Williams) of the executive's annual base salary then in effect;

  •
  a pro rata bonus payable in a lump sum for the year in which the termination occurs, determined by multiplying the amount of such bonus that would have been payable for the year of termination by a fraction, the numerator of which is the number of full weeks that elapsed during the year through the date of termination and the denominator of which is 52; and

  •
  a cash payment equal to the value of continued subsidized coverage under Cotiviti's group medical and dental plans for 12 months, payable in a lump sum.

The Employment Agreements also provide for full accelerated vesting of all unvested equity awards held by the applicable executive upon a qualifying termination within one year following a change of control.

Transaction Bonuses

On June 19, 2018, in connection with the Merger, the Cotiviti Board approved transaction bonus awards for Messrs. Beaulieu, Ferguson, Olefson, and Samuelson. These bonuses were granted to Beaulieu, Ferguson, Olefson, and Samuelson pursuant to a transaction bonus agreement, and will be paid to each

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within 30 days following the Effective Time, subject to his (i) continued employment through the Effective Time, and (ii) execution and non-revocation of a release of claims against Cotiviti.

Name	Cash Bonus
David Beaulieu	$ 150,000
Bradley Ferguson	$ 300,000
Jonathan Olefson	$ 300,000
Nord Samuelson	$ 150,000

Calderone Retention Agreement and Severance Play Plan

Ms. Calderone is not a party to an employment agreement, however she is eligible to participate in Cotiviti's Severance Pay Plan (the "Severance Plan").

Under the Severance Plan, if Ms. Calderone experiences an "involuntary termination" (as defined in the Severance Plan), then she will receive 10 weeks of base salary, subject to her timely execution and non-revocation of a general release of claims.

In addition, under a retention bonus agreement entered into in connection with the Merger (the "Retention Agreement"), if Ms. Calderone becomes entitled to receive severance under the Severance Plan prior to the first anniversary of the Merger, she will receive an additional 16 weeks of base salary (for a total of 26 weeks of base salary) and she will be eligible to receive outplacement services on terms determined by Cotiviti.

The Retention Agreement also provides that Ms. Calderone will be eligible to receive a cash bonus equal to $85,000, payable in a lump sum within 15 days after the earlier to occur of (i) her continued employment through the nine-month anniversary of the closing of the Merger and (ii) subject to her timely execution and non-revocation of a general release of claims, a termination of Ms. Calderone's employment by Cotiviti without "cause" (as determined by Cotiviti).

The Retention Agreement also provides for accelerated vesting of Ms. Calderone's unvested Cotiviti equity awards held by her upon a change in control.

Treatment of Equity Awards in the Event of Change of Control

The grant agreements between Cotiviti and each of Messrs. Williams, Beaulieu, Ferguson, Olefson, and Samuelson and Ms. Calderone governing the treatment of equity awards provide for immediate vesting of any unvested portion of equity grants upon a change of control, whether a termination event has occurred or not.

Employee Benefits

The Merger Agreement requires Verscend (or the surviving corporation) to continue to provide certain compensation and benefits for a period of one year following the Effective Time for certain continuing Cotiviti employees, and to take certain actions in respect of employee benefits provided to Cotiviti' employees, including its executive officers. For a detailed description of these requirements, please see the section entitled "The Merger Agreement—Other Covenants and Agreements—Employee Matters" of this proxy statement.

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Transaction Committee Retainer

In connection with the Merger, the board of directors approved a cash retainer of $22,500 to be paid in a lump sum to the Chairman of the Transaction Committee.

Insurance and Indemnification of Directors and Executive Officers

Verscend has agreed that it will indemnify and hold harmless each present and former director, officer and employee of Cotiviti and its subsidiaries against any costs or expenses incurred in connection with any claim or proceeding occurring at or prior to the Effective Time to the fullest extent that Cotiviti and its subsidiaries would have been required by applicable law and their respective organizational documents or indemnification agreements, in effect as of the date of the Merger Agreement, to indemnify such persons.

Prior to the Effective Time, Cotiviti will purchase a pre-paid, non-cancelable 6-year "tail" policy, of directors' and officers' liability insurance with respect to matters arising on or before the Effective Time.

VOTING AGREEMENT

On June 19, 2018, certain direct and indirect stockholders of Cotiviti representing ownership of approximately 44% of the outstanding shares of our Common Stock as of the date of the Merger Agreement, entered into the Voting Agreement with Verscend, pursuant to which, among other things and subject to the terms and conditions therein, such stockholders agreed to vote their shares of Common Stock in favor of the Merger Proposal and Adjournment Proposal and against any alternative proposal (including an Acquisition Proposal) or any other action, agreement or transaction intended to impede or interfere with the Merger or the other transactions contemplated by the Merger Agreement or the performance of the stockholders under the Voting Agreement. In addition, each stockholder party to the Voting Agreement waived its appraisal rights under the DGCL. The Voting Agreement terminates upon the earliest to occur of (i) mutual consent by the stockholders party to the Voting Agreement and Verscend; (ii) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time; (iii) the Cotiviti Board changing its recommendation that Cotiviti's stockholders adopt the Merger Agreement in accordance with the terms of and to the extent permitted by the Merger Agreement; (iv) the Effective Time; and (v) in the event the Merger Agreement is amended without the prior written consent of the stockholders party to the Voting Agreement and such amendment, among other things, decreases the amount or changes the form of Merger Consideration or otherwise is materially adverse to the stockholders party to the Voting Agreement relative to the other stockholders of Cotiviti.

FINANCING OF THE MERGER

The Merger Agreement is not conditioned upon receipt of financing by Verscend. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $4.9 billion, including the estimated funds needed to (i) pay our stockholders the Merger Consideration due to them under the Merger Agreement; (ii) make payments in respect of outstanding Cotiviti stock options, restricted stock unit awards and restricted stock awards pursuant to the Merger Agreement; and (iii) pay the outstanding net indebtedness of Cotiviti.

Verscend has obtained financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement, including the Merger, and paying related fees and expenses. The Veritas Capital Fund VI, L.P. has committed to capitalize Verscend, immediately prior to the Effective Time, with an aggregate equity contribution of up to $790 million, subject to the terms and conditions set

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forth in an equity commitment letter. JPMorgan Chase Bank, N.A. has agreed to provide Verscend and Verscend Holding Corp. (Verscend's immediate parent) with debt financing in an aggregate principal amount of up to $4,615 million on the terms set forth in a debt commitment letter. Additionally, Verscend and Verscend Holding Corp. have received a preferred equity commitment in an amount of up to $575 million on the terms set forth in a preferred equity commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter, and the obligations of the preferred investors to provide preferred equity financing under the preferred equity commitment letter, in each case, are subject to customary terms and conditions. The Merger Agreement provides that Verscend and Verscend Holding Corp. will use reasonable best efforts to do all things necessary or advisable to arrange and obtain and consummate the Financing on or prior to the Effective Time.

CLOSING AND EFFECTIVE TIME OF THE MERGER

The closing of the Merger will take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, at 10:00 a.m. (Eastern time) on the date which is three business days after the date on which all of the closing conditions set forth in the Merger Agreement (described under the section entitled "The Merger Agreement—Conditions to the Merger" of this proxy statement) have been satisfied or waived (other than those conditions that by their terms are to be satisfied immediately prior to or at the closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to in writing by Cotiviti and Verscend. However, if the marketing period has not begun or ended at the time of the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that are to be satisfied at the closing) the closing will occur on the earlier of (i) a date during the marketing period specified by Verscend on no less than three business days' notice to Cotiviti and (ii) the third business day after the end of the marketing period (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all the closing conditions set forth in the Merger Agreement described under the section entitled "The Merger Agreement—Conditions to the Merger" of this proxy statement as of the date determined pursuant to this sentence).

Concurrently with, or as promptly as practicable after, the closing, Cotiviti will cause to be filed with the Delaware Secretary of State an appropriate, executed certificate of merger with respect to the Merger in accordance with the DGCL. The Merger will become effective upon the filing of such certificate of merger, or at such later date and time as is agreed by Verscend and Cotiviti and specified in such certificate of merger.

APPRAISAL RIGHTS

If the Merger is consummated, Cotiviti's stockholders will be entitled to appraisal rights in connection with the Merger under Section 262, provided they comply with the conditions established by Section 262.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Appendix D. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Under Section 262, record holders of Common Stock who make the demand described below with respect to such shares, do not vote in favor of the Merger Proposal, continuously hold such shares through the Effective Time, and otherwise comply with the statutory requirements of Section 262 will be entitled to an appraisal of their shares of our Common Stock and to receive payment in cash for the fair value of their shares as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of

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the shares of our Common Stock as determined by the Delaware Court of Chancery may be more than, less than, or equal to the Merger Consideration per share that holders thereof are otherwise entitled to receive under the terms of the Merger Agreement. Stockholders should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address "fair value" under Section 262 of the DGCL. All references in this summary of appraisal rights to a "stockholder" or "holders of shares" are to the record holder or holders of such shares of our Common Stock.

Under Section 262, when a merger agreement is to be submitted by a corporation's board of directors for adoption at a meeting of such corporation's stockholders, not less than 20 days before such meeting, the corporation submitting the matter to a vote of stockholders must notify the stockholders who were stockholders on the record date for notice of such meeting with respect to shares for which appraisal rights will be available pursuant to Section 262 that such appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes Cotiviti's notice to its stockholders that appraisal rights are available in connection with the Merger and the full text of Section 262 is attached to this proxy statement as Appendix D, in compliance with the requirements of Section 262. Stockholders who wish to exercise such appraisal rights should carefully review the text of Section 262 contained in Appendix D. Failure to comply timely and properly with the requirements of Section 262 may result in the loss of such stockholder's appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising appraisal rights, Cotiviti believes that a stockholder considering the exercise of such rights should seek the advice of legal counsel.

Stockholders who wish to exercise their appraisal rights of their shares of our Common Stock must deliver to Cotiviti a written demand for appraisal of the holder's shares before the vote is taken to approve the Merger Proposal. The demand must reasonably inform Cotiviti of the identity of the holder of record of shares who intends to demand appraisal of his, her or its shares. A stockholder seeking appraisal of his or her shares may not vote or submit a proxy in favor of the Merger Proposal. If a stockholder fails to deliver such written demand or votes or submits a proxy in favor of the Merger Proposal, such stockholder may remain entitled to receive the per share Merger Consideration, without interest and less any applicable withholding taxes, for his, her or its shares of our Common Stock but will not have appraisal rights with respect to such shares. In addition, a holder of shares wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the Effective Time.

A proxy that is submitted and does not contain voting instructions will, unless properly revoked, be voted "FOR" the Merger Proposal, and it may result in the loss of the stockholder's right of appraisal and nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote "AGAINST" the Merger Proposal or "ABSTAIN" from voting on the Merger Proposal. Voting against or failing to vote on the Merger Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.

All demands for appraisal should be addressed to:

Cotiviti Holdings, Inc.
One Glenlake Parkway, Suite 1400
Atlanta, Georgia 30328
Attention: Corporate Secretary

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and must be delivered to Cotiviti before the vote is taken to approve the Merger Proposal at the Special Meeting, and must be executed by, or on behalf of, the stockholder. The demand will be sufficient if it reasonably informs Cotiviti of the identity of the stockholder and the intention of the stockholder to demand appraisal of the "fair value" of his, her or its shares of our Common Stock. A stockholder's failure to deliver to Cotiviti the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting may result in the loss of appraisal rights.

Only a holder of record is entitled to demand an appraisal of the shares registered in that holder's name. Accordingly, to be effective, a demand for appraisal by a stockholder must be made by, or on behalf of, the record stockholder. The demand should set forth, fully and correctly, the record stockholder's name as it appears in the transfer agent's records and should specify the stockholder's mailing address and the number of shares registered in the stockholder's name. The demand must state that the person intends thereby to demand appraisal of the stockholder's shares in connection with the Merger. The demand cannot be made by the person having a beneficial interest in such shares if he or she does not also hold such shares of record. A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), bank or other nominee, such demand must be executed by or for the record owner. If a stockholder holds shares through a broker or bank who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. If a stockholder holds through a broker, bank or other nominee and wishes to exercise appraisal rights, such stockholder should consult with his, her or its broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, bank or other nominee, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

Within 10 days after the Effective Time, the surviving corporation in the Merger must give written notice of the Effective Time to each stockholder who has demanded appraisal in accordance with Section 262 and who did not vote in favor of the Merger Proposal. At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder's demand and accept the Merger Consideration, without interest and less any applicable withholding taxes, for that holder's shares of our Common Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned

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upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of our Common Stock determined in any such appraisal proceeding, which value may be more than, less than, or equal to the Merger Consideration per share, without interest and less any applicable withholding taxes.

Within 120 days after the Effective Time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such petition and has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. In the event that the surviving corporation does not file such petition, it is the obligation of the holders of our Common Stock to initiate all necessary action to perfect their appraisal rights with respect to shares within the time prescribed in Section 262. In addition, within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person and for which appraisal has been properly demanded may, in such person's own name, file a petition for appraisal or request from the surviving corporation such statement. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to stockholders who have demanded appraisal from the Delaware Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. Additionally, because our Common Stock will have been publicly listed on the New York Stock Exchange, the Delaware Court of Chancery is required under Section 262 to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of our Common Stock or (ii) the value of the Merger Consideration for such total number of shares of our Common Stock exceeds $1 million.

After determination of the stockholders entitled to appraisal of their shares, the Delaware Court of Chancery will appraise the shares, determining their fair value as of the Effective Time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value by the surviving corporation to the stockholders entitled thereto. Unless the

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Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided in the following sentence, interest from the Effective Time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in the preceding sentence only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time.

Neither Cotiviti nor Verscend anticipates offering more than the Merger Consideration provided for in the Merger Agreement to any stockholder exercising appraisal rights and they reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of our Common Stock is less than the per share Merger Consideration. In determining "fair value," the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., 634 A.2d 345 (Del. 1993), the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Each dissenting stockholder is responsible for his, her or its attorneys and expert witness expenses, although upon the application of a dissenting stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares other than with respect to payment as of the Record Date prior to the Effective Time.

At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the Effective Time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder's right to appraisal, then the

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stockholder's right to appraisal shall cease, and such stockholder will be entitled to receive the Merger Consideration, without interest and less any applicable withholding taxes. Inasmuch as the surviving corporation has no obligation to file such a petition, and has no present intention to do so, any holder of shares who desires such a petition to be filed is advised to file it on a timely basis. As indicated above, any stockholder may withdraw such stockholder's demand for appraisal by delivering to the surviving corporation a written withdrawal of his, her or its demand for appraisal and acceptance of the Merger Consideration, without interest and less any applicable withholding taxes, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving corporation and (ii) that no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, provided, however, that the preceding clause (ii) shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the Merger Consideration, without interest and less any applicable withholding taxes, on terms offered upon the Merger within 60 days after the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion is a summary of the U.S. federal income tax consequences of the Merger that generally are relevant to holders of shares of Common Stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the "IRS"), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is limited to holders who hold their shares of Common Stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares who exercise appraisal rights under the DGCL. For purposes of this discussion, a "holder" means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

  •
  holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or any investors in or owners of any such S corporation, entity or arrangement, insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain expatriates or former long-term residents of the United States;

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  •
  holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

  •
  holders that received their shares of Common Stock in a compensatory transaction;

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  holders that are "controlled foreign corporations" or "passive foreign investment companies", as those terms are used in the Code;

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  holders that have held at any time, directly, indirectly or constructively, more than 5% of our Common Stock;

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  holders who own an equity interest, actually or constructively, in Verscend or the surviving corporation; or

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  U.S. Holders whose "functional currency" is not the U.S. dollar.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes is an owner of shares of Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of Common Stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of Common Stock who or that is for U.S. federal income tax purposes:

  •
  An individual who is a citizen or resident of the United States;

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  A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

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The receipt of cash by a U.S. Holder in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder's gain or loss will be equal to the difference, if any, between the amount of cash received pursuant to the Merger (determined before deduction for any applicable withholding taxes) and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than 1 year at the time of the consummation of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of Common Stock at different times and different prices, that U.S. Holder must determine its, his or her gain or loss, adjusted tax basis and holding period separately with respect to each block of Common Stock.

Non-U.S. Holders

For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of Common Stock who or that is not a U.S. Holder or partnership for U.S. federal income tax purposes.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain (net of certain losses) will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty).

REGULATORY APPROVALS REQUIRED FOR THE MERGER

HSR Act and U.S. Antitrust Matters

Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until Cotiviti and Verscend each file a notification and report form with the FTC and the Antitrust Division of the Department of Justice under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties' filing of their respective HSR Act notification forms or the early termination of that waiting period. Cotiviti and Verscend and its affiliates filed their respective HSR Act notifications on July 2, 2018. On [                    ], 2018, the FTC notified Cotiviti and Verscend that the request for early termination of the applicable waiting period was granted.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the Department of Justice or the FTC could

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take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

In connection with obtaining any approval or consent related to any applicable law, Verscend has agreed to take, or cause to be taken (including by its subsidiaries and affiliates), any and all actions necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum or the issuance of any governmental order that would delay, enjoin, prevent, restrain or prohibit the Merger.

DELISTING AND DEREGISTRATION OF COMMON STOCK

Our Common Stock is currently registered under the Exchange Act and is listed on the New York Stock Exchange under the symbol "COTV." If the Merger is consummated, Cotiviti will cease to be a publicly traded company and will become a wholly owned subsidiary of Verscend and our Common Stock will be delisted from the New York Stock Exchange and deregistered under the Exchange Act.

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THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Cotiviti contained in this proxy statement or in Cotiviti's public reports previously filed with the SEC that are incorporated by reference into this proxy statement may supplement, update or modify the factual disclosures about Cotiviti contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by Cotiviti, Verscend and Merger Sub were made only for purposes of the Merger Agreement and as of specified dates and were qualified and subject to important limitations agreed to by Cotiviti, Verscend and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated solely for the benefit of the parties to the Merger Agreement with the principal purpose of contractually allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Cotiviti or Verscend with the SEC. Accordingly, the representations and warranties and provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and the documents incorporated by reference into this proxy statement. You should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual statement of facts or conditions of the parties thereto or any of their respective subsidiaries or affiliates.

Additional information about Cotiviti may be found elsewhere in this proxy statement and Cotiviti's other public filings. See the section entitled "Where You Can Find More Information" of this proxy statement.

When the Merger Becomes Effective

The closing of the Merger will take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, at 10:00 a.m. (Eastern time) on the date which is three business days after the date on which all of the closing conditions set forth in the Merger Agreement (described under the section entitled "The Merger Agreement—Conditions to the Merger" of this proxy statement) have been satisfied or waived (other than those conditions that by their terms are to be satisfied immediately prior to or at the closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is

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agreed to in writing by Cotiviti and Verscend. However, if the marketing period has not begun or ended at the time of the satisfaction or waiver of the conditions set forth in the Merger Agreement (other than those conditions that are to be satisfied at the closing) the closing will occur on the earlier of (i) a date during the marketing period specified by Verscend on no less than three business days' notice to Cotiviti and (ii) the third business day after the end of the marketing period (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all the closing conditions set forth in the Merger Agreement (described under the section entitled "The Merger Agreement—Conditions to the Merger" of this proxy statement) as of the date determined pursuant to this sentence).

Concurrently with, or as promptly as practicable after the closing, Cotiviti will cause to be filed with the Delaware Secretary of State an appropriate, executed certificate of merger with respect to the Merger in accordance with the DGCL. The Merger will become effective upon the filing of such certificate of merger, or at such later date and time as is agreed by Verscend and Cotiviti and specified in such certificate of merger.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Upon the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Cotiviti and the separate corporate existence of Merger Sub will cease, with Cotiviti continuing as the surviving corporation and a wholly owned subsidiary of Verscend. At the Effective Time, the Certificate of Incorporation of Cotiviti will, by virtue of the Merger, be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time except that the name of the corporation therein will be changed to Cotiviti, such amended and restated certificate of incorporation will be the certificate of incorporation of the surviving corporation until thereafter amended. At the Effective Time, the bylaws of Cotiviti will be amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately before the Effective Time except that the name of the corporation therein will be changed to Cotiviti, until thereafter amended. From and after the Effective Time, the officers of Cotiviti immediately before the Effective Time will be the initial officers of, and, unless otherwise determined by Verscend prior to the Effective time, the directors of Merger Sub immediately before the Effective Time will be the initial directors of, the surviving corporation and, in each case, will hold office until their respective successors are duly elected, designated or qualified, or until their earlier death, resignation or removal, in accordance with the surviving corporation's certificate of incorporation and bylaws.

Effect of the Merger on our Common Stock

At the Effective Time, by virtue of the Merger and without any action on the part of Verscend, Merger Sub or Cotiviti or their respective stockholders, each share of Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Common Stock that were issued as restricted Common Stock that have vested on or prior to the date of the consummation of the Merger, but excluding any Cancelled Shares and Dissenting Shares) will be converted into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes. From and after the Effective Time, such Common Stock will no longer be outstanding, will automatically be cancelled and retired, and will cease to exist, and each holder of a share of Common Stock will cease to have any rights with respect thereto, except the right to receive, upon surrender of Book-Entry Shares, the Merger Consideration.

At the Effective Time, any shares of Common Stock that are Cancelled Shares will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no consideration or payment will be delivered in exchange for such shares.

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The Merger Consideration will be adjusted appropriately to provide the same economic effect as contemplated in the Merger Agreement to reflect the effect of any reclassification, recapitalization, exchange, stock split (including reverse stock split) or combination or readjustment of shares or any stock dividend or stock distribution with a record date occurring on or after the date of the Merger Agreement and prior to the Effective Time.

Treatment of Equity Awards; ESPP

Options. Under the Merger Agreement, each Cotiviti stock option that is outstanding and unexercised immediately prior to the Effective Time will (i) vest in full, and (ii) by virtue of the Merger and without any action on the part of the holders thereof, be cancelled as of immediately prior to the Effective Time and converted into the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (A) the aggregate number of shares of Common Stock subject to such Cotiviti option immediately prior to the Effective Time and (B) the excess, if any, of the Merger Consideration over the exercise price per share of such Cotiviti option, subject to reduction for any applicable withholding or other taxes required by applicable law to be withheld. Options with a per share exercise price equal to or exceeding the Merger Consideration will be cancelled without payment.

Restricted Stock Awards and Restricted Stock Unit Awards. The Merger Agreement also provides that each Cotiviti restricted stock award and Cotiviti restricted stock unit award that is outstanding and unvested immediately prior to the Effective Time will (i) vest in full, and (ii) by virtue of the Merger and without any action on the part of the holders thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (A) the aggregate number of shares of Common Stock underlying such award and (B) the Merger Consideration, subject to reduction for any applicable withholding or other taxes required by applicable law to be withheld.

ESPP. Cotiviti has agreed to, subject to the consummation of the Merger, terminate its employee stock purchase plan effective immediately prior to the Effective Time. Participants who purchased shares of our Common Stock under the ESPP and who continue to hold such shares as of the Effective Time will receive the same Merger Consideration in the same manner as other stockholders for each such share the participant holds as of the Effective Time. The most recent offering period in effect under the ESPP ended as scheduled on June 29, 2018 and all outstanding rights to purchase options under the ESPP were exercised on such date. Thereafter, Cotiviti agreed that no additional offering periods would commence under the employee stock purchase plan.

Cotiviti shall take all actions with respect to the ESPP that are necessary to provide that, subject to the consummation of the Merger, the ESPP shall terminate effective immediately prior to the Effective Time. As soon as practicable following the termination of the ESPP, any funds that remain within the associated accumulated payroll withholding account for each participant shall be returned to such participant. With respect to any offering period outstanding as of the date of the Merger Agreement under the ESPP, promptly following the date of the Merger Agreement, each option granted pursuant to the ESPP shall be deemed to have been exercised upon the earlier to occur of (A) the day that is four business days prior to the Effective Time or (B) the date on which such offering period would otherwise end, and no additional offering period shall commence under the ESPP after the date of the Merger Agreement. Notwithstanding the foregoing, in the event the Effective Time does not occur prior to the End Date, Cotiviti and Verscend agree to negotiate in good faith to permit the commencement of new offering periods under the ESPP.

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Payment for Common Stock

Prior to the Effective Time, Verscend will deposit, or cause to be deposited, with a nationally recognized financial institution as paying agent, cash in an amount necessary to pay the aggregate Merger Consideration payable to all of the holders of Common Stock including Common Stock represented by a Book-Entry Share outstanding immediately prior to the Effective Time, other than the Cancelled Shares, restricted shares pursuant to a Cotiviti restricted stock award and except for any Dissenting Shares. In addition, Verscend will deposit, or cause to be deposited, with the Company, cash so that Cotiviti has cash on hand in an amount necessary to pay the aggregate Merger Consideration payable to all of the holders of Cotiviti options, restricted stock unit awards and restricted stock awards, which will be payable through Cotiviti's payroll system.

Promptly following the Effective Time and in any event no later than the second business day following the Effective Time, Verscend will cause the paying agent to mail to each holder of record of Book-Entry Shares that immediately prior to the Effective Time represented outstanding shares of Common Stock (other than the Cancelled Shares and except for any Dissenting Shares) (i) a letter of transmittal, which will specify how to effect delivery of each stockholder's shares of Common Stock and passing of risk of loss and title and (ii) instructions for effecting the surrender of such Common Stock in exchange for cash in an amount equal to the Merger Consideration multiplied by the number of shares of Common Stock held by such stockholder.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Cotiviti, Verscend and Merger Sub, subject to certain qualifications or exceptions in the Merger Agreement and the disclosure schedules delivered in connection with the Merger Agreement, as to, among other things:

  •
  corporate organization, existence, good standing and corporate power and authority;

  •
  corporate power and authority to enter into the Merger Agreement and to perform thereunder;

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  the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution, delivery or performance of, consummation of the transactions contemplated by, or compliance with any of the provisions of the Merger Agreement;

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  required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons;

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  the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to Verscend and its subsidiaries or Cotiviti and its subsidiaries (as applicable);

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  matters relating to information to be included in required filings with the SEC in connection with the Merger, including this proxy statement; and

  •
  the absence of any fees owed to investment bankers or brokers in connection with the Merger, other than those specified in the Merger Agreement.

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The Merger Agreement also contains representations and warranties of Cotiviti, subject to certain qualifications or exceptions in the Merger Agreement and the disclosure schedules delivered in connection with the Merger Agreement, as to, among other things:

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  the capitalization and authorized issuance of Cotiviti's equity securities, including the authorized capital stock, outstanding options, restricted stock awards and restricted stock unit awards

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  the organization and capitalization of Cotiviti's subsidiaries;

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  the timeliness and accuracy of Cotiviti's filings with the SEC and of financial statements included in its SEC filings;

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  Cotiviti's disclosure controls and procedures and internal control over financial reporting and compliance with the Sarbanes-Oxley Act;

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  the absence of any material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of Cotiviti's filings with the SEC;

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  the absence of any participation in any joint ventures or off-balance sheet partnerships or arrangements;

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  the absence of certain events or changes in the business of Cotiviti between December 31, 2017 and June 19, 2018, including that there has not been a "Company Material Adverse Effect";

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  the absence of undisclosed liabilities;

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  certain categories of specified material contracts, including as to effectiveness and lack of breach or default for such contracts and the absence of any material claims or disputes pending or threatened under such material contracts;

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  the compliance by Cotiviti and its subsidiaries with applicable law and licenses, permits and other authorizations;

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  real property owned or leased by Cotiviti or any of its subsidiaries;

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  the ownership of or rights with respect to, and lack of infringement with respect to, intellectual property owned or used by Cotiviti and its subsidiaries;

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  insurance policies of Cotiviti or any of its subsidiaries;

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  the payment of taxes, the filing of tax returns, lack of tax audits or proceedings and other tax matters related to Cotiviti and its subsidiaries;

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  Cotiviti's employee benefit plans and other agreements with its employees;

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  labor matters related to Cotiviti and its subsidiaries and their respective employees;

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  environmental matters and compliance with environmental laws by Cotiviti and its subsidiaries;

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  •
  certain contracts with the U.S. government and the lack of violations thereof;

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  the required stockholder approval in order to effect the Merger;

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  the receipt by the Board of the opinions of Goldman Sachs and William Blair as to the fairness of the Merger Consideration, from a financial point of view, to the holders of shares of Common Stock; and

  •
  the absence of certain affiliate transactions.

The Merger Agreement also contains representations and warranties of Verscend and Merger Sub, subject to certain qualifications or exceptions in the Merger Agreement and the disclosure schedules delivered in connection with the Merger Agreement, as to, among other things:

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  the absence of ownership by Verscend and its subsidiaries of any capital stock of Cotiviti;

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  the debt, equity and preferred equity financing commitments received by Verscend, Merger Sub and Verscend's parent company, and the sufficiency of the funds committed to be provided therein;

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  the solvency of Cotiviti following the consummation of the Merger;

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  the ownership by Verscend of all of the issued and outstanding capital stock of Merger Sub;

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  the absence of arrangements between Verscend and Cotiviti's directors, officers and affiliates; and

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  the investment intention of Verscend in acquiring all of the outstanding capital stock of Cotiviti.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a "Company Material Adverse Effect".

For purposes of the Merger Agreement, a "Company Material Adverse Effect" means any event, change, circumstance, condition, development, occurrence or state of facts that, individually or in the aggregate, when taken together with any such other event, change, circumstance, condition, development, occurrence or state of facts:

  •
  has had or reasonably would be expected to have a material adverse effect on the assets, liabilities, business, results of operations or financial condition of Cotiviti and its subsidiaries, taken as a whole; provided, however, that in no event would any of the following, alone or in combination will, be deemed to constitute or will be taken into account in determining whether there has been or will be, a "Company Material Adverse Effect":

  o
  any change in applicable law, U.S. generally accepted accounting principles or any applicable accounting standards or any interpretation thereof, in each case occurring following the date of the Merger Agreement (unless it disproportionately impacts Cotiviti and its subsidiaries, taken as a whole, relative to other industry participants);

  o
  general economic, political or business conditions or changes therein, or acts of terrorism or changes in geopolitical conditions (including the commencement, continuation or escalation of war, armed hostilities or national or international

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        calamity) (unless it disproportionately impacts Cotiviti and its subsidiaries, taken as a whole, relative to other industry participants);

    o
    any change in general financial and capital markets conditions, including interest rates and currency exchange rates, and any changes therein (unless it disproportionately impacts Cotiviti and its subsidiaries, taken as a whole, relative to other industry participants);

    o
    ordinary course seasonal fluctuations in the business of Cotiviti and its subsidiaries;

    o
    any change generally affecting the industries in which Cotiviti and its subsidiaries operate (unless it disproportionately impacts Cotiviti and its subsidiaries, taken as a whole, relative to other industry participants);

    o
    any effect directly and solely resulting from the entry into or announcement of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement (including (i) the initiation of litigation by any stockholder of Cotiviti (or a derivative claim) that asserts allegations of breach of fiduciary duty or under securities laws relating Merger or (ii) any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of Cotiviti and its subsidiaries, in each case, directly and solely resulting from the entry into, announcement, pendency or performance of the Merger Agreement or the identity of Verscend or Merger Sub or any public communications by Verscend regarding its plans or intentions with respect to the conduct of the business of Cotiviti and its subsidiaries) (except that this clause does not apply to, and will be disregarded with respect to, references to "Company Material Adverse Effect" in certain representations and warranties made by Cotiviti in the Merger Agreement);

    o
    the taking of any action (or the omission of any action) by Cotiviti with the express prior consent of Verscend or in compliance with certain of Cotiviti's covenants in the Merger Agreement;

    o
    any act of God or natural disaster (unless it disproportionately impacts Cotiviti and its subsidiaries, taken as a whole, relative to other industry participants);

    o
    any change in the price or trading volume of Cotiviti's securities or other financial instruments, in and of itself (except that this clause will not prevent a determination that any change or effect underlying such change has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise expressly excluded from this definition of Company Material Adverse Effect));

    o
    any failure of Cotiviti and its subsidiaries to meet any internal or published projections, estimates or forecasts (except that this clause will not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise expressly excluded from this definition of Company Material Adverse Effect); or

    o
    for purposes of the closing condition requiring that no Company Material Adverse Effect have occurred, any matters set forth in the disclosure schedules, the effect of

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        which is reasonably foreseeable and reasonably apparent on the face of such disclosure as of the date hereof; or

  •
  does or would reasonably be expected to prevent or materially impair the ability of Cotiviti to consummate the Merger or related transactions.

Other Covenants and Agreements

Access and Information

Subject to certain exceptions and limitations, until the Effective Time, Cotiviti will, and will cause its subsidiaries and their respective representatives to, (upon reasonable notice) afford Verscend, Merger Sub and their financing sources and their respective affiliates and representatives reasonable access, during normal business hours, in such a manner as to not unreasonably interference with the normal operation of Cotiviti and its subsidiaries, to the properties, books, contracts, commitments, tax returns, records and appropriate representatives of Cotiviti and its subsidiaries.

No Solicitation; Acquisition Proposals

From and after the date of the Merger Agreement until the earlier of the Effective Time or the date, if any, on which the Merger Agreement is validly terminated by its terms, except as expressly permitted pursuant to the Merger Agreement, Cotiviti (a) will (and will cause its subsidiaries and will use reasonable best efforts to cause its representatives to) immediately cease and cause to be terminated any existing discussions, solicitation, encouragement, discussion or negotiation with any third party with respect to an Acquisition Proposal and (b) will not (and will cause its subsidiaries and use reasonable best efforts to cause its representatives not to): (i) solicit, initiate, seek or knowingly facilitate or encourage any inquiry, discussion, offer or request relating to, or that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any negotiations or discussions with, or furnish any non-public information relating to Cotiviti and its subsidiaries to, or afford access to the properties, books or records or employees of Cotiviti and its subsidiaries to, any third party with respect to or that could reasonably be expected to lead to any Acquisition Proposal (provided Cotiviti may grant a waiver of or terminate any "standstill" or similar agreement or obligation of any third party to allow such third party to submit an Acquisition Proposal), (iii) other than enter into an Acceptable Confidentiality Agreement, approve, endorse, recommend or enter into (or publicly propose to approve, endorse, recommend or enter into) any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal, or (iv) agree, propose or resolve to take, or take, any of the foregoing actions.

Notwithstanding the limitations in the preceding paragraph, if Cotiviti receives, at any time following the date of the Merger Agreement and prior to obtaining the Required Company Stockholder Approval, a bona fide unsolicited written Acquisition Proposal from a third party that did not result from a breach of the non-solicitation and related provisions of the Merger Agreement (other than any breach that is both immaterial and unintentional) and the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that (i) such proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal, (ii) the failure to take the action described in the immediately following clause (x) or (y) would be inconsistent with the Board's fiduciary duties to the stockholders under applicable law, then Cotiviti and its representatives may (x) furnish non-public information and afford access to the books or records or officers of Cotiviti and its subsidiaries to such third party and its representatives pursuant to a confidentiality agreement that contains provisions that are no less favorable in the aggregate to Cotiviti than those contained in the confidentiality agreement between Cotiviti and Verscend and that does not prohibit Cotiviti from complying with the non-solicitation provisions of the

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Merger Agreement (provided, however, that such agreement need not contain any "standstill" agreement or similar obligation) (an "Acceptable Confidentiality Agreement") and (y) engage in discussions and negotiations with such third party and its representatives. Any non-public information provided to any third party making an Acquisition Proposal must also be provided to Verscend prior to or substantially concurrent with the time such information is made available to such third party. In any event, Cotiviti is permitted to contact any third party making an Acquisition Proposal to clarify the terms of such proposal and inform any such third party of Cotiviti's non-solicitation obligations under the Merger Agreement.

Except as expressly permitted by the Merger Agreement in respect of a Superior Proposal or an Intervening Event, neither the Board nor any committee thereof will or will propose publicly to (i) withhold, withdraw, qualify change, amend or modify, in a manner adverse to Verscend, its recommendation in favor of adoption of the Merger Agreement, (ii) fail to include the Board's recommendation in favor of adoption of the Merger Agreement in this Proxy Statement, (iii) fail to reaffirm the Board's recommendation in favor of adoption of the Merger Agreement within four business days of a request by Verscend to do so, (iv) fail to recommend against any other Acquisition Proposal within four business days of a request by Verscend to do so, (v) fail to recommend against any Acquisition Proposal that is a tender or exchange offer by a third party, (vi) approve, adopt, declare advisable or recommend, or publicly propose to approve, adopt, declare advisable or recommend any Acquisition Proposal (any action described in clauses (i) through (vi) of this sentence is referred to as an "Adverse Recommendation Change") or (vii) adopt or approve, or cause or permit Cotiviti to enter into or otherwise resolve or agree to any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal.

If, at any time prior to receipt of the Required Company Stockholder Approval and after first complying with the non-solicitation and related provisions of the Merger Agreement, Cotiviti or the Board receives a Superior Proposal that did not result from a breach of the non-solicitation and related provisions of the Merger Agreement (other than any breach that is both immaterial and unintentional), the Board may effect an Adverse Recommendation Change and validly terminate the Merger Agreement according to the terms of the Merger Agreement while substantially concurrently entering into a definitive agreement providing for such Superior Proposal (subject to first complying with Cotiviti's obligations in the non-solicitation and related provisions of the Merger Agreement and satisfaction of Cotiviti's termination fee obligations described below), if (i) the Board determines in good faith, after consultation with Cotiviti's financial outside legal advisors, that the failure to take such action would be inconsistent with the Board's fiduciary duties to the stockholders under applicable law, (ii) Cotiviti has notified Verscend in writing, at least three business days in advance, that it intends to effect an Adverse Recommendation Change and terminate the Merger Agreement, which such written notice includes written notice of the material terms of the Superior Proposal which enabled the Board to make a determination that the Acquisition Proposal is a Superior Proposal (iii) for a period of three business days following the notice delivered pursuant to clause (ii) of this sentence, Cotiviti and its representatives shall have negotiated with Verscend in good faith (to the extent Verscend desires to negotiate) any proposed modifications to the terms and conditions of the Merger Agreement and related transaction documents (with any amendment to any material term or condition of any Superior Proposal requiring a new notice and a new two business-day negotiation period) and (iv) no earlier than the end of such negotiation period, the Board shall have determined in good faith (after consultation with Cotiviti's financial and outside legal advisors), after considering in good faith any proposed amendment or modification to the Merger Agreement and related transaction documents made by Verscend in writing, that (1) the Acquisition Proposal that is the subject of the notice described in clause (ii) of this sentence still constitutes a Superior Proposal and (2) the failure to take such action would be inconsistent with the Board's fiduciary duties to the stockholders under applicable law.

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For purposes of the Merger Agreement, "Acquisition Proposal" means:

  •
  other than the Merger or any other proposal or offer from Verscend or any of its subsidiaries, any proposal or offer from a third party relating to any direct or indirect (i) acquisition or purchase, in a single transaction or series of related transactions, of (A) twenty percent (20%) or more of the assets of Cotiviti and its subsidiaries, taken as a whole, or (B) twenty percent (20%) or more of the combined voting power of Cotiviti; (ii) tender offer or exchange offer that if consummated would result in any person or entity or group acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power Cotiviti; or (iii) merger, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or other transaction involving Cotiviti or any of its subsidiaries in which a third party or its stockholders, if consummated, would acquire twenty percent (20%) or more of the combined voting power of Cotiviti or the surviving entity or the resulting direct or indirect parent of Cotiviti or such surviving entity.

For purposes of the Merger Agreement, "Required Company Stockholder Approval" means:

  •
  the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL to adopt the Merger Agreement at the Cotiviti stockholders' meeting.

For purposes of the Merger Agreement, "Superior Proposal" means:

  •
  any bona fide written Acquisition Proposal not in breach of the non-solicitation provisions of the Merger Agreement (except the references therein to "twenty percent (20%)" shall be replaced by "fifty percent (50%)") made by a third party which, the Board determines in good faith, after consultation with its financial and outside legal advisors, taking into account such factors as the Board considers to be appropriate, would, if consummated, result in a transaction that is more favorable from a financial point of view to Cotiviti's stockholders (in their capacity as such) than the Merger, after taking into account any revisions, amendments or modifications to the terms of the Merger Agreement made or agreed to by Verscend.

Other than in connection with a Superior Proposal, prior to obtaining the Required Company Stockholder Approval, the Board may, in response to an Intervening Event (as defined below), effect an Adverse Recommendation Change if (i) Cotiviti has notified Verscend in writing, at least three business days in advance, that it intends to effect such an Adverse Recommendation Change (which includes a reasonably detailed summary of the facts, events and/or circumstances relating to the Intervening Event and the reasons for such Adverse Recommendation Change); (ii) for a period of three business days following the notice delivered pursuant to clause (i) of this sentence, Cotiviti and its affiliates and representatives shall have negotiated with Verscend in good faith any proposed modifications to the terms and conditions of the Merger Agreement and related transaction documents (to the extent Verscend desires to negotiate); and (iii) no earlier than the end of such negotiation period, the Board shall have determined in good faith (after consultation with Cotiviti's financial and outside legal advisors), after considering and taking into account the terms of any proposed amendment or modification to the Merger Agreement and related transaction documents made by Verscend in writing, that the failure to take such action would be inconsistent with the Board's fiduciary duties to the stockholder under applicable law.

For purposes of the Merger Agreement, "Intervening Event" means:

  •
  any material event, occurrence or fact with respect to Cotiviti and its subsidiaries, taken as a whole, occurring or arising after the date of the Merger Agreement that was not

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    known or reasonably foreseeable to the Board as of the date of the Merger Agreement, and becomes known to the Board prior to the receipt of the Required Company Stockholder Approval, other than (i) any Acquisition Proposal or other inquiry, offer or proposal that could lead to an Acquisition Proposal; (ii) resulting from a breach of the Merger Agreement by Cotiviti or any of its subsidiaries; (iii) changes in our Common Stock's price, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event unless excluded by any other exclusion in this definition); or (iv) the fact that, in and of itself, Cotiviti exceeds any internal or published projections, estimates or expectations of Cotiviti's revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, however, the underlying reasons for such events may constitute an Intervening Event unless excluded by any other exclusion in this definition).

From the date of the Merger Agreement until the Effective Time or the date, if any, on which the Merger Agreement is validly terminated in accordance with its terms, Cotiviti will provide Verscend (i) prompt written notice (and in any event within one business day) of the receipt by Cotiviti or any of its representatives of any Acquisition Proposal from any third party or any request for non-public information or offer or inquiry that could reasonably be expected to lead to an Acquisition Proposal from any third party, and the identity of such third party and the material terms and conditions of such Acquisition Proposal, (ii) promptly provide (and in any event within one business day) copies of all materials provided by Cotiviti to such third party, and (iii) prompt written notice setting forth any information reasonably necessary to keep Verscend informed of material oral or written communications regarding, and the status and material details (including material amendments or proposed material amendments) of any such Acquisition Proposal or other request, offer or inquiry.

The Merger Agreement provides that nothing therein will prohibit Cotiviti or the Board, directly or indirectly through its representatives, from (i) disclosing to Cotiviti stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act (or any similar communication to its stockholders) (provided that such disclosure does not constitute an Adverse Recommendation Change), (ii) making any "stop, look and listen" communication to its stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any other legally required communication to its stockholders with regard to the transactions contemplated by the Merger Agreement if the Board has determined in good faith, after consultation with its financial outside legal advisors, that the failure to do so would be inconsistent with the Board's fiduciary duties to the stockholders under applicable law; provided, however, that (1) in no event will the preceding sentence affect the obligations described above in respect of a Superior Proposal and Intervening Event and (2) any such disclosure (other than making any "stop, look and listen" communication to its stockholders pursuant to Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Board with respect to the Merger Agreement or an Acquisition Proposal will be deemed to be an Adverse Recommendation Change, unless the Board in connection with such communication publicly states that its recommendation in favor of adoption of the Merger Agreement has not changed.

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Special Meeting and Related Actions

Pursuant to the Merger Agreement and in accordance with Cotiviti's organizational documents, applicable law and the rules of the New York Stock Exchange, Cotiviti is required to, as soon as reasonably practicable following the execution of the Merger Agreement establish a record date for, duly call, give notice of, convene and hold a Special Meeting of the stockholders of Cotiviti for the purpose of seeking the Required Company Stockholder Approval. Unless there has been an Adverse Recommendation Change in compliance with the terms of the Merger Agreement, Cotiviti will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the Merger Agreement. Unless the Merger Agreement has been terminated pursuant to its terms, Cotiviti will submit the Merger Agreement to its stockholders for adoption at such meeting, whether or not the Board at any time after the date of the Merger Agreement has effected an Adverse Recommendation Change.

Employee Matters

For a period of one year following the Effective Time, Verscend will provide, or will cause the surviving corporation to provide, to each continuing employee:

  •
  an annual base salary, target cash incentive opportunity and severance benefits, in each case, that are not less than those provided to such continuing employee immediately prior to the Merger; and

  •
  employee benefits that are substantially comparable (in the aggregate) to the employee benefits (including retirement, health and welfare benefits but excluding for such purposes defined benefit pension benefits, retiree health and life insurance benefits and equity compensation) provided to the employee immediately prior to the Merger.

As of the Effective Time and thereafter, Verscend will provide that years of service with Cotiviti will be taken into account for purposes of determining the eligibility for participation and vesting and benefit accrual of any continuing employee under employee benefit plans, programs and policies maintained by Verscend, the surviving corporation or their affiliates in which such continuing employees become participants (excluding any defined benefit pension plan or post-retirement health and life insurance).

With respect to each welfare benefit plan maintained by Verscend, the surviving corporation or any of their respective affiliates for the benefit of continuing employees, Verscend will (i) cause to be waived any eligibility waiting periods, actively-at-work requirements and the application of any pre-existing condition limitations under such plan, and any other restriction that would prevent immediate or full participation under plans, to the extent such were waived or satisfied under the comparable health or welfare benefit plan of Cotiviti or any of its subsidiaries immediately prior to the Effective Time; and (ii) cause each continuing employee to be given credit under such plan for deductibles, co-payments and any lifetime maximums the plan year that includes the Effective Time as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Verscend, the surviving corporation or any of their respective affiliates, as applicable, for the plan year in which the Effective Time occurs.

In addition, if requested by Verscend at least 10 business days prior to the Effective Time, Cotiviti will terminate its 401(k) plan, effective no later than the day immediately preceding the closing of the Merger. If Cotiviti's 401(k) plan is terminated, Verscend will maintain a tax-qualified defined contribution retirement plan for the benefit of continuing employees and will cause such plan to accept direct rollovers of the continuing employees' account balances (including loans).

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Efforts to Consummate the Merger

Cotiviti, Verscend and Merger Sub will each use its reasonable best efforts to: (i) take all appropriate action and do all things necessary, proper or advisable under applicable law or otherwise to consummate the Merger and the other transactions contemplated by the Merger Agreement and (ii) obtain from any governmental authority any material consents, licenses, permits, waivers, approvals, authorizations or governmental orders (including all material company licenses and healthcare permits) required to be obtained by Cotiviti, Verscend or Merger Sub or any of their respective subsidiaries, or to avoid any action or proceeding by any governmental authority, in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

Cotiviti, Verscend and Merger Sub will each as promptly as reasonably practicable after the date of the Merger Agreement, upon a date to be mutually agreed upon by them (and in any event within 10 business days following the date of the Merger Agreement, unless agreed otherwise), make its respective filings under the HSR Act, and thereafter make any other applications and filings as reasonably determined by Cotiviti and Verscend under other applicable antitrust laws with respect to the transactions contemplated by the Merger Agreement.

Cotiviti, Verscend and Merger Sub will (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or proceeding by or before any governmental authority with respect to the Merger; (ii) keep the other parties informed as to the status of the foregoing; (iii) promptly inform the other parties of any communications to or from a governmental authority regarding approval of the Merger or any of the transactions contemplated by the Merger Agreement; (iv) respond as promptly as reasonably practicable to additional requests for information; and (v) use reasonable best efforts to (1) obtain early termination or expiration of the waiting period under the HSR Act and such other approvals, consents and clearances as may be necessary, proper or advisable under any applicable law and (2) prevent the entry in any action or proceeding brought by a governmental authority which would prohibit, make unlawful or delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement.

In connection with obtaining any approval or consent related to any applicable law, Verscend will take, or cause to be taken (including by its subsidiaries and affiliates), any and all actions necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any governmental authority or the issuance of any governmental order that would delay, enjoin, prevent, restrain or prohibit the Merger. These steps may include (i) proffering and consenting and/or agreeing to a governmental order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business and (ii) promptly effecting such actions in order to consummate the Merger on or prior to the End Date.

Conduct of Business Pending the Merger

The Merger Agreement provides that, subject to certain exceptions in the disclosure schedules delivered by Cotiviti in connection with the Merger Agreement, and except as may be expressly contemplated by the Merger Agreement, required by law or as consented to by Verscend in writing (such consent not to be unreasonably withheld, conditioned or delayed for certain of the actions described below), during the period from the date of the Merger Agreement to the Effective Time (or the date, if any, on which the Merger Agreement is terminated by its terms), (i) Cotiviti will, and will cause each of its subsidiaries to, conduct its operations, in all material respects, in the ordinary course of business and in a manner consistent with past practice and, use commercially reasonable efforts to keep available the services of

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the current officers and key employees of Cotiviti and its subsidiaries and preserve its assets and business organization intact and maintain its goodwill and current relationships with customers, suppliers, governmental authorities, and other persons having material or significant business relationships with Cotiviti and its subsidiaries, and (ii) Cotiviti will not, and will cause each of its subsidiaries not to, directly or indirectly:

  •
  amend or otherwise change its certificate of incorporation, bylaws or similar organizational documents;

  •
  issue, sell, encumber, deliver, grant options or rights to purchase or receive, pledge, dispose of or authorize or propose the issuance, sale, encumbrance, delivery, grant of options or rights to purchase, pledge or disposal of, any capital stock or other equity interests of the Cotiviti or its subsidiaries (except for issuances under the employee stock purchase plan, the exercise of then-outstanding options or vesting of then-outstanding restricted stock or restricted stock unit awards;

  •
  except as provided in the immediately preceding bullet point, adjust, split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire (except pursuant to the forfeiture of a restricted stock award) or amend the terms of any capital stock or other equity interest of Cotiviti or its subsidiaries or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of any capital stock or other equity interests of Cotiviti or its subsidiaries or consummate or authorize any other similar transaction with respect to any capital stock or other equity interest of Cotiviti or its subsidiaries or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of any capital stock or other equity interests of Cotiviti or its subsidiaries;

  •
  make, declare, set aside, authorize, establish a record date for or pay any dividend or distribution to the stockholders of Cotiviti, other than dividends or distributions among Cotiviti and its subsidiaries;

  •
  except in the ordinary course of business consistent with past practice, enter into or, materially adversely amend or modify, or terminate (excluding any expiration in accordance with its terms), any material contracts or any rights or obligations thereunder;

  •
  submit any bid or proposal for a government contract;

  •
  except in the ordinary course of business, sell, assign, transfer, convey, lease, pledge, exclusively license, mortgage, swap, hypothecate, grant an easement with respect to, incur or create any lien (other than permitted liens) or otherwise encumber or restrict the use, allow to expire or lapse, abandon, transfer or otherwise dispose of, in a single transaction, series of transactions, any material assets or properties, business or rights, except (1) transfers among Cotiviti and its subsidiaries or (2) dispositions of obsolete assets or expired inventory;

  •
  enter into any real property lease or, except in the ordinary course of business consistent with past practice, materially amend, materially modify or terminate any real property lease;

  •
  other than pursuant to the terms of an existing employee benefit plan:

  o
  establish, adopt, amend or terminate any material employee plan other than amendments in the ordinary course of business consistent with past practice that do

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        not materially increase the cost of such plan or benefits provided under such plan (excluding any plan or rate modifications that may become effective in the ordinary course of business with respect to the open enrollment period of such plan), and other than entering into, in the ordinary course of business, employment offer or promotion letters with new hires or promoted employees with annual base salaries not exceeding $250,000 that are consistent with past practice and do not contain change in control or severance payments;

    o
    grant or increase any change-in-control, severance or termination pay to (or amend any such existing arrangement with) any current or former director, officer, employee or other service provider;

    o
    establish, adopt or amend (except as required by applicable law) any collective bargaining agreement or other labor-related contract or arrangement with a labor union, works council or similar organization;

    o
    increase compensation, bonus, commission or other benefits payable to any director, officer, employee or other service provider, other than in the ordinary course of business consistent with past practice with respect to employees whose annual base salary does not exceed $250,000 and further excluding any cash incentive compensation opportunity granted in lieu of equity-based compensation with substantially similar value and vesting conditions; or

    o
    hire or terminate (other than for cause, death or disability) the employment or services of any director, officer, employee or other service provider, other than in the ordinary course of business consistent with past practice with respect to employees whose annual base salary does not exceed $250,000;

  •
  other than the Merger, merge or consolidate with any person or entity or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

  •
  enter into or adopt any 'poison pill' or similar stockholder rights plan;

  •
  make any material loans or material advances of money to any person (other than for transactions among the Acquired Companies), except (A) advances to employees or officers of the Acquired Companies for expenses or (B) for extensions of credit to customers, in each case, incurred in the ordinary course of business consistent with past practice;

  •
  make, change or rescind any material Tax election;

  •
  except as required by applicable law, adopt or change any material tax accounting principles, methods or practices;

  •
  enter into any material contract or other material agreement with respect to taxes;

  •
  file any material amended tax return, settle any material tax claim or assessment or surrender any right to claim a material refund of taxes,

  •
  obtain any tax ruling, or extend or waive the statute of limitations period applicable to any tax or tax return;

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  •
  incur any indebtedness for borrowed money or guarantee any indebtedness for borrowed money or make any loans, capital contributions to, or investments in, any other person or entity;

  •
  make any material change to its methods of accounting or other accounting policies, procedures, principles or practices, or any methods of reporting income, deductions or other material items, except as required by GAAP or applicable law;

  •
  make any capital expenditure in excess of $20 million individually or in the aggregate;

  •
  subject to certain exceptions, settle, release or forgive any claim, action, proceeding, investigation or inquiry, or make any commitment to a governmental authority, other than settlements that result solely in monetary obligations of Cotiviti or its subsidiaries of amounts equal to or less than $2 million individually or $5 million in the aggregate and not involving any material equitable relief or operating restrictions, or waive any material right with respect to any material claim, or settle or resolve any claim on terms that require Cotiviti or its subsidiaries to materially alter existing business practices;

  •
  cancel, surrender, allow to expire or fail to renew any material license or healthcare permit; or

  •
  enter into any agreement, or otherwise become obligated, to do any of the forgoing.

Indemnification of Directors and Officers; Insurance

Verscend has agreed that it will indemnify and hold harmless each present and former director, officer and employee of Cotiviti and its subsidiaries for acts or omissions occurring at or prior to the Effective Time to the fullest extent that Cotiviti and its subsidiaries would have been required by applicable law and their respective organizational documents or indemnification agreements, in effect as of the date of the Merger Agreement, to indemnify such persons.

Prior to the Effective Time, Cotiviti will purchase a pre-paid, non-cancelable 6-year "tail" policy, of directors' and officers' liability insurance with respect to matters existing or occurring at or before the Effective Time.

Miscellaneous Covenants

The Merger Agreement contains additional agreements among Cotiviti, Verscend and Merger Sub relating to, among other matters:

  •
  the filing by Cotiviti of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

  •
  notification upon the occurrence or non-occurrence of certain matters;

  •
  the coordination of press releases and other public announcements or filings relating to the transactions;

  •
  actions required to cause the disposition of certain options, awards and securities by individuals subject to the reporting requirements of Section 16(a) of the Exchange Act;

  •
  actions necessary to cause Merger Sub to perform its obligations under the Merger Agreement;

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  •
  the repayment and termination of Cotiviti's existing credit agreement with JPMorgan Chase Bank, N.A. and delivery of a payoff letter in connection therewith;

  •
  the delisting of Cotiviti and of the shares of Common Stock from the New York Stock Exchange and the deregistration of Common Stock under the Exchange Act;

  •
  any litigation against Cotiviti and/or its directors or its executive officers relating to or in connection with the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement; and

  •
  Verscend's efforts (and those of its immediate parent) to obtain the debt, equity and preferred equity financing pursuant to the corresponding commitment letters entered into by Verscend and its affiliates on the date of the Merger Agreement, as well as Cotiviti's cooperation with Verscend's efforts.

Conditions to the Merger

The respective obligations of Cotiviti, Verscend and Merger Sub to consummate the Merger and the transactions contemplated by the Merger Agreement are subject to the satisfaction (or written waiver by all parties, if permissible under applicable law) at or prior to the Effective Time of each of the following conditions:

  •
  Cotiviti will have obtained the Required Company Stockholder Approval;

  •
  the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act; and

  •
  (i) the consummation of the Merger shall not then be enjoined, made illegal or otherwise prohibited by any governmental order (whether temporary, preliminary or permanent), (ii) no law will have been adopted or promulgated, or will be in effect, enjoining, making illegal or otherwise prohibiting the consummation of the Merger and (iii) no legal proceeding will have been brought by any governmental authority, and remain pending, that seeks a governmental order that would enjoin, make illegal or otherwise prohibit the consummation of the Merger.

The obligations of Verscend and Merger Sub to consummate the Merger and the transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by each of Verscend and Merger Sub, if permissible under applicable law) at or prior to the Effective Time, of the following additional conditions:

  •
  certain specified fundamental representations and warranties made by Cotiviti shall be true and correct in all material respects, other than the representations and warranties made by Cotiviti in respect of its capitalization, which will be true and correct in all respects (other than de minimis inaccuracies), in each case, as of the date of the Merger Agreement and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement (as if made on and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement), except for those specified fundamental representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date;

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  •
  each of the other representations and warranties made by Cotiviti in the Merger Agreement shall be true and correct (without giving effect to any references to any "Company Material Adverse Effect" or other "materiality" qualifications) in all respects as of the date of the Merger Agreement and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement (as if made on and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement), in each case, (A) except for such representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

  •
  Cotiviti's performance of and compliance with, in all material respects, each of its covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

  •
  since the date of the Merger Agreement, there will not have occurred any Company Material Adverse Effect; and

  •
  Verscend will have received a certificate executed on behalf of Cotiviti by its authorized representative to the effect that the conditions have described in the four preceding bullet points have been satisfied.

The obligations of Cotiviti to consummate the Merger and the transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver by Cotiviti, if permissible under applicable law), at or prior to the Effective Time, of the following additional conditions:

  •
  certain specified fundamental representations and warranties made by Verscend and Merger Sub will be true and correct in all respects as of the date of the Merger Agreement and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement (as if made on and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement), except for those specified fundamental representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date;

  •
  each of the other representations and warranties made by Verscend and Merger Sub in the Merger Agreement (without giving effect to any references to materiality qualifications) will be true and correct in all respects as of the date of the Merger Agreement and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement (as if made on and as of the date of the consummation of the Merger and the other transactions contemplated by the Merger Agreement), in each case, (A) except for such representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Verscend and Merger Sub to consummate the Merger or perform their respective obligations under the Merger Agreement on a timely basis;

  •
  Verscend's and Merger Sub's performance of and compliance with, in all material respects, each of their respective covenants and obligations under the Merger Agreement required to

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    be performed or complied with at or prior to the consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

  •
  Cotiviti will have received a certificate duly executed on behalf of Verscend by its authorized representative to the effect that the conditions described in the three preceding bullet points have been satisfied.

Termination

The Merger Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted), only as follows:

  •
  by mutual written agreement of Verscend and Cotiviti.

  •
  by either Verscend or Cotiviti:

  o
  if the Merger is not consummated on or before 5:00 p.m. (Eastern time) on March 19, 2019, which is the End Date, whether such date is before or after the date of the receipt of Required Company Stockholder Approval, so long as the terminating party's failure to perform or comply with any covenant or obligation under the Merger Agreement is not the principal cause of, or resulted in, the failure to so consummate the Merger on or before the End Date;

  o
  if any governmental authority has issued any final and non-appealable order or taken any other action, or any applicable law has been enacted or promulgated, in each case, that has the effect of permanently enjoining, making illegal or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, so long as the terminating party's failure to perform any covenant or obligation under the Merger Agreement has not been the principal cause of, or resulted in, the issuance of such order, decree or ruling; or

  o
  if the Special Meeting (including any adjournments and postponements thereof) is held and completed and the Merger Agreement has been voted on but not adopted at such Special Meeting (and was not adopted at any adjournment or postponement thereof) by the Required Company Stockholder Approval.

  •
  by Cotiviti:

  o
  if Verscend or Merger Sub has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement in a manner that would reasonably be expected, individually or in the aggregate, to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement, except that, if such breach is curable by Verscend or Merger Sub on or prior to the date that is three business days prior to the End Date, then such termination will become effective only if the breach is not cured on or prior to the date that is three business days prior to the End Date, and Cotiviti will only have this termination right so long as it is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement;

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    o
    before receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, so long as Cotiviti has complied with the non-solicitation and related provisions in the Merger Agreement described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Company Acquisition Proposals" of this proxy statement and Cotiviti pays to Verscend the termination fee described below substantially concurrently with such termination; or

    o
    if (i) the mutual conditions to the Merger to the benefit of Cotiviti, Verscend and Merger Sub and the conditions to the Merger to the benefit of Verscend and Merger Sub have been and continue to be satisfied or waived at the time the Merger is required to have occurred under to the terms of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the satisfaction or waiver of such conditions and at all relevant times such conditions were capable of being satisfied), (ii) Verscend failed to consummate the Merger on the date required under the terms of the Merger Agreement, (iii) Verscend fails to consummate the Merger by the earlier of (x) three business days after written notice is delivered by Cotiviti to Verscend that the events referenced in (i) and (ii) above have occurred and (y) the End Date, and (iv) the Cotiviti has irrevocably confirmed to Verscend in writing that it is prepared to consummate the Merger and that at all times during the three business day period referenced in clause (iii) above Cotiviti stood ready, willing and able to consummate the Merger.

  •
  by Verscend:

  o
  if Cotiviti has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement such that either (i) the mutual conditions to the Merger to the benefit of Cotiviti, Verscend and Merger Sub or (ii) the conditions to the Merger to the benefit of Verscend and Merger Sub cannot be satisfied at the consummation of the Merger, except that, if such breach is curable by Cotiviti on or prior to the date that is three business days prior to the End Date, then such termination will become effective only if the breach is not cured on or prior to the date that is three business days prior to the End Date, and Verscend will only have this termination right if neither Verscend nor Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement; or

  o
  if prior to receipt of the Required Company Stockholder Approval, the Board makes an Adverse Recommendation Change.

Effect of Termination

Except as described in the section below entitled "The Merger Agreement—Termination Fees" of this proxy statement, in the event the Merger Agreement is terminated under the terms thereof (see the section above entitled "The Merger Agreement—Termination" of this proxy statement), the Merger Agreement will become void and have no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or stockholders, other than liability of Cotiviti, Verscend or Merger Sub resulting from any intentional and willful breach or intentional and willful failure to perform the provisions of the Merger Agreement occurring prior to such termination.

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Termination Fees

Cotiviti must pay to Verscend a termination fee of $100 million if, but only if, the Merger Agreement is terminated:

  •
  by (i) Verscend or Cotiviti if (x) the Merger has not been consummated on or before the End Date, so long as the terminating party's failure to perform or comply with any covenant or obligation under the Merger Agreement has not been the principal cause of, or resulted in, the failure of the Merger to have been consummated on or before the End Date or (y) the Special Meeting (including any adjournments and postponements thereof) is held and completed and the Merger Agreement has not been adopted at such Special Meeting (or any adjournment or postponement thereof) by the Required Company Stockholder Approval or (ii) Verscend if Cotiviti has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement such that either (A) the mutual conditions to the Merger to the benefit of Cotiviti, Verscend and Merger Sub or (B) the conditions to the Merger to the benefit of Verscend and Merger Sub cannot be satisfied at the consummation of the Merger, except that, if such breach is curable by Cotiviti on or prior to the date that is three business days prior to the End Date, then such termination will become effective only if the breach is not cured on or prior to the date that is three business days prior to the End Date, and Verscend will only have this termination right if neither Verscend nor Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, and:

  o
  an Acquisition Proposal has been made to Cotiviti after the date of the Merger Agreement and prior to the termination of the Merger Agreement (or, in the case of termination by Verscend in accordance with clause (i)(y) above, prior to the Special Meeting (including any adjournments and postponements thereof);

  o
  such Acquisition Proposal was publicly disclosed or communicated to the stockholders of the Cotiviti prior to the Special Meeting (including any adjournments and postponements thereof); and

  o
  within 12 months of the termination of the Merger Agreement, Cotiviti enters into a definitive agreement with respect to any Acquisition Proposal (regardless of when made or the counterparty thereto) or consummated any Acquisition Proposal (regardless of when made or the counterparty thereto) (with references to "20%" in the definition of Acquisition Proposal deemed to be references to "50%" for the purposes of this bullet);

  •
  by Verscend if prior to receipt of the Required Company Stockholder Approval, the Board makes an Adverse Recommendation Change; or

  •
  by Cotiviti prior to receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, so long as Cotiviti has complied with the non-solicitation and related provisions in the Merger Agreement described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement (such termination conditioned on the substantially concurrent payment by Cotiviti to Verscend of the termination fee described above).

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Generally, subject to the remedies of specific performance described in the Merger Agreement, Verscend's right to receive from Cotiviti the termination fee referenced above will, solely in circumstances in which the fee is owed, constitute the sole and exclusive remedy of Verscend and Merger Sub against (i) Cotiviti, (ii) any of Cotiviti's former, current and future affiliates and (iii) any of their respective assignees, stockholders, general or limited partners, equityholders, members, managers, controlling persons, directors, officers, employees, agents, attorneys and other representatives for any breach, loss, claim, liability, cost, fee, expense, judgment, inquiry, fine or damage suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform thereunder or otherwise relating to the Merger Agreement or the transactions contemplated thereby and upon the Company's payment of the termination fee to Verscend, no person will have any rights or claims against the those referenced in clauses (i), (ii) and (iii) above under the Merger Agreement or otherwise and no one referenced in clauses (i), (ii) and (iii) above will have any other liability relating to or arising out of the Merger Agreement or the transactions contemplated thereby.

Verscend must pay to Cotiviti a termination fee of $217.5 million if, but only if, the Merger Agreement is validly terminated:

  •
  by Cotiviti if Verscend or Merger Sub has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement in a manner that would reasonably be expected, individually or in the aggregate, to prevent, materially impede or materially delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement, except that, if such breach is curable by Verscend or Merger Sub on or prior to the date that is three business days prior to the End Date, then such termination will become effective only if the breach is not cured on or prior to the date that is three business days prior to the End Date, and Cotiviti will only have this termination right so long as it is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement;

  •
  by Cotiviti if (i) the mutual conditions to the Merger to the benefit of Cotiviti, Verscend and Merger Sub and the conditions to the Merger to the benefit of Verscend and Merger Sub have been and continue to be satisfied or waived at the time the Merger is required to have occurred under to the terms of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the satisfaction or waiver of such conditions and at all relevant times such conditions were capable of being satisfied), (ii) Verscend failed to consummate the Merger on the date required under the terms of the Merger Agreement, (iii) Verscend fails to consummate the Merger by the earlier of (x) three business days after written notice is delivered by Cotiviti to Verscend that the events referenced in (i) and (ii) above have occurred and (y) the End Date, and (iv) the Cotiviti has irrevocably confirmed to Verscend in writing that it is prepared to consummate the Merger and that at all times during the three business day period referenced in clause (iii) above Cotiviti stood ready, willing and able to consummate the Merger; or

  •
  by Verscend or Cotiviti if (i) the Merger has not been consummated on or before the End Date, so long as the terminating party's failure to perform or comply with any covenant or obligation under the Merger Agreement has not been the principal cause of, or resulted in, the failure of the Merger to have been consummated on or before the End Date and (ii) the Merger Agreement is terminable by Cotiviti pursuant to either of the two preceding bullet points.

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THE MERGER AGREEMENT

Generally, subject to (x) Verscend's indemnification and reimbursement obligations in connection with Cotiviti's cooperation obligations in respect of Verscend's financing efforts under the Merger Agreement and (y) an order of specific performance as and only to the extent expressly permitted under the terms of the Merger Agreement, Cotiviti's right to terminate the Merger Agreement under the terms of the Merger Agreement and receive from Verscend the termination fee referenced above will, in the event Verscend and Merger Sub fail to consummate the Merger or otherwise breach the Merger Agreement or fail to perform thereunder (whether willful, intentional or otherwise), constitute the sole and exclusive remedy of Cotiviti against (i) Verscend, (ii) Merger Sub, (iii) any of Verscend's and any of its subsidiaries' (including Merger Sub's) former, current and future affiliates and (iv) any of their respective assignees, stockholders, general or limited partners, equityholders, members, managers, controlling persons, directors, officers, employees, agents, attorneys, financing sources and other representatives for any breach, loss, claim, liability, cost, fee, expense, judgment, inquiry, fine or damage suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform thereunder or otherwise in connection with the Merger Agreement and the transactions contemplated thereby and upon payment of the termination fee referenced above (if payable) no person will have any rights or claims against those referenced in clauses (i), (ii), (iii) and (iv) above under the Merger Agreement or otherwise and no one referenced in clauses (i), (ii), (iii) and (iv) above will have any other liability relating to or arising out of the Merger Agreement or the transactions contemplated thereby.

Expenses Generally

Whether or not the Merger or the transactions contemplated by the Merger Agreement are consummated, all expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses.

Specific Performance

The parties to the Merger Agreement are entitled (without proof of actual damages or otherwise and in addition to any other remedy to which they may be entitled in law or equity) to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Cotiviti's right to specific performance to cause Verscend to consummate the Merger is subject to, among other things, the availability of certain debt and preferred equity financing being arranged and obtained by Verscend.

Amendments; Waiver

The Merger Agreement may be amended or waived by mutual agreement of the parties thereto in writing at any time prior to the Effective Time, except that (i) no amendment or waiver will be made after receipt of the Required Stockholder Approval if such amendment or waiver would require further approval of the stockholders of Cotiviti subject to the DGCL or Cotiviti's organizational documents without such further stockholder approval (ii) no amendment, waiver or termination of specified provisions in the Merger Agreement may be made in any way that is adverse in any material respects to Verscend's financing sources without the prior written consent of such financing sources.

Governing Law and Jurisdiction

The Merger Agreement and all legal, administrative and other similar proceedings or actions (whether based on contract, tort or otherwise) arising out of or relating to the Merger Agreement, the transactions contemplated thereby or the actions of the parties to the Merger Agreement in the negotiation, administration, performance and enforcement of the Merger Agreement, will be governed by, and

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THE MERGER AGREEMENT

construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, except that any legal, administrative and other similar proceedings or actions of any kind or description, whether in law or in equity, in contract tort or otherwise, against Verscend's financing sources under its debt and preferred equity financing arrangements, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of laws provision thereof that would cause the application of the laws of another jurisdiction.

Each of the parties to the Merger Agreement, with respect to any legal claim or proceeding arising out of the Merger Agreement or the transactions contemplated thereby, among other things, expressly and irrevocably agrees to submit, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and agrees that it will not bring any claim or proceeding relating to the Merger Agreement or the transactions contemplated thereby except in such courts, except that any legal claim or proceeding of any kind or nature against Verscend's financing sources under its debt and preferred equity financing arrangements is subject to, and each of the parties to the Merger Agreement submits for itself and its property to, the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof.

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PROPOSAL NO. 1: THE MERGER PROPOSAL

THE MERGER PROPOSAL

We are asking you to approve a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, which we refer to as the Merger Proposal. For a detailed discussion of the terms and conditions of the Merger Agreement, see the section entitled "The Merger Agreement" of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Appendix A. See also the section entitled "The Merger" of this proxy statement.

VOTE REQUIRED

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date. Failure to vote your shares, an abstention from voting your shares, or a broker non-vote will have the same effect as a vote "AGAINST" the Merger Proposal.

As described under the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement, after considering various factors described in such section, the Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Cotiviti and our stockholders. The Board has unanimously approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Board unanimously recommends that you vote "FOR" the Merger Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

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PROPOSAL NO. 2: THE EXECUTIVE COMPENSATION PROPOSAL

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of our named executive officers that is based on or otherwise relates to the Merger and assuming the Merger is consummated on the latest practicable date prior to the filing of this proxy statement, July 6, 2018. The compensation arrangements of our named executive officers that are described in the section entitled "The Merger—Interests of the Directors and Executive Officers of Cotiviti in the Merger" of this proxy statement are incorporated herein by reference.

Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed:

  •
  a closing date of the Merger of July 6, 2018 (which is the latest practicable date prior to the filing of this proxy statement);

  •
  the employment of each named executive officer is terminated by Cotiviti without "cause" or, with respect to Messrs. Williams, Ferguson, Beaulieu, Samuelson and Olefson, by the named executive officer for "good reason," in either case, immediately following the consummation of the Merger; and

  •
  the value of the accelerated vesting of any Cotiviti equity award is calculated based on a price per share of Common Stock equal to the Merger Consideration of $44.75.

Golden Parachute Compensation (1)

Name	Cash ($)(2)	Equity ($)(3)	Perquisites / Benefits ($)(4)	Total ($)
J. Douglas Williams	1,739,120	7,513,872	17,035	9,270,027
Bradley Ferguson	891,004	1,797,429	12,087	2,700,520
Adrienne Calderone	221,407	636,933	6,000	864,340
David Beaulieu	741,004	4,153,369	12,353	4,906,726
Nord Samuelson	693,452	4,320,652	17,035	5,031,139
Jonathan Olefson	790,274	1,727,370	17,035	2,534,679

(1)
Effective August 31, 2017, Mr. Senneff, one of our named executive officers, resigned as Chief Financial Officer of Cotiviti. Mr. Senneff is not eligible to receive any Merger-related compensation that may have become payable in connection with the Merger.

(2)
Amounts in this column reflect cash severance that the named executive officer would be eligible to receive under the Employment Agreements or, with respect to Ms. Calderone, the Severance Plan, transaction bonuses that would be payable to Messrs. Beaulieu, Ferguson, Olefson and Samuelson and a retention bonus that would be payable pursuant to the Retention Agreement in the case of Ms. Calderone.

Cash severance under the Employment Agreements would be payable to Messrs. Williams, Ferguson, Beaulieu, Samuelson and Olefson upon a termination of the executive's employment by

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PROPOSAL NO. 2: THE EXECUTIVE COMPENSATION PROPOSAL

  Cotiviti without "cause" or by the executive for "good reason" (each, referred to herein as a "qualifying termination"), subject to the executive's timely execution and non-revocation of a general release of claims and the executive's continued compliance with confidentiality, non-disparagement, inventions assignment, non-competition and non-solicitation covenants contained in the Employment Agreements. In such an event, these executives would receive:

  (i)
  the executive's annual base salary for 24 months (Mr. Williams) or 12 months (Messrs. Ferguson, Beaulieu, Samuelson and Olefson), payable in a lump sum within 60 days following the termination date; and

  (ii)
  the executive's bonus for the year of termination prorated for the portion of the year worked, payable within 90 days following December 31, 2018.

  Under the Severance Plan, Ms. Calderone would be eligible to receive 10 weeks of base pay upon an "involuntary termination" (within the meaning of the Severance Plan), subject to her timely execution and non-revocation of a general release of claims. Pursuant to her Retention Agreement, (i) if Ms. Calderone becomes entitled to receive severance under the Severance Plan prior to the first anniversary of the Merger, she will receive an additional 16 weeks of base pay (for a total of 26 weeks of base pay) and (ii) Ms. Calderone is eligible to receive a cash bonus equal to $85,000, payable in a lump sum within 15 days after the earlier to occur of (x) her continued employment through the nine-month anniversary of the closing of the Merger and (y) subject to her timely execution and non-revocation of a general release of claims, a termination of Ms. Calderone's employment by Cotiviti without "cause" (as determined by Cotiviti). Any severance payable to Ms. Calderone would be payable in a single lump sum within 60 days following the termination date.

  In addition, each of Messrs. Ferguson, Samuelson, Beaulieu and Olefson is eligible to receive a transaction bonus, payable within 30 days following the closing of the Merger, subject to the executive's continued employment through the Merger and timely execution and non-revocation of a general release of claims.

  The following table quantifies each separate form of compensation included in the aggregate total reported in this column. The amounts listed in the columns entitled "Base Salary Severance" and "Annual Cash Bonus Severance" are payable upon a qualifying termination regardless of whether a change in control occurs, but for purposes of this table, such amounts, as well as the amount listed in the column entitled "Transaction/Retention Bonus" for Ms. Calderone, are considered to be payable pursuant to "double-trigger" arrangements. The amounts listed in the column entitled "Transaction/Retention Bonus" for Messrs. Ferguson, Samuelson, Beaulieu and Olefson are considered to be payable pursuant to "single-trigger" arrangements.

Name	Base Salary Severance ($)	Annual Cash Bonus Severance ($)	Transaction/ Retention Bonus ($)

J. Douglas Williams	1,356,800	382,320	—
Bradley Ferguson	435,000	156,004	300,000
Adrienne Calderone	136,407	0	85,000
David Beaulieu	435,000	156,004	150,000
Nord Samuelson	400,000	143,452	150,000
Jonathan Olefson	375,000	115,274	300,000
(3)
Amounts in this column reflect the value of the unvested Cotiviti stock options and restricted stock units held by the named executive officer that would accelerate upon the closing of the Merger.

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PROPOSAL NO. 2: THE EXECUTIVE COMPENSATION PROPOSAL

  Pursuant to the Merger Agreement, each Cotiviti stock option and restricted stock unit award that is outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will vest in full (to the extent unvested) and will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration, net of any applicable per share exercise price, and the aggregate number of shares of our Common Stock subject to the award, subject to applicable withholding taxes or other amounts required by applicable law to be withheld.

  In addition, the agreements governing these awards provide for immediate vesting of any unvested portion of the award upon a "change of control", and the Employment Agreements provide for full accelerated vesting of all unvested equity awards held by the applicable executive upon a qualifying termination within one year following a change of control. Ms. Calderone's Retention Agreement also provides for accelerated vesting of unvested Cotiviti equity awards held by her upon a change in control.

  The following table quantifies the number of Cotiviti shares subject to unvested Cotiviti stock options and restricted stock units held by the named executive officers, and quantifies the value of such awards based on a price per share of Common Stock equal to the Merger Consideration. Depending on when the closing date of the Merger occurs, certain Cotiviti equity awards shown in the table may vest in accordance with their terms prior to the closing date. All amounts listed in the below table are considered to be payable pursuant to "single-trigger" arrangements.

Name	Accelerated Stock Options (#)	Value of Accelerated Stock Options ($)	Accelerated RSU Awards (#)	Value of Accelerated RSU Awards ($)
J. Douglas Williams	301,444	3,666,938	85,965	3,846,934
Bradley Ferguson	39,625	398,231	31,267	1,399,198
Adrienne Calderone	17,422	381,992	5,697	254,941
David Beaulieu	147,921	2,955,098	26,777	1,198,271
Nord Samuelson	7,204	72,400	94,933	4,248,252
Jonathan Olefson	61,457	1,081,985	14,422	645,385
(4)
Under the Employment Agreements, upon a qualifying termination of Messrs. Williams, Ferguson, Beaulieu, Samuelson and Olefson, the executive will be eligible to receive a cash payment equal to the value of continued subsidized coverage under Cotiviti's group medical and dental plans for 12 months, payable in a lump sum within 60 days following the termination date and subject to the executive's timely execution and non-revocation of a general release of claims and the executive's continued compliance with confidentiality, non-disparagement, inventions assignment, non-competition and non-solicitation covenants contained in the Employment Agreements.

Under Ms. Calderone's Retention Agreement, upon an involuntary termination prior to the first anniversary of the Merger, she would be eligible to receive outplacement services on terms determined by Cotiviti.

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PROPOSAL NO. 2: THE EXECUTIVE COMPENSATION PROPOSAL

  The payments described in this column include an estimated value of the employer share of the premiums for these Cotiviti group medical and dental plans and the estimated cost of outplacement services for Ms. Calderone, as follows:

Name	Medical Insurance Premiums ($)	Dental Insurance Premiums ($)	Vision Insurance Premiums ($)	Outplacement ($)
J. Douglas Williams	16,020	903	112	—
Bradley Ferguson	11,496	591	0	—
Adrienne Calderone	—	—	—	6,000
David Beaulieu	11,755	531	66	—
Nord Samuelson	16,020	903	112	—
Jonathan Olefson	16,020	903	112	—

VOTE REQUIRED

The vote on the Executive Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Executive Compensation Proposal or vice versa. Because the vote on the Executive Compensation Proposal is advisory only, it will not be binding on the Company. Accordingly, if the Merger Proposal is approved and the Merger is consummated, the compensation payments that are contractually required to be paid by Cotiviti to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of this advisory (non-binding) vote of Cotiviti stockholders.

Approval of the Executive Compensation Proposal requires the affirmative vote of the holders of our Common Stock representing a majority of the votes cast (excluding abstentions) at the Special Meeting. Abstentions and broker-non votes will not have an effect on this proposal.

The Cotiviti board of directors will consider the Executive Compensation Proposal to be approved if a majority of the votes cast (excluding abstentions) at the Special Meeting vote in favor of the proposal.

Approval of this proposal is not a condition to consummation of the Merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS

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PROPOSAL NO. 3: THE ADJOURNMENT PROPOSAL

THE ADJOURNMENT PROPOSAL

We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the Adjournment Proposal. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to any date and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Proposal. In addition, the Board (or the chairperson of the Special Meeting) could postpone the Special Meeting before it commences, including if under our Bylaws a quorum is not present for the meeting.

Notwithstanding the foregoing, under the Merger Agreement, Cotiviti may adjourn or postpone the Special Meeting without Verscend's consent only in certain specified circumstances as described further under the section entitled "The Merger Agreement—Other Covenants and Agreements—Special Meeting and Related Actions" of this proxy statement.

If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as so adjourned or postponed. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on any proposal, or if such stockholder signs and returns a proxy and indicates a vote in favor of the Merger Proposal but does not indicate a choice on the Adjournment Proposal, such stockholder's shares of our Common Stock will be voted "FOR" the Adjournment Proposal. However, if such stockholder indicates a vote against the Merger Proposal, such stockholder's shares of our Common Stock will only be voted in favor of the Adjournment Proposal if he, she or it indicates a vote in favor of the Adjournment Proposal. Cotiviti does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Adjournment Proposal and vice versa.

VOTE REQUIRED

Approval of the Adjournment Proposal requires the affirmative vote of the holders of our Common Stock representing a majority of the votes cast (excluding abstentions) at the Special Meeting. Abstentions and broker-non votes will not have an effect on this proposal.

The Board believes that it is in the best interests of Cotiviti and our stockholders to be able to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Approval of this proposal is not a condition to consummation of the Merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information as of July 6, 2018, regarding the beneficial ownership of our Common Stock by:

  •
  each person or group who is known by us to own beneficially more than 5% of our Common Stock;

  •
  each member of our Board and each of our Named Executive Officers; and

  •
  all members of our Board and our executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 94,027,266 shares of our common stock entitled to vote at the Special Meeting as of July 6, 2018, comprising 93,292,686 shares of Common Stock issued and outstanding and 734,580 contingently issuable restricted shares of Common Stock outstanding. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of July 6, 2018, and shares of Common Stock underlying restricted stock units subject to vesting within 60 days of July 6, 2018 (other than those options that would become exercisable, or restricted stock units that would vest, at the Effective Time solely as result of the consummation of the Merger), are deemed to be outstanding and beneficially owned by the person holding the options or restricted stock units for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of capital stock held by them. Unless

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

otherwise indicated, the address for each holder listed below is c/o Cotiviti Holdings, Inc., One Glenlake Parkway, Suite 1400, Atlanta, GA 30328.

	Shares of Common Stock beneficially owned

Name and address of beneficial owner	Number of shares	Percentage of shares

5% stockholders:

Funds managed by Advent International Corporation(1)(2)	41,433,699	44.1%

J. Lawrence Connolly(3)	5,248,676	5.6%

Named executive officers and directors

J. Douglas Williams(4)	3,218,555	3.4%

Bradley Ferguson	—	*

David Beaulieu(5)	220,676	*

Nord Samuelson	—	*

Jonathan Olefson(6)	70,063	*

Steven Senneff(7)	262,619	*

Adrienne Calderone(8)	64,735	*

David Swift(9)	—	*

Elizabeth Connolly Alexander(10)	3,326,658	3.5%

Mala Anand(11)	6,127	*

Kenneth Goulet(12)	26,318	*

Ruben J. King-Shaw, Jr.(13)	7,878	*

John Maldonado(14)	—	*

James Parisi(15)	31,976	*

Christopher Pike(16)	—	*

R. Halsey Wise(17)	2,483	*

All Board members and executive officers as a group (14 persons)	6,910,734	7.3%

*
Represents beneficial ownership of less than 1% of our outstanding Common Stock.

(1)
Includes: (a) 17,778,618 shares indirectly owned by Advent International GPE VI Limited Partnership, (b) 12,458,405 shares indirectly owned by Advent International GPE VI A Limited Partnership, (c) 901,848 shares indirectly owned by Advent International GPE VI B Limited Partnership, (d) 918,209 shares directly owned by Advent International GPE VI C Limited Partnership, (e) 875,864 shares directly owned by Advent International GPE VI D Limited Partnership, (f) 2,215,460 shares directly owned by Advent International GPE VI E Limited Partnership, (g) 3,348,350 shares indirectly owned by Advent International GPE VI F Limited Partnership, (h) 2,109,317 shares indirectly owned by Advent International GPE VI G Limited Partnership, (i) 651,453 shares directly owned by Advent Partners GPE VI 2008 Limited Partnership, (j) 19,792 shares directly owned by Advent Partners GPE VI 2009 Limited Partnership, (k) 46,608 shares directly owned by Advent Partners GPE VI 2010 Limited Partnership, (l) 51,762 shares directly owned by Advent Partners GPE VI-A 2010 Limited Partnership and (m) 58,043 shares directly owned by Advent Partners GPE VI A Limited Partnership. Advent-Cotiviti Acquisition Limited Partnership directly owns 17,778,618 shares and Advent-Cotiviti Acquisition II Limited Partnership directly owns 18,817,920 shares. The general partner of Advent-Cotiviti Acquisition Limited Partnership and Advent-Cotiviti Acquisition II Limited

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Partnership is Advent Cotiviti GP Corporation. Advent International GPE VI Limited Partnership, Advent International GPE VI A Limited Partnership, Advent International GPE VI B Limited Partnership, Advent International GPE VI F Limited Partnership and Advent International GPE VI G Limited Partnership (collectively, the "Cayman Advent Funds") collectively own 100% of Advent-Cotiviti GP Corporation, in pro rata proportion to the number of shares disclosed as beneficially owned by the Cayman Advent Funds above. Advent International GPE VI Limited Partnership owns 100% of the limited partnership interests in Advent Cotiviti Acquisition Limited Partnership, and the other Cayman Advent Funds collectively own 100% of the limited partnership interests in Advent Cotiviti Acquisition II Limited Partnership in pro rata proportion to the number of shares disclosed as beneficially owned by such other funds above.

  Advent is the manager of Advent International LLC, which is the general partner of: GPE VI GP Limited Partnership; GPE VI GP (Delaware) Limited Partnership; Advent Partners GPE VI 2008 Limited Partnership; Advent Partners GPE VI 2009 Limited Partnership; Advent Partners GPE VI 2010 Limited Partnership; Advent Partners GPE VI A Limited Partnership and Advent Partners GPE VI A 2010 Limited Partnership. GPE VI GP Limited Partnership is the general partner of the Cayman Advent Funds. GPE VI GP (Delaware) Limited Partnership is the general partner of: Advent International GPE VI C Limited Partnership; Advent International GPE VI D Limited Partnership and Advent International GPE VI E Limited Partnership. Advent exercises voting and investment power over the shares held by the Cayman Advent Funds and may be deemed to have beneficial ownership of all of those shares. With respect to the shares held by the entities listed in this footnote, a number of individuals currently composed of David M. McKenna, David M. Mussafer and Steven M. Tadler, none of whom have individual voting or investment power, exercise voting and investment power over the shares beneficially owned by Advent. The address of Advent International Corporation and each of the Cayman Advent Funds and other entities listed above is c/o Advent International Corporation, 800 Boylston Street, Boston, Massachusetts 02199.

(2)
On June 19, 2018, each of Advent International GPE VI-B Limited Partnership, Advent International GPE VI-F Limited Partnership, Advent International GPE VI-G Limited Partnership, Advent International GPE VI-C Limited Partnership, Advent International GPE VI-D Limited Partnership, Advent International GPE VI-E Limited Partnership, Advent Partners GPE VI 2008 Limited Partnership, Advent Partners GPE VI-A Limited Partnership, Advent Partners GPE VI 2009 Limited Partnership, Advent Partners GPE VI 2010 Limited Partnership, Advent Partners GPE VI-A 2010 Limited Partnership, Advent-Cotiviti Acquisition Limited Partnership and Advent-Cotiviti Acquisition II Limited Partnership (collectively, the "Advent Shareholders") entered into the Voting Agreement with Verscend, as a result of which Verscend has control over the 41,433,699 shares beneficially owned by the Advent Shareholders solely with respect to any shareholder vote regarding the Merger.

(3)
Includes: (a) 4,919 shares held by Mr. Connolly directly, (b) 2,599,431 shares held by JL Connolly LLC of which Mr. Connolly is a member and the sole manager and (c) 2,644,326 shares held in two family irrevocable trusts of which Mr. Connolly serves as trustee. Mr. Connolly's address is 3060 Peachtree Road, Suite 1545, Atlanta, Georgia 30305.

(4)
Includes: (a) 2,756,934 shares and 436,615 shares underlying options which are currently exercisable or will become exercisable within 60 days of July 6, 2018, held by Mr. Williams directly and (b) 25,006 shares held by a charitable foundation of which Mr. Williams, his spouse and his children serve as trustees.

(5)
Includes: 39,814 shares and 180,862 shares underlying options which are currently exercisable or will become exercisable within 60 days of July 6, 2018, held by Mr. Beaulieu directly.

(6)
Includes: (a) 1,009 shares and 64,738 shares underlying options which are currently exercisable or will become exercisable within 60 days of July 6, 2018, held by Mr. Olefson directly and (b) 4,316 shares held in a family irrevocable trust of which Mr. Olefson serves as trustee.

(7)
Includes: 23,381 shares and 239,238 shares underlying options which are currently exercisable held by Mr. Senneff directly. Mr. Senneff resigned as our Chief Financial Officer effective August 31, 2017; accordingly,

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  information related to Mr. Senneff's beneficial ownership is as of such date. Mr. Senneff's address is c/o Digital Ocean, 101 Sixth Avenue, New York, New York 10013.

(8)
Includes: 19,456 shares, 44,406 shares underlying options which are currently exercisable or will become exercisable within 60 days of July 6, 2018, and 873 restricted stock units that will vest within 60 days of July 6, 2018, held by Ms. Calderone directly. Ms. Calderone served as our Interim Chief Financial Officer from September 1, 2017, to November 6, 2017.

(9)
Mr. Swift holds no shares directly. Mr. Swift is an Executive Business Partner at Advent, which manages funds that collectively own 41,433,699 shares. See note 1 above.

(10)
Includes: (a) 1,618,602 shares and 195,200 shares underlying options which are currently exercisable held by Ms. Alexander directly, (b) 1,207,109 shares held in three family irrevocable trusts, the trustees of which are in each case an institution and Ms. Alexander's spouse; and (c) 305,747 shares owned by Milton Harbor View, LLC, of which Ms. Alexander and her spouse are the sole managers and of which Ms. Alexander and her children are members.

(11)
Includes 6,127 shares held by Ms. Anand directly.

(12)
Includes: 9,108 shares and 17,210 shares underlying options which are currently exercisable or will become exercisable within 60 days of July 6, 2018, held by Mr. Goulet directly.

(13)
Includes: 7,878 shares held by Mr. King-Shaw directly.

(14)
Mr. Maldonado holds no shares directly. Mr. Maldonado is a Managing Partner at Advent, which manages funds that collectively own 41,433,699 shares. See note 1 above.

(15)
Includes: (a) 7,308 shares and 19,668 shares underlying options which are currently exercisable or will become exercisable within 60 days of July 6, 2018, held by Mr. Parisi directly and (b) 5,000 shares held in a family revocable trust of which Mr. Parisi and his spouse serve as trustees.

(16)
Mr. Pike holds no shares directly. Mr. Pike is a Managing Partner at Advent, which manages funds that collectively own 41,433,699 shares. See note 1 above.

(17)
Includes: 2,483 shares held by Mr. Wise directly.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	131

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

We intend to hold an Annual Meeting of Stockholders in 2019 only if the Merger is not consummated. If the Merger is not consummated, please see below for timing of stockholder proposals relating to our 2019 Annual Meeting of Stockholders.

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at Atlanta, GA in writing not later than December 13, 2018.

Stockholders intending to present a proposal at the 2019 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2019 Annual Meeting of Stockholders no earlier than the close of business on January 24, 2019 and no later than the close of business on February 23, 2019. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2019 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 24, 2018, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2019 Annual Meeting of Stockholders and not later than the close of business on the 90th day prior to the 2019 Annual Meeting of Stockholders or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder's compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	132

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Cotiviti filings with the SEC are incorporated by reference:

  •
  Cotiviti's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 22, 2018;

  •
  Cotiviti's Quarterly Reports on Form 10-Q for fiscal quarter ended March 31, 2018 filed with the SEC on May 2, 2018; and

  •
  Cotiviti's Current Reports on Forms 8-K filed with the SEC on May 25, 2018, June 19, 2018, June 22, 2018 and [             ] (other than the portions of such documents not deemed to be filed).

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference herein.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Cotiviti through the Investor Relations section of our website, www.cotiviti].com, and the "Investors—SEC Filings" section therein.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Cotiviti Holdings, Inc.
Attn: Corporate Secretary
One Glenlake Parkway, Suite 1400
Atlanta, Georgia 30328

If you would like to request documents from us, please do so by [             ], 2018, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within 1 business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.cotiviti.com, and the "Investors—SEC Filings" section therein. The information included on our website is not incorporated by reference into this proxy statement.

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	133

MISCELLANEOUS

Cotiviti has supplied all information relating to Cotiviti, and Verscend has supplied (and Cotiviti has not independently verified) all of the information relating to Verscend and Merger Sub contained in the sections entitled "Summary—The Companies" and "The Companies" of this proxy statement.

You should rely only on the information contained in this proxy statement, the appendices to this proxy statement and the documents we refer to in this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [             ], 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is very important. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by submitting your proxy over the Internet or by telephone as described on your proxy card or voting instruction form.

By Order of the Board of Directors,

Jonathan Olefson
Senior Vice President, General Counsel and Secretary

[             ], 2018

Cotiviti Notice of Special Meeting of Stockholders and Proxy Statement	134

Appendix A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

VERSCEND TECHNOLOGIES, INC.,

REY MERGER SUB, INC.

AND

COTIVITI HOLDINGS,  INC.

JUNE 19, 2018

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 19, 2018, is entered into by and among Cotiviti Holdings, Inc., a Delaware corporation (the "Company"), Verscend Technologies, Inc., a Delaware corporation ("Parent"), and Rey Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub").

RECITALS

WHEREAS, the board of directors of Merger Sub and the board of directors of the Company (the "Company Board") have approved and declared advisable and in the best interests of each corporation and its respective stockholders, and the board of directors of Parent has approved and declared advisable and in the best interests of its stockholders, this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "Merger"), as more fully provided in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

WHEREAS, the Company Board and the board of directors of Merger Sub have resolved to recommend to their stockholders the adoption of this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Key Stockholder has executed a Voting Agreement with Parent, which voting agreement is attached hereto as Exhibit A; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01    Definitions

(a)   As used in this Agreement, the following terms have the following meanings:

"Acquired Companies" means, collectively, the Company and each of its Subsidiaries.

"Acquisition Proposal" means, other than the Transactions or any other proposal or offer from Parent or any of its Subsidiaries, any proposal or offer from a Third Party relating to any direct or indirect (i) acquisition or purchase, in a single transaction or series of related transactions, of (A) twenty percent (20%) or more of the assets of the Acquired Companies, taken as a whole, or (B) twenty percent (20%) or more of the combined voting power of the Company; (ii) tender offer or exchange offer that if consummated would result in any Person or group acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power of the Company; or (iii) merger, reorganization, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which a Third Party or its shareholders, if consummated, would acquire twenty percent (20%) or more of the combined voting power of the

Company or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms "controlling" and "controlled by" have correlative meanings to the foregoing.

"Antitrust Authorities" means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether U.S., foreign or multinational).

"Applicable Law" means, with respect to any Person, any Law or Governmental Order, in each case, of any Governmental Authority, including any Healthcare Law, that is binding upon or applicable to such Person or its assets, properties or businesses, as amended unless expressly specified otherwise.

"Business Day" means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is authorized or required under Applicable Law to be closed.

"Buyer/Excluded Financing Information" means (i) information concerning capital structure of Parent or the Company after consummation of the Merger, including any such information necessary for preparation of the "description of notes" and "description of other indebtedness" sections of an offering document; (ii) information customarily provided by the Financing Sources or its counsel and advisors, including information necessary for the preparation of any "plan of distribution" section of an offering document; (iii) unless filed by the Acquired Companies with the SEC, information that would be required in an offering document (or customarily included in an offering document) pursuant to Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X (other than historical financial data for the Acquired Companies as is necessary to prepare customary narrative disclosure regarding select guarantor and non-guarantor financial metrics) or rules related to segment reporting; (iv) information concerning officers or directors following consummation of the Merger (except biographical information if any of such persons remain officers or directors after consummation of the Merger), including a compensation discussion and analysis or information required by Item 402 of Regulation S-K and information regarding compensation and any related party disclosure (unless such related party transactions will continue to exist following consummation of the Merger); (v) information regarding affiliate transactions that may exist following consummation of the Merger (unless any Acquired Company was party to any such transactions prior to consummation of the Merger); (vi) financial statements or other financial data (including selected financial data) for any period earlier than the fiscal year ended prior to the third fiscal year preceding the Closing Date, except to the extent filed with the SEC; (vii) other information customarily excluded from a Rule 144A offering memorandum; and (viii) information necessary for the preparation of pro forma, projected, or forward-looking financial statements or information, other than historical financial information of the Acquired Companies filed with the SEC or derivable without undue effort or expense of the Acquired Companies from the books and records of the Acquired Companies.

"CMS" means the Centers for Medicare & Medicaid Services within the United States Department of Health and Human Services.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commitment Letters" means the Debt Commitment Letter, the Equity Commitment Letter and the Preferred Equity Commitment Letter.

"Company Balance Sheet" means the consolidated audited balance sheet of the Company as of December 31, 2017 and the notes thereto, as contained in the Company SEC Documents.

"Company Balance Sheet Date" means December 31, 2017.

"Company Capital Stock" means the Company Common Stock and the Company Preferred Stock.

"Company Common Stock" means the common stock, $0.001 par value per share, of the Company.

"Company Compensatory Award" means each Company Option, Company Restricted Stock Award and Company RSU Award, in each case, that was granted pursuant to a Company Stock Plan and that remains outstanding (and, in the case of a Company Option, unexercised) immediately prior to the Effective Time.

"Company Disclosure Letter" means the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement.

"Company ESPP" means each of the Company Employee Stock Purchase Plan for U.S. Employees and the Company Employee Stock Purchase Plan for Non-U.S. Employees, each as amended from time to time.

"Company IP" means all Intellectual Property Rights owned by any Acquired Company.

"Company IT Assets" means tangible information technology assets, systems, and networks that are owned or controlled by the Acquired Companies.

"Company Material Adverse Effect" means any event, change, circumstance, condition, development, occurrence or state of facts that, individually or in the aggregate, when taken together with any such other event, change, circumstance, condition, development, occurrence or state of facts, (i) has had or reasonable would be expected to have a material adverse effect on the assets, liabilities, business, results of operations or financial condition of the Acquired Companies, taken as a whole, or (ii) does or would reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a "Company Material Adverse Effect" under the foregoing clause (i): (a) any change in Applicable Law, GAAP or any applicable accounting standards or any interpretation thereof, in each case occurring following the date hereof; (b) general economic, political or business conditions or changes therein, or acts of terrorism or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity); (c) any change in general financial and capital markets conditions, including interest rates and currency exchange rates, and any changes therein; (d) ordinary course seasonal fluctuations in the business of the Acquired Companies; (e) any change generally affecting the industries in which the Acquired Companies operate; (f) any effect directly and solely resulting from the entry into or announcement of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement (including (i) the initiation of litigation by any stockholder of the Company (or a derivative claim) to the extent asserting allegations of breach of fiduciary duty or under securities laws relating to this Agreement or the Transactions or (ii) any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Acquired Companies, in each case, directly and solely resulting from the entry into, announcement, pendency or performance of this Agreement or identity of Parent or Merger Sub or any public communications by Parent regarding its plans or intentions with respect to the conduct of the business of the Acquired Companies) (provided that this clause (f) shall not apply to, and shall be disregarded with respect to, references to "Company Material Adverse Effect" in representations and warranties made by the Company in Section 4.02, Section 4.03, Section 4.04 and Section 4.16(d) of this Agreement); (g) the taking of any action (or the omission of any action) by the Company with the express prior consent of Parent or in compliance with Section 6.01 (excluding the lead-in thereto) and Section 7.01; (h) any act of God or natural disaster; (i) any change in the price or trading volume of the Company's securities or other financial instruments, in and of itself (provided that this clause (i) shall not prevent a determination that any change or effect underlying such change has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise expressly excluded from this definition of Company Material Adverse Effect)); (j) any failure of the Acquired Companies to meet any internal or published projections, estimates or forecasts (provided that this clause (j) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise expressly excluded from this definition of Company Material Adverse Effect)); or (k) for purposes of Section 8.02(c), any matters set forth in the Company Disclosure Letter, the effect of which is reasonably foreseeable and reasonably apparent on the face of such disclosure as of the date hereof; provided, further, that in the case of the foregoing clause (a), clause (b), clause (c), clause (e) and clause (h), except to the extent that such event, change, circumstance, condition, development, occurrence or state of facts materially and disproportionately impact the Acquired Companies (taken as a whole) relative to other businesses in the industries in which the Acquired Companies operate.

"Company Option" means any option to purchase Company Common Stock which was granted pursuant to a Company Stock Plan.

"Company Preferred Stock" means the preferred stock, $0.001 par value per share, of the Company.

"Company Restricted Stock Award" means any award of Company restricted stock granted pursuant to a Company Stock Plan.

"Company RSU Award" means any award of Company restricted stock units, granted pursuant to a Company Stock Plan.

"Company Software" means proprietary software owned by the Acquired Companies.

"Company Stock Plans" means each of the Company's 2012 Equity Incentive Plan, the Company's 2016 Equity Incentive Plan and the Company's Employee Stock Purchase Plan of 2016, in each case, as amended from time to time.

"Company Termination Fee" means an amount in cash equal to $100,000,000.

"Compliant" means, with respect to the Required Information:

      (i)  such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Required Information not misleading in light of the circumstances in which made;

      (ii)  the Company's auditors have not objected to the use of or withdrawn any audit opinion with respect to the financial statements contained in the Required Information;

     (iii)  the financial statements included in the Required Information and the Management's Discussion and Analysis of Financial Condition and Results of Operations for the historical periods covered by such financial statements are, and remain, throughout the Marketing Period, sufficient and sufficiently current to permit a registration statement on Form S-1 with respect to an offering of unsecured and non-convertible debt securities to be declared effective on any date falling within the Marketing Period;

     (iv)  there has been no announcement, statement or determination of, and there is not under consideration or review or the possibility of, and there is no intent to effect, whether by the Acquired Companies or to the Knowledge of the Acquired Companies their auditors, any restatement, recasting or other modification of any financial information included in the Required Information or any other issue such that, in each case, any financial information included in the Required Information can no longer be relied upon; and

     (v)  the financial information in the Required Information is sufficient, including sufficiently current, for delivery by the auditors of the Acquired Companies the customary "comfort letters" for a Rule 144A offering of unsecured and non-convertible debt securities, including customary negative assurance comfort, and the Acquired Companies have delivered or caused to be delivered, in each case, prior to commencement of the Marketing Period, to the auditors such customary management's representation letters, board minutes and other customary information (including responding to related inquiries) with respect to the Acquired Companies as has been requested by such auditors prior to delivery of the Required Information and as is required for such auditors to execute and deliver, subject to the completion of customary procedures, such comfort letters upon any pricing and closing of an offering of debt securities occurring on any date within the Marketing Period.

"Confidentiality Agreement" means that certain Confidentiality Agreement, dated as of May 14, 2018 between Parent and the Company.

"Contract" means any contracts, agreements, arrangements or undertakings, including indentures, notes, bonds, guaranties, assurances, prime contracts, subcontracts, leases, subleases, teaming agreements, joint venture agreements, purchase orders, task orders, licenses, commitments or instruments.

"Debt Commitment Letter" means the debt commitment letter, dated as of the date hereof, between Verscend Holding, Parent and JPMorgan Chase Bank, N. A., as amended, supplemented or replaced in compliance with this Agreement or as required by Section 7.14 following a Financing Failure Event, pursuant to which the financial institutions party thereto have agreed, subject only to the conditions set forth therein, to provide or cause to be provided the debt financing set forth therein for the purposes of financing the Transactions, including the payment of the aggregate Merger Consideration, Option Consideration and RS/RSU Consideration.

"Debt Financing" means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter (including any related "market flex" terms), including the offering or private placement of debt securities contemplated by the Debt Commitment Letter and any related engagement letter, or any alternative financing in accordance with Section 7.14.

"Debt Financing Documents" means the agreements, documents and certificates contemplated by the Debt Financing.

"Disclosure Letter" means the Company Disclosure Letter or the Parent Disclosure Letter, as applicable.

"Employee Plan" means each "employee benefit plan," as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each employment, consulting, severance or similar plan, contract, policy, agreement or arrangement and each other plan, contract, policy, agreement or arrangement providing for compensation, bonuses, commission, equity or equity-linked rights, incentive or deferred compensation, vacation benefits, health or medical insurance (including any self-insured arrangements), change of control payments, retention payments, post-employment or retirement benefits or time-off benefits which is sponsored, maintained, contributed to or required to be contributed to by any Acquired Company, or under which there is any liability or obligation of any Acquired Company, in each case, for the benefit of current or former employees or other service providers of any Acquired Company (other than any statutory plan, program or arrangement solely to the extent required under Applicable Law, other than the laws of the United States, and maintained by any Governmental Authority).

"Environmental Laws" means any and all applicable foreign, U.S. federal, state or local Laws relating to the protection of the environment or human health and safety (solely to the extent related to exposure to hazardous or toxic substances), as in effect on and as interpreted as of the date hereof, including those relating to the treatment, storage, disposal or release of hazardous or toxic substances, but for the avoidance of doubt, excluding Healthcare Laws.

"Equity Financing" means the equity financing to be provided pursuant to the Equity Commitment Letter.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Financing" means the Debt Financing, the Equity Financing and the Preferred Equity Financing.

"Financing Conditions" means with respect to the Debt Financing, the conditions precedent set forth in Annex III of the Debt Commitment Letter, with respect to the Equity Financing, the conditions precedent set forth in Section 2 of the Equity Commitment Letter and, with respect to the Preferred Equity Financing, the conditions precedent set forth in Exhibit B of the Preferred Equity Commitment Letter.

"Financing Deliverables" means the following customary documents to be delivered in connection with the Preferred Equity Financing and/or the Debt Financing: (i) a customary perfection certificate required in connection with the Debt Financing; and (ii) at least three (3) Business Days prior to the Closing Date, documentation and other information reasonably requested at least ten (10) Business Days prior to the Closing Date by the Financing Sources under applicable "know-your-customer" and anti-money laundering rules and regulations, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), as may be amended from time to time.

"Financing Failure Event" means for any reason, all or any portion of the Debt Financing or the Preferred Equity Financing becoming unavailable.

"Financing Sources" means the Persons that are party to, and have committed to provide or arrange, or have otherwise entered into agreements in connection with, all or any part of (i) the Debt Financing, including any offering or private placement of debt securities, and/or any additional or replacement lender, arranger, bookrunner, syndication agent, initial purchaser, placement agent or other entity or their respective Affiliates acting in a similar capacity for the Debt Financing (but excluding, for the avoidance of doubt, Parent) and (ii) the Preferred Equity Financing.

"GAAP" means U.S. generally accepted accounting principles, consistently applied.

"Government Bid" means a quotation, bid, offer, or proposal submitted by the Company or any of its Subsidiaries that, if accepted or successful, could result in a Government Contract.

"Government Contract" means any Contract between the Company or any of its Subsidiaries, on the one hand, and any (i) Governmental Authority, (ii) prime contractor of a Governmental Authority in its capacity as a prime contractor, or (iii) subcontractor with respect to any contract of a type described in clause (i) or clause (ii) above, on the other hand, under which the Company is obligated to perform services. For purposes of this definition, a task or delivery order under a Government Contract shall not constitute a separate Government Contract, but shall be considered part of the Government Contract to which it relates.

"Government Program" means the Medicare Program, Medicaid Program, TRICARE and any other federal or state healthcare program paid for by a U.S. Governmental Authority.

"Governmental Authority" means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, quasi-governmental body exercising governmental authority, department, board, bureau, agency or instrumentality, regulatory body, court or tribunal or any self-regulatory organization (including NYSE).

"Governmental Order" means any order, judgment, injunction, decree, decision, ruling, assessment, writ, stipulation, determination, settlement or award, in each case, entered by or with any Governmental Authority.

"Healthcare Laws" means all Laws relating to the provision of healthcare, including those relating to Healthcare Permits, Government Programs, Private Programs, insurance or the submission of bills, claims or similar requests for payment, including, as amended, the federal "Anti-Kickback Statute" (42 U.S.C. § 132(a)-7b(b)), the Civil False Claims Act (31 U.S.C. § 3729, et seq.), the criminal penalties for acts involving federal healthcare programs (42 U.S.C. § 1320a-7b), HIPAA, the exclusion laws (42 U.S.C. § 1320a-7), 18 U.S.C. §1347, the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the Federal Health Care Fraud Law (18 U.S.C. § 1347), comparable state, local and foreign Laws, and all rules and regulations promulgated under such Laws.

"Healthcare Permit" means any permit, accreditation, consent, qualification or certification granted by any Healthcare Regulatory Body, accreditation organization or Government Program relating to or affecting the reimbursement of healthcare items or services.

"Healthcare Regulatory Body" means any Governmental Authority having jurisdiction over the reimbursement of healthcare costs.

"HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and the regulations promulgated pursuant thereto, and any applicable comparable state, local and foreign Laws relating to privacy, data security or data protection.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

"Indebtedness" means, with respect to any Person, without duplication: (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by a note, bond, debenture or similar instrument; (iii) all reimbursement obligations in respect of all drawn amounts owing under letters of credit, bankers' acceptances, bank guarantees, surety bonds and similar instruments; (iv) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness described in the other clauses of this definition of any other Person; (v) all obligations of such Person to pay the deferred purchase price of equity, property or services (other than trade accounts payable in the ordinary course of business of such Person); (vi) all obligations in respect of interest rate protection agreements, forward contract, foreign currency hedge or other financial contracts and other similar obligations (valued at the termination value thereof); (vii) all outstanding obligations from capital leases, interest rate cap liability, litigation reserves, change in control payments (if any), transaction bonuses, asset retirement obligations, or amounts due pursuant to the 2017 acquisition of RowdMap, Inc.; or (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others..

"Intellectual Property Rights" means all intellectual property rights in any jurisdiction, including all: (i) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trade names, service marks and all goodwill associated therewith, (iii) copyrights, (iv) internet domain names, (v) all registrations and applications of the foregoing and (vi) trade secrets.

"Intervening Event" means any material event, occurrence or fact with respect to the Acquired Companies, taken as a whole, occurring or arising after the date of this Agreement that was not known or reasonably foreseeable to the Company Board as of the date of this Agreement, and becomes known to the Company Board prior to the receipt of the Required Company Stockholder Approval, other than (i) any Acquisition Proposal or other inquiry, offer or proposal that could lead to an Acquisition Proposal; (ii) resulting from a breach of this Agreement by the Company or any of its Subsidiaries; (iii) changes in the Company Common Stock price, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event unless excluded by any other exclusion in this definition); or (iv) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself (provided, however, the underlying reasons for such events may constitute an Intervening Event unless excluded by any other exclusion in this definition).

"IRS" means the United States Internal Revenue Service.

"Key Stockholder" means Advent International Corporation, together with its Affiliates.

"Knowledge" means, in each case after reasonable inquiry by each such person, (i) with respect to the Company, the actual knowledge of each of Doug Williams, Brad Ferguson, David Beaulieu, Nord Samuelson, Jonathan Olefson and Adrienne Calderone and (ii) with respect to Parent and Merger Sub, the actual knowledge of each of Emad Rizk and Brett Magun.

"Law" means any and all domestic (federal, state or local) or foreign laws, statutes, codes, rules, regulations, Governmental Orders, judgments or decrees issued or promulgated by any Governmental Authority. For the avoidance of doubt, "Law" shall include, without limitation, the foregoing as it relates to the following subject matters: healthcare, international trade, anti-corruption and anti-bribery, sanctions and government contracting.

"Leased Real Property" means each parcel of real property leased or subleased by an Acquired Company, the lease or sublease of which (i) may not be terminated by such Acquired Company at will or by giving notice of ninety (90) days or less, without cost or penalty and provides for annual base rental payments in excess of $300,000 following the expiration of any free rent period, or (ii) is material to the operation of the Acquired Companies.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest, sublease, restriction, claim or other lien of any kind.

"Marketing Period" means the first period of fifteen (15) consecutive Business Days after the date on which the Company shall have delivered to Parent the Required Information and throughout and at the end of which the Required Information delivered to Parent prior to the beginning of such period remains Compliant; provided, that

      (i)  such period shall not commence prior to the date upon which the Proxy Statement is mailed to the Company's stockholders;

      (ii)  any "blackout dates" included in the Debt Commitment Letter (as in effect on the date of this Agreement) shall be taken into account when measuring such period; and

     (iii)  the Marketing Period shall be deemed to begin no later than the day the Proxy Statement is mailed to the Company's stockholders generally and shall be deemed to end on any date that is the date on which the Debt Financing is consummated.

If the Company shall in good faith reasonably believe it has delivered Required Information that is Compliant, it may give to Parent a written notice to that effect, in which case the Company shall be deemed to have delivered Required Information that is Compliant, unless Parent in good faith reasonably believes the Company has not delivered the Required Information or that the Required Information is not Compliant and, within three (3) Business Days after the giving of such notice by the Company, gives a written notice to the Company to that effect (stating with reasonable specificity which Required Information the Company has not delivered or is not Compliant).

"Medicaid" or "Medicaid Program" means the healthcare program established under Title XIX of the Social Security Act, which provides healthcare insurance for low income individuals.

"Medicare" or "Medicare Program" means the healthcare program established under Title XVIII of the Social Security Act, which provides health insurance for individuals sixty-five (65) years of age and over, individuals with end stage renal disease and certain disabled individuals.

"NYSE" means the New York Stock Exchange.

"Open Source Software" means any software that is distributed pursuant to a license that (i) requires the licensee to distribute or provide access to the source code of such software of any portion thereof when the object code is distributed; (ii) requires the licensee to distribute the software or any portion thereof for free; or (iii) requires that other software or any portion thereof combined with, linked to, or based upon such software be licensed pursuant to the same license or requires the distribution of all or any portion of such other software for free, including, software licensed or distributed under any of the following licenses: (A) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the BSD License and (E) the Apache License.

"Parent Disclosure Letter" means the disclosure letter delivered by Parent and Merger Sub to the Company in connection with the execution of this Agreement.

"Parent Termination Fee" means an amount in cash equal to $217,500,000.

"Permits" means any approvals, authorizations, consents, licenses, permits, registrations, franchises, qualifications, waivers, certificates or similar rights of, issued by, granted by or obtained from a Governmental Authority.

"Permitted Liens" means (i) Liens for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings, in either case for which adequate accruals or reserves have been established, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of Applicable Law that are not overdue or the amount or validity of which is being contested in good faith by appropriate proceedings, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security or foreign equivalents, (iv) zoning, building codes, and other land use Laws regulating the use or occupancy of Leased Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Leased Real Property and which are not violated by the current use and operation of such Leased Real Property or the operation of the business of the Acquired Companies, (v) with respect to Leased Real Property, (A) Liens disclosed on existing title reports or existing surveys made available to Parent, (B) Liens that would be shown on a title report, an accurate survey or a personal inspection of the property, (C) Liens encumbering the interest of the fee owner or any superior lessor, sublessor or sublicensor, and (D) any other non-monetary Liens which, in the case of each of the foregoing clause (A) through clause (D), would not, individually or in the aggregate, interfere materially with the current use and operation of such Leased Real Property or the ordinary conduct of the business of the Acquired Companies at such Leased Real Property, (vi) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents or incurred in the ordinary course of business since the date of the most recent annual report on Form 10-K filed with the SEC by the Company and Liens securing indebtedness or liabilities that have otherwise been disclosed to Parent in writing, described in Section 1.01(a) to the Company Disclosure Letter, (vii) Liens to be released on or prior to the Closing Date, (viii) such Liens or other imperfections of title, if any, that do not have, individually or in the aggregate, a Company Material Adverse Effect, including Liens for any assessments not shown by the public records, (ix) in the case of Intellectual Property Rights, third party license agreements entered into in the ordinary course of business and (x) any other Liens which would not, individually or in the aggregate, interfere materially with the ordinary course of the business of the Acquired Companies.

"Person" means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

"Preferred Equity Financing" means the preferred equity financing to be provided pursuant to the Preferred Equity Commitment Letter.

"Preferred Equity Financing Documents" means the agreements, documents and certificates contemplated by the Preferred Equity Financing.

"Private Program" means any nongovernment healthcare plan or healthcare reimbursement program, managed care plan, or other third-party payor program funded by any nongovernmental entity, including any private insurance program and employer-sponsored programs under ERISA.

"Proceeding" means any judicial, administrative, investigative or arbitral claim, action, suit, charge, complaint, petition, written (or to the Knowledge of the applicable party, oral) notice of violation, audit, assessment, subpoena, arbitration or inquiry, or any proceeding or investigation, by or before any Governmental Authority or any arbitrator with legal and binding authority over such matter.

"Registered IP" means all Company IP that is registered, recorded, filed or issued under the authority of any Governmental Authority or a domain name registrar.

"Representatives" means, with respect to a Person, such Person's controlled Affiliates and its and their respective officers, directors, employees, managers, agents, attorneys, accountants, advisors, consultants and other authorized representatives.

"Required Information" means

      (i)  information with respect to the Acquired Companies that is

        (A)   required for preparation of the Offering Document (as defined in the Debt Commitment Letter) and necessary to satisfy the condition precedent set forth in paragraph 12(i) of Annex III of the Debt Commitment Letter; or

        (B)   required to satisfy the condition precedent set forth in paragraphs 6(a)(ii) and 6(b)(ii) of Annex III of the Debt Commitment Letter; and

      (ii)  historical financial information with respect to the Acquired Companies that is required to permit Parent to prepare the pro forma financial statements required pursuant to paragraphs 7 and 12 of Annex III of the Debt Commitment Letter;

provided, that, in each case, such information shall not include any Buyer/Excluded Financing Information.

"Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Subsidiary" of a Person means any other Person with respect to which the first Person (i) has the right to elect a majority of the board of directors or other Persons performing similar functions or (ii) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation) or economic interest, in each case, directly or indirectly through one or more other Persons.

"Superior Proposal" means any bona fide written Acquisition Proposal not in breach of Section 6.02 (except the references therein to "twenty percent (20%)" shall be replaced by "fifty percent (50%)") made by a Third Party which, the Company Board determines in good faith, after consultation with its financial and outside legal advisors, taking into account such factors as the Company Board considers to be appropriate, would, if consummated, result in a transaction that is more favorable from a financial point of view to the Company's stockholders (in their capacity as such) than the Transactions, after taking into account any revisions, amendments or modifications to the terms of this Agreement made or agreed to by Parent in accordance with the terms hereof.

"Tax" means any and all federal, state, local or non-U.S. taxes, including any net income, alternative or add-on minimum, gross income, gross receipts, corporations, advance corporations, estimated, sales, use, ad valorem, value added, capital, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, unemployment, wage, employee, transition, base erosion and anti-abuse, excise, severance, stamp, import, customs, duties, occupation, premium, property (real, tangible or intangible), escheat or unclaimed property, environmental or windfall profit, capital stock, social security or other tax, governmental fee or other like assessment or charge, together with any interest, penalty, addition to tax or additional amount imposed.

"Tax Return" means any return, report, declaration, election, disclosure, estimate, information return or other document (including schedules thereto, other attachments thereto or amendments thereof) supplied to or filed with, or required to be supplied to or filed with, any taxing authority relating to Taxes, or the administration of any laws, regulations or administrative requirements relating to any Tax and including any claim for refund and declaration of estimated Tax.

"Third Party" means any Person other than the Acquired Companies, Parent, Merger Sub and their respective Affiliates.

"Transactions" means the Merger and the other transactions contemplated by this Agreement.

"UK Reorganization" means the transfer of any employees of the Acquired Companies in the United Kingdom from such Acquired Companies pursuant to the Transfer Regulations, or otherwise, in the twenty-four (24) month prior to the date of this Agreement.

"Verscend Holding" means Verscend Holding Corp.

"Voting Agreement" means the Voting Agreement, dated as of the date hereof, by and between Key Stockholder and Parent, which is attached hereto as Exhibit A.

(b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.02(c)
Agreement	Preamble
Alternative Acquisition Agreement	6.02(a)(ii)
Antitrust Laws	4.03
Book-Entry Share	3.01(b)
Bylaws	4.01(c)
Cancelled Shares	3.01(c)
Capitalization Date	4.05(a)
Certificate	3.01(b)
Certificate of Incorporation	4.01(c)
Certificate of Merger	2.02(a)
Closing	2.01
Closing Date	2.01
Company	Preamble
Company 401(k) Plan	7.07(d)
Company Board	Recitals
Company Board Recommendation	4.02(b)
Company Financial Statements	4.06(a)
Company Fundamental Representations	8.02(a)(i)
Company Licenses	4.10(c)
Company Material Contract	4.09(a)
Company Parties	9.03(c)
Company SEC Documents	4.06(a)
Company Stockholder Meeting	7.02(c)
Compensatory Award Fund	3.02(a)
Continuing Employee	7.07(a)
Delaware Secretary of State	2.02(a)
DGCL	Recitals
Dissenting Share	3.06
DTC	3.02(d)
DTC Payment	3.02(d)
Effective Time	2.02(a)
End Date	9.01(b)
Enforceability Exceptions	4.02(a)
Equity Commitment Letter	5.08

Term	Section
Exchange Fund	3.02(a)
Insurance Policies	4.14
Maximum Amount	7.04(b)
Merger	Recitals
Merger Consideration	3.01(a)
Merger Sub	Preamble
Notice of Adverse Recommendation Change	6.02(d)
Option Consideration	3.05(a)
Other Required Company Filing	7.02(e)
Parent	Preamble
Parent 401(k) Plan	7.07(d)
Parent Fundamental Representations	8.03(a)(i)
Parent Parties	9.03(e)
Paying Agent	3.02(a)
Preferred Equity Commitment Letter	5.08
Proxy Statement	7.02(a)
Real Property Lease	4.12(b)
Required Company Stockholder Approval	4.20
RS/RSU Consideration	3.05(b)
Surviving Corporation	2.02(a)
Terminating Company Breach	9.01(e)
Terminating Parent Breach	9.01(f)
Top Customer	4.09(a)(xi)
Transfer Regulations	4.16(j)

Section 1.02    Definitional and Interpretative Provisions

(a)   Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation," and (vi) the word "or" shall be disjunctive but not exclusive.

(b)   The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)   Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d)   Words denoting natural persons shall be deemed to include business entities and vice versa (unless the context otherwise requires) and references to a Person are also to its permitted successors and assigns.

(e)   Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(f)    Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

(g)   The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(h)   Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(i)    The word "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if".

(j)    All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(k)   All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(l)    Any document or item will be deemed to have been "provided," "made available" or "furnished" by the Company, and words of similar import, within the meaning of this Agreement if such document or item, prior to the execution and delivery of this Agreement, is included in the electronic data room operated by Goldman Sachs & Co. LLC under the title "Project Rey" or made available to the Parent or any of its Representatives and continues to be so available through the Closing Date (a soft copy of which documents and items shall be delivered by the Company to outside legal counsel to the Parent (as specified by Parent) no later than three (3) Business Days following the date hereof, which soft copy shall be held by such legal counsel in escrow and the Parent agrees shall be returned promptly to the Company in the event that this Agreement is terminated and the Closing does not occur).

(m)  The word "party" shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party's successors and permitted assigns.

(n)   Unless otherwise specifically indicated, all references to "dollars" or "$" shall refer to the lawful currency of the United States.

ARTICLE II.
THE TRANSACTION

Section 2.01    The Closing.     Subject to the terms and conditions of this Agreement, the consummation of the Transactions (the "Closing") shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 at 10:00 a.m. (Eastern time) on the date which is three (3) Business Days after the date on which all conditions set forth in Section 8.01, Section 8.02 and Section 8.03 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied immediately prior to or at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree; provided, however, that if the Marketing Period has not begun or ended at the time of the satisfaction or waiver of the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 (other than those conditions that are to be satisfied at the Closing), the Closing shall occur on the earlier to occur of (x) a date during the Marketing Period specified by Parent on no less than three (3) Business Days' notice to the Company and (y) the third (3rd) Business Day after the end of the Marketing Period (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 for the Closing as of the date determined pursuant to this proviso). The date on which the Closing actually occurs is referred to in this Agreement as the "Closing Date".

Section 2.02    The Merger

(a)   Contemporaneously with, or as promptly as practicable after the Closing, the Company shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger in the form attached hereto as Exhibit B (the "Certificate of Merger") and executed in accordance with the relevant provisions of the DGCL, and shall make all other filings, recordings or publications required under the DGCL in order to consummate the Merger. The Merger shall become effective at the date and time the Certificate of Merger has been duly filed with the Delaware Secretary of State or at such other date and time as is agreed between Parent and the Company and specified in the Certificate of Merger (such date and time, the "Effective Time"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence as a wholly owned subsidiary of Parent under the Laws of the State of Delaware upon the Effective Time. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to in this Agreement as the "Surviving Corporation."

(b)   The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, powers, franchises, licenses and authority of the Company and Merger Sub, and all of the obligations, liabilities, restrictions and duties of the Company and Merger Sub shall become the obligations, liabilities, restrictions and duties of the Surviving Corporation.

(c)   Subject to Section 7.04, at the Effective Time, (i) the certificate of incorporation of the Surviving Corporation shall by virtue of the Merger and without further action be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company, and (ii) the bylaws of the Surviving Corporation shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company, in each case, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation or bylaws.

(d)   From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

 ARTICLE III.
CONVERSION OF SECURITIES

Section 3.01    Effect of Merger on Capital Stock

(a)    Conversion of Company Common Stock.    Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or their respective stockholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including any shares of Company Common Stock that were issued as restricted Company Common Stock that have become vested on or prior to the Closing Date, but excluding any Cancelled Shares (as defined below) and any Dissenting Shares) shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right of the holder thereof to receive, an amount in cash equal to $44.75 (forty-four dollars and seventy-five cents) (such amount of cash hereinafter referred to as the "Merger Consideration"), payable to the holder thereof, without interest and less any withholding Taxes or other amounts required to be withheld therefrom under Applicable Law, in accordance with Section 3.02.

(b)   From and after the Effective Time, all of the shares of Company Common Stock converted into the right to receive the Merger Consideration without interest and less any withholding Taxes or other amounts required to be withheld under Applicable Law pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each, a "Certificate") and each holder of a non-certificated share of Company Common Stock represented by book-entry (each, a "Book-Entry Share"), in each case, outstanding immediately prior to the Effective Time previously representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive the Merger Consideration, without interest and less any withholding Taxes or other amounts required to be withheld therefrom under Applicable Law.

(c)    Cancellation of Company Common Stock.    At the Effective Time, all shares of Company Common Stock that are owned directly by Parent, Merger Sub or any of their Subsidiaries immediately prior to the Effective Time or held in treasury of the Company (the "Cancelled Shares") shall, by virtue of the Merger, and without any action on the part of the holder thereof, be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof.

(d)    Conversion of Merger Sub Common Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(e)    Adjustments.    Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Capital Stock shall occur by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution thereon with a record date during such period, the Merger Consideration shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement. Nothing in this Section 3.01(e) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 3.02    Surrender and Payment

(a)   Prior to the Effective Time Parent shall select a nationally recognized financial institution (the identity and terms of appointment of which shall be reasonably acceptable to the Company) to act as Paying Agent in the Merger (the "Paying Agent") for the payment of the Merger Consideration in respect of each share of Company Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book-Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares, restricted shares pursuant to a Company Restricted Stock Award and except for any Dissenting Shares. Prior to the Effective Time, Parent shall deposit or cause to be deposited (i) with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid by the Paying Agent in accordance with this Agreement (such cash shall be referred to in this Agreement as the "Exchange Fund"), and (ii) with the Company, cash in an amount sufficient such that the Company has sufficient cash on hand to pay the aggregate Option Consideration and RS/RSU Consideration in accordance with this Agreement (such cash shall be referred to in this Agreement as the "Compensatory Award Fund"). In the event the Exchange Fund or the Compensatory Award Fund shall be insufficient to make the payments in connection with the Merger contemplated by Section 3.01 or Section 3.05, respectively, Parent shall promptly deposit or cause to be deposited additional cash with the Paying Agent or the Company, as applicable, in an amount that is equal to the deficiency in the amount required pay the Merger Consideration, the Option Consideration or the RS/RSU Consideration, as applicable. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 3.01 out of the Exchange Fund. The Surviving Corporation or an Acquired Company, as applicable, shall pay through payroll (subject to withholding and deductions required by Applicable Law) the Option Consideration and RS/RSU Consideration contemplated to be paid pursuant to Section 3.05 out of the Compensatory Award Fund. The Exchange Fund and the Compensatory Award Fund shall not be used for any other purpose.

(b)   As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Effective Time, Parent will cause the Paying Agent to send to each holder of record of a Certificate or Book-Entry Share that immediately prior to the Effective Time represented shares of Company Common Stock (other than the Cancelled Shares and except for any Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares, as applicable, to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares, as applicable, in exchange for the Merger Consideration in such form as Parent and the Company may reasonably agree.

(c)   Upon the surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Shares, as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor and Parent shall cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within two (2) Business Days), the Merger Consideration pursuant to the provisions of this Article III, and the Certificates or Book-Entry Shares surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Book-Entry Share shall be properly transferred, and the Person requesting such payment shall pay, or cause to be paid, any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate or Book-Entry Share.

(d)   Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company ("DTC") to ensure that (i) if the Closing occurs at or prior to 2:00 p.m. Eastern time on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of shares of Company Common Stock held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Merger Consideration (such amount, the "DTC Payment"), and (ii) if the Closing occurs after 2:00 p.m. Eastern time on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first (1st) Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(e)    Registered Holders.    If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Share is registered, it shall be a condition of such payment that the Person requesting such payment shall pay any transfer Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or Book-Entry Share or shall establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(f)    No Transfers; No Further Ownership.    After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. From and after the Effective Time, the holders of Certificates or Book-Entry Shares representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

(g)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock after the date which is one (1) year following the Effective Time shall be returned to Parent upon demand. Any holder of shares of Company Common Stock who has not exchanged his, her or its shares of Company Common Stock for the Merger Consideration in accordance with this Section 3.02 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's shares of Company Common Stock. Parent shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Certificates or Book-Entry Shares for the Merger Consideration. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation or any Acquired Company shall be liable to any holder of shares of Company Common Stock or Company Compensatory Awards for any Merger Consideration, Option Consideration or RS/RSU Consideration that is required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. If any Certificate or Book-Entry Share shall not have been surrendered immediately prior to the date on which any Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by Applicable Law, become the property of Parent free and clear of all claims or interest of any Person previously entitled thereto.

(h)    Investment of Exchange Fund.    The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this

Article III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount required to ensure the Exchange Fund has sufficient cash to pay any remaining Merger Consideration required to be paid hereunder, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to Parent or its designee as directed by Parent.

(i)    All Merger Consideration, Option Consideration and RS/RSU Consideration issued or paid upon conversion of the Company Common Stock, the Company Options, the Company Restricted Stock Awards or the Company RSU Awards, as applicable, in accordance with the terms of this Agreement, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Stock, Company Options, the Company Restricted Stock Awards or Company RSU Awards, as the case may be.

Section 3.03    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent, the Surviving Corporation or the Paying Agent, the posting by such Person of a customary bond, in such reasonable amount as Parent, the Surviving Corporation, or the Paying Agent may determine is reasonably necessary, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article III.

Section 3.04    Withholding Rights.     Each of Parent, Merger Sub, the Surviving Corporation, the Acquired Companies and the Paying Agent shall be entitled to deduct and withhold, from the consideration otherwise payable or deliverable to any Person pursuant to this Agreement, including without limitation consideration payable to any holder or former holder of Company Options, Company Restricted Stock Awards or Company RSU Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of federal, state, local or foreign Tax Law or otherwise under any Applicable Law. To the extent that amounts are so deducted or withheld and, if required by Applicable Law, paid over to the appropriate Governmental Authority by Parent, Merger Sub, the Surviving Corporation, an Acquired Company or the Paying Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.05    Treatment of Company Compensatory Awards, Company ESPPs.

(a)    Company Options.    Effective as of immediately prior to the Effective Time, each Company Option that is outstanding and unexercised shall (i) vest in full, and (ii) by virtue of the Merger and without any action on the part of the holders thereof, be cancelled as of immediately prior to the Effective Time and converted into the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (B) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option (the "Option Consideration"), subject to reduction for any applicable withholding or other Taxes required by Applicable Law to be withheld. Each holder of an outstanding Company Option shall be entitled to receive in exchange for the cancellation thereof the Option Consideration, if any, and Parent shall cause such payment to be made to the holder of such Company Option through the payroll system of the Surviving Corporation or an Acquired Company, as applicable, as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation or an Acquired Company, as applicable, following the Closing Date). For the avoidance of doubt, if the exercise price per share of any Company Option, whether vested or unvested as of the Effective Time, is equal to or greater than the Merger Consideration, then by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, the Company Option will automatically terminate and be canceled without payment of any consideration to the holder thereof.

(b)    Company RSU Awards and Company Restricted Stock Awards.    Effective as of immediately prior to the Effective Time, each Company RSU Award that remains outstanding and each Company Restricted Stock Award that remains outstanding and unvested shall (i) vest in full, and (ii) by virtue of the Merger and without any action on the part of the holders thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock (A) underlying such Company RSU Award or (B) granted pursuant to such Restricted Stock Award, as applicable and (ii) the Merger Consideration (the "RS/RSU Consideration"), subject to reduction for any applicable withholding or other Taxes required by Applicable Law to be withheld. Each holder of an outstanding Company RSU Award and/or Company Restricted Stock Award shall be entitled to receive in exchange for the cancellation thereof the RS/RSU Consideration and Parent shall cause such payment to be made to the holder of such Company RSU Award or Company Restricted Stock Award, as applicable, through the payroll system of the Surviving Corporation or an Acquired Company, as applicable, as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation or an Acquired Company, as applicable, following the Closing Date).

(c)    Company ESPPs.    Prior to the Effective Time, the Company shall take all actions with respect to the Company ESPPs that are necessary to provide that, subject to the consummation of the Merger, the Company ESPPs shall terminate effective immediately prior to the Effective Time. As soon as practicable following the termination of the Company ESPPs, any funds that remain within the associated accumulated payroll withholding account for each participant shall be returned to such participant. With respect to any offering period outstanding as of the date of this Agreement under the Company ESPPs, promptly following the date of this Agreement, each option granted pursuant to the Company ESPPs shall be deemed to have been exercised upon the earlier to occur of (A) the day that is four (4) Business Days prior to the Effective Time or (B) the date on which such offering period would otherwise end, and no additional offering period shall commence under the Company ESPPs after the date of this Agreement. Notwithstanding the foregoing, in the event the Effective Time does not occur prior to the End Date, the Company and Parent agree to negotiate in good faith to permit the commencement of new offering periods under the Company ESPPs.

(d)    Certain Actions.    Not less than ten (10) days prior to the Effective Time, the Company shall send a written notice to each holder of an outstanding Company Option, Company Restricted Stock Award or Company RSU Award and to each participant in any Company ESPP that shall inform such holder or participant of the treatment of the Company Compensatory Awards provided in this Section 3.05. Prior to the Effective Time, the Company Board (or, as applicable, any committee thereof administering any of the Company Stock Plans) shall adopt such resolutions and take such other actions as it deems necessary or advisable to effectuate the treatment of Company Compensatory Awards set forth in this Section 3.05. Without limiting the foregoing, the Company shall take all necessary action to ensure that the Surviving Corporation will not be bound at the Effective Time by any options, stock appreciation rights, units or other right, awards or arrangements under any stock incentive plan of the Company that would entitle any Person after the Effective Time to beneficially own any Company Common Stock (or any derivative securities thereof) or to receive any payments in respect thereof, except as expressly provided in this Agreement. Prior to the Effective Time, the Company shall take all actions that are necessary to provide that, subject to the consummation of the Merger, the Company's 2012 Equity Incentive Plan and the Company's 2016 Equity Incentive Plan shall terminate effective immediately prior to the Effective Time.

Section 3.06    Dissenting Shares.     Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL and has not effectively withdrawn or lost its rights to appraisal (each such share, a "Dissenting Share"), if any, such Dissenting Shares shall not be converted into a right to receive any portion of the Merger Consideration and the holders thereof shall be entitled to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (x) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, affirmatively withdraws or loses (through failure to perfect or otherwise) the right to dissent or its right for appraisal of such Dissenting Shares, (y) if any holder of Dissenting Shares fails to establish his, her or its entitlement to appraisal rights as provided in the DGCL or (z) if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and such shares of Company Common Stock shall thereupon cease to constitute Dissenting Shares, and each such share of Company Common Stock shall, to the fullest extent permitted by Applicable Law, thereafter be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Merger Consideration. The Company will give Parent prompt written notice (and in any event within three (3) Business Days) of all written demands received by the Company pursuant to Section 262 of the DGCL, withdrawals of such demands, and any other instruments served pursuant to the DGCL and Applicable Law and received by the Company in respect of Dissenting Shares. Parent shall have the right to direct and control all negotiations and Proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Shares. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 3.02(a) to pay for any shares that are Dissenting Shares shall be returned to Parent upon demand.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the Company Disclosure Letter (subject to Section 10.05) or (ii) as disclosed in the Company SEC Documents publicly filed by the Company prior to the date hereof (excluding (x) any risk factor disclosures contained under the heading "Risk Factors" and (y) any forward-looking statements in such Company SEC Documents, to the extent that such statements are predictive, cautionary, protective or forward-looking in nature), provided that any matter disclosed in such Company SEC Documents shall not be deemed disclosed for purposes of Section 4.01, Section 4.02, Section 4.05, Section 4.19, Section 4.20 and Section 4.22 the Company represents and warrants to Parent and Merger Sub:

Section 4.01    Corporate Existence and Power

(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)   Each of the Subsidiaries of the Company (i) has been duly organized and is validly existing and, where such concept is recognized, in good standing under the Applicable Laws of the jurisdiction of its organization; (ii) is duly qualified to do business and, where such concept is recognized, is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, except where the failure to be so qualified and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) has all corporate power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

(c)   A true and complete copy of each of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws"), each as may be amended as of the date of this Agreement, and each equivalent organizational or governing document of each of the Subsidiaries of the Company, in each case, as may be amended as of the date of this Agreement, have been made available to Parent and each are in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any provisions thereof, except (other than with respect to the Certificate of Incorporation and the Bylaws) for any violation of any provisions of the equivalent organizational or governing documents of any Subsidiary of the Company that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.02    Corporate Authorization

(a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby, to perform its obligations hereunder and thereunder and, subject to the receipt of the Required Company Stockholder Approval (as defined in Section 4.20), to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized by all necessary corporate action, subject to the receipt of the Required Company Stockholder Approval, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, or for the Company to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (collectively, the "Enforceability Exceptions").

(b)   The Company Board has duly and unanimously adopted resolutions at a meeting duly called and held on the date hereof (i) determining that this Agreement and the Transactions are fair to, advisable and in the best interests of the Company and the Company's stockholders, and approving and declaring it advisable for the Company to enter into this Agreement and to consummate the Transactions in accordance with the DGCL, (ii) approving the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions in accordance with the DGCL, (iii) directing that this Agreement be submitted to the stockholders of the Company for their adoption and (iv) subject to

Section 6.02, recommending adoption of this Agreement by the stockholders of the Company (such recommendation, the "Company Board Recommendation") and approving the inclusion of the Company Board Recommendation in the Proxy Statement.

Section 4.03    Governmental Authorization.     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no consent, approval or authorization of, or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) compliance with and filings or notifications under any applicable requirements of the HSR Act and any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, "Antitrust Laws"), (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or "blue sky" Laws, (iv) such other items required solely by reason of the participation of Parent or Merger Sub in the Transactions, (v) compliance with any applicable rules of NYSE and (v) any other consents, approvals, authorizations, filings or notices to any Governmental Authority where failure to be obtained, take any such actions or make such filings has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04    Non-Contravention.     Except as set forth on Section 4.04 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries, (ii) assuming that the consents, approvals, authorizations, filings and notices referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired, and subject to obtaining the Required Company Stockholder Approval, contravene, conflict with or result in a violation or breach of any Applicable Law, (iii) assuming that the consents, approvals, authorizations, filings and notices referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired, and subject to obtaining the Required Company Stockholder Approval, (x) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any assets, properties or businesses of the Company or any of its Subsidiaries or (y) result in or give to others any rights of cancellation, modification, action amendment, acceleration or revocation of any Company License, or (iv) require any consent by any Person (other than a Governmental Authority) under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any Contract to which the Company or any of its Subsidiaries is a party or by which their respective assets, properties or businesses are bound, except in the case of clause (ii), clause (iii) and clause (iv) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, or loss that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.05    Capitalization; Subsidiaries

(a)   The authorized capital stock of the Company consists of 600,000,000 shares of Company Common Stock and 50,000,000 shares of Company Preferred Stock. As of the close of business on June 15, 2018 (the "Capitalization Date"), there were outstanding (v) 93,220,352 shares of Company Common Stock issued and outstanding (excluding restricted shares granted under the Company Stock Plans), (w) zero shares of Company Preferred Stock, (x) Company Options to purchase an aggregate of 4,152,267 shares of Company Common Stock, (y) Company Restricted Stock Awards covering an aggregate 740,817 shares of Company Common Stock and (z) Company RSU Awards covering an aggregate of 731,754 shares of Company Common Stock. No Subsidiary of the Company owns any shares of Company Common Stock or Company Preferred Stock.

(b)   As of the Capitalization Date, the Company has reserved 5,801,706 shares of Company Common Stock under the Company Stock Plans (including 2,457,306 shares of Company Common Stock under the Company ESPPs), for issuance on exercise, vesting or other conversion to Company Common Stock of awards under the Company Stock Plans. All outstanding shares of Company Common Stock (i) have been, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and (ii) to the extent owned directly or indirectly by the Company, owned free and clear of any Liens (other than Permitted Liens). Section 4.05(b) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Company Option, Company Restricted Stock Award and Company RSU Award, including the holder, date of grant, the number of shares of Company Common Stock subject to such Company Compensatory Award as of the date of this Agreement, exercise price and vesting schedule.

(c)   Except as provided in Section 4.05(a) and for changes since the Capitalization Date resulting from the exercise, vesting or other conversion to Company Common Stock of Company Compensatory Awards outstanding on such date, there are no other issued, reserved for issuance or outstanding or authorized (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or (iv) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent right values, "phantom" stock or other similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities (including any bonds, debentures, notes or other Indebtedness or obligations having voting rights or convertible into securities having voting rights) or ownership interests in the Company and, in each case, there are no Contracts to which any Acquired Company is bound requiring the issuance, reservation or authorization of any of the foregoing to or for any Third Party. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.

(d)   (i) Each Subsidiary of the Company on the date hereof is listed on Section 4.05(d)(i) of the Company Disclosure Letter, in each case along with its jurisdiction of incorporation, authorized equity interests, issued and outstanding equity interests and the holder(s) thereof. (ii) Neither the Company nor any of its Subsidiaries owns any capital stock or voting securities of, or securities convertible into or exchangeable for shares of capital stock or voting securities of, or other equity interests in, or has any direct or indirect equity participation or similar interest in, or any interest convertible or exchangeable or exercisable for, any capital stock or voting securities of, or any other equity interests in, any Person, except for as set forth on Section 4.05(d)(ii) of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries is under a current or prospective obligation to form or participate in, provide funds, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation to, any Person.

(e)   All outstanding shares of capital stock of the Subsidiaries of the Company are duly authorized, validly issued, fully paid (to the extent required under the applicable governing documents) and nonassessable, and all such shares are owned, beneficially and of record, directly or indirectly, by the Company free and clear of any Liens (other than Permitted Liens) and any preemptive rights. No Subsidiary of the Company has or is bound by (i) any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or other agreements calling for it to issue, deliver or sell, or cause to be issued, delivered or sold any of its equity securities or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements (except, in each case, to or with the Company or any of its Subsidiaries) or (ii) any other restricted shares, restricted share units, stock appreciation rights, performance shares, contingent right values, "phantom" stock or other similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities (including any bonds, debentures, notes or other Indebtedness or obligations having voting rights or convertible into securities having voting rights) or ownership interests in such Subsidiary and, in each case, there are no Contracts to which any Acquired Company is bound requiring the issuance, reservation or authorization of any of the foregoing to or for any Third Party. There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.

Section 4.06    Company SEC Documents; Company Financial Statements; Disclosure Controls

(a)   Since July 1, 2016, the Company has timely filed or otherwise furnished (as applicable) with the SEC all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC, and prior to the Effective Time the Company will timely file or otherwise furnish (as applicable) with the SEC all forms, documents and reports required to be filed or furnished prior to such time (such forms, documents and reports, together with all exhibits and schedules thereto, as have been supplemented, modified or amended since the time of filing, collectively, the "Company SEC Documents"). As of its respective filing date, or, if amended, as of the date of the last such amendment, each Company SEC Document complied, or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 (as amended) and/or other Applicable Law, as the case may be, and the applicable rules and regulations promulgated thereunder applicable to such Company SEC Document, each as in effect on the date such Company SEC Document was or will be filed, and none of the Company SEC Documents at the time it was filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading (or, in the case of a Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein not misleading). Each of the consolidated financial statements (including all related notes) included in or incorporated by reference into the Company SEC Documents (collectively, the "Company Financial Statements") (i) have been prepared or will have been prepared, as the case may be, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (ii) fairly present or will fairly present, as the case may be, in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments and to any other adjustments described therein, including in any notes thereto).

(b)   The Acquired Companies maintain "disclosure controls and procedures" and "internal control over financial reporting" (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. No executive officer of the Company has failed, in the last two (2) years, to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document, except as disclosed in certifications filed with such Company SEC Document. Neither the Company nor any of its executive officers has, in the last two (2) years, received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Since July 1, 2016, the Company and each of its officers and, to the Knowledge of the Company, each of its directors, have been and are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and (b) the applicable listing and corporate governance rules and regulations of NYSE.

(c)   As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. None of the Company's Subsidiaries is required to file any forms, reports, registrations, statements or other documents with the SEC.

(d)   Neither the Company nor any of its Subsidiaries is, or has any commitment to become, a party to any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents (including any audited financial statements and unaudited interim financial statements of the Company included therein).

(e)   Section 4.06(e) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the type set forth in clause (i), clause (ii), clause (iii), clause (iv), clause (vii) and clause (viii) of the definition of Indebtedness which is material to the Company and its Subsidiaries, taken as a whole, outstanding as of the date of this Agreement.

Section 4.07    Absence of Certain Changes.     Between the Company Balance Sheet Date and the date of this Agreement, except as set forth on Section 4.07 of the Company Disclosure Letter or otherwise contemplated or permitted by this Agreement, (i) there has not been a Company Material Adverse Effect and (ii) the business of the Acquired Companies has been conducted in all material respects in the ordinary course consistent with past practice.

Section 4.08    No Undisclosed Liabilities.     There is no liability, debt or obligation of or claim against an Acquired Company, except for liabilities and obligations (a) reflected, disclosed or reserved for on the Company Balance Sheet or disclosed in the notes thereto included in the Company SEC Documents, (b) that have arisen since the Company Balance Sheet Date in the ordinary course of the operation of business of the Acquired Companies consistent with past practice, (c) incurred in connection with this Agreement or the Transactions, (d) which have been fully discharged or paid prior to the date of this Agreement, (e) disclosed in Section 4.08 of the Company Disclosure Letter or (f) which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.09    Company Material Contracts

(a)   Section 4.09(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of each Contract, excluding any Employee Plans, to which an Acquired Company is a party or by which its properties, assets or businesses are bound, and which falls within any of the following categories:

      (i)  any joint venture or partnership agreement that is material to the operation of the Acquired Companies, taken as a whole;

      (ii)  any Contract that involves annual future expenditures or receipts by an Acquired Company of more than $20,000,000;

     (iii)  any Government Contract that is currently in performance or that has liabilities remaining thereunder, including, but not limited to, the Company's current Medicare Recovery Auditor Contractor agreements with CMS;

     (iv)  except with respect to Indebtedness set forth in the Company SEC Documents, any Contracts relating to indebtedness for borrowed money or any financial guaranty in excess of $20,000,000 individually;

     (v)  any Contracts with respect to any acquisition or divestiture of any assets (other than acquisitions or dispositions of inventory in the ordinary course of business), businesses (whether by merger, sale of stock, sale of assets or otherwise) or capital stock or other equity interests of a Third Party, in each case, that (A) has not yet been consummated or (B) pursuant to which the Company has potential or continuing indemnification, guarantee, "earn-out" or other contingent payment obligations or other liabilities that are material to the Acquired Companies taken as a whole;

     (vi)  any material lease, sublease or other Contract with respect to the Leased Real Property;

    (vii)  any Contract (other than the Voting Agreement) between or among the Company, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of any class of Company Capital Stock (other than the Company) or any Affiliate of the foregoing, on the other hand;

    (viii)  any Contract that by its terms limits the payment of dividends or other distributions to stockholders by the Company or any Company Subsidiary;

     (ix)  any collective bargaining agreement or other labor-related contract with a labor union, works council or similar organization;

     (x)  any other Contract that would be required to be filed as a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or disclosed on a Current Report on Form 8-K that has been or would be required to be filed or incorporated by reference in the Company SEC Documents;

     (xi)  Contracts with (A) any of the top ten (10) customers of the Company (each a "Top Customer") and any of its Subsidiaries, as determined by the total aggregate revenue paid collectively to the Company and its Subsidiaries by such customer under or pursuant to all of the active Contracts between such customer and the Company and any of its Subsidiaries, and (B) any of the top ten (10) suppliers of the Company and any of its Subsidiaries, as determined by the total aggregate dollar value of purchases made collectively by the Company and its Subsidiaries to such supplier under or pursuant to all of the active Contracts between such supplier and the Company and any of its Subsidiaries, in each case (A) and (B) during the one-year period ended December 31, 2017;

    (xii)  Contracts that requires the Company or any of its Subsidiaries, directly or indirectly, to make any advance, loan, extension of credit, service penalty or capital contribution to, or other investment in, any Person (other than the Company or any of its wholly owned Subsidiaries) in any such case which is in excess of $1,000,000, individually or in the aggregate, over any twelve (12) month period;

    (xiii)  any Contract with a Top Customer that contains (A) a preferred pricing or "most favored nation" right or provision (or any similar right or provision) or (B) that contains any exclusive rights or provisions (or any similar right or provision) in favor of any Third Party;

    (xiv)  any Contract that includes a success-based fee or similar fee arrangement based on consummation of the Transactions;

    (xv)  any Contract that (A) limits or purports to limit the ability of the Company or its Subsidiaries to operate its business in any manner or in any geographic area, (B) contains any right of first refusal or right of first offer or similar right or limitations on the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of its assets or businesses or (C) restricts the incurrence of Liens on the property or assets of the Company or its Subsidiaries; or

    (xvi)  any Contract constituting any settlement agreement pursuant to which the Company or any of its Subsidiaries has outstanding payment obligations in excess of $2,000,000, or which otherwise has a material impact on the operation of the business of the Company.

Each Contract of the type described in this Section 4.09(a), other than this Agreement, is referred to herein as a "Company Material Contract." True and complete copies of each Company Material Contract, as of the date of this Agreement, have been made available by the Company to Parent, or publicly filed with the SEC.

(b)   Except as set forth on Section 4.09(b) of the Company Disclosure Letter, (i) each Company Material Contract is a valid, binding and enforceable obligation of the Company or one of its Subsidiaries and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions; (ii) each Company Material Contract is in full force and effect; (iii) none of the Company or any of its Subsidiaries is in breach, violation or default thereof, and, to the Knowledge of the Company, no event has occurred which, with or without notice or lapse of time or both, would constitute such a breach, violation or default; and (iv) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Company Material Contract, except, in each case, as have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other Person that is party to a Company Material Contract is in breach or violation of, or default under, any Company Material Contract (and, to the Knowledge of the Company, no event has occurred which, with or without notice or the lapse of time or both, would constitute such a breach, violation or default).

(c)   During the past twelve (12) months there have been no material claims or disputes pending or threatened under any Company Material Contract. During the past twelve (12) months, neither the Company nor any of its Subsidiaries has received written notice from any other party to a Company Material Contract that such other party intends to terminate, cancel, fail to renew or renegotiate (or otherwise materially change) the scope of any terms of any such Company Material Contract, nor, to the Knowledge of the Company, has any other party to a Company Material Contract repudiated (in writing) any provisions thereof.

Section 4.10    Compliance with Applicable Laws; Company Licenses

(a)   Except with respect to matters set forth on Section 4.10(a) of the Company Disclosure Letter, the Acquired Companies are, and since January 1, 2015 have been, in compliance with all Applicable Laws and have not received any written notice of any actual, alleged or potential violation (or investigation with respect thereto) of any Applicable Laws, except where any such non-compliance or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)   Since July 1, 2016, all material facts, statements, data, documents, notices, filings and other materials that are required to be filed, maintained or furnished by or on behalf of any Acquired Company with or to any Governmental Authority (i) have been timely filed, maintained or furnished and (ii) were truthful, complete and in compliance with Applicable Laws when filed (or were corrected in or supplemented by a subsequent filing), except where any of the foregoing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)   Except as set forth on Section 4.10(c) of the Company Disclosure Letter, the Acquired Companies hold, and since July 1, 2016 have held, all material regulatory Permits, approvals, licenses and other authorizations, including franchises and ordinances issued or granted by a Governmental Authority (including Healthcare Permits) that are required for the Acquired Companies to conduct their business or as otherwise may be required by the Acquired Companies under Applicable Law (the "Company Licenses"), as presently conducted, except where the failure to hold a Company License has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)   Each Company License is, and since July 1, 2016 has been, valid and in full force and effect and has not been suspended, revoked, cancelled or adversely modified, and is not and has not been the subject of a written notice or Proceeding threatening (or to the Knowledge of the Company, has not received a threat) to suspend, revoke, cancel or adversely modify any such Company License, except where any of the foregoing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Company License is subject to any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements are set forth on the face of the applicable authorization or would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms), except where the failure thereof to be renewed has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)   The licensee of each Company License is, and since July 1, 2016 has been, in compliance with such Company License and has fulfilled and performed all of its obligations in all material respects with respect thereto, no event has occurred which, with or without notice or the lapse of time or both, would constitute a default or violation of any Company License, and the Company has not received any written notice of a violation of any Company License, except where any of the foregoing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since July 1, 2016, neither the Company nor any of its Subsidiaries has received written notice or communication of any noncompliance or alleged noncompliance with any Company Licenses, except for any such noncompliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)    Since July 1, 2016, each Acquired Company (i) has conducted periodic security risk analyses and implemented a security risk management plan to address any known vulnerabilities discovered therefrom and (ii) has had business associate agreements in place, which comply in all material respects with HIPAA and such Acquired Company's contractual obligations, with each Person whose relationship with the Company involves the creation, collection, use, disclosure, storage, transmittal, receipt or other processing of Protected Health Information on behalf of the Company.

(g)   Since July 1, 2016, prior to hire or engagement and at least monthly thereafter, or more frequently if required by Applicable Law, each Acquired Company verifies and has verified that no director, officer, manager, employee, or any contractor or agent with authorized access to the data or systems of the Acquired Companies, is suspended, excluded or debarred from contracting with any Governmental Authority or is excluded from participation in any Government Program. Since July 1, 2016, no Acquired Company nor any director, officer or employee or, to the Knowledge of the Company, contractor or agent with authorized access to the data or systems of the Acquired Companies, is or has been suspended, excluded or debarred from contracting with any Governmental Authority and, to the Knowledge of the Company, no such action is or has been pending or threatened, except where any of the foregoing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11    Litigation.     Except as set forth on Section 4.11 of the Company Disclosure Letter, (a) there are no pending or, to the Knowledge of the Company, threatened, Proceedings to which any Acquired Company is a party or to which any of its assets, properties or businesses are subject or (b) the Company has not received any written notice of, and to the Knowledge of the Company, there are no, audits, disputes or investigations, including those arising under or relating to any Government Contract or Government Bid, before, by or with any Governmental Authority, Government Program or Private Program against an Acquired Company, in each case, that has a Company Material Adverse Effect. There is no judgment, open injunction or other Governmental Order binding upon an Acquired Company which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.12    Real Property

(a)   None of the Acquired Companies owns any real property in fee (or the equivalent interest in the applicable jurisdiction).

(b)   Section 4.12(b) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all leases, subleases, licenses and all written material amendments relating thereto (each, a "Real Property Lease," and collectively, the "Real Property Leases") for the use or occupancy of the Leased Real Property. Except as set forth on Section 4.12(b) of the Company Disclosure Letter or except as would not reasonably be expected to have a Company Material Adverse Effect, (i) an Acquired Company has a valid and enforceable leasehold estate in all Leased Real Property free and clear Liens, in each case subject to the Enforceability Exceptions and any Permitted Liens and (ii) no default or breach by the Acquired Companies, nor any event with respect to the Acquired Companies that with notice or the passage of time would result in a default or breach, has occurred under any Real Property Lease, nor does the Company have Knowledge of the existence of, any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by any other contracting parties under any such Leased Real Property.

Section 4.13    Intellectual Property

(a)   Section 4.13(a) of the Company Disclosure Letter accurately identifies as of the date hereof each material item of Registered IP and the jurisdiction in which such item of Registered IP has been registered or filed and the applicable application, registration, or serial or other similar identification number. None of the material Registered IP scheduled on Section 4.13(a) of the Company Disclosure Letter is subject to any pending or threatened challenge received by any Acquired Company in writing relating to the ownership, invalidity or unenforceability of such Registered IP. No material Company Software is subject to any pending or threatened challenge received by any Acquired Company in writing relating to the ownership of such Company Software.

(b)   The Acquired Companies own all right, title and interest to and in the Company IP free and clear of any Liens (other than Permitted Liens) and have the right to use all other Intellectual Property Rights used in the conduct the business of the Acquired Companies as currently conducted, except where the failure to so own or have the right to use the applicable Intellectual Property Right has not had and would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect.

(c)   To the Knowledge of the Company, the Acquired Companies are currently not infringing or misappropriating any Intellectual Property Right of any other Person; provided, that, notwithstanding anything to the contrary contained in this Agreement, this first sentence of this Section 4.13(c) shall be the exclusive representation and warranty regarding any infringement, or misappropriation of any Intellectual Property Right. No Proceeding is pending or, to the Knowledge of the Company, threatened against any Acquired Company alleging any infringement or misappropriation by such Acquired Company of any Intellectual Property Rights of another Person, except for any Proceeding that has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no Person is infringing or misappropriating any Company IP.

(d)   The Acquired Companies take commercially reasonable measures to protect, safeguard and maintain the confidentiality of any Company IP which the Acquired Companies hold as a trade secret.

(e)   The Acquired Companies take commercially reasonable steps designed to ensure that the Company IT Assets and Company Software are free of any bugs, disabling codes, spyware, Trojan horses or worms that would have a material adverse effect on the operation or use of such Company IT Assets or Company Software. To the Knowledge of the Company, the Company Software functions in accordance with its specifications without defects or errors when used in accordance with such specifications and related documentation except where such defect or error has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since July 1, 2016, there have not been any unauthorized intrusions or breaches of security with respect to the Company IT Assets except for any intrusions or breaches which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Acquired Companies have not used Open Source Software in any manner that, with respect to any Company Software (excluding the Open Source Software itself), does or is reasonably expected to (i) require its disclosure or distribution in source code form; or (ii) impose any restriction on the consideration to be charged for the distribution thereof.

Section 4.14    Insurance Coverage.     The Company has made available to Parent true and complete copies of all material insurance policies (or binders), fidelity or surety bonds and all material self-insurance programs and arrangements relating to the business, assets, employees, officers or directors and operations of the Acquired Companies, in each case maintained by the Acquired Companies (the "Insurance Policies"). Each of the Insurance Policies is in full force and effect, with such deductibles against such risks and losses, as are customarily obtained by Persons engaged in the same or similar businesses, including with respect to size and industry of the Acquired Companies. Section 4.14 of the Company Disclosure Letter sets forth a list of all Insurance Policies. Except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a

Company Material Adverse Effect, (a) all premiums due with respect to the Insurance Policies have been paid in full, (b) the Acquired Companies are in compliance with the terms and conditions of such Insurance Policies, (c) there is no claim by any Acquired Company pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policy, (d) no Acquired Company has incurred any loss covered by any Insurance Policy still pending for which such Acquired Company has not properly asserted a claim under such Insurance Policy (and no such claim has been denied for acceptance or coverage by any insurer), (e) no Acquired Company is in breach or default of any of the Insurance Policies, and no Acquired Company has taken any action or failed to take any action that, with notice or the lapse of time or both, would constitute such a breach or default of any of the Insurance Policies, (f) the Insurance Policies provide coverage in such amounts and against such risks as is sufficient to comply with Applicable Law, and (g) no Acquired Company has received any notice of termination, cancellation or denial of coverage, or premium increase, with respect to any of the Insurance Policies.

Section 4.15    Tax Matters.

(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

      (i)  all Tax Returns required to be filed by or with respect to the Acquired Companies have been properly prepared and timely filed (taking into account any valid extension of time within which to file) and all such Tax Returns are true, correct and complete in all respects;

      (ii)  all Taxes of each Acquired Company due and payable have been fully and timely paid, all Taxes required to have been withheld and remitted by each Acquired Company have been timely withheld and paid to the appropriate Governmental Authority, and no deficiency for any amount of Taxes has been asserted in writing or assessed by any Governmental Authority against any Acquired Company that remains unpaid;

     (iii)  each Acquired Company has timely collected all sales, use and value added Taxes required to be collected by it, and each Acquired Company has timely remitted all such Taxes to the appropriate Governmental Authorities;

     (iv)  there are no audits, examinations or other administrative or judicial proceedings ongoing or pending with respect to any Taxes of any Acquired Company;

     (v)  there are no outstanding agreements, consents or waivers (or requests for any such agreement, consent or waiver) to waive or extend any statute of limitations period with respect to Taxes of any Acquired Company;

     (vi)  there are no Liens for Taxes upon any property or assets of any Acquired Company, except for Permitted Liens;

    (vii)  no Acquired Company has participated in or is participating in any "listed transaction" within the meaning of Section 6707A(c)(2) of the Code or Treasury Regulations Section 1.6011-4(b)(2) (or any analogous, comparable or similar provision of state, local or non-U.S. Law);

    (viii)  no Acquired Company (A) is a party to any agreement, arrangement or Contract relating to the apportionment, sharing, indemnification, assignment or allocation of any Tax or Tax asset (other than any agreement that is only among Acquired Companies or any Contracts with customers, vendors or lenders entered into in the ordinary course of business the primary subject of which is not Taxes), (B) is or has been a member of a group filing an affiliated, consolidated, combined or unitary Tax Return, or been included in any similar arrangement for relief under Law, such as a loss sharing regime (other than any group the common parent of which is or was the Company) or (C) has liability for the Taxes of a Person other than an Acquired Company under Treasury Regulations Section 1.1502-6 (or any analogous, comparable or similar provision of state, local or non-U.S. Law), or as a transferee or successor;

     (ix)  no Acquired Company has agreed or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law, and no Acquired Company will be required to make any such adjustment as a result of the transactions contemplated by this Agreement;

     (x)  no Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) for which any income Tax Return has not yet been filed as a result of (A) any installment sale or open transaction disposition made on or prior to the Closing Date, (B) an election pursuant to Section 108(i) of the Code made on or prior to the Closing Date, (C) the utilization on or prior to the Closing Date of dual consolidated losses described in Treasury Regulations issued under Section 1503(d) of the Code (to the extent the relevant inclusion is attributable to an action or event occurring on or prior to the Closing Date), (D) the application of Section 965 of the Code (and no amounts will be required to be paid by any Acquired Company pursuant to Section 965(h) of the Code), (E) any prepaid amount received on or prior to the Closing Date or (F) any intercompany transaction consummated on or prior to the Closing Date or excess loss account existing on or prior to the Closing Date, in either case described in Treasury Regulations issued under Section 1502 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. Law);

     (xi)  no closing agreements (as described in Section 7121 of the Code or any analogous, comparable or similar provision of state, local or non-U.S. Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or requested by or with respect to any Acquired Company, and no Acquired Company is a party to a gain recognition agreement under Section 367 of the Code; and

    (xii)  since the Company Balance Sheet Date, no Acquired Company has incurred a liability for Taxes outside its ordinary course of business or recognized any amount of "subpart F income" as defined in Section 952 of the Code. The consolidated financial statements (including all related notes) of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (which statements for the avoidance of doubt are Company Financial Statements) adequately reflect the accrual of the Tax liability of each Acquired Company with respect to Taxes that are not yet due or payable for periods (or portions thereof) through the dates of such financial statements.

(b)   Since the date that is two years prior to the date hereof, no Acquired Company has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in party by Section 355 of the Code or Section 361 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. Law).

(c)   No Acquired Company has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the five (5)-year period ending on the Closing Date.

Section 4.16    Employees and Employee Benefit Plans

(a)   Section 4.16(a) of the Company Disclosure Letter sets forth an accurate and complete list identifying each material Employee Plan. With respect to each material Employee Plan, the Company has made available to Parent true and complete copies, as applicable, of (i) the current plan and trust documents (including all amendments thereto) or, with respect to any material Employee Plan that is unwritten, a written summary of the material terms of such plan; (ii) the most recent summary plan description provided to participants, summaries of material modifications thereto, and Forms 5500, for the last plan year; (iii) the most recent actuarial report and financial statements, if any, prepared; (iv) with respect to each material Employee Plan intended to be qualified under Section 401(a) of the Code, the most recent IRS determination letter or opinion letter); (v) copies of all material communications received from or sent to any Governmental Authority relating to any material Employee Plan in the last year; and (vi) any other material descriptions, determinations, reports or similar items applicable with respect to any material Employee Plan maintained outside of the United States.

(b)   Neither the Company nor any ERISA Affiliate (nor any predecessor thereof) contributes to, or has in the preceding six (6) years contributed to, or has any liabilities with respect to: (i) any plan subject to Title IV of ERISA or Section 412 of the Code; (ii) any multiemployer plan, as defined in Section 4001(a)(3) of ERISA; (iii) any "multiple employer plan," as defined in Section 210(a) of ERISA or Section 413(c) of the Code; or (iv) any non-U.S. defined benefit retirement plan.

(c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Employee Plan (i) has been established and maintained in accordance with its terms and in compliance in all material respects with Applicable Law, including ERISA and the Code and (ii) that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, or has pending or has time remaining in which to file, an application for such determination from the IRS, and, to the Knowledge of the Company, there is no reason why any such determination (or opinion) letter should be revoked or not reissued.

(d)   Except as provided in this Agreement, required by Applicable Law, or set forth in Section 4.16(d) of the Company Disclosure Letter, neither the execution and delivery of this Agreement, nor the consummation of the Transactions (either alone or together with any other event), will entitle any current or former employee or independent contractor of the Company to accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, or trigger any other material obligation pursuant to, any Employee Plan. Except as set forth in Section 4.16(d) of the Company Disclosure Letter, no payment or benefit by the Company, an employee or other individual has resulted in or would reasonably be expected to result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

(e)   Except as set forth in Section 4.16(e) of the Company Disclosure Letter, no Employee Plan provides for post-employment or post-retirement health, medical or life insurance benefits except as required to avoid excise tax under Section 4980B of the Code or except for the continuation of coverage through the end of the calendar month in which termination from employment occurs.

(f)    None of the Acquired Companies are a party to or bound by, or are currently negotiating in connection with entering into, any collective bargaining agreement or other labor-related contract or arrangement with a labor union, works council or similar organization; and there are no labor agreements, collective bargaining agreements or other labor-related contracts or arrangements that pertain to any of the employees of the Acquired Companies. There are no labor unions, works councils or other organizations or groups of employees representing, or, to the Knowledge of the Company attempting to represent, any employee of the Acquired Companies, nor has any such action or attempt occurred within the past three (3) years. There is no pending or, to the Knowledge of the Company, threatened unfair labor practice charge, material grievance, material arbitration, labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Acquired Companies, and no such unfair labor practice charge, material grievance, material arbitration, labor strike, dispute, walkout, work stoppage, slowdown or lockout has occurred within the past three (3) years.

(g)   Except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Acquired Companies are in compliance with all Applicable Laws regarding employment and employment practices, including, but not limited to, hiring, terms and conditions of employment, employment safety and health, immigration, employment discrimination, disability rights and benefits, employee leave issues, unemployment insurance, wages and hours, child labor, equal opportunity, plant closures and layoffs, affirmative action, labor relations and employee-independent contractor classification, and (ii) with respect to employees of the Acquired Companies, (A) are not liable for any arrears of wages and (B) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (in each case, other than routine payments to be made in the normal course of business). There are no pending, or the Knowledge of the Company, threatened Proceedings or investigations relating to any Employee Plan, other than routine claims for benefits. There are no pending, or to the Knowledge of the Company, threatened Proceedings or investigations pertaining to employment or employment practices between any Acquired Company and any of its current or former employees, in each case, as has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(h)   Except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, (i) no allegations of sexual harassment have been made against (A) any officer or director of the Acquired Companies or (B) any employee of the Acquired Companies who, directly or indirectly, supervises at least eight (8) other employees of the Acquired Companies, and (ii) the Acquired Companies have not entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by an employee, contractor, director, officer or other Representative.

(i)    Except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, no employee of the Acquired Companies is in material violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation (i) to the Acquired Companies or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Acquired Companies or (B) to the knowledge or use of trade secrets or proprietary information.

(j)    Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Affiliates has (i) ever been an employer in relation to, participated in, or had any liability (whether prospective, contingent or otherwise) to or in respect of a defined benefit pension scheme in any jurisdiction, or (ii) otherwise entered into any contractual arrangements or given any promises or commitments relating to the provision of pension benefits to employees or officers (or former employees or officers) that are not "money purchase benefits" (within the meaning of the United Kingdom Pension Scheme Act 1993), and no employee has transferred to any of the Acquired Companies under the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 (the "Transfer Regulations") who prior to such transfer was entitled to any early retirement benefits under a defined benefit pension scheme.

(k)   The Acquired Companies (i) have complied in all material respects with all of their obligations to inform and consult with the applicable employees or their representatives as part of or in connection with the UK Reorganization, whether pursuant to the Transfer Regulations or otherwise and (ii) have retained no material liabilities and have no outstanding material liabilities in respect of any such employees.

Section 4.17    Environmental Matters.     Except as set forth on Section 4.17 of the Company Disclosure Letter, as of the date of this Agreement, the Acquired Companies are in compliance with all Environmental Laws, except for any such instance of non-compliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 4.17 of the Company Disclosure Letter, the Acquired Companies hold all permits required under applicable Environmental Laws to permit the Acquired Companies to operate their assets in the manner in which they are now operated and maintained and to conduct the business of the Acquired Companies as currently conducted, except where the absence of any such permit has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 4.17 of the Company Disclosure Letter, as of the date of this Agreement, there are no written claims or notices of violation pending or, to the Knowledge of the Company, issued to or threatened, against the Company or any of its Subsidiaries alleging violations of or liability under any Environmental Law and, to the Knowledge of the Company, there are no existing facts or conditions which would reasonably be expected to give rise to such claims or notices of violation, except for any such claim or notice that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.18    Government Contracts

(a)   Since July 1, 2016, neither the Company nor any of its Subsidiaries has (i) breached or violated any Applicable Law, certification, representation, clause, provision or requirement arising under or relating to any Government Contract or Government Bid; (ii) conducted or initiated any internal investigation arising under or relating to any Government Contract or Government Bid; (iii) to the Knowledge of the Company, been under administrative, civil, or criminal investigation or indictment or made any disclosure to any Governmental Authority with respect to any alleged irregularity, misstatement, misconduct or omission arising under or relating to a Government Contract or Government Bid; (iv) received from any Governmental Authority or any other Person any written notice of breach, cure, show cause or default with respect to any Government Contract; or (v) had any Government Contract terminated by any Governmental Authority or any other Person for default or failure to perform; except, in each case of clause (i) through clause (v), for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)   As of the date of this Agreement, there are no pending Government Bids.

(c)   Section 4.18(c) of the Company Disclosure Letter sets forth a list of each (i) audit report issued to the Company or any Subsidiary since July 1, 2016 by a Governmental Authority or other Person with respect to any Government Contract and (ii) planned, pending, or unresolved audit by a Governmental Authority or other Person with respect to any Government Contract, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)   Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of its or its Subsidiary's principals (as defined in Federal Acquisition Regulation 2.101) is (or, during the period since July 1, 2016 until the date hereof, has been) suspended or debarred, or proposed for suspension or debarment, from doing business with a Governmental Authority or is (or during such period was) the subject of a finding of ineligibility for contracting with a Governmental Authority, except where any of the foregoing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect..

Section 4.19    Information in the Proxy Statement.     The Proxy Statement (and any amendment thereof or supplement thereto) at the date mailed to the Company's stockholders and at the time of any meeting of the Company's stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements therein relating to Parent and its Subsidiaries, including Merger Sub, or based on information supplied by Parent or Merger Sub for inclusion in the Proxy Statement. The Proxy Statement (and any amendment thereof or supplement thereto) will comply as to form in all material respects with the provisions of the Exchange Act and any other Applicable Laws.

Section 4.20    Required Vote.     The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL to adopt this Agreement (the "Required Company Stockholder Approval") is the only vote of the holders of any of the Company Capital Stock (and any capital stock of the Company) necessary to adopt this Agreement and approve the Merger and the other Transactions.

Section 4.21    No Brokers.     Except for Goldman Sachs & Co. LLC and William Blair & Company, L.L.C., no investment banker, broker, finder or other financial intermediary will be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company shall, no later than five (5) Business Days prior to the Closing Date, disclose to Parent all amounts payable to Goldman Sachs & Co. LLC and William Blair & Company L.L.C. in connection with this Agreement and/or the Transactions.

Section 4.22    Opinion of Financial Advisors.

(a)   Goldman Sachs & Co. has rendered its opinion to the Company Board, dated as of the date of this Agreement, to the effect that, as of the date of this Agreement and subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of its opinion (to be subsequently confirmed in writing), the Merger Consideration to be received by holders of Company Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders.

(b)   William Blair & Company L.L.C. has rendered its opinion to the Company Board, dated as of the date of this Agreement, to the effect that, as of the date of this Agreement and subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of its opinion (to be subsequently confirmed in writing), the Merger Consideration to be received by holders of Company Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders.

(c)   True, correct and complete executed copies of the opinions described in clauses (a) and (b) of this Section 4.22 will be promptly (and in any event within one (1) Business Day following the delivery thereof to the Company) delivered to Parent.

Section 4.23    Affiliate Transactions.     Between July 1, 2016 and the date of this Agreement, there have been no transactions, Contracts or Indebtedness, or any related series thereof, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Documents filed prior to the date hereof.

Section 4.24    No Additional Representations or Warranties.     Except as provided in this Article IV or in any certificate to be delivered by the Company in connection with this Agreement, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries. The Company acknowledges and agrees that, except for the representations or warranties explicitly set forth in Article V, neither Parent nor Merger Sub (or any of their respective Representatives) makes or has made any other express or implied representation or warranty at law or in equity with respect to Parent or its Subsidiaries (including Merger Sub). Nothing in this Section 4.25 shall relieve any Person of any liability or damages resulting from fraud.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Parent Disclosure Letter, Parent and Merger Sub (subject to Section 10.05) each represent and warrant to the Company:

Section 5.01    Corporate Existence and Power.     Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all corporate power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority would not materially impair the ability of Parent or Merger Sub to consummate the Transactions. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not materially impair the ability of Parent or Merger Sub to consummate the Transactions.

Section 5.02    Corporate Authorization

(a)   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement have been duly and validly authorized by all necessary action on the part of Parent and Merger Sub (subject, with respect to Merger Sub, only to approval by its sole stockholder, which will be effected by written consent immediately following the execution of this Agreement), and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize the execution and delivery of this Agreement or for each of Parent and Merger Sub to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company of this Agreement, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(b)   The board of directors or similar governing body of each of Parent and Merger Sub has duly adopted resolutions (i) determining that this Agreement and the Transactions are advisable and in the best interests of Parent, Merger Sub and their respective stockholders or other equityholders, as applicable and (ii) adopting this Agreement and the Transactions. Parent, acting in its capacity as the sole stockholder of Merger Sub, will immediately after execution hereof approve and adopt this Agreement.

(c)   Except as set forth on Section 5.02(c) of the Parent Disclosure Letter, no vote of, or consent by, the holders of any equity interests of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent's organizational documents, Applicable Law or any Governmental Authority.

Section 5.03    Governmental Authorization.     The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the

Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) compliance with and filings or notifications under any applicable requirements of the Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or "blue sky" Laws, (iv) compliance with any applicable rules of NYSE, and (v) any other consents, approvals, authorizations, filings or notices to any Governmental Authority where failure to be obtained, take any such actions or make any such filings would not materially impair or delay the ability of Parent or Merger Sub to consummate the Transactions.

Section 5.04    Non-Contravention.     The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, the consummation by each of Parent or Merger Sub of the Transactions and the compliance by each of Parent or Merger Sub with any of the provisions of this Agreement does not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of Parent or Merger Sub, (ii) assuming the consents, approvals, authorizations, filings and notices referred to in Section 5.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, contravene, conflict with or result in a violation or breach of any Applicable Law or (iii) assuming compliance with the matters referred to in Section 5.03, require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any Contract, except in the case of clause (ii) and clause (iii) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that would not, individually or in the aggregate, materially impair or delay the ability of Parent or Merger Sub to consummate the Transactions.

Section 5.05    Litigation.     As of the date of this Agreement, there are not any material Proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries that would reasonably be expected to materially impair the ability of Parent or Merger Sub to consummate the Transactions. There is no unsatisfied judgment or any open injunction binding upon Parent or any of its Subsidiaries which would reasonably be expected to materially impair the ability of Parent or Merger Sub to consummate the Transactions.

Section 5.06    No Brokers.     There is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of any of Parent or its Subsidiaries who will be entitled to any fee or commission from Parent or its Subsidiaries, including Merger Sub, in connection with the Transactions.

Section 5.07    Ownership of Company Capital Stock.

(a)   Parent and Merger Sub and their respective Subsidiaries do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

(b)   Other than as may be provided pursuant to the Voting Agreement, neither Parent nor any of its Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (ii) any stockholder of the Company (A) agrees to vote to adopt this Agreement or the Merger or (B) agrees to vote against, or not to tender its shares of Company Common Stock in, any Acquisition Proposal or (iii) any Third Party has agreed to provide, directly or indirectly, equity capital to Parent to finance in whole or in part the Merger other than the Equity Commitment Letter and the Preferred Equity Financing.

Section 5.08    Financial Capacity.     Parent has delivered to the Company true and complete copies of (a) an executed equity commitment letter dated the date hereof (the "Equity Commitment Letter"), to provide the Equity Financing in cash in an aggregate amount of at least $790,000,000, (b) an executed preferred equity commitment letter dated the date hereof (as amended, supplemented or replaced in compliance with this Agreement or as required by Section 7.14 following a Financing Failure Event, the "Preferred Equity Commitment Letter"), to provide the Preferred Equity Financing in cash in an aggregate amount of at least $575,000,000, and (c) the executed Debt Commitment Letter. None of the Commitment Letters have been amended or modified in any manner prior to the date of this Agreement. As of the date of this Agreement, neither Parent nor any of its Affiliates has entered into any agreement, side letter or other commitment or arrangement relating to the funding of the full amount of the Financing or the conditionality, enforceability, termination or availability of the Financing, other than as set forth in the Commitment Letters and the fee letters and engagement letter related thereto, as applicable. The aggregate proceeds of the Debt Financing (both before and after giving effect to the exercise of any or all "market flex" provisions related thereto), the Equity Financing and the Preferred Equity Financing will be sufficient to consummate the Transactions, including the payment of the aggregate Merger Consideration, Option Consideration and RS/RSU Consideration to which holders of Company Common Stock, Company Options, Company Restricted Stock Awards and Company RSU Awards will be entitled at the Effective Time pursuant to this Agreement, and to pay all fees and expenses required to be paid by Verscend Holding, Parent or Merger Sub in connection with the Transactions. As of the date of this Agreement, the commitments contained in the Commitment Letters have not been withdrawn or rescinded in any respect. The Commitment Letters are in full force and effect and represent valid, binding and enforceable obligations of Verscend Holding and, to the Knowledge of Parent and the knowledge of Verscend Holding, each other party thereto (subject to the Enforceability Exceptions) to provide the financing contemplated thereby subject only to the satisfaction or waiver of the Financing Conditions. Verscend Holding has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Financing. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Verscend Holding or, to the Knowledge of Parent or the knowledge of Verscend Holding, any other party to the Commitment Letters, in each case under any term of the Commitment Letters. Assuming (x) the accuracy of the representations and warranties set forth in Article IV (subject to all Company Material Adverse Effect, materiality and knowledge qualifications contained therein), (y) the performance by the Company and its Subsidiaries of the covenants set forth in Section 7.13 and (z) the satisfaction or waiver of the conditions to Parent's and Merger Sub's obligations to consummate the Merger, as of the date of this Agreement, Parent and Verscend Holding have no reason to believe that Verscend Holding or any other party thereto will be unable to satisfy on a timely basis any term of any of the Commitment Letters. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing other than the Financing Conditions. The only conditions precedent or other contingencies related to the funding of the Debt Financing on the Closing Date that will be included in the Debt Financing Documents shall be the Financing Conditions contained in the Debt Commitment Letter. Assuming (x) the accuracy of the representations and warranties set forth in Article IV (subject to all materiality and knowledge qualifications contained therein), (y) the performance by the Company and its Subsidiaries of the covenants set forth in Section 7.13 and (z) the satisfaction or waiver of the conditions to Parent's and Merger Sub's obligations to consummate the Merger, as of the date of this Agreement, Parent and Verscend Holding have no reason to believe that (i) any of the Financing Conditions will not be satisfied or (ii) the Financing will not be made available to Verscend Holding on the Closing Date. Parent and Merger Sub expressly agree and acknowledge that their obligations hereunder, including Parent's and Merger

Sub's obligations to consummate the Merger, are not subject to, or conditioned on, Verscend Holding's, Parent's or Merger Sub's receipt of financing.

Section 5.09    Solvency.     Neither Parent nor Merger Sub is entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of any Acquired Company. Assuming (x) the accuracy of the representations and warranties set forth in Article IV (without regard to any of the Company Material Adverse Effect, materiality and knowledge qualifications contained therein), (y) the performance in all material respects by the Company and its Subsidiaries of the covenants set forth in Section 7.13 and (z) the satisfaction or waiver of the conditions set forth in Section 8.01 and Section 8.02, as of the date of this Agreement, each of Parent and the Surviving Corporation will, after giving effect to all of the Transactions, including the payment of any amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, be solvent at and immediately after the Effective Time. As used in this Section 5.09, the term "solvent" means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries will exceed their debts, (b) each of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries have not incurred debts beyond its ability to pay such debts as such debts mature, and (c) each of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, has sufficient capital and liquidity with which to conduct its business.

Section 5.10    Information in the Proxy Statement.     The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will not, at the date mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. However, Parent and Merger Sub do not make any representations or warranties with respect to information in the Proxy Statement that is not supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement, or that is inconsistent with information supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement.

Section 5.11    Ownership of Merger Sub; No Prior Activities.     All of the authorized capital stock of Merger Sub consists of 1,000 shares, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding shares of stock of Merger Sub are, and at the Effective Time will be, owned directly by Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions. Except for obligations or liabilities incurred in connection with its formation, this Agreement, the Voting Agreement and the Transactions, Merger Sub has not and will not prior to the Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.12    Company Arrangements.     Other than this Agreement and as may be provided pursuant to the Voting Agreement, as of the date hereof, none of Parent or Merger Sub, or their respective executive officers, directors or Affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or Affiliates of the Company relating in any way to the Transactions or the operations of the Company.

Section 5.13    Investment Intention.     Parent is acquiring through the Transactions the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act or any "blue sky" Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable "blue sky" Laws or pursuant to an exemption from any such registration.

Section 5.14    No Additional Representations and Warranties.     Except as provided in this Article V or in any certificate to be delivered by Parent or Merger Sub in connection with this Agreement, neither Parent nor Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries (including Merger Sub). Parent acknowledges and agrees that, except for the representations and warranties explicitly set forth in Article IV, neither the Company nor any of its Subsidiaries (including Merger Sub) (or any of their respective Representatives) makes or has made, any other express or implied representation or warranty at law or in equity with respect to the Company or any of its Subsidiaries.

ARTICLE VI.
COVENANTS OF THE COMPANY

Section 6.01    Conduct of the Company

(a)   The Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01, except as set forth in Section 6.01(a) of the Company Disclosure Letter or as required by Applicable Law or expressly contemplated by this Agreement or otherwise with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, except as otherwise expressly provided herein, (x) conduct its operations, in all material respects, in the ordinary course of business and in a manner consistent with past practice, and (y) use its commercially reasonable efforts to keep available the services of the current officers and key employees of the Acquired Companies and to preserve the assets and business organization of the Acquired Companies intact and maintain the goodwill and current relationships of the Acquired Companies with customers, suppliers, Governmental Authorities and other Persons with which the Company or any of its Subsidiaries has significant or material business relations. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.01(a) of the Company Disclosure Letter or as required by Applicable Law or expressly contemplated by this Agreement, or otherwise with the prior written consent of Parent (such shall not be unreasonably withheld, conditioned or delayed, except with respect to the actions described in clause (i), clause (ii), clause (iii), clause (iv) and clause (vii) below, which shall be in Parent's or Merger Sub's sole discretion), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01:

      (i)  amend or otherwise change the certificate of incorporation, bylaws or other equivalent organizational documents of the Acquired Companies;

      (ii)  issue, sell, encumber, deliver, grant options or rights to purchase or receive, pledge, dispose of or authorize or propose the issuance, sale, encumbrance, delivery, grant of options or rights to purchase, pledge or disposal of, any Company Capital Stock or other equity interests of the Acquired Companies, other than shares of Company Common Stock issuable upon exercise of the Company Options or exercise of any options pursuant to the Company ESPP or vesting of Company Restricted Stock Awards or Company RSU Awards outstanding on the date hereof in accordance with the terms thereof but subject to the terms and conditions of this Agreement;

     (iii)  except as provided in clause (ii) above or otherwise permitted herein, adjust, split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire (except pursuant to the forfeiture of a Company Restricted Stock Award) or amend the terms of any Company Capital Stock or other equity interests of the Acquired Companies or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of any Company Capital Stock or other equity interests of the Acquired Companies or consummate or authorize any other similar transaction with respect to any Company Capital Stock or other equity interest of the Acquired Companies or any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any shares of any Company Capital Stock or other equity interests of the Acquired Companies;

     (iv)  make, declare, set aside, authorize, establish a record date for or pay any dividend or distribution to the stockholders of the Company, payable in cash, stock, property or otherwise, with respect to any Company Capital Stock or other equity interests of the Acquired Companies, other than dividends or distributions between Acquired Companies;

     (v)  except in the ordinary course of business consistent with past practice, enter into or, materially adversely amend or modify, or terminate (excluding any expiration in accordance with its terms), any Company Material Contract or any rights or obligations thereunder;

     (vi)  submit any Government Bid;

    (vii)  except in the ordinary course of business, sell, assign, transfer, convey, lease, pledge, exclusively license, mortgage, swap, hypothecate, grant an easement with respect to, incur or create any Lien (other than Permitted Liens) or otherwise encumber or restrict the use, allow to expire or lapse, abandon, transfer or otherwise dispose of, in a single transaction, series of transactions, any material assets or properties, business or rights, except (1) transfers among the Company and its Subsidiaries or (2) disposition of obsolete assets or expired inventory;

    (viii)  enter into any Real Property Lease or, except in the ordinary course of business consistent with past practice, materially amend, materially modify or terminate any Real Property Lease;

     (ix)  other than pursuant to the terms of an Employee Plan in existence as of the date hereof: (A) establish, adopt, amend or terminate any material Employee Plan other than amendments in the ordinary course of business consistent with past practice that do not materially increase the cost of such Employee Plan or benefits provided under such Employee Plan (excluding any plan or rate modifications that may become effective in the ordinary course of business with respect to the open enrollment period of the Company's Employee Plans), and other than entering into, in the ordinary course of business, employment offer or promotion letters with new hires or promoted employees with annual base salaries not exceeding $250,000 that are consistent with past practice and do not contain change in control or severance payments, (B) grant or increase any change-in-control, severance or termination pay to (or amend any such existing arrangement with) any current or former director, officer, employee or other service provider of any Acquired Company, (C) establish, adopt or amend (except as required by Applicable Law) any collective bargaining agreement or other labor-related contract or arrangement with a labor union, works council or similar organization, (D) increase compensation, bonus, commission or other benefits payable to any director, officer, employee or other service provider of any Acquired Company other than in the ordinary course of business consistent with past practice with respect to employees whose annual base salary does not exceed $250,000 and further excluding any cash incentive compensation opportunity granted in lieu of equity-based compensation with substantially similar value and vesting conditions or (E) hire or terminate (other than for cause, death or disability) the employment or services of any director, officer, employee or other service provider of any Acquired Company, other than in the ordinary course of business consistent with past practice with respect to employees whose annual base salary does not exceed $250,000;

     (x)  other than the Merger contemplated hereby, merge or consolidate any Acquired Company with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Acquired Company;

     (xi)  enter into or adopt any "poison pill" or similar stockholder rights plan;

    (xii)  make any material loans or material advances of money to any Person (other than for transactions among the Acquired Companies), except (A) advances to employees or officers of the Acquired Companies for expenses or (B) for extensions of credit to customers, in each case, incurred in the ordinary course of business consistent with past practice;

    (xiii)  (A) make, change or rescind any material Tax election, (B) except as required by Applicable Law, adopt or change any material Tax accounting principles, methods or practices, (C) enter into any Company Material Contract or other material agreement with respect to Taxes, (D) file any material amended Tax Return, settle any material Tax claim or assessment or surrender any right to claim a material refund of Taxes, (E) obtain any Tax ruling, or (F) extend or waive the statute of limitations period applicable to any Tax or Tax Return;

    (xiv)  incur any indebtedness for borrowed money or guarantee any indebtedness for borrowed money of any Person or make any loans, capital contributions to, or investments in, any other Person;

    (xv)  make any material change to its methods of accounting or other accounting policies, procedures, principles or practices, or any methods of reporting income, deductions or other material items, except as required by GAAP or Applicable Law;

    (xvi)  make any capital expenditure in excess of $20,000,000, individually or in the aggregate, other than as set forth on Section 6.01(a)(xvi) of the Company Disclosure Letter;

    (xvii)  (A) settle, release or forgive any claim, action, proceeding, investigation or inquiry, or make any commitment to a Governmental Authority, other than settlements that result solely in monetary obligations of the Company and its Subsidiaries of amounts equal to or less than $2,000,000 individually or $5,000,000 in the aggregate and not involving any material equitable relief or operating restrictions, or other obligations of the Company or any of its Subsidiaries, (B) waive any material right with respect to any material claim held by the Company or any of its Subsidiaries or (C) settle or resolve any claim against the Company or any of its Subsidiaries on terms that require the Company or any of its Subsidiaries to materially alter existing business practices, in each case other than (x) any claim with respect to Taxes, which shall be governed by Section 6.01(a)(xiii) or (y) any matters governed by Section 7.06;

    (xviii)  cancel, surrender, allow to expire or fail to renew any material Company License or Healthcare Permit; or

    (xix)  enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 6.01(a).

(b)   Notwithstanding anything to the contrary in this Section 6.01 but subject to the express terms hereof, nothing contained in this Agreement shall give Parent any right to control or direct the operations of the Acquired Companies prior to the Closing. Subject to the express terms hereof, prior to the Closing, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

Section 6.02    Competing Proposals

(a)   Except as otherwise expressly permitted by this Section 6.02, the Company shall, and shall cause each of its Subsidiaries and its and their respective officers, directors and employees and shall use reasonable best efforts to cause their other Representatives:

      (i)  from and after the execution of this Agreement until the Effective Time or the date, if any, on which this Agreement is validly terminated in accordance with Article IX, immediately cease and cause to be terminated any existing discussions, solicitation, encouragement, discussion or negotiation with any Third Party with respect to an Acquisition Proposal;

      (ii)  from and after the execution of this Agreement until the Effective Time or the date, if any, on which this Agreement is validly terminated in accordance with Article IX, not directly or indirectly (A) solicit, initiate, seek or knowingly facilitate or encourage any inquiry, discussion, offer or request relating to, or that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) enter into continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the Acquired Companies to, or afford access to the properties, books or records or employees of the Acquired Companies to, any Third Party with respect to or that could reasonably be expected to lead to any Acquisition Proposal; provided, that notwithstanding the foregoing, the Company shall be permitted to grant a waiver of or terminate any "standstill" or similar agreement or obligation of any Third Party with respect to the Acquired Companies to allow such Third Party to submit an Acquisition Proposal, (C) other than a confidentiality agreement pursuant to Section 6.02(b)(iii), approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal (an "Alternative Acquisition Agreement") or (D) agree, propose or resolve to take, or take, any of the actions prohibited by the foregoing clause (A) through clause (C); and

     (iii)  within twenty-four (24) hours of the entry into this Agreement, terminate access of any Third Party to any data room (virtual or actual) containing any confidential and non-public information relating to the Acquired Companies that was established in connection with the potential sale of the Acquired Companies and the consideration by the Company of any strategic alternatives or options and promptly deliver a written notice to each such Third Party requesting the prompt return or destruction of all confidential and non-public information previously furnished to such Person by or on behalf of any Acquired Company or any of its Representatives.

Without limiting the foregoing, it is agreed that any breach of the restrictions or obligations set forth in Section 6.02 by any Subsidiary of the Company or any Representatives of the Company of any of its Subsidiaries, shall be a breach of Section 6.02 by the Company.

(b)   Notwithstanding anything to the contrary contained in Section 6.02(a), if at any time prior to adoption of this Agreement by the Required Company Stockholder Approval (i) the Company has received a bona fide unsolicited written Acquisition Proposal after the date of this Agreement from a Third Party and that did not result from a breach of this Section 6.02 (other than any breach that is both immaterial and unintentional), (ii) the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that (y) such Acquisition Proposal constitutes, or could reasonably be expected to lead to or result in a Superior Proposal and (z) its failure to take such actions would be inconsistent with the directors' fiduciary duties to the Company's stockholders under Applicable Law, and (iii) the Company negotiates and receives from such Third Party an executed confidentiality agreement with terms that are no less favorable in the aggregate to the Company than the Confidentiality Agreement (and which shall not prohibit the Company from complying with the terms of this Section 6.02, it being understood and agreed that such confidentiality agreement need not contain a "standstill" or similar provision that prohibits the counterparty thereto or any of its Affiliates or Representatives from making an Acquisition Proposal), then the Company and its Representatives may, subject to this Section 6.02, (A) furnish non-public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and its Affiliates and Representatives and (B) engage in discussions and negotiations with such Third Party and its Affiliates and representatives with respect to the Acquisition Proposal; provided, that any such non-public information that is in writing concerning the Acquired Companies made available to any Third Party shall, to the extent not previously made available to Parent, be made available to Parent prior to or substantially concurrent with the time it is made available to such Third Party. Notwithstanding anything to the contrary set forth in this Section 6.02 or elsewhere in this Agreement, the Company, its Subsidiaries and its Representatives may, in any event (without the Company Board having to make the determination in clause (ii) of the preceding sentence), contact any such Third Party to (i) seek to clarify and understand the terms and conditions of any inquiry or proposal made by any such Third Party solely to determine whether such inquiry or proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (ii) inform any such Third Party of the provisions of this Section 6.02.

(c)   Except as expressly permitted by this Section 6.02(c), Section 6.02(d) or Section 6.02(e), until the earlier of the adoption of this Agreement by the Required Company Stockholder Approval or the valid termination of this Agreement in accordance with Article IX, neither the Company Board nor any committee thereof shall or shall propose publicly to (i) withhold, withdraw, qualify, change, amend or modify, in each case in a manner adverse to Parent or Merger Sub, the Company Board Recommendation; (ii) fail to include the Company Board Recommendation in the Proxy Statement; (iii) fail to reaffirm the Company Board Recommendation within four (4) Business Days of receipt of a written request from Parent to do so (it being agreed that neither the delivery of a notice by the Company described in Section 6.02(d) nor any public announcement thereof shall constitute an Adverse Recommendation Change); (iv) after receipt of any Company Acquisition Proposal, fail to recommend against any Company Acquisition Proposal within four (4) Business Days of receipt of a written request from Parent to do so (it being agreed that neither the delivery of a notice by the Company described in Section 6.02(d) nor any public announcement thereof shall constitute an Adverse Recommendation Change); (v) fail to recommend against any Acquisition Proposal that is a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company's stockholders); (vi) approve, adopt, declare advisable or recommend, or publicly propose to approve, adopt, declare advisable or recommend, any Acquisition Proposal (any of the actions described in clause (i) through clause (vi) of this Section 6.02(c), an "Adverse Recommendation Change"); or (vii) adopt or approve, or cause or permit the Company to enter into or otherwise resolve or agree to any Alternative Acquisition Agreement (other than a confidentiality agreement pursuant to Section 6.02(b)(iii). Notwithstanding anything to the contrary set forth in this Agreement, if at any time prior to the receipt of the Required Company Stockholder Approval, (A) the Company Board may, subject to first complying with Section 6.02(d) or Section 6.02(e) , as applicable, make an Adverse Recommendation Change (i) in response to an Intervening Event or (ii) if the Company Board receives an unsolicited bona fide Acquisition Proposal after the date of this Agreement that did not result from a breach of this Section 6.02 (other than any breach that is both immaterial and unintentional) and, in the case of each of clause (i) and clause (ii), the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties to the Company's stockholders under Applicable Law and (B) in the event the Company Board receives an unsolicited bona fide Acquisition Proposal after the date of this Agreement that did not result from a breach of this Section 6.02 (other than any breach that is both immaterial and unintentional) and the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal is a Superior Proposal, the Company Board shall be permitted, to validly terminate this Agreement pursuant to

Section 9.01(h) and enter into a definitive Alternative Acquisition Agreement in connection with such Superior Proposal, if and only if the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that failure to take such action would reasonably be expected to be inconsistent with the directors' fiduciary duties to the Company's stockholders under Applicable Law, subject to the Company first complying with Section 6.02(d) and substantially concurrently with entering into any such definitive agreement (1) the Company validly terminates this Agreement in accordance with the provisions of Section 9.01(h) and (2) the Company pays the Company Termination Fee in accordance with Section 9.03(b).

(d)   The Company Board shall not be entitled to effect an Adverse Recommendation Change with respect to a Superior Proposal or validly terminate this Agreement pursuant to Section 9.01(h) unless (i) the Company has provided, at least three (3) Business Days in advance, written notice (a "Notice of Adverse Recommendation Change") to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes, written notice of the material terms of the Superior Proposal which enabled the Company Board to make the determination that the Acquisition Proposal is a Superior Proposal; (ii) during the three (3) Business Day period following the time of Parent's receipt of the Notice of Adverse Recommendation Change, the Company shall, and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, the Commitment Letters and the Transactions so that such Superior Proposal ceases to constitute a Superior Proposal such that the failure to take such action would no longer be inconsistent with the director's fiduciary duties to the Company's stockholders under Applicable Law; and (iii) following the end of the three (3) Business Day period described in the preceding clause (ii), the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, after considering in good faith any changes to this Agreement, the Commitment Letters and the Transactions offered by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal and that failure to take such action would be inconsistent with the director's fiduciary duties to the Company's stockholders under Applicable Law. In the event of any amendment or modification to the amount or form of consideration payable in connection with the Superior Proposal or any material amendment or modification to any other term of the Superior Proposal, the Company shall be required to issue a new Notice of Adverse Recommendation Change or otherwise comply again with the requirements of this Section 6.02(d); provided, however, that for purposes of this sentence, references to the three (3) Business Day period above shall be deemed to be references to a two (2) Business Day period from the time of Parent's receipt of such new Notice of Adverse Recommendation Change.

(e)   Other than in connection with effecting an Adverse Recommendation Change with respect to a Superior Proposal or causing the Company to validly terminate this Agreement pursuant to Section 9.01(h) and enter into an Alternative Acquisition Agreement (which, in each case, shall be subject to Section 6.02(d) and shall not be subject to this Section 6.02(e) ), the Company Board may effect an Adverse Recommendation Change in response to an Intervening Event, only if, prior to such action (i) the Company has provided, at least three (3) Business Days in advance, a Notice of Adverse Recommendation Change to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes, a reasonably detailed summary of the facts, events and/or circumstances of and relating to the Intervening Event and the reasons for such Adverse Recommendation Change; (ii) during the three (3) Business Day period following the time of Parent's receipt of the Notice of Adverse Recommendation Change, the Company shall, and shall cause its

Representatives to negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, the Commitment Letters and the Transactions such that the failure to take such action would no longer be inconsistent with the director's fiduciary duties to the Company's stockholders under Applicable Law; and (iii) following the end of the three (3) Business Day period described in the preceding clause (ii), the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, after considering in good faith any changes to this Agreement, the Commitment Letters and the Transactions offered by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Intervening Event giving rise to the Notice of Adverse Recommendation Change continues to constitute an Intervening Event and that failure to take such action would be inconsistent with the director's fiduciary duties to the Company's stockholders under Applicable Law.

(f)    From and after the execution of this Agreement until the Effective Time or the date, if any, on which this Agreement is validly terminated in accordance with Article IX, (i) as promptly as reasonably practicable (and in any event within one (1) Business Day) after receipt by the Company or any of its Representatives of any Acquisition Proposal from any Third Party or any request for non-public information or offer or inquiry that could reasonably be expected to lead to an Acquisition Proposal from any Third Party, the Company shall provide Parent with written notice of the identity of such Third Party and the material terms and conditions of such Acquisition Proposal, request, offer or inquiry and, in the case of written materials (including any financing commitments received), provide Parent copies of all such materials, (ii) as promptly as reasonably practicable (and in any event within one (1) Business Day) make available to Parent copies of all materials provided by the Company to such Third Party but not previously made available to Parent and (iii) the Company shall provide Parent with reasonably prompt written notice setting forth such information as is reasonably necessary to keep Parent informed of material oral or written communications regarding, and the status and material details (including material amendments or proposed material amendments) of, any such Acquisition Proposal or other request, offer or inquiry.

(g)   Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company's stockholders) (provided that such disclosure does not constitute an Adverse Recommendation Change), (ii) making any "stop, look and listen" communication to the Company's stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (iii) making any other legally required communication to the Company's stockholders with regard to the Transactions if (in the case of this clause (iii)) the Company Board has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to do so would be inconsistent with the directors' fiduciary duties to the Company's stockholders under Applicable Law; provided, however, that (A) in no event shall this Section 6.02(g) affect the obligations specified in Section 6.02(c) and (B) any such disclosure (other than making any "stop, look and listen" communication to the Company's stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change, unless the Company Board in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to Company Board Recommendation without disclosing any Adverse Recommendation Change.

Section 6.03    Access to Information.     The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, afford to Parent and its Representatives, and to the Financing Sources and their respective Representatives, reasonable access, during normal business hours, in such manner as to not unreasonably interfere with the normal operation of the Acquired Companies (provided, that the Company or its Subsidiaries, as the case may be, shall use its reasonable best efforts to make arrangements for such access in a manner that minimized the likelihood of unreasonable interference), to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate Representatives of the Acquired Companies, and shall furnish such Representatives with existing financial and operating data and other information concerning the affairs, business, property and personnel of the Acquired Companies as such Representatives may reasonably request; provided, that such investigation shall only be upon reasonable notice and shall be at Parent's sole cost and expense; provided, further, that nothing herein shall require the Acquired Companies to disclose any information to Parent or its Representatives if such disclosure would, in the reasonable judgment of the Company, (i) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party or (ii) jeopardize any attorney-client or other legal privilege (it being agreed that, with respect to clause (i), the Company shall use reasonable efforts to cause such information to be provided in a manner that would not cause such violation or jeopardy; provided, further, that nothing herein shall authorize Parent or its Representatives to undertake any environmental testing involving sampling of soil, groundwater or building materials, or other similar invasive techniques at any of the Acquired Companies' properties. All information obtained by Parent, Merger Sub and their respective Representatives shall be subject to the Confidentiality Agreement. No investigation or access permitted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made by the Company hereunder, or otherwise limit or affect the remedies available to Parent or Merger Sub under this Agreement. For the avoidance of doubt, neither the foregoing nor any other provision of this Agreement or the Confidentiality Agreement shall be deemed to limit any customary disclosure made by Parent, Merger Sub and their Affiliates to the Financing Sources or rating agencies in connection with efforts or activities by Parent and Merger Sub to obtain the Financing.

ARTICLE VII.
ADDITIONAL COVENANTS OF THE PARTIES

Section 7.01    Appropriate Action; Consents; Filings

(a)   The Company, Parent and Merger Sub shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law, including Antitrust Law, or otherwise to consummate and make effective the Transactions as promptly as practicable in accordance with the terms hereof, (ii) obtain from any Governmental Authorities any material consents, licenses, permits, waivers, approvals, authorizations or Governmental Orders (including all material Company Licenses and Healthcare Permits) required to be obtained by Parent, Merger Sub or the Company, or any of their respective Subsidiaries, or to avoid any action or proceeding by any Governmental Authority (including those in connection with the Antitrust Laws), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii)(A) as promptly as reasonably practicable, and in any event within ten (10) Business Days after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act, and (B) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other Applicable Law. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions.

(b)   Without limiting the generality of anything contained in this Section 7.01, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Proceeding by or before any Governmental Authority with respect to the Merger or any of the other Transactions; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or Proceeding; (iii) promptly inform the other parties of any communication to or from any Governmental Authority regarding the approval of the Merger or any of the other Transactions; (iv) respond as promptly as reasonably practicable to any additional requests for information received by any party from any Antitrust Authority or any other Governmental Authority with respect to the Transactions or filings contemplated by Section 7.01(a); and (v) use reasonable best efforts to (A) obtain termination or expiration of the waiting period under the HSR Act and such other approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws and (B) prevent the entry in any action or proceeding brought by a Governmental Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted pursuant to this Section 7.01(b) to a Governmental Authority in connection with the Merger or any of the other Transactions. In addition, except as may be prohibited by any Governmental Authority or by Applicable Law, in connection with any such request, inquiry, investigation, action or Proceeding, each party hereto will permit Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted pursuant to this Section 7.01 to any Governmental Authority in connection with such request, inquiry, investigation, action or Proceeding.

(c)   Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent related to any Applicable Law, Parent shall (and shall cause its Subsidiaries and Affiliates to) cooperate in good faith with the Governmental Authorities and shall undertake (and cause its Subsidiaries and Affiliates to undertake) promptly any and all action to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger, including (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the End Date. The entry by any Governmental Authority in any Proceeding of a Governmental Order permitting the consummation of the Transactions but requiring any assets or lines of business to be sold, licensed or otherwise disposed or held separate thereafter (including with respect to the business and assets of the Acquired Companies) shall not, individually, or in the aggregate (together with one or more other changes, events, circumstances, developments or facts) be deemed a failure to satisfy any condition specified in Article VIII.

(d)   Each party hereto will use commercially reasonable efforts to coordinate with the other parties as to any Government Contract administration matters that may arise prior to the Effective Time. Without limiting the foregoing, each party hereto shall use commercially reasonable efforts to coordinate with the other (or its designee) in addressing inquiries from CMS regarding the Transaction and, in the event CMS requests an updated organizational conflict of interest disclosure, will reasonably consult with the other (or its designee) to prepare and submit such updated disclosure.

(e)   Parent shall be solely responsible for and pay all filing costs associated with all required filings under the HSR Act and any other Antitrust Law.

Section 7.02    Proxy Statement

(a)   As promptly as reasonably practicable, but, assuming Parent's timely performance of its obligations under Section 7.02(b), the Company shall prepare a proxy statement in preliminary form, as required by the Exchange Act and the rules and regulations promulgated thereunder, relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the "Proxy Statement") and shall cause the Proxy Statement to be filed with the SEC and shall use reasonable best efforts to cause such filing to be made with the SEC within fifteen (15) Business Days following the date of this Agreement. Except as contemplated by Section 6.02, the Proxy Statement shall include the Company Board Recommendation with respect to the Merger. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Company shall use its reasonable best efforts so that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to cause the definitive Proxy Statement to be mailed to the Company's stockholders as of the record date established for the Company Stockholder Meeting as promptly as practicable after the date of this Agreement, and in no event more than five Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement. On the date of filing, the date of mailing to the Company stockholders (if applicable) and at the time of the Company Stockholder Meeting, the Company shall cause the Proxy Statement to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; provided, however that (i) notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement and (ii) updates thereafter in responses to claims shall not per se be deemed to be a breach for purposes of this Section 7.02(a). Prior to filing and prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments (whether written, oral or otherwise) of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent and its Representatives a reasonable opportunity to review and to propose comments on such document or response in advance (including the proposed final version of such document or response) to the extent not prohibited by Applicable Law, and no amendment or supplement to the Proxy Statement shall be filed without the approval of the Company and Parent, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that the Company may amend or supplement the Proxy Statement without the review or comment of Parent in the event of an Adverse Recommendation Change made in accordance with this Agreement.

(b)   Parent shall furnish to the Company all information concerning Parent and Merger Sub that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company and Parent shall reasonably cooperate in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon request of the Company, confirm and/or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholders Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)   In accordance with the Company's organizational documents, Applicable Law and the rules of the New York Stock Exchange, the Company shall, as promptly as reasonably practicable (but subject to the timing contemplated in Section 7.02(a)), (x) establish a record date for, duly call and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the "Company Stockholder Meeting") and (y) mail to the holders of Company Common Stock as of the record date established for the Company Stockholders Meeting a Proxy Statement. The Company shall use reasonable best efforts to duly call, convene and hold the Company Stockholders Meeting on or around the twentieth (20th) Business Day following the mailing of the Proxy Statement to Company stockholders; provided, however, that the Company may postpone, recess or adjourn the Company Stockholders Meeting: (i) with the consent of Parent, (ii) for the absence of a quorum, (iii) if the Company reasonably believes it is necessary to solicit additional proxies for the purpose of obtaining the Required Company Stockholder Approval, or (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under Applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company's stockholders prior to the Company Stockholders Meeting. In no event will the record date of the Company Stockholder Meeting be changed without Parent's prior written consent, unless required by Applicable Law. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by Applicable Law to be voted on by the Company's stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting. Unless the Company Board shall have effected an Adverse Recommendation Change, the Company shall use its reasonable best efforts to solicit proxies in favor of the adoption of this Agreement and shall use its reasonable best efforts to secure the Required Company Stockholder Approval at the Company Stockholder Meeting. The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive Proxy Statement. Unless this Agreement shall have been terminated pursuant to and in accordance with Section 9.01, the Company shall establish a record date for, call, give notice of, convene and hold the Company Stockholder Meeting for the purpose of voting upon the adoption of this Agreement, whether or not the Company Board at any time subsequent to the date hereof shall have effected an Adverse Recommendation Change.

(d)   If at any time prior to the Company Stockholder Meeting any event or circumstance relating to the Company or Parent or any of the Company's or Parent's Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, such party shall promptly inform the others, and an appropriate amendment or supplement describing such information shall be prepared by the Company and (subject to Parent's review and comment as described above) filed with the SEC, and to the extent required by Applicable Law, disseminated to the stockholders of the Company.

(e)   If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to Applicable Law (such document, as amended or supplemented, an "Other Required Company Filing"), then the Company shall use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the New York Stock Exchange. Any and all Other Required Company Filings shall be subject to same right of review, comment and notice of Parent provided above with respect to the Proxy Statement.

Section 7.03    Confidentiality; Public Announcements.     The parties shall issue a joint press release announcing the execution of this Agreement and agree that such initial press release shall be in the form agreed to by the parties. Thereafter, prior to the Effective Time, except as otherwise expressly contemplated by Section 6.02 (and for the avoidance of doubt nothing herein shall limit the rights of the Company or the Company Board under Section 6.02), prior to any Adverse Recommendation Change made in accordance with this Agreement, the Company, Parent and Merger Sub shall consult with each other before issuing any press release or public announcement with respect to this Agreement or the Transactions, and none of the parties or their Affiliates shall issue any such press release or public announcement prior to obtaining the other parties' consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary (a) to the extent disclosure may be required by Applicable Law, Governmental Order or applicable national stock exchange rule, (b) for disclosures made in the ordinary course by Parent, Merger Sub and their respective Affiliates to their existing or prospective investors and limited partners, in each case who are subject to customary confidentiality restrictions, or (c) in connection with any actions by the Company or the Company Board expressly permitted by Section 6.02. The Company may, without Parent's or Merger Sub's consent, communicate to its employees, customers, suppliers and consultants in a manner consistent with prior communications of the Company or consistent with a communications plan previously agreed to by Parent and the Company in which case such communications may be made only to the extent such communications are substantially consistent with such prior communications or such plan, as applicable. Notwithstanding anything to the contrary set forth therein or herein, the Confidentiality Agreement shall continue in full force and effect until the Closing. For the avoidance of doubt, neither the foregoing nor any other provision of this Agreement shall be deemed to limit any customary disclosure made by Parent, Merger Sub and their Affiliates to the Financing Sources and rating agencies in connection with efforts or activities by Parent and Merger Sub to obtain the Financing.

Section 7.04    Indemnification of Officers and Directors.

(a)   From and after the Effective Time, Parent agrees that it shall indemnify and hold harmless each present and former director, officer and employee of the Acquired Companies against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Acquired Companies, as the case may be, would have been required by Applicable Law and their respective certificates of incorporation, bylaws, indemnification agreements or other organizational documents, in each case, in effect on the date of this Agreement to indemnify such Person. Parent also agrees to advance expenses as incurred by each present and former director, officer and employee of the Acquired Companies to the fullest extent required by Applicable Law and their respective certificates of incorporation, bylaws, indemnification agreements or other organizational documents, in each case, in effect on the date of this Agreement. Without limiting the foregoing, Parent shall cause the Acquired Companies with respect to matters existing or occurring at or prior to the Effective Time: (i) to maintain for a period of not less than six (6) years from the Effective Time provisions in their respective certificates of incorporation, bylaws and other organizational documents concerning the indemnification and exculpation (including provisions relating to expense advancement) of the Acquired Companies' former and current officers, directors and employees that are no less favorable to those Persons than the requirements under Applicable Law and the certificates of incorporation, bylaws, indemnification agreements, and other organizational documents of the Acquired Companies, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect in any material respect the rights of those Persons thereunder, in each case, except as required by Applicable Law.

(b)   The Company shall cause coverage to be extended under the current directors' and officers' liability insurance by obtaining at or prior to the Closing Date a prepaid, non-cancelable six (6)-year "tail" insurance policy with respect to matters existing or occurring at or prior to the Effective Time.

(c)   Notwithstanding anything contained in this Agreement to the contrary, this Section 7.04 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 7.04.

(d)   Parent shall cause the Acquired Companies to honor, each of the covenants in this Section 7.04.

Section 7.05    Section 16 Matters.     Prior to the Effective Time, the Company shall take such actions as are required to cause the disposition of Company Common Stock, Company Options, Company Restricted Stock Awards, Company RSU Awards or other securities in connection with the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

Section 7.06    Stockholder Litigation.     The Company shall reasonably promptly advise Parent of, and keep Parent reasonably informed on a current basis regarding, any stockholder litigation against the Company or its directors or officers relating to the Transactions, whether commenced prior to or after the execution and delivery of this Agreement; provided, that, the Company shall give Parent the opportunity (at Parent's sole cost and expense) to participate in the defense or settlement of any such stockholder litigation; provided, further, that the Company shall not settle or offer to settle any such stockholder litigation without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.

Section 7.07    Employee Matters

(a)   For a period of one (1) year following the Closing Date, Parent shall or shall cause the Surviving Corporation to maintain for each employee who continues in the employ of Parent, the Surviving Corporation or any of their Subsidiaries following the Closing Date (each, a "Continuing Employee"), (i) base salary, target cash incentive opportunity and severance benefits (with respect to severance benefits, to the extent set forth in an Employee Plan listed in Section 4.16(a) of the Company Disclosure Letter), in each case, that are not less than those provided to the Continuing Employee immediately prior to the Closing and (ii) employee benefits (including retirement, health and welfare benefits, but excluding defined benefit pension benefits, retiree health and life insurance benefits and equity compensation) which are substantially comparable in the aggregate to those provided to the Continuing Employee immediately prior to the Closing. This Section 7.07 shall not limit the obligation of Parent to maintain any compensation arrangement or benefit plan that, pursuant to an existing Contract, must be maintained for a period longer than one (1) year. No provision of this Agreement shall be construed as a guarantee of continued employment of any Continuing Employee and this Agreement shall not be construed so as to prohibit Parent or any of its Subsidiaries from having the right to terminate the employment of any Continuing Employee, provided that any such termination is effected in accordance with Applicable Law.

(b)   From and after the Closing, Parent shall give each Continuing Employee full credit for his or her years of service with the Company for all purposes (including for purposes of eligibility to participate, level of benefits, early retirement eligibility and early retirement subsidies, vesting and benefit accrual) under any employee benefit plans, arrangements, collective agreements and employment-related entitlements (including under any applicable pension, 401(k), savings, medical, dental, life insurance, vacation, long-service leave or other leave entitlements, termination indemnity, severance or separation pay plans) provided, sponsored, maintained or contributed to by Parent or any of its Subsidiaries for such Continuing Employee's service with any Acquired Company, and with any predecessor employer, to the same extent recognized by the Acquired Companies, except to the extent such credit would result in the duplication of benefits for the same period of service. Notwithstanding the foregoing, to the extent permitted under Applicable Law, Parent shall not be required to provide credit for such service for benefit accrual or eligibility purposes under any employee benefit plan of Parent that is a defined benefit pension plan or a post-retirement health and life insurance plan.

(c)   Parent shall (i) waive for each Continuing Employee and his or her dependents, any waiting period provision, payment requirement to avoid a waiting period, pre-existing condition limitation, actively-at-work requirement and any other restriction that would prevent immediate or full participation under the welfare plans of Parent or any of its Subsidiaries applicable to such Continuing Employee to the extent such waiting period, pre-existing condition limitation, actively-at-work requirement or other restriction would not have been applicable to such Continuing Employee under the terms of the welfare plans of the Acquired Companies, and (ii) give full credit under the welfare plans of Parent and its Subsidiaries applicable to each Continuing Employee and his or her dependents for all co-payments and deductibles satisfied prior to the Closing in the same plan year as the Closing, and for any lifetime maximums, as if there had been a single continuous employer.

(d)   If requested by Parent at least ten (10) Business days prior to the Closing Date, the Company shall take all actions necessary to terminate the Company's tax-qualified defined contribution retirement plan (the "Company 401(k) Plan"), or cause such plan to be terminated, effective as of no later than the day immediately preceding the Closing Date, and contingent upon the occurrence of the Closing, and provide that participants in the Company 401(k) Plan shall become fully vested in any unvested portion of their Company 401(k) Plan accounts as of the date such plan is terminated. If such request to terminate the Company 401(k) Plan is made, the Company shall provide Parent with evidence that the Company 401(k) Plan has been terminated (effective no later than immediately prior to the Closing Date and contingent on the Closing) pursuant to resolutions of the Company. The form and substance of such resolutions shall be subject to prior review by Parent. If the Company 401(k) Plan is terminated, Parent shall designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by the Parent or one of its Subsidiaries (the "Parent 401(k) Plan") that will cover Continuing Employees effective as of the Effective Time. In connection with the termination of the Company 401(k) Plan, Parent shall cause the Parent 401(k) Plan to accept from the Company 401(k) Plan the "direct rollover" of the account balance (including the in-kind rollover of promissory notes evidencing all outstanding loans) of each Continuing Employee who participated in the Company 401(k) Plan as of the date such plan is terminated and who elects such direct rollover in accordance with the terms of the Company 401(k) Plan and the Code. The Surviving Corporation and Parent shall cooperate in good faith to take any and all commercially reasonable actions needed to permit each Continuing Employee with an outstanding loan balance under the Company 401(k) Plan as of the date such plan is terminated to continue to make scheduled loan payments to the Company 401(k) Plan after the Closing, pending the distribution and in-kind rollover of the promissory notes evidencing such loans from the Company 401(k) Plan to the Parent 401(k) Plan, as provided in the preceding sentence, such as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.

(e)   Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) require Parent to continue any incentive or benefit plan or prevent the amendment, modification or termination thereof after the Effective Time or (ii) be treated as an amendment or other modification of any incentive or benefit plan. The provisions of this Section 7.07 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) or other Person shall be regarded for any purpose as a third party beneficiary of this Agreement, and no provision of this Section 7.07 shall create such rights in any such Persons.

Section 7.08    Third Party Consents.     Notwithstanding anything to the contrary in this Agreement, in no event shall the Company or any of its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals required in order to consummate the Transactions pursuant to the terms of any Contract to which the Company or any of its Subsidiaries is a party. Notwithstanding the foregoing, in the event that Parent so requests and at the sole expense of Parent, the Company shall and shall cause its Subsidiaries to pay any such fee or grant any such concession (subject in the case of concessions to being conditioned on Closing) in order to obtain any such consents (and Parent shall provide the Company with such amounts in order to make any such payment).

Section 7.09    Notices of Certain Events.     The Company shall, after becoming aware, give prompt notice to Parent and Merger Sub in writing of: (i) (x) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the conditions set forth in Section 8.02(a) would not be satisfied or (y) any failure of the Company or any of its Subsidiaries to comply with any covenant or agreement to be complied with by it under this Agreement such that the conditions set forth in Section 8.02(b) would not be satisfied; and (ii) the occurrence or existence of any event, change, circumstance, condition, development, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, and (ii) any Proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or the Transactions. Parent shall give prompt notice, after becoming aware, to the Company in writing of (i) (x) any representation or warranty made by the Parent or Merger Sub contained in this Agreement becoming untrue or inaccurate such that the conditions set forth in Section 8.03(a) would not be satisfied or (y) any failure of the Parent or Merger Sub to comply with any covenant or agreement to be complied with by it under this Agreement such that the conditions set forth in Section 8.03(b) would not be satisfied and (ii) the occurrence or existence of any event, change, circumstance, condition, development, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger or perform their respective obligations under this Agreement on a timely basis. No notification under this Section 7.09 shall affect the representations or warranties of the notifying party or the conditions to the obligations of the parties under this Agreement or limit or otherwise affect the remedies available hereunder.

Section 7.10    Stock Exchange Delisting.     Each of the parties hereto agrees to reasonably cooperate with the other parties in taking or causing to be taken all actions reasonably necessary to cause the Company's securities to be de-listed from the NYSE and de-registered under the Exchange Act following the Effective Time in compliance with Applicable Law (provided, that such de-listing and de-registration shall not be effective until after the Effective Time).

Section 7.11    Merger Sub.     Parent will take all actions necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement or otherwise as required in connection with the Transactions.

Section 7.12    Conduct of Business by Parent Pending the Merger.     Parent and Merger Sub covenant and agree that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.01, Parent and Merger Sub shall not, and shall not permit any of their controlled Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if such business competes in any line of business of the Acquired Companies and the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (a) impose any material delay in the obtaining of, or material increase in the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (b) materially increase the risk of any Governmental Authority entering a Governmental Order prohibiting the consummation of Transactions, (c) materially increase the risk of not being able to remove any such Governmental Order on appeal or otherwise or (d) materially delay or prevent the consummation of the Transactions.

Section 7.13    Debt Financing and Preferred Equity Financing Cooperation

(a)   The Company shall, and shall cause its Subsidiaries, and shall use reasonable best efforts to cause its and their respective Representatives to, use reasonable best efforts to provide such cooperation in connection with the arrangement of the Debt Financing and the Preferred Equity Financing as is reasonably requested by Parent; provided, that the Company shall in no event be required to provide (or cause its Subsidiaries or the respective Representatives and Affiliates of the Company and its Subsidiaries to provide) such assistance that shall unreasonably interfere with its or its Subsidiaries' business operations. Such assistance shall include, but not be limited to, using reasonable best efforts to do the following, each of which shall be at Parent's request with reasonable prior notice and at Parent's sole cost and expense:

      (i)  promptly furnish, or cause to be furnished, to Parent the Required Information (and promptly update the Required Information so that it at all times is and remains Compliant) and, as reasonably requested by Parent, other customary financial and other information;

      (ii)  assist Parent with Parent's preparation of pro forma financial statements and other pro forma information constituting Required Information (it being understood that the Acquired Companies shall not themselves be responsible for the preparation of such pro forma financial statements or information);

     (iii)  participate in a reasonable number of meetings, presentations, roadshows, drafting sessions, due diligence sessions, sessions with prospective Financing Sources and their Representatives, including direct contact between senior management and the other Representatives of the Company, on the one hand, and the actual and potential Financing Sources and their Representatives, on the other hand, and sessions with rating agencies, in each case, at reasonable times and locations mutually agreed;

     (iv)  assistance by senior management of the Company in the timely preparation of materials for rating agency presentations, lender and investor presentations (including "roadshow" or investor meeting slides), bank information memoranda, offering memoranda, confidential information memoranda, marketing materials and similar documents required in connection with the Debt Financing, including the execution and delivery of reasonable and customary representation and authorization letters (including as to the accuracy of information and absence of material non-public information) in connection therewith;

     (v)  cause the independent accountants of the Company to provide reasonable and customary assistance and cooperation in connection with the Debt Financing;

     (vi)  reasonably cooperate with the marketing efforts to lenders for any portion of the Debt Financing, including using its reasonable best efforts to ensure that any syndication effort benefits materially from any existing lending and investment banking relationship;

    (vii)  deliver to Parent the Financing Deliverables;

    (viii)  participation by senior management of the Company in the negotiation, execution and delivery of the Debt Financing Documents and other documents related to the Debt Financing as may be reasonably requested by Parent; and

     (ix)  assist with the payoff of Indebtedness and release of liens and guaranties on the Closing Date (including obtaining lien terminations and other instruments of discharge) and delivering payoff letters and prepayment notices in connection therewith);

provided that (v) neither the Company nor any of its Affiliates will be required to make any filings with the SEC in connection with the Debt Financing (other than in any applicable proxy statement), except for any information with respect to the Acquired Companies included in documents with respect to the Debt Financing, after consultation between Parent and the Company, which may be required to be furnished by the Company on Form 8-K to satisfy the Company's Regulation FD disclosure obligations; provided that the Acquired Companies consented to the inclusion of such information in such documents with respect to the Debt Financing (such consent not to be unreasonably withheld), (w) nothing in this Section 7.13 shall require any such action to the extent it would (1) unreasonably interfere with the business or operations of the Acquired Companies or require the Acquired Companies to agree to pay any fees, reimburse any expenses or give any indemnities, in any case prior to the Closing, for which Parent does not promptly reimburse or indemnify it, as the case may be, under this Agreement or (2) require the Company, any Company Party or their respective Representatives or financing sources to execute, deliver or enter into, or perform any Debt Financing Document or Preferred Equity Financing Document that is effective prior to the Closing (other than customary prepayment notices), (x) none of the board of directors (or other similar governing body) of any Acquired Company shall be required to adopt resolutions approving the Debt Financing Documents or the Preferred Equity Financing Documents prior to the Closing and (y) none of the Acquired Companies shall be required to provide any information to the extent it would (1) violate Applicable Law or the provisions of any material Contract to which any Acquired Company is a party, (2) jeopardize any attorney-client or other legal privilege or (3) violate any applicable confidentiality obligation of any Acquired Company.

(b)   The Company shall not be required to agree to any contractual obligation relating to the Debt Financing or the Preferred Equity Financing that is not conditioned upon the Closing and that does not terminate without liability to the Company and its Affiliates upon the termination of this Agreement (other than customary prepayment notices). The Company shall not be required to deliver or cause the delivery of any legal opinions or reliance letters in connection with the Debt Financing.

(c)   Parent shall indemnify and hold harmless the Acquired Companies, and each of their respective directors, officers, employees, agents and other Representatives, from and against any and all liabilities, costs or expenses suffered or incurred in connection with the Debt Financing and the Preferred Equity Financing or any information, assistance or activities provided in connection therewith (other than to the extent such losses arise from historical information provided by the Company or its Representatives or the gross negligence, willful misconduct or material breach of this Section 7.13 by the Company or its Representatives). Parent shall promptly reimburse the Acquired Companies for any and all documented out-of-pocket third party costs and expenses incurred by the Acquired Companies and each of their respective directors, officers, employees, agents and other Representatives in connection with the Debt Financing and the Preferred Equity Financing or such assistance.

(d)   Notwithstanding anything to the contrary herein (and without any waiver or modification of the requirement regarding completion of the Marketing Period contained in Section 2.01 hereof), it is understood and agreed that the condition precedent set forth in Section 8.02(b), as applied to the Company's obligations under this Section 7.13, shall be deemed to be satisfied unless both (i) the Debt Financing has not been obtained and (ii) a condition precedent to the Debt Commitment Letter was not satisfied, in each case, as a direct result of the Company's material breach of its obligations under this Section 7.13.

(e)   On or prior to the Closing, the Company shall cause the agent under the Amended and Restated First Lien Credit Agreement, dated as of September 28, 2016 (the "Existing Credit Agreement"), by and among Cotiviti Corporation, the subsidiaries of Cotiviti Corporation party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the issuing banks party thereto, to provide a copy of an executed payoff letter (the "Payoff Letter") containing customary provisions regarding repayment of obligations thereunder and release of related liens.

Section 7.14    Financing

(a)   Verscend Holding and Parent shall take, or use its reasonable best efforts to cause to be taken, all actions and do, or use its reasonable best efforts to cause to be done, all things necessary or advisable to arrange and obtain and consummate the Financing on or prior to the Closing Date. Such actions shall include, but not be limited to, the following: (i) maintaining in effect the Commitment Letters until the Closing (provided that the Commitment Letters may be amended, supplemented, modified and replaced as permitted pursuant to Section 7.14(b)); (ii) satisfying on a timely basis all Financing Conditions applicable to Verscend Holding and within the control of Verscend Holding or Parent to obtaining the Financing; (iii) negotiating, executing and delivering Preferred Equity Financing Documents that reflect the terms contained in the Preferred Equity Commitment Letter and Debt Financing Documents that reflect the terms contained in the Debt Commitment Letter (including any "market flex" provisions related thereto) or on such other terms acceptable to Verscend Holding and its Financing Sources; (iv) in the event that the conditions set forth in Section 8.01 and Section 8.02 and the Financing Conditions have been satisfied or, upon funding would be satisfied, causing the full amount of the Financing to be funded; and (v) enforcing Verscend Holding's rights under the Debt Commitment Letter or the Preferred Equity Commitment Letter in the event of a Financing Failure Event.

(b)   Parent shall give the Company prompt notice of any breach, repudiation or threatened in writing breach or repudiation by any party to any Commitment Letter of which Parent or its Affiliates becomes aware. Without limiting Verscend Holding's or Parent's other obligations under this Section 7.14, if a Financing Failure Event occurs, Verscend Holding shall (i) promptly notify the Company of such Financing Failure Event and the reasons therefor, (ii) obtain alternative financing from alternative Financing Sources (on terms containing no new or additional conditions to the consummation of such financing), in an amount sufficient to pay the aggregate Merger Consideration, Option Consideration and RS/RSU Consideration pursuant to this Agreement and consummate the Transactions, as promptly as practicable following the occurrence of such event, and (iii) obtain, and when obtained, provide the Company with a true and complete copy of, a new financing commitment that provides for such alternative financing subject only to the Financing Conditions; provided, however, that in no event shall the foregoing require Verscend Holding to, and Verscend Holding shall not be required to, agree to any terms or conditions materially less favorable (taken as whole and taking into account any "market flex" provision) to Verscend Holding (as determined in the reasonable judgment of Verscend Holding), in each case relative to those in the Debt Financing or the Preferred Equity Financing, as applicable, being replaced. Neither Parent nor any of its Affiliates shall amend, modify, supplement or replace any of the

Commitment Letters or any Debt Financing Document except (x) for substitutions and replacements pursuant to the immediately preceding sentence and (y) any amendment, modification, supplement or replacement that does not (A) add new (or otherwise expands, amends or modifies any existing) conditions to the consummation of all or any portion of the Debt Financing or the Preferred Equity Financing in a manner that would reasonably be expected to delay or prevent, or make less likely to occur, the funding of the Debt Financing or the Preferred Equity Financing (or satisfaction of the conditions to the Debt Financing or the Preferred Equity Financing) on the Closing Date, (B) reduce the aggregate amount of the Debt Financing or the Preferred Equity Financing below the amount (together with the amount from the Equity Financing) required to consummate the Transactions and to pay related fees and expenses or (C) adversely impacts in any material respect the ability of Verscend Holding to enforce its rights against the other parties to the Preferred Equity Commitment Letter, the Preferred Equity Financing Documents, the Debt Commitment Letter or the Debt Financing Documents as so amended, replaced, supplemented, otherwise modified or waived, relative to the ability of Verscend Holding to enforce its rights against such other parties to the Preferred Equity Commitment Letter as in effect on the date hereof, the Debt Commitment Letters as in effect on the date hereof or in the Preferred Equity Financing Documents and Debt Financing Documents prior to giving effect thereto. For the avoidance of doubt, nothing herein shall prevent Parent from amending and restating the Commitment Letters in order to add lead arrangers, bookrunners, syndication agents, investors, co-investors or similar entities which had not executed the applicable Commitment Letters. Parent shall keep the Company informed in reasonable detail of the status of Verscend Holding's efforts to arrange the Financing upon request. Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger, are not subject to, or conditioned on, Verscend Holding's, Parent's or Merger Sub's receipt of financing.

(c)   Parent shall cause Verscend Holding to take the actions and comply with the obligation of Verscend Holding set forth in this Agreement and to comply with all of the obligations contemplated by the Debt Financing (and under the Debt Commitment Letter) and the Preferred Equity Financing (and under the Preferred Equity Financing Documents).

ARTICLE VIII.
CONDITIONS TO THE TRANSACTION

Section 8.01    Conditions to the Obligations of Each Party.     The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by all parties, if permissible under Applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)    Required Company Stockholder Approval.    The Required Company Stockholder Approval shall have been obtained.

(b)    Antitrust Approvals.    The waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

(c)    No Injunction, Law or Proceedings.    (i) The consummation of the Merger shall not then be enjoined, made illegal or otherwise prohibited by any Governmental Order (whether temporary, preliminary or permanent), (ii) no Law shall have been adopted or promulgated, or shall be in effect, enjoining, making illegal or otherwise prohibiting the consummation of the Merger and (iii) no Proceeding shall have been brought by any Governmental Authority, and remain pending, that seeks a Governmental Order that would enjoin, make illegal or otherwise prohibit the consummation of the Merger.

Section 8.02    Conditions to the Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by each of Parent and Merger Sub, if permissible under Applicable Law), at or prior to the Effective Time, of the following further conditions:

(a)   Representations and Warranties.

      (i)  Each of the representations and warranties made by the Company in Section 4.01(a), Section 4.02, Section 4.05, Section 4.20, Section 4.21, Section 4.22(a) and Section 4.22(b) (collectively, the "Company Fundamental Representations") shall be true and correct in all material respects, other than the representations and warranties made by the Company in Section 4.05, which shall be true and correct in all respects (other than de minimis inaccuracies), in each case, as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except for Company Fundamental Representations that speak as of a particular date, which shall be true and correct in all respects as of such date; and

      (ii)  Each of the representations and warranties made by the Company in this Agreement other than the Company Fundamental Representations shall be true and correct (without giving effect to any references to any "Company Material Adverse Effect" or other "materiality" qualifications) in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, in each case, (A) except for such representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Covenants.    Each of the covenants and obligations that the Company is required by this Agreement to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)    No Company Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

(d)    Company Closing Certificate.    Parent shall have received a certificate executed on behalf of the Company by its authorized representative (the "Company Closing Certificate") to the effect that the conditions set forth in Section 8.02(a), Section 8.02(b) and Section 8.02(c) have been satisfied.

Section 8.03    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, if permissible under Applicable Law), at or prior to the Effective Time, of the following further conditions:

(a)    Representations and Warranties.

      (i)  Each of the representations and warranties made by Parent and Merger Sub in Section 5.01, Section 5.02 and Section 5.06 (collectively, the "Parent Fundamental Representations") shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except for any Parent Fundamental Representations that speak as of a particular date, which shall be true and correct in all respects as of such date; and

      (ii)  Each of the representations and warranties made by Parent and Merger Sub in this Agreement other than the Parent Fundamental Representations (without giving effect to any references to materiality qualifications) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, in each case, (A) except for such representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger or perform their respective obligations under this Agreement on a timely basis.

(b)    Covenants.    Each of the covenants and obligations that Parent and Merger Sub are required by this Agreement to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)    Parent Closing Certificate.    The Company shall have received a certificate duly executed on behalf of Parent by its authorized representative and to the effect that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied (the "Parent Closing Certificate").

Section 8.04    Frustration of Closing Conditions.     Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 8.01 or Section 8.02 to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub to perform any of its respective material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 8.01 or Section 8.03 to be satisfied if such failure was primarily caused by its failure to perform any of its material obligations under this Agreement.

ARTICLE IX.
TERMINATION

Section 9.01    Termination.     Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted), only as follows:

(a)   by mutual written agreement of the Company and Parent;

(b)   by either the Company or Parent, if the Closing shall not have occurred on or before 5:00 p.m. (Eastern time) on March 19, 2019 (the "End Date"), whether such date is before or after the date of the receipt of Required Company Stockholder Approval; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) may not be exercised by any party whose failure to perform or comply with any covenant or obligation under this Agreement required to be performed or complied with at or prior to the Closing has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;

(c)   by either the Company or Parent, if any Governmental Authority shall have issued a Governmental Order or shall have taken any other action, or any Applicable Law shall have been enacted or promulgated, in each case, that has the effect of permanently enjoining, making illegal or otherwise prohibiting prior to the Effective Time, the consummation of the Merger or the other Transactions, and such Governmental Order, other action or Applicable Law shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(c) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the issuance of such order, decree or ruling;

(d)   by either the Company or Parent, if (i) the Company Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have voted on a proposal to adopt this Agreement, in each case, as contemplated by Section 7.02 and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Approval as contemplated by Section 8.01(a) ;

(e)   by Parent, if there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions specified in Section 8.01 or Section 8.02 would not be satisfied at the Closing (a "Terminating Company Breach"), except that, if such Terminating Company Breach is curable by the Company on or prior to the date that is three (3) Business Days prior to the End Date, then such termination shall become effective only if the Terminating Company Breach is not cured on or prior to the date that is three (3) Business Days prior to the End Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(e) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(f)    by the Company, if there is any breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement that would reasonably be expected, individually or in the aggregate, to prevent, materially impede or materially delay the consummation of the Transactions (a "Terminating Parent Breach"), except that, if such Terminating Parent Breach is curable by Parent or Merger Sub on or prior to the date that is three (3) Business Days prior to the End Date, then such termination shall become effective only if the Terminating Parent Breach is not cured on or prior to the date that is three (3) Business Days prior to End Date ; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(f) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(g)   by Parent, if, prior to receipt of the Required Company Stockholder Approval, an Adverse Recommendation Change shall have occurred;

(h)   by the Company, at any time prior to the receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal; provided, that the Company has complied with the provisions of Section 6.02 and that it pays to Parent the Company Termination Fee substantially concurrently with such termination in accordance with Section 9.03; or

(i)    by the Company if (i) the conditions set forth in Section 8.01 and Section 8.02 have been and continue to be satisfied or waived at the time the Closing is required to have occurred pursuant to Section 2.01 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions and at all relevant times such conditions were capable of being satisfied), (ii) Parent failed to consummate the Closing on the date required pursuant to the terms of Section 2.01, (iii) Parent fails to consummate the Closing by the earlier of (x) three (3) Business Days after written notice is delivered by the Company to Parent that the events set forth in clauses (i) and (ii) above have occurred and (y) the End Date, and (iv) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the Closing and that at all times during such three (3) Business Day period referenced in clause (iii) above the Company stood ready, willing and able to consummate the Closing.

The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give a written notice of such termination to the other party setting forth the basis on, and specifying the provisions hereof pursuant to, which such party is terminating this Agreement.

Section 9.02    Effect of Termination.     Except as otherwise set forth in this Section 9.02 and Section 9.03, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than liability of the Company, Parent or Merger Sub (in each case, subject to Section 9.03 and including any express limitations therein, as applicable), resulting from any intentional and willful breach or intentional and willful failure to perform the provisions of this Agreement occurring prior to such termination. The provisions of Section 7.03,

Section 7.13(c), this Section 9.02, Section 9.03, Article X and the Confidentiality Agreement, shall survive any termination of this Agreement.

Section 9.03    Expenses; Termination Fee.

(a)   Except as set forth in Section 7.01 and this Section 9.03, each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that in the event that the Transactions are not consummated, Parent shall be responsible for all fees and expenses in connection with any financing arrangements, regardless of whether such financing fees and expenses were to be incurred by the Company or any of its Subsidiaries.

(b)    Company Termination Fee.    If, but only if, this Agreement is terminated:

      (i)  (x) by Parent or the Company pursuant to Section 9.01(b) or Section 9.01(d), or Parent pursuant to Section 9.01(e) and (y) (A) an Acquisition Proposal has been made to the Company after the date hereof and prior to the termination of this Agreement (or, in the case of termination pursuant to Section 9.01(d), prior to the Company Stockholder Meeting (including any adjournments and postponements thereof)), (B) such Acquisition Proposal was publicly disclosed or communicated to the stockholders of the Company prior to the date of the Company Stockholders Meeting (including any adjournments and postponements thereof) and (C) within twelve (12) months of the termination of this Agreement, the Company enters into a definitive agreement with respect to any Acquisition Proposal (regardless of when made or the counterparty thereto) or consummated any Acquisition Proposal (regardless of when made or the counterparty thereto), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee upon the earlier of the date of execution of any such definitive agreement or the date on which any such Acquisition Proposal is consummated (provided, however, that for purposes of this Section 9.03(b)(i), the references to "twenty percent (20%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty percent (50%)");

      (ii)  by Parent pursuant to Section 9.01(g), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee within three (3) Business Days of the date of such termination; or

     (iii)  by the Company pursuant to Section 9.01(h), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee substantially concurrent with, and as a condition to, such termination.

(c)   Notwithstanding anything to the contrary in this Agreement, but subject to (Section 10.02, Parent's right to receive from the Company the Company Termination Fee shall, solely in circumstances in which the Company Termination Fee is owed, constitute the sole and exclusive remedy of Parent and Merger Sub against (i) the Company, (ii) any of the Company's former, current and future Affiliates and (iii) any of their respective assignees, stockholders, general or limited partners, equityholders, members, managers, controlling persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clause (i), clause (ii), and clause (iii), collectively, the "Company Parties") for any breach, loss, claim, liability, cost, fee, expense, judgment, inquiry, fine or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to this Agreement or the Transactions and upon payment of the Company Termination Fee and such other amounts, if any, referenced in Section 9.03(g), no Person shall have any rights or claims against the Company Parties under this Agreement or otherwise, whether at law or equity, in contract in tort or otherwise, and the Company Parties shall not have any other liability relating to or arising out of this Agreement or the Transactions. Nothing in this Section 9.03(c) shall in any way expand or be deemed or construed to expand the circumstances in which the Company or any other Company Party may be liable under this Agreement or the Transactions (including the Debt Financing and the Preferred Equity Financing). For the avoidance of doubt, while Parent or Merger Sub may pursue both a grant of specific performance of the type contemplated by Section 10.02 and the payment of the Company Termination Fee pursuant to Section 9.03(b)(i) or Section 10.02, as the case may be, under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance to consummate the Transaction pursuant to Section 10.02 and monetary damages, including all or any portion of the Company Termination Fee.

(d)    Parent Termination Fee.    If, but only if, this Agreement is validly terminated by the Company pursuant to Section 9.01(f) or Section 9.01(i), or (y) by Parent or the Company pursuant to Section 9.01(b) under circumstances when this Agreement is terminable by the Company pursuant to Section 9.01(f) or Section 9.01(i), then Parent shall pay, or cause to be paid, to the Company the Parent Termination Fee within five (5) Business Days following such termination (but, in the case of valid termination pursuant to Section 9.01(b), within five (5) Business Days of the good faith written claim that termination could have occurred under Section 9.01(f) or Section 9.01(i)).

(e)   Notwithstanding anything to the contrary in this Agreement, but subject to (x) the indemnification and reimbursement obligations set forth in Section 7.13(c) and (y) an order of specific performance as and only to the extent expressly permitted by Section 10.02, the Company's right to terminate this Agreement in accordance with this Article IX and receive from Parent the Parent Termination Fee, if due pursuant to Section 9.03(d), shall, in the event Parent and Merger Sub fail to effect the Closing or otherwise breach this Agreement or fail to perform hereunder (whether willful, intentional or otherwise), constitute the sole and exclusive remedy of the Company against (i) Parent, (ii) Merger Sub, (iii) any of Parent's and any of its Subsidiaries' (including Merger Sub's) former, current and future Affiliates and (iv) any of their respective assignees, stockholders, general or limited partners, equityholders, members, managers, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources and other Representatives (the Persons described in clause (i), clause (ii), clause (iii) and clause (iv) collectively, the "Parent Parties") for any breach, loss, claim, liability, cost, fee, expense, judgment, inquiry, fine or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise in connection with this Agreement and the Transactions (including the Commitment Letters, but excluding the Confidentiality Agreement (solely subject to the terms therein, as may have been modified by this Agreement from time to time)), and upon payment of (A) the Parent Termination Fee (if payable), plus (B) the reimbursement obligations set forth in Section 7.13(c), plus (C) such indemnification and reimbursement and interest amounts, if any, referenced in Section 9.03(g), no Person shall have any rights or claims against the Parent Parties under this Agreement or otherwise, whether at law or equity, in contract in tort or otherwise, and the Parent Parties shall not have any other liability relating to or arising out of this Agreement or the Transaction. Nothing in this Section 9.03(e) shall in any way expand or be deemed or construed to expand the circumstances in which Parent or any other Parent Party may be liable under this Agreement or the Transactions. For the avoidance of doubt, (x) the amounts the Company is entitled to collect, if due, are those specified in clause (A), clause (B), and clause (C), as applicable and are intended to serve as a cap on the maximum aggregate liability of the Parent Parties under this Agreement in the event Parent fails to effect the Closing in accordance with Section 2.01 or otherwise breaches this Agreement or fails to perform hereunder and under no circumstances shall the Company be entitled to collect, if due, more than the amounts specified in such clauses, and (y) while the Company may pursue both a grant of specific performance of the type contemplated by Section 10.02 and the payment of the Parent Termination Fee pursuant to Section 9.03(d), as the case may be, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance to consummate the Transaction pursuant to Section 10.02 and monetary damages, including all or any portion of the Parent Termination Fee.

(f)    Each of the Company, Parent and Merger Sub acknowledge and agree that the agreements contained in Section 9.02 and Section 9.03 are an integral part of the Transactions, and that, without these agreements, neither Parent nor Merger Sub nor the Company would enter into this Agreement. The Company, Parent and Merger Sub acknowledge and agree that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub, on the one hand, and the Company, on the other hand, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The parties hereto acknowledge and hereby agree that in no event shall (x) the Company be required to pay the Company Termination Fee or any other amounts due under Section 9.03(g) on more than one occasion or (y) Parent be required to pay the Parent Termination Fee or any of the reimbursement, interest or other amounts due under Section 7.13(c) and Section 9.03(g) on more than one occasion.

(g)   Any amounts payable pursuant to Section 9.03(a), Section 9.03(b), Section 9.03(d) or this Section 9.03(g) shall be paid by wire transfer of immediately available funds in accordance with this Section 9.03 to an account designated by Parent or the Company, as applicable (at least two (2) Business Days prior to the date such fee is to be paid). If the Company or Parent, as applicable, fails to pay when due any amount payable under Section 9.03(a), Section 9.03(b) or Section 9.03(d), as applicable, and in order to collect such amount, Parent or the Company, as applicable, commences a suit that results in a judgment against the Company for the Company Termination Fee or Parent for the Parent Termination Fee, as applicable, then such party shall (x) reimburse the other for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such suit and (y) pay interest on the applicable reimbursement or fee to the other party at the prime lending rate prevailing during such period as published in The Wall Street Journal, Eastern Edition, calculated on a daily basis from the date such amounts were required to be paid pursuant to the terms of this Agreement to the date of actual payment.

ARTICLE X.
MISCELLANEOUS

Section 10.01    Notices.     All notices and other communications among the parties contemplated to be provided, given or delivered pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the U.S. mail having been sent registered or certified mail, return receipt requested, postage prepaid, (ii) when delivered by nationally recognized overnight delivery service (with delivery confirmed by such service's records) or (iv) when delivered by facsimile (with confirmation of transmission) or email (solely if receipt via email is confirmed via return email acknowledging receipt), addressed as follows:

    if to Parent or Merger Sub, to:

      Verscend Technologies, Inc.
      201 Jones Road
      4th Floor
      Waltham, MA 02451
      Attention: Brett Magun
      Facsimile No.: (781) 478-0217
      Email: brett.magun@verscend.com

    with a copy to (which shall not constitute notice):

      Skadden, Arps, Slate, Meagher & Flom LLP
      Four Times Square
      New York, NY 10036
      Attention: Kenneth M. Wolff
                       June S. Dipchand
      Facsimile No.: (212) 777-3000
      Email: Kenneth.Wolff@skadden.com
                 June.Dipchand@skadden.com

    if to the Company, to:

      Cotiviti Holdings, Inc.
      One Glenlake Parkway, Suite 1400
      Atlanta, Georgia 30328
      Attention: Jonathan Olefson
      Email: jonathan.olefson@cotiviti.com

    with a copy to (which shall not constitute notice):

      Latham & Watkins LLP
      885 Third Avenue
      New York, NY 10022-4834
      Attention: Thomas Malone
                       Charles Ruck
      Facsimile No.: (212) 751-4864
      Email: thomas.malone@lw.com
                 charles.ruck@lw.com

or to such other address, electronic mail address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 10.01; provided that, other than in the case of notices delivered pursuant to Section 7.02 (which notices will be deemed given as contemplated above in this Section 10.01), any notice received by facsimile transmission or electronic mail or otherwise at the addressee's location on any Business Day after 5:00 P.M. (addressee's local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee's local time) on the next Business Day.

Section 10.02    Remedies Cumulative; Specific Performance.

(a)   The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including, subject to Section 10.02(b), failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that the parties shall be, subject to Section 10.02(b) (including the limitations therein), entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Subject to the terms of Section 10.02(b), each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. To the extent any party hereto brings an action, suit or proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to enforce specifically any provision that expressly survives termination of this Agreement), the End Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such action, suit or proceeding or (ii) such other time period established by the court presiding over such action, suit or proceeding (it being understood that this Section 10.02 is not intended and shall not be construed to limit in any way the provisions of Section 9.03(c) or Section 9.03(e).

(b)   Notwithstanding Section 10.02(a) or anything to the contrary contained in this Agreement, the Company shall be entitled to an injunction or specific performance, prior to the termination of this Agreement in accordance with Article IX, of Parent's obligation to cause the Equity Financing to be funded and thereafter to cause the Closing to occur if, and only if: (i) all of the conditions set forth in Section 8.01 and Section 8.02 have been satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but provided that such conditions are capable of being satisfied if the Closing were to occur on such date and the date on which the Closing would occur if the remedy herein were granted), (ii) the Preferred Equity Financing and the Debt Financing (including any alternative financing that has been obtained in accordance with Section 7.13) has been funded in accordance with the terms thereof, or are capable of being funded in accordance with the terms thereof at the Closing upon delivery of a drawdown notice by Parent or notice from Parent that the Equity Financing will be funded at the Closing, (iii) Parent and Merger Sub are required to consummate the Transactions in accordance with Section 2.01 and (iv) the Company has irrevocably confirmed to Parent in writing that it is ready, willing and able to consummate the Closing and if such specific performance is granted pursuant to this Section 10.02 and if the Equity Financing, Preferred Equity Financing and Debt Financing are funded, then the Closing would occur.

Section 10.03    No Survival of Representations and Warranties.     The representations and warranties and covenants and agreements (to the extent such covenant or agreement contemplates or requires performance prior to the Closing) in this Agreement and in any certificate or other writing delivered pursuant hereto by any Person shall terminate at the Effective Time, except that this Section 10.03 shall not limit any covenant or agreement of the parties which by its terms contemplates performance in whole or in part after the Effective Time.

Section 10.04    Amendments and Waivers

(a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver shall be made subsequent to receipt of the Required Company Stockholder Approval which requires further approval of the stockholders of the Company pursuant to the DGCL or the organizational documents of the Company without such further stockholder approval; provided, further, that notwithstanding anything to the contrary set forth herein, this Section 10.04, and Section 10.06, Section 10.07, Section 10.08, Section 10.09 and Section 10.13 (and any related definitions to the extent a modification, waiver or termination of such definitions would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that is adverse in any material respect to the Financing Sources without the prior written consent of the Financing Sources party to the Preferred Equity Commitment Letter and the Debt Commitment Letter.

(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 10.05    Disclosure Letter References.     The parties hereto agree that any reference in a particular Section of the Company Disclosure Letter or Parent Disclosure Letter, as the case may be, shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenant, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenant, as applicable) would be reasonably apparent on the face of such disclosure that such disclosure is applicable to such other representations and warranties (or covenant, as applicable) notwithstanding the omission of a reference or cross reference thereto. The listing of any information on a party's Disclosure Letter shall not be deemed to constitute an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information or any similar information in such Disclosure Letter, by such party, or to otherwise imply, that such information or any similar information is material, is required to be disclosed by such party under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in a party's Disclosure Letter relating to any possible breach or violation by such party of any Contract or Applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in a party's Disclosure Letter be deemed or interpreted to expand the scope of such party's representations, warranties and/or covenants set forth in this Agreement.

Section 10.06    Binding Effect; Benefit; Assignment.

(a)   This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing, (i) the past, present and future officers, directors and employees of the Acquired Companies (and their successors and heirs) are intended third-party beneficiaries of, and may enforce, Section 7.04 applicable to such Persons and (ii) from and after the Effective Time, the holders of shares of Company Common Stock and holders of Company Compensatory Awards shall be intended third-party beneficiaries of, and may enforce, the rights of such Persons to receive the applicable Merger Consideration, Option Consideration and RS/RSU Consideration, as applicable, pursuant to and in accordance with Article III; (iii) the Company Parties and Parent Parties are intended third-party beneficiaries with respect to Section 9.03; and (iv) the Financing Sources are hereby made express third-party beneficiaries of, and shall be entitled to rely on this Section 10.06 and Section 10.04, Section 10.07, Section 10.08, Section 10.09 and Section 10.13.

(b)   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by operation of Applicable Law or otherwise without the prior written consent of the other parties, except that Merger Sub (or, after the Effective Time, the Surviving Corporation) may assign any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned Subsidiaries of Parent, or a combination thereof, and Parent shall have the right, without the prior written consent of the Company, to assign all or any portion of its rights, interests and obligations hereunder to Verscend Holding or one or more Subsidiaries of Verscend Holding, provided that such assignment would not materially delay, impair or prevent consummation of the Merger and shall not relieve Parent or Merger Sub (or, after the Effective Time, the Surviving Corporation) of its obligations hereunder. Any purported assignment in violation of this Section 10.06(b) shall be null and void.

(c)   Notwithstanding the foregoing, Parent or Merger Sub may assign any or all of its rights or obligations under this Agreement without prior written consent to any Financing Source (provided that any such assignment shall not relieve Parent or Merger Sub of its obligations hereunder) pursuant to the terms of the Financing (or any credit agreements, loan documents or indentures of Parent or Merger Sub or their Affiliates) for purposes of creating a security interest herein or otherwise assigning collateral in respect of the Financing.

Section 10.07    Governing Law.     This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of, or related to this Agreement, the Transactions, or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Notwithstanding the foregoing, each party hereto agrees that any Proceeding of any kind or description, whether in law or in equity, in contract, tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to any Debt Commitment Letter or Preferred Equity Commitment Letter, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any conflict of laws provision thereof that would cause the application of the Laws of another jurisdiction.

Section 10.08    Jurisdiction.     Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal court and (iv) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided, however, that nothing in the foregoing shall restrict any party's rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 10.08 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 10.01. However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by Law. Notwithstanding anything herein to the contrary, each of the parties hereto agrees (i) that any Proceeding of any kind or nature, whether at law or in equity, in contract, tort or otherwise, against a Financing Source in connection with this Agreement, the Debt Financing, the Preferred Equity Financing or the Transactions, shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof and each party hereto submits for itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such courts, (ii) not to bring or permit any of its Affiliates or Representatives to bring or support anyone else in bringing any such action or proceeding in any other courts, (iii) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and (iv) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court.

Section 10.09    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING WITHOUT LIMITATION, IN CONNECTION WITH THE DEBT FINANCING CONTEMPLATED BY THE DEBT COMMITMENT LETTER AND THE PREFERRED EQUITY FINANCING CONTEMPLATED BY THE PREFERRED EQUITY COMMITMENT LETTER). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.09.

Section 10.10    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts (which counterparts may be delivered in original, or by electronic transmission in .PDF or similar electronic format or by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties here to. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF or similar electronic format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 10.11    Entire Agreement.     This Agreement, the Confidentiality Agreement and each of the documents, instruments and agreements delivered in connection with the Transactions, including each of the Exhibits attached hereto and thereto, the Company Disclosure Letter and the Parent Disclosure Letter, constitute the entire agreement of the parties and supersede and cancel all prior agreements, undertakings, arrangements, communications and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided in Section 10.06(a), are not intended to confer upon any other Person any rights or remedies hereunder.

Section 10.12    Severability.     If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible.

Section 10.13    No Recourse to Financing Sources.     Notwithstanding anything to the contrary contained herein, the Company agrees on behalf of itself and its Affiliates and its and their Representatives that none of the Financing Sources shall have any liability or obligation to the Company or any of its or their respective Affiliates or Representatives relating to this Agreement, any commitment letter, engagement letter or definitive financing document or any of the transactions contemplated hereby or thereby (including with respect to the Financing). The Company and its Affiliates and its and their Representatives hereby waive any and all rights or claims and causes of action (whether at law, in equity, in contract, in tort or otherwise) against the Financing Sources that may be based upon, arise out of or relate to this Agreement, any commitment letter, engagement letter or definitive financing document or any of the transactions contemplated hereby or thereby (including the Financing, the Debt Commitment Letter or the Preferred Equity Commitment Letter), and each of Company and its Affiliates and its and their Representatives agrees not to commence or support an action against any Financing Source in connection with this Agreement or any commitment letter, engagement letter or definitive financing document or any of the transactions contemplated hereby or thereby (including any action relating to the Financing, the Debt Commitment Letter or the Preferred Equity Commitment Letter). In furtherance and not in limitation of the foregoing waiver, it is agreed that no Financing Source shall have any liability for any claims, losses, settlements, liabilities, damages, costs, expenses, fines or penalties to the Company or any of its Affiliates and its or their respective Representatives in connection with this Agreement or the Transactions. This Section 10.13 is intended to benefit and may be enforced by the Financing Sources and shall be binding on all successors and assigns of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

COTIVITI HOLDINGS, INC.
By:	/s/ J DOUGLAS WILLIAMS
	Name:	J Douglas Williams
	Title:	CEO

(Signature Page—Agreement and Plan of Merger)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

VERSCEND TECHNOLOGIES, INC.
By:	/s/ EMAD RIZIK
	Name:	Emad Rizik
	Title:	Chief Executive Officer
REY MERGER SUB, INC.
By:	/s/ EMAD RIZIK
	Name:	Emad Rizik
	Title:	Chief Executive Officer

(Signature Page—Agreement and Plan of Merger)

Exhibit A

Voting Agreement

[See attached.]

Exh-A-i

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of June 19, 2018 (this "Agreement"), is made and entered into by and between Verscend Technologies, Inc., a Delaware corporation ("Parent"), and the undersigned stockholders (the "Stockholders") of the Company. Parent and the Stockholders are referred to individually as a "Party" and collectively as the "Parties."

W I T N E S S E T H

WHEREAS, concurrently with the execution of this Agreement, Parent, Cotiviti Holdings, Inc., a Delaware corporation (the "Company"), and Rey Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub will merge with and into the Company (the "Merger") and each of the Company's issued and outstanding shares of common stock, par value $0.001 per share ("Company Common Stock"), but excluding any Cancelled Shares and any Dissenting Shares, will, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration;

WHEREAS, as of the date hereof, each Stockholder Beneficially Owns (as defined below) and/or owns of record the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto (the "Existing Shares"); and

WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

"Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (without giving effect to the limiting phrase "within sixty days" set forth in Rule 13d-3(d)(1)(i)). The terms "Beneficially Own," "Beneficially Owned" and "Beneficial Ownership" shall have a correlative meaning.

"Covered Company Shares" means, with respect to each Stockholder, (1) such Stockholder's Existing Shares and (2) any shares of Company Common Stock or other voting capital stock of the Company and any securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that such Stockholder has Beneficial Ownership of on or after the date hereof; it being understood that if such Stockholder acquires securities (or rights with respect thereto) described in clause (2) above (to the extent such securities are not timely reported, or required to be reported, in a filing by such Stockholder with the SEC), such Stockholder shall promptly notify Parent in writing, indicating the number of such securities so acquired.

"Permitted Transfer" means a Transfer of Covered Company Shares by a Stockholder to any Affiliate of such Stockholder; provided, however, that any such Transfer shall only be a Permitted Transfer if and to the extent that the transferee of such Covered Company Shares evidences in a writing in form and

Exh-A-1

substance reasonably satisfactory to Parent such transferee's agreement to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Stockholder, and upon such transfer to be deemed a Stockholder hereunder.

"Transfer" means any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, exchange, disposition (including by merger, consolidation, testamentary disposition or otherwise) or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, exchange, disposition (including by merger, consolidation, testamentary disposition or otherwise) or other transfer (by operation of law or otherwise), of any capital stock or interest (including voting or economic interest) in any capital stock (including any Covered Company Shares).

ARTICLE II

VOTING AGREEMENT

Section 2.1    Agreement to Vote.

(a)   During the Voting Period, each Stockholder hereby irrevocably and unconditionally agrees that at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the extent that the Covered Company Shares are entitled to vote thereon or consent thereto:

      (i)  appear at each such meeting or otherwise cause all of such Stockholder's Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

      (ii)  vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder's Covered Company Shares:

        (1)   in favor of the adoption of the Merger Agreement and approval of the Merger and the other Transactions and any other action necessary, desirable or reasonably requested by Parent in furtherance thereof;

        (2)   in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption of the Merger Agreement and approval of the Merger and the other Transactions;

        (3)   against any Acquisition Proposal, without regard to the terms of any such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other Transactions;

        (4)   against any other action, agreement or transaction that is intended to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other Transactions (including the consummation in each case thereof) or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including (A) any action, agreement or transaction that would result in any condition to the consummation of the Merger set forth in the Merger Agreement not being satisfied, or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such

Exh-A-2

        Stockholder contained in this Agreement, (B) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Acquired Companies, (C) a sale, lease or transfer of a material amount of assets of any of the Acquired Companies (other than the Merger) or a reorganization, recapitalization or liquidation of any of the Acquired Companies, (D) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement, (E) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company's certificate of incorporation or bylaws, except if approved in writing by Parent or (F) any other material change in the Company's corporate structure or business, except if approved in writing by the Company.

(b)   Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in this Agreement shall require any Stockholder (or shall entitle any proxy of any Stockholder) to convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying shares of Company Common Stock.

Section 2.2    No Inconsistent Agreements. Each Stockholder represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, nor shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Shares, (b) has not granted, nor shall grant at any time while this Agreement remains in effect, a proxy (except in accordance with Section 2.3), consent or power of attorney with respect to any Covered Company Shares and (c) has not taken, nor shall take at any time while this Agreement remains in effect, any action that would (1) make any representation or warranty of such Stockholder contained herein untrue or incorrect, (2) violate or conflict with such Stockholder's covenants and obligations under this Agreement or (3) otherwise have the effect of restricting, preventing or disabling such Stockholder from performing any of its obligations under this Agreement.

Section 2.3    Proxies. Other than (i) the granting of proxies to vote Covered Company Shares to an Affiliate of such Stockholder as a Permitted Transfer and (ii) the granting of proxies to vote Covered Company Shares with respect to the election of directors, ratification of the appointment of the Company's auditors at the Company's annual meeting or special meeting of stockholders, and other routine matters at the Company's annual meeting or any special meeting, in either case, to the extent such matters are not (x) inconsistent with the obligations contemplated by the Merger Agreement or this Agreement or (y) related to the transactions contemplated by the Merger Agreement or this Agreement, no Stockholder shall, directly or indirectly, grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to the voting of any of such Stockholder's Covered Company Shares.

ARTICLE III

OTHER COVENANTS

Section 3.1    Restrictions on Transfers. Each Stockholder hereby agrees that, during the Voting Period, (i) such Stockholder shall not, directly or indirectly, Transfer or consent to a Transfer of any Covered Company Shares or any Beneficial Ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer and (ii) any Transfer in violation of this provision shall be void.

Exh-A-3

Section 3.2    No Solicitation. During the Voting Period, (i) each Stockholder shall, and shall cause each of its controlled Affiliates (excluding its portfolio companies) and its and their respective Representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Third Party with respect to an Acquisition Proposal, (ii) such Stockholder shall not, and shall cause each of its controlled Affiliates (excluding its portfolio companies) and its and their respective Representatives not to, directly or indirectly (A) solicit, initiate, seek or knowingly facilitate or encourage any inquiry, discussion, offer or request relating to, or that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) enter into continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the Acquired Companies to, or afford access to the properties, books or records or employees of the Acquired Companies to, any Third Party with respect to or that could reasonably be expected to lead to any Acquisition Proposal, (C) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal or (D) agree, propose or resolve to take, or take, any of the actions prohibited by the foregoing clause (A) through clause (C) and (iii) such Stockholder shall, and shall cause each of its controlled Affiliates (excluding its portfolio companies) and its and their respective Representatives to, within twenty-four (24) hours of the entry into this Agreement, promptly deliver a written notice to each such Third Party requesting the prompt return or destruction of all confidential and non-public information relating to any Acquired Company previously furnished to such Person by or on behalf of such Stockholder or any of its Representatives. Each Stockholder shall not cause any of its portfolio companies and their respective Representatives to fail to comply with the provisions set forth in the immediately preceding sentence. Notwithstanding anything to the contrary herein, this Agreement shall not restrict the ability of such Stockholder to review any Acquisition Proposal and, solely to the extent the Company Board has made the determinations set forth in Section 6.02(b)(ii) of the Merger Agreement, to discuss and confirm to the Company the willingness of such Stockholder to support and sign a voting and support agreement in the event of any termination of the Merger Agreement or Adverse Recommendation Change.

Section 3.3    Waiver of Appraisal Rights; Litigation. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect) any rights of appraisal or rights to dissent from the Merger that it may at any time have under Applicable Law. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or Representatives (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement or (c) otherwise relating to the Merger Agreement, this Agreement or the Merger or other transactions contemplated by the Merger Agreement or this Agreement; provided, however, that the foregoing shall not restrict such Stockholder from enforcing any of its rights under the Merger Agreement or this Agreement.

Section 3.4    Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms "Existing Shares" and "Covered Company Shares" shall be deemed to refer to and include all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Exh-A-4

 ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of Each Stockholder. Each Stockholder hereby jointly and severally represents and warrants to Parent as follows:

(a)   Organization. Such Stockholder is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable.

(b)   Authority; Execution and Delivery; Enforceability. Such Stockholder has all necessary corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance by such Stockholder of this Agreement and the compliance by such Stockholder with each of its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of such Stockholder. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by of the other Parties to this Agreement, this Agreement constitutes such Stockholder's legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(c)   Ownership of Shares. As of the date hereof, except as described in a Schedule 13D or Schedule 13G filed by or on behalf of the Stockholders with the SEC prior to the date of this Agreement (the "Beneficial Ownership Disclosure"), such Stockholder is the sole Beneficial Owner of the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto, free and clear of any Liens and free of any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares (other than (i) this Agreement, (ii) any shareholders or similar agreement of the Company or (iii) any limitations or restrictions imposed under Applicable Laws), and such Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by such Stockholder. Except as set forth on Schedule I hereto or described in the Beneficial Ownership Disclosure, such Stockholder has and will have at all times through the Voting Period (except to the extent such Existing Shares are transferred after the date hereof pursuant to a Permitted Transfer) sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 2.1, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder's Existing Shares.

(d)   No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder nor compliance by it with any of the terms or provisions hereof will (i) violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of such Stockholder, (ii) conflict with or violate any Law applicable to such Stockholder or by which any of such Stockholder's properties or assets are bound or affected, (iii) violate, conflict with, result in any breach of any provision of, or loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination under, or require the consent of, notice to, or filing with any third party pursuant to any terms or provisions of any material Contract to which such Stockholder is a party or by which any of the Covered Company Shares are bound, or result in the creation of any Lien (other than any Permitted Lien) upon any of the Covered Company Shares, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair such Stockholder's ability to perform its obligations under this Agreement on a timely basis.

Exh-A-5

(e)   Consents and Approvals. The execution, delivery and performance by such Stockholder of this Agreement do not and will not require any consent of, or filing with, any Governmental Authority (excluding filings with the SEC under applicable securities Laws and applicable Antitrust Laws).

(f)    Legal Proceedings. As of the date of this Agreement, there are no Proceedings pending, or to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder's assets or properties that would reasonably be expected to impair such Stockholder's ability to perform such Stockholder's obligations under this Agreement on a timely basis. Such Stockholder is not, and none of such Stockholder's properties or assets is or are, subject to any Governmental Order that would reasonably be expected to impair such Stockholder's ability to perform its obligations under this Agreement on a timely basis.

(g)   Acknowledgement. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution, delivery and performance of this Agreement.

(h)   No Other Representations. Such Stockholder acknowledges and agrees that other than the representations expressly set forth in this Agreement, Parent has not made, and is not making, any representations or warranties to such Stockholder with respect to Parent, the Merger Agreement or any other matter. Such Stockholder hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

Section 4.2    Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a)   Organization. Parent is duly organized and validly existing under the Laws of Delaware.

(b)   Authority; Execution and Delivery; Enforceability. Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Parent of this Agreement and the compliance by Parent with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by of the other Parties to this Agreement, this Agreement constitutes Parent's legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(c)   No Conflicts. Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (i) violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of Parent, (ii) conflict with or violate any Law applicable to Parent or by which any of Parent's properties or assets are bound or affected, (iii) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any material Contract to which Parent is a party or by which any property or asset of Parent is bound, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Parent, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair Parent's ability to perform its obligations under this Agreement on a timely basis.

Exh-A-6

(d)   No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, no Stockholder has made, or is making, any representations or warranties to Parent with respect to the Company, such Stockholder's ownership of Company Common Stock, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

ARTICLE V

TERMINATION

Section 5.1    Termination. This Agreement shall terminate upon the earliest to occur of:

(a)   the termination of this Agreement by the mutual written consent of Parent and each Stockholder;

(b)   the termination of the Merger Agreement in accordance with its terms prior to the Effective Time;

(c)   an Adverse Recommendation Change to the extent permitted by, and subject to the applicable terms and conditions of, Section 6.02 of the Merger Agreement;

(d)   the Effective Time; and

(e)   any amendment to the Merger Agreement without the prior written consent of the Stockholders that (I) decreases the amount or changes the form of the Merger Consideration, (II) imposes any additional material restrictions on or additional conditions on the payment of the Merger Consideration to stockholders of the Company, (III) imposes any additional material restrictions or obligations on the Stockholders or (IV) otherwise amends the Merger Agreement in a manner materially adverse to the Stockholders relative to the other stockholders of the Company (excluding, in all cases, any amendments affecting directors, officers or employees of the Company or any Subsidiary of the Company in their capacities as such who are stockholders of the Company).

In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party hereto, other than Section 3.3, this Section 5.1 and Article VI, which provisions shall survive such termination; provided, however, that nothing in this Section 5.1 shall relieve any Party from liability for any material and intentional breach of any representation, warranty, covenant or other agreement contained in this Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, "material and intentional breach" shall mean an action or omission taken or omitted to be taken that the breaching Party intentionally takes (or fails to take) and knows would, or knows would reasonably be expected to, cause a material breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1    Publication. Each Stockholder (i) hereby consents to and authorizes the publication and disclosure by Parent and the Company in any press release or the Proxy Statement (including all documents and schedules filed with the SEC) or other disclosure document required under Applicable Law in connection with the Merger Agreement or the transactions contemplated thereby, its identity and ownership of shares of Company Common Stock, the nature of its commitments, arrangements and understandings pursuant to this Agreement and such other information reasonably required under Applicable Law in connection with such publication or disclosure ("Stockholder Information"), and (ii) hereby agrees to cooperate with Parent and the Company in connection with such filings, including providing Stockholder Information requested by Parent or the Company. As promptly as practicable, each

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Stockholder shall notify Parent of any required corrections with respect to any Stockholder Information supplied by such Stockholder, if and to the extent such Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes the publication and disclosure by each Stockholder and its Affiliates of this Agreement and any Stockholder Information in any disclosure required by Applicable Law (including any Schedule 13D or other filing with the SEC).

Section 6.2    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to each Stockholder, and Parent shall have no authority to direct such Stockholder in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

Section 6.3    Further Assurances. Each of the Parties agrees that, upon the reasonable request of any other Party, it shall use reasonable best efforts to take, or cause to be taken, such further actions as may be reasonably necessary, proper or advisable to comply with its obligations hereunder, including by executing and delivering additional documents.

Section 6.4    Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure or delay of any Party to assert any of its rights, powers or privileges under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 6.5    Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid

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overnight courier (providing written proof of delivery) or by confirmed facsimile transmission or electronic mail, addressed as follows:

(a)	if to Parent, to:
Verscend Technologies, Inc. 201 Jones Road 4th Floor Waltham, MA 02451
	Attention:	Brett Magun
	Email:	brett.magun@verscend.com
	Facsimile:	(781) 478-0217
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036
	Attention:	Kenneth M. Wolff June S. Dipchand
	Email:	Kenneth.Wolff@skadden.com June.Dipchand@skadden.com
	Facsimile:	(212) 777-3000
(b)	if to a Stockholder, as set forth on Schedule II hereto.

Section 6.6    Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 6.7    Entire Agreement; Third Party Beneficiaries. This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective permitted successors and assigns.

Section 6.8    Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the end that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 6.9    Binding Effect; Benefit; Assignment.

(a)   This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each Party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or

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implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(b)   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto by operation of Law or otherwise without the prior written consent of the other Parties, except that Parent shall have the right, without the prior written consent of the other Parties, to assign all or any portion of its rights, interests and obligations hereunder to one or more of its Subsidiaries. Any purported assignment in violation of this Section 6.9(b) shall be null and void.

Section 6.10    Headings; Interpretation.

(a)   The Parties hereto have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(b)   The words "hereof," "herein," "hereby," "hereunder" and "herewith" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs and schedules are to the articles, sections and paragraphs of, and schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation." Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The phrases "the date of this Agreement" and "the date hereof" and terms or phrases of similar import shall be deemed to refer to the date first set forth above, unless the context requires otherwise. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to "dollars" or "$" refer to currency of the United States.

Section 6.11    Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of, or related to this Agreement, the transactions contemplated by this Agreement, or the actions of Parent or the Stockholders in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 6.12    Specific Performance. The Parties hereto agree that irreparable damage would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement). It is accordingly agreed that the Parties shall be entitled to an injunction

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or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 6.13    Consent to Jurisdiction. Each of the Parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal court and (iv) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided, however, that nothing in the foregoing shall restrict any party's rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Each Party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 6.13 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.5. However, nothing in this Agreement will affect the right of any Party to serve process on any other Party in any other manner permitted by law.

Section 6.14    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.14.

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Section 6.15    Capacity as a Stockholder. Each Stockholder makes its agreements and understandings herein solely in its capacity as record holder and Beneficial Owner of the Covered Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by any Representative of such Stockholder solely in his or her capacity as a director or officer of the Company.

Section 6.16    Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or the other transactions contemplated by the Merger Agreement are consummated.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

VERSCEND TECHNOLOGIES, INC.
By:
Name:	Emad Rizik
Title:	Chief Executive Officer

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

ADVENT INTERNATIONAL GPE VI-A LIMITED PARTNERSHIP ADVENT INTERNATIONAL GPE VI-B LIMITED PARTNERSHIP ADVENT INTERNATIONAL GPE VI-F LIMITED PARTNERSHIP ADVENT INTERNATIONAL GPE VI-G LIMITED PARTNERSHIP
By: GPE VI GP Limited Partnership, General Partner By: Advent International LLC, General Partner By: Advent International Corporation, Manager
By:
Name:	James Westra
Title:	General Counsel, Chief Legal Officer, and Managing Partner
ADVENT INTERNATIONAL GPE VI-C LIMITED PARTNERSHIP ADVENT INTERNATIONAL GPE VI-D LIMITED PARTNERSHIP ADVENT INTERNATIONAL GPE VI-E LIMITED PARTNERSHIP
By: GPE VI GP (Delaware) Limited Partnership, General Partner By: Advent International LLC, General Partner By: Advent International Corporation, Manager
By:
Name:	James Westra
Title:	General Counsel, Chief Legal Officer, and Managing Partner

ADVENT PARTNERS GPE VI 2008 LIMITED PARTNERSHIP
ADVENT PARTNERS GPE VI-A LIMITED PARTNERSHIP
ADVENT PARTNERS GPE VI 2009 LIMITED PARTNERSHIP
ADVENT PARTNERS GPE VI 2010 LIMITED PARTNERSHIP
ADVENT PARTNERS GPE VI-A 2010 LIMITED PARTNERSHIP
By: Advent International LLC, General Partner By: Advent International Corporation, Manager
By:
Name:	James Westra
Title:	General Counsel, Chief Legal Officer, and Managing Partner
ADVENT-COTIVITI ACQUISITION LIMITED PARTNERSHIP ADVENT-COTIVITI ACQUISITION II LIMITED PARTNERSHIP
By: Advent-Cotiviti GP Corporation, General Partner
By:
Name:	James Westra
Title:	General Counsel, Chief Legal Officer, and Managing Partner

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SCHEDULE I
EXISTING SHARES

Name of Stockholder	Existing Shares
Advent-Cotiviti Acquisition Limited Partnership	17,778,618
Advent-Cotiviti Acquisition II Limited Partnership	18,817,920
Advent Partners GPE VI 2008 Limited Partnership	651,453
Advent Partners GPE VI 2009 Limited Partnership	19,762
Advent Partners GPE VI 2010 Limited Partnership	46,608
Advent Partners GPE VI-A 2010 Limited Partnership	51,762
Advent Partners GPE VI-A Limited Partnership	58,043
Advent International GPE VI-C Limited Partnership	918,209
Advent International GPE VI-D Limited Partnership	875,864
Advent International GPE VI-E Limited Partnership	2,215,460

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 SCHEDULE II
STOCKHOLDER NOTICES

Name of Stockholder	Notices
Advent-Cotiviti Acquisition Limited Partnership	c/o Advent International Corporation Prudential Tower 800 Boylston Street Boston, MA 02199 Attn: James Westra, General Counsel
Advent-Cotiviti Acquisition II Limited Partnership	c/o Advent International Corporation Prudential Tower 800 Boylston Street Boston, MA 02199 Attn: James Westra, General Counsel
Advent Partners GPE VI 2008 Limited Partnership	c/o Advent International Corporation Prudential Tower 800 Boylston Street Boston, MA 02199 Attn: James Westra, General Counsel
Advent Partners GPE VI 2009 Limited Partnership	c/o Advent International Corporation Prudential Tower 800 Boylston Street Boston, MA 02199 Attn: James Westra, General Counsel
Advent Partners GPE VI 2010 Limited Partnership	c/o Advent International Corporation Prudential Tower 800 Boylston Street Boston, MA 02199 Attn: James Westra, General Counsel
Advent Partners GPE VI-A 2010 Limited Partnership	c/o Advent International Corporation Prudential Tower 800 Boylston Street Boston, MA 02199 Attn: James Westra, General Counsel
Advent Partners GPE VI-A Limited Partnership	c/o Advent International Corporation Prudential Tower 800 Boylston Street Boston, MA 02199 Attn: James Westra, General Counsel
Advent International GPE VI-C Limited Partnership	c/o Advent International Corporation Prudential Tower 800 Boylston Street Boston, MA 02199 Attn: James Westra, General Counsel

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Name of Stockholder	Notices
Advent International GPE VI-D Limited Partnership	c/o Advent International Corporation Prudential Tower 800 Boylston Street Boston, MA 02199 Attn: James Westra, General Counsel
Advent International GPE VI-E Limited Partnership	c/o Advent International Corporation Prudential Tower 800 Boylston Street Boston, MA 02199 Attn: James Westra, General Counsel

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Exhibit B

Form of Certificate of Merger

[See attached.]

Exh-B-i

FORM OF
CERTIFICATE OF MERGER
OF
REY MERGER SUB, INC.
(a Delaware corporation)
WITH AND INTO
COTIVITI HOLDINGS, INC.
(a Delaware corporation)
[                           ], 2018

        Pursuant to Title 8, Section 251 of the Delaware General Corporation Law (as amended, the "DGCL"), the undersigned corporation, organized and existing under and by virtue of the DGCL, does hereby execute this Certificate of Merger and certify as follows:

        FIRST: The name and state of incorporation of each of the constituent corporations to the Merger (as defined below) (the "Constituent Corporations") are as follows:

Name	State of Incorporation
Rey Merger Sub, Inc.	Delaware
Cotiviti Holdings, Inc.	Delaware

        SECOND: That certain Agreement and Plan of Merger, dated as of June 19, 2018 (the "Merger Agreement"), by and among Cotiviti Holdings, Inc., a Delaware corporation (the "Corporation"), Verscend Technologies, Inc., a Delaware corporation ("Parent"), and Rey Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251 (and with respect to Merger Sub, by written consent of its sole stockholder in accordance with Section 228) of the DGCL.

        THIRD: Pursuant to the Merger Agreement, Merger Sub will merge with and into the Corporation (the "Merger"). Following the Merger, the Corporation will continue as the surviving corporation and the separate corporate existence of Merger Sub will cease..

        FOURTH: The name of the surviving corporation following the Merger shall be Cotiviti Holdings, Inc. (the "Surviving Corporation").

        FIFTH: The certificate of incorporation of the Surviving Corporation shall be amended and restated as of the effective time of the Merger to read in its entirety as set forth on Exhibit A attached hereto and incorporated herein by reference, and as so amended and restated shall constitute the certificate of incorporation of the Surviving Corporation and shall continue in full force and effect until it is further amended in accordance with the DGCL.

        SIXTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

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        SEVENTH: The executed Merger Agreement is on file at the office of the Surviving Corporation at One Glenlake Parkway, Suite 1400, Atlanta, GA 30328.

        EIGHTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

[SIGNATURE PAGE FOLLOWS]

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        The Surviving Corporation has caused this Certificate of Merger to be executed by its duly authorized officer as of the [    •    ] day of 2018.

COTIVITI HOLDINGS, INC.
By:
Name:
Title:

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 Exhibit A

        Amended and Restated Certificate of Incorporation of Cotiviti Holdings, Inc.

(See attached)

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FORM OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
COTIVITI HOLDINGS, INC.

        FIRST: The name of the Corporation is Cotiviti Holdings, Inc. (hereinafter the "Corporation").

        SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Suite 19808. The name of its registered agent at that address is Corporation Service Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one penny ($.01).

        FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

  (1) The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the "Board of Directors").

  (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

  (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

  (4) No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.1

  (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however,

Exh-B-5

  that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

        SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

        SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

1
Note to Draft: To be amended before the Closing to comply with Section 7.04 of the Merger Agreement.

Exh-B-6

Appendix B

PERSONAL AND CONFIDENTIAL

June 19, 2018

Board of Directors
Cotiviti Holdings, Inc.
One Glenlake Parkway
Suite 1400
Atlanta, GA 30328

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Verscend Technologies, Inc. ("Verscend") and its affiliates) of the outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Cotiviti Holdings, Inc. (the "Company") of the $44.75 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of June 19, 2018 (the "Agreement"), by and among Verscend, Rey Merger Sub, Inc., a wholly owned subsidiary of Verscend and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Verscend, any of their respective affiliates and third parties, including Advent International Corporation ("Advent") and its affiliates and portfolio companies, affiliates of which are significant shareholders of the Company, and Veritas Capital Fund Management, L.L.C. ("Veritas Capital") and its affiliates and portfolio companies, an affiliate of which is a significant stockholder of Verscend, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a joint bookrunner in connection with a Term Loan A (aggregate principal amount $250,000,000), a Term Loan B (aggregate principal amount $550,000,000) and a revolving credit facility (aggregate principal amount $100,000,000) of a subsidiary of the Company in September 2016. We also have provided certain financial advisory and/or underwriting services to Advent and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as a joint bookrunner with respect to a credit facility (aggregate principal amount $2,400,000,000) of Serta Simmons Bedding, LLC, a portfolio company of Advent, in October 2016; as a joint bookrunner in connection with a credit facility (aggregate principal amount $1,730,000,000) of inVentiv Health, Inc., a portfolio company of Advent, in November 2016; as a joint bookrunner in connection with a credit facility (aggregate principal amount $2,265,000,000) of Oberthur Technologies, a portfolio company of Advent, in December 2016; as bookrunner in connection with a public offering by Advent and certain other stockholders of the Company of 8,420,000 shares of Company common stock in March 2017; as a joint bookrunner with respect to a credit facility (aggregate principal amount $1,900,000,000) of TransUnion, LLC, a former portfolio company of Advent, in March 2017; as financial advisor to inVentiv Health, Inc., a portfolio company of Advent, in connection with its merger with INC Research Holdings, Inc. in August 2017; as financial advisor to Brammer Limited, a portfolio company of Advent, in connection with its acquisition of IPH France SAS in September 2017; and as financial advisor to AI Ladder Ltd, a portfolio company of Advent, in connection with its acquisition of Laird PLC in March 2018. We also have provided certain financial advisory and/or underwriting services to Veritas Capital and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to CPI International, Inc., a former portfolio company of Veritas Capital, in connection with its sale in July 2017; as a joint bookrunner with respect to a private placement of 7.750% Debentures due 2025 (aggregate principal amount $515,000,000) of APTIM Corp., a portfolio company of Veritas Capital, in August 2017; as financial advisor to Excelitas Technologies Corp., a former portfolio company of Veritas Capital, in connection with its sale in December 2017; as financial advisor to Veritas Capital in connection with its acquisition of Vector Aerospace Corporation in November 2017; and as financial advisor to Veritas Capital in connection with its pending acquisition of GE Healthcare's Value-Based Care Division announced in April 2018. We may also in the future provide financial advisory and/or underwriting services to the Company, Verscend, Advent, Veritas Capital and their respective affiliates and portfolio companies, as applicable, for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Advent and its affiliates or Veritas Capital and its affiliates from time to time and may have invested in limited partnership units of affiliates of Advent and affiliates of Veritas Capital from time to time and may do so in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the two years ended December 31, 2017; the Company's Registration Statement on Form S-1, including the prospectus contained therein dated May 25, 2016 relating to the Shares; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the "Forecasts"). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the healthcare information technology industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Verscend and its affiliates) of Shares, as of the date hereof, of the $44.75 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $44.75 in cash per Share to be paid to the holders (other than Verscend and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Verscend or the ability of the Company or Verscend to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $44.75 in cash per Share to be paid to the holders (other than Verscend and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)

Appendix C

June 19, 2018

Board of Directors
Cotiviti Holdings, Inc.
One Glenlake Parkway
Suite 1400
Atlanta, GA 30328

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.001 per share (the "Shares") of Cotiviti Holdings, Inc. (the Company") (other than (i) holders who have properly exercised dissenters' rights ("Dissenting Shares") and (ii) Verscend Technologies, Inc. ("Parent"), Rey Merger Sub, Inc., a wholly-owned subsidiary of Parent ("Merger Sub") or the Company (collectively, "Excluded Shares")) of the $44.75 per Share in cash (the "Merger Consideration") proposed to be paid to the Stockholders by Parent pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, substantially in the form of the draft dated as of June 17, 2018 (the "Merger Agreement") by and among Parent, Merger Sub and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, the Company will be merged into Merger Sub (the "Merger") and each Share will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Merger Agreement; (b) certain audited historical financial statements of the Company for the three fiscal years ended December 31, 2017; (c) the unaudited financial statements of the Company for the three months ended March 31, 2018 and 2017; (d) certain internal business, operating and financial information and forecasts of the Company for the fiscal years December 31, 2018 through December 31, 2022 (the "Forecasts"), prepared by the senior management of the Company; (e) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (f) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; (g) current and historical market prices and trading volumes of the Shares; and (h) certain other publicly available information on the Company. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including without limitation the Forecasts provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the senior management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that, (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company's financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. We did not consider and express no opinion as to the amount or nature of the compensation to any of the Company's

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officers, directors or employees (or any class of such persons) relative to the compensation to other Stockholders. We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to legal matters related to the Merger on advice of counsel to the Company, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including serving as a co-manager for a public offering of 10,000,000 Shares in August 2017 and a book-running manager for a public offering of 9,683,000 Shares in March 2017, for which we received aggregate underwriting fees of approximately $1.3 million from the Company. We have acted as an investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

We are expressing no opinion herein as to the price at which the Shares will trade at any future time or as to the effect of the announcement of the Merger on the trading price of the Shares.

Our investment banking services and our opinion were provided for the use and benefit of the Strategy Committee of the Board of Directors of the Company and, at its direction, the Board of Directors of the Company in connection with its consideration of the transactions contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders (other than Dissenting Shares or Excluded Shares) of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any Stockholder as to how such Stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the Stockholders by the Company with respect to the Merger. This opinion has been reviewed and approved by our Fairness Opinion Committee.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders (other than Dissenting Shares or Excluded Shares).

Very truly yours,
/s/ WILLIAM BLAIR & COMPANY, L.L.C. WILLIAM BLAIR & COMPANY, L.L.C.

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Appendix D

Section 262 of the Delaware General Corporation Law

(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

    (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

    (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

        c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

        d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

    (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)   Appraisal rights shall be perfected as follows:

    (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VIEW MATERIALS & VOTE w SCAN TO COTIVITI HOLDINGS, INC. ONE GLENLAKE PARKWAY, NE SUITE 1400 ATLANTA, GA 30328 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/COTV2018SM You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E49819-S74490 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. COTIVITI HOLDINGS, INC. The Board of Directors recommends you vote "FOR" proposals 1, 2 and 3. For Against Abstain ! ! ! 1. To adopt the Agreement and Plan of Merger, dated June 19, 2018, by and among Cotiviti Holdings, Inc., Verscend Technologies, Inc. and Rey Merger Sub, Inc., a wholly owned subsidiary of Verscend Technologies, Inc., and approve the transactions contemplated thereby, including the merger of Rey Merger Sub, Inc. with and into Cotiviti Holdings, Inc., with Cotiviti Holdings, Inc. continuing as the surviving corporation and a wholly owned subsidiary of Verscend Technologies, Inc.; ! ! ! ! ! ! 2. To approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cotiviti Holdings, Inc. in connection with the merger; and 3. To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the merger at the time of the Special Meeting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The Proxy Statement is available at www.proxyvote.com. E49820-S74490 COTIVITI HOLDINGS, INC. Special Meeting of Shareholders [ ], 2018 9:00 AM, EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) J. Douglas Williams, Bradley Ferguson and Jonathan Olefson, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COTIVITI HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 9:00 AM, EDT on [ www.virtualshareholdermeeting.com/COTV2018SM, and any adjournment or postponement thereof. ], 2018, at This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side